Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275229

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 7, 2023)

AlphaTON Capital Corp

481,581 Ordinary Shares underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 7, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-275229), as amended most recently by the post-effective amendment filed on August 23, 2024, with the information contained in our current report on Form 6-K, furnished to the Securities and Exchange Commission on September 3, 2025 (the “September 3, 2025 Form 6-K”). Accordingly, we have attached the September 3, 2025 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PRTG”. On September 2, 2025, the closing sale price of our Ordinary Shares as reported on Nasdaq was $6.96.

Investing in the securities offered in the Prospectus involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 9 of the Prospectus, and in the other documents that are incorporated by reference into the Prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of the securities offered in the Prospectus or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 3, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of September, 2025

Commission File Number: 001-40086

AlphaTON Capital Corp
(Translation of registrant's name into English)

Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F [ X ]	Form 40-F [ ]

INCORPORATION BY REFERENCE

This report on Form 6-K (including any exhibits attached hereto) shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File No. 333-275842 and 333-289199) and Form F-3, as amended (File No. 333-286961) of AlphaTON Capital Corp (including any prospectuses forming a part of each such registration statement) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Name Change

On August 11, 2025, AlphaTON Capital Corp (the “Company”, “we” or “us”) amended and restated its Memorandum of Association and Articles of Association (the “A&R Charter”) to change the Company’s name from “Portage Biotech Inc.” to “AlphaTON Capital Corp”. The CUSIP number for the Company’s ordinary shares (“ordinary shares”) has not changed as a result of the name change and will remain G7185A136.

Effective as of September 4, 2025, the Nasdaq trading symbol for the ordinary shares will be changed from “PRTG” to “ATON”. Each of the foregoing changes have been delivered to The Nasdaq Stock Market LLC.

The foregoing description of the A&R Charter is not complete and is qualified in its entirety by reference to the full text of the A&R Charter, which is attached hereto as Exhibit 3.1.

Business Description

We have two primary lines of business. On September 2, 2025, we entered into agreements related to the Offering (as defined below) of approximately $38.2 million and the Loan (as defined below) of $35 million to be able to enter into the digital asset industry with a focus on The Open Network (TON) token. Since 2019, we have been engaged in researching and developing immune oncology treatments.

Digital Asset Business

The Company's entry into the digital asset industry seeks to capitalize on the current change in regulation relating to, and the growing investor and consumer appetite for, digital assets; in particular The Open Network (TON) token. We believe that there is a current unique opportunity to invest in TON token by means of direct acquisition and long-term holding as a core treasury asset. This opportunity is founded on the increasing adoption of decentralized networks, the technological advancements underlying TON, and the expanding use cases for blockchain-based assets.

TON token is an especially compelling digital asset because it is currently the exclusive blockchain partner for the Telegram app, which is one of the top 10 most popular apps globally, hosting over 1 billion monthly active users. This partnership positions TON at the center of a vast and active user base, providing significant potential for ecosystem growth, adoption, and utility. The scalable architecture of TON, combined with its active developer community and integration with a major global platform like Telegram, enhances its prospects for broad adoption and long-term value creation.

Our objective through holding TON token is to provide shareholders with exposure to the potential appreciation of TON token and to participate in the development of the TON ecosystem. To achieve this, our general strategy for deploying our working capital is to immediately allocate 99% of our net cash proceeds from the Offering to the purchase of TON token (other than the $4 million allocated to our legacy business), with the remaining 1% reserved for operational expenses and liquidity needs. We will acquire TON token through transactions on digital asset exchanges and through over-the-counter (OTC) arrangements, and direct purchases from qualified sellers, as appropriate. Our initial capital will be deployed immediately upon availability, ensuring prompt exposure to TON token. Notwithstanding our objective, our acquisition of TON token may be influenced by market liquidity, regulatory considerations, or operational factors. We may also maintain a small portion of our capital in cash or cash equivalents to manage ongoing operational expenses.

In addition to our initial deployment, we plan to continue to raise funds to grow our treasury through private investment in public equity (PIPE) transactions, at-the-market (ATM) offerings, public offerings and other financings. These ongoing capital-raising efforts will support the continued accumulation of TON token as part of our yield-bearing treasury strategy.

For the TON token that we acquire, we will design and use liquidity management strategies for our cryptocurrency holdings, including staking protocols and yield optimization, as applicable. We intend to design and implement diversified digital asset portfolio allocation models as prudent in relation to our TON holdings so that we can manage risk and respond to evolving market conditions. We will conduct a regular review of emerging decentralized finance (“DeFi”) protocols and yield-generating opportunities for TON with institutional safeguards so as to enhance returns while maintaining appropriate risk controls and compliance with applicable regulations.

Immune-Oncology Treatment Research and Development

In our immune-oncology activities, we have been seeking to advance treatments that we believe will be first-in-class therapies that target known checkpoint resistance pathways to improve long-term treatment response and quality of life in patients with invasive cancers.

We attempt to source and develop early-to mid-stage treatments that we believe will be first-in-class therapies for a variety of cancers, by funding, implementing viable, cost- effective product development strategies, clinical counsel/trial design, shared services, financial and project management to enable efficient, turnkey execution of commercially informed development plans. Our drug development focuses on product candidates or technologies based on biology addressing known resistance pathways/mechanisms of current checkpoint inhibitors with established scientific rationales.

At this time, we have limited capital to fund our immune-oncology business activities. We have been exploring different funding alternatives. We expect to utilize approximately $4 million of the net proceeds of the Offering for our legacy business. However, there is no assurance that there will be sufficient capital available for our immune-oncology activities, or available on satisfactory terms, to enable us to continue our immune-oncology business.

We are also exploring strategic alternatives for our immune-oncology business activities, which may include finding a partner for one or more of our assets, a sale of all or a portion of our immune-oncology assets, a sale of some of our research subsidiaries, corporate restructurings both in and out of court for all or some of our research subsidiaries, further financing efforts directed specifically for the immune-oncology business or other strategic actions.

Private Placement

On September 2, 2025, the Company entered into with certain institutional and accredited investors (the “Cash Investors”) a securities purchase agreement (the “Cash Purchase Agreement”) pursuant to which the Company agreed to sell and issue to the Cash Investors in a private placement offering (the “Cash Offering”) ordinary shares (the “Cash Shares”) and pre-funded warrants to purchase ordinary shares (“Cash Pre-Funded Warrants”). In the Cash Offering, the Cash Investors tendered U.S. dollars to the Company as consideration for the Cash Shares and the Cash Pre-Funded Warrants.

The Company also entered into with certain institutional and accredited investors (the “Crypto Investors” and together with the Cash Investors, the “Investors”) a securities purchase agreement (the “Crypto Purchase Agreement” and together with the Cash Purchase Agreement, the “Purchase Agreements”) pursuant to which the Company agreed to sell and issue to the Crypto Investors in a private placement offering (the “Crypto Offering” and together with the Cash Offering, the “Offering”) ordinary shares (the “Crypto Shares”, and collectively with the Cash Shares, the “Shares”) and pre-funded warrants to purchase ordinary shares (“Crypto Pre-Funded Warrants, and collectively with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”). In the Crypto Offering, the Crypto Investors tendered various forms of cryptocurrency as consideration for the Crypto Shares and the Crypto Pre-Funded Warrants.

Pursuant to the Purchase Agreements, the Company agreed to offer and sell in the Offering an aggregate of about 6.7 million Shares (or Pre-Funded Warrants with such ordinary shares issuable under the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”) at a purchase price of $5.73 per ordinary share (less $0.001 per Pre-Funded Warrant). Each Pre-Funded Warrant will be exercisable for one Pre-Funded Warrant Share at an exercise price of $0.001 per Pre-Funded Warrant Share, will be immediately exercisable and will expire once exercised in full.

In connection with the Offering, the Company entered into side letters (each a “Side Letter”) with certain investors who contributed TON or other forms of cryptocurrency as consideration. The side letters granted an irrevocable right and option to certain investors to require the Company to repurchase all ordinary shares received by the investors in exchange for the consideration initially provided by the investors. The option expires after one year.

Chardan Capital Market LLC (“Chardan”) acted as placement agent for the Offering. The Company has agreed to pay Chardan a cash placement fee equal to 7.0% of the aggregate gross proceeds of the Offering. In addition, the Company has agreed to pay Chardan a fee equal to 3.0% of the aggregate gross proceeds of the Offering. The Company has agreed to reimburse the placement agent for customary placement expenses in its capacity as placement agent for the Offering up to a specified amount. Chardan is also entitled to certain tail fees in connection with certain future financings and has an exclusive right to serve as the Company’s sole book running manager in future financings for a specified period of time. The full text of the form of placement agent agreement will be filed as an exhibit at a later date.

The net proceeds to the Company from the Offering are expected to be approximately $38.2 million, after deducting Chardan’s placement agent fees and before estimated expenses. The Offering is expected to close (“Closing”) on or about September 5, 2025 (the “Closing Date”), subject to the satisfaction of customary closing conditions. The Company intends to use $4 million of the net proceeds from the Offering to fund the Company’s legacy business operations and for working capital and general corporate purposes relating to the business operations and 99% of the balance of the net proceeds shall be used fund the acquisition of cryptocurrency and the establishment of the Company’s cryptocurrency treasury operations. None of the proceeds from the Offering will be used: (a) for the redemption of any ordinary shares or ordinary shares equivalents, or (b) in violation of FCPA or OFAC regulations.

In connection with the Offering, the Company also entered into a Registration Rights Agreement with the Investors. Pursuant to the terms of the Registration Rights Agreement, the Company will register for resale the Shares on a registration statement (the “Resale Registration Statement”). The Company will, as promptly as reasonably practicable and in any event no later than fifteen (15) days after the Closing Date (the “Filing Deadline”), prepare and file with the SEC the Resale Registration Statement; provided however that the Company will use commercially reasonable efforts to effect such filing within ten (10) days after the Closing Date. The Company will use its reasonable efforts to have the Resale Registration Statement declared effective by the Securities and Exchange Commission (the “SEC”) at the earliest possible date but no later than the earlier of: (a) the thirtieth (30th) calendar day following the initial filing date of the Resale Registration Statement (or in, the event of a “full review” by the SEC, the sixtieth (60th) calendar day following the filing date) and (b) the fifth (5th) business day after the date the Company is notified by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. Failure by the Company to meet the filing deadlines and other requirements set forth in the Registration Rights Agreement will subject the Company to certain damages.

Pursuant to the terms of the Purchase Agreement, the Company will not, subject to certain exceptions, until 30 days after the effective date of the Resale Registration Statement (the “Restricted Period”), (i) issue ordinary shares or ordinary shares equivalents, (ii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding ordinary shares or (iii) file with the SEC a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), relating to any ordinary shares or ordinary shares equivalents, except pursuant to the terms of the Registration Rights Agreement and any other registration rights from other agreements entered into in connection with the Offering, with such exceptions including the filing of related prospectus supplement(s) or registration statement(s) with respect to the ATM Agreement (as defined below) and the filing of a registration statement on Form S-8 to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan.

Each Pre-Funded Warrant will be exercisable at any time and from time to time on or after the original issue date. Holders of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre- Funded Warrant if such holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99% (at the initial election of the holder) of the number of ordinary shares of the Company outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that a holder may increase or decrease such Beneficial Ownership Limitation up to, and no higher than, 19.99%, by giving 61 days’ notice to the Company. As more fully described in the Pre-Funded Warrants, if a Fundamental Transaction (as defined in the Pre-Funded Warrants) occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of Ordinary Shares are given a choice as to the securities, cash or property to be received in such a Fundamental Transaction, then the holder shall be given the same choice as to the consideration it would receive upon any exercise of the Pre-Funded Warrants following such a Fundamental Transaction.

The Shares and the Pre-Funded Warrants are being sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

The foregoing descriptions of the Cash Purchase Agreement, the Cryptocurrency Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants, and the Side Letters are not complete and are qualified in their entirety by reference to the full text of the form of Cash Purchase Agreement, form of Cryptocurrency Purchase Agreement, the form of Registration Rights Agreement, the form of Pre-Funded Warrant and form of Side Letter, which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

Master Loan Agreement

On August 28, 2025, the Company entered into a master loan agreement (the “Master Loan Agreement”) with BitGo Prime, LLC (“BitGo”). Pursuant to the Master Loan Agreement, the Company will receive at the closing of the Offering a loan for $35,000,000 at an interest rate of 15.75% per annum with a 2.00% origination fee paid upfront (the “Loan”). The Company has pledged as collateral 28,000,000 of TON to be held at BitGo. The Loan shall only be used to purchase liquid TON that will be delivered to BitGo and such purchase liquid TON will also be pledged as collateral for the Loan. The Loan must be repaid within six months of the origination of the Loan, unless provided for otherwise or amended. The Loan is subject to an initial margin requirement of 250%, with a margin call triggered if the collateral value falls to 200%, and liquidation permitted if the collateral value drops to 150%, unless the Company posts additional collateral in either liquid TON or USD. In the event of default, BitGo has the right to instruct the collateral custodian to accelerate the lockup of the TON held at BitGo, enabling BitGo to liquidate the collateral in the market to recover the principal and accrued interest in full on the Loan.

The Master Loan Agreement can be terminated upon the occurrence of certain termination events specified in the Master Loan Agreement, such as the Company’s assets minus liabilities being less than $40 million as of the end of any calendar month. Upon notice of a termination event, any remaining balance is due and payable within one business day.

The Master Loan Agreement contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.

The foregoing description of the Master Loan Agreement is not complete and is qualified in their entirety by reference to the full text of the Master Loan Agreement, which is attached hereto as Exhibit 10.6.

Resignation of Directors and Election of Directors

On August 3, 2025, Justin Stebbing, and Jean-Christophe Renondin resigned from the Company’s Board of Directors (the “Board”). The resignations of Dr. Stebbing and Dr. Renondin were not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 3, 2025, the Board appointed Brittany Kaiser to the Board.

On September 3, 2025, Gregory Bailey and James Mellon provided notice of their resignation from the Board effective as of the Closing of the Offering. The resignations of Dr. Bailey and Mr. Mellon are not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On August 3, 2025, the Board appointed Messrs. Michael Terpin and Fiorenzo Villani to the Board, subject to and effective upon the Closing of the Offering. Additionally, Mr. Villani will serve as Executive Chairman of the Board.

As disclosed below, the Company will enter into, upon and on the date of the Closing, the Asset Management Agreement with Alpha Sigma Capital Advisors, LLC (“Alpha”). Mr. Villani is the Chief Executive Officer and Chief Investment Officer of Alpha. Under the terms of the Asset Management Agreement, Alpha will be entitled to an asset-based fee of 1% per annum on the assets under management. As disclosed below, Mr. Villani is entitled to compensation under the CIO Agreement (as defined below). Additionally, the Company will enter into, upon and on the date of the Closing, a simple agreement for future equity with Alpha AI, a corporation affiliated with Alpha, (the “SAFE”) pursuant to which the Company will invest ($250,000 in cash and $250,000 in TON token) with the right to future equity in Alpha AI. In addition, under this agreement, Alpha AI will receive (for the benefit of Mr. Villani) in connection with the Closing $250,000 in cash, $250,000 worth of TON tokens and ordinary shares equal to 2.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the Closing. Mr. Villani is the majority shareholder of Alpha AI.

The foregoing description of the SAFE is not complete and is qualified in their entirety by reference to the full text of the SAFE, which is attached hereto as Exhibit 10.7.

Resignation of Chief Executive Officer and Appointment of Chief Executive Officer

On August 3, 2025, Mr. Alexander Pickett resigned from his position as interim Chief Executive Officer of the Company. Mr. Pickett continues to serve on the Board.

On August 3, 2025, the Board appointed Ms. Brittany Kaiser as Chief Executive Officer of the Company. Ms. Kaiser, 37, is a serial entrepreneur and globally recognized expert in technology and legislative reform, having spent most of her career advising governments and companies on policy and strategy. As a former whistleblower, she concentrates on the convergence of technology and ethics. Ms. Kaiser has served on multiple U.S. Congressional subcommittees on Blockchain, Fintech and Digital Innovation for the State of Wyoming, and has co-authored both state and federal bills on data, digital assets and AI ethics as co-founder and Director of the Own Your Data Foundation. Ms. Kaiser has taken two of her companies public on Nasdaq as chairperson including one of the world’s largest bitcoin mining companies Gryphon Digital Mining, Inc. (Nasdaq:GRYP). Ms. Kaiser is the best-selling author of Targeted published globally by Harper Collins, and she is the main subject of Netflix original documentary “The Great Hack”, nominated for an Emmy, BAFTA and shortlisted for an Oscar. As a renowned thought leader and public speaker represented by CAA, she is a regular keynote speaker and trainer for Fortune 1000 boards and private governments globally. Ms. Kaiser previously served as chairperson and continues to serve on the board of directors of Gryphon Digital Mining, Inc. since February 4, 2020. Ms. Kaiser also serves as President and director of Own Your Data Foundation, a non-profit foundation implementing digital intelligence education programs since August 2019; and co-founder of Digital Asset Trade Association, an advocacy group for distributed ledger technology since February 2018. Prior to that, Ms. Kaiser served as business development director at SCL USA, a provider of consumer research, targeted advertising and other data-related services from March 2017 to January 2018 and SCL Group Ltd. (UK) from February 2015 to March 2017. Ms. Kaiser graduated from Middlesex University School of Law in 2015.

In connection with Ms. Kaiser’s appointment as Chief Executive Officer, the Company entered into an Independent Contractor Agreement on August 4, 2024, as amended on August 19, 2025, with Own Your Own Data, LLC (“Own Your Own Data”) through which the Company will engage Brittany Kaiser as Chief Executive Officer (the “Kaiser Contractor Agreement”) for a term of five (5) years. Pursuant to the Kaiser Contractor Agreement, Own Your Own Data (for the benefit of Ms. Kaiser) is entitled to an annual base salary of $500,000 in cash and $500,000 to be paid in TON tokens. Own Your Own Data (for the benefit of Ms. Kaiser) will also be eligible to receive an annual performance bonus target of 200% of base compensation (both cash and TON) based on performance metrics, with threshold (50%) and maximum overperformance (400%) payout features. Ms. Kaiser will personally be eligible for an annual equity performance bonus ranging from $1,500,000 to $6,000,000 based on performance metrics. Ms. Kaiser will also be personally granted annual equity grants under the Company’s equity incentive plan of $1,500,000 worth of restricted shares units (the “RSUs”) of ordinary shares of the Company. The RSUs will vest 20% over five years. Own Your Own Data (for the benefit of Ms. Kaiser) will also participate in a to be established Company long-term incentive plan with a target value of $2,000,000 annually, based on 5-year cycles of measuring total shareholder return, revenue growth, and EBITDA margins. Additionally, Own Your Own Data shall be responsible for its own benefits, insurance and tax obligations, provided, however, that the Company will contribute a stipend towards certain benefits. Additionally, in connection with certain qualifying equity raises, Own Your Own Data (for the benefit of Ms. Kaiser) would receive a bonus paid in the form of ordinary shares equal to 1.25-1.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the Closing, $250,000 in cash and $250,000 worth of TON tokens. In addition, Ms. Kaiser shall personally receive $500,000 in stock options under the Company’s equity incentive plan at an exercise price equal to the last closing price of the ordinary shares the day before the Closing of the Offering, with 25% vesting immediately and 75% vesting in equal monthly installments over the subsequent 6-month period. Own Your Own Data is also entitled to certain additional benefits as described more fully in the Kaiser Contractor Agreement. In the event Own Your Own Data (for the benefit of Ms. Kaiser) is terminated without cause or Own Your Own Data (for the benefit of Ms. Kaiser) terminates its service for Good Reason (as defined in the Kaiser Contractor Agreement), Own Your Own Data (for the benefit of Ms. Kaiser) will be entitled to: (i) an amount equal to 24 months of Consultant’s then-current base fee, (ii) two times Own Your Own Data’s target bonus, (iii) a pro-rated portion of the current year bonus based on actual performance, (iv) continuation of health and welfare stipends for 24 months, (v) accelerated vesting of all equity awards that would have vested in 24 months following termination, and (vi) executive outplacement services valued at up to $50,000.

On August 20, 2025, the Company entered into an independent contractor agreement with Ralph Matthew McKibbin (the “McKibbin Agreement”), pursuant to which Mr. McKibbin will provide development advisory services to the Company. Mr. McKibbin is entitled to an equity grant in options at a strike price equal to the fair market value on the date of the grant of 0.25% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the Closing. 50% of the options will vest immediately and the remaining 50% shall vest in equal installments over a 12-month period. Due to the relationship between Ms. Kaiser and Mr. McKibbin, the McKibbin Agreement is a related party transaction for Ms. Kaiser.

The foregoing descriptions of the Kaiser Contractor Agreement, amendment to the Kaiser Contractor Agreement, and McKibbin Agreement are not complete and are qualified in their entirety by reference to the full text of the Kaiser Contractor Agreement, amendment to the Kaiser Contractor Agreement and McKibbin Agreement, which are attached hereto as Exhibit 10.8, 10.9 and 10.10, respectively.

Appointment of Executive Officers

The Board appointed Mr. Yuri Mitin to serve as the Company’s Chief Business Development Officer, subject to and effective upon the Closing of the Offering.

In connection with Mr. Mitin’s appointment as Chief Business Development Officer, the Company entered into an Independent Contractor Agreement on August 20, 2025 with Red Shark Ventures, LLC (“RSV”), an entity solely owned by Mr. Mitin, through which the Company will engage Mr. Mitin as Chief Business Development Officer of the Company (the “CBDO Agreement”) for a term of five (5) years. Pursuant to the CBDO Agreement, RSV (for the benefit of Mr. Mitin) is entitled to an annual base salary of $300,000 in cash and $300,000 to be paid in TON tokens. RSV (for the benefit of Mr. Mitin) will also be eligible to receive an annual performance bonus target of 200% of base compensation (both cash and TON) based on performance metrics, with threshold (50%) and maximum overperformance (400%) payout features. RSV will also be eligible for an annual equity performance bonus ranging from $300,000 to $1,200,000 based on performance metrics. RSV (for the benefit of Mr. Mitin) will also be granted annual equity grants under the Company’s equity incentive plan of $300,000 worth of RSUs of ordinary shares of the Company. The RSUs will vest 20% over five years. RSV (for the benefit of Mr. Mitin) will also participate in a to be established Company long-term incentive plan with a target value of $1,200,000 annually, based on 5-year cycles of measuring total shareholder return, revenue growth, and EBITDA margins. Additionally, RSV shall be responsible for its own benefits, insurance and tax obligations, provided, however, that the Company will contribute a stipend towards certain benefits. Additionally, in connection with certain qualifying equity raises, RSV (for the benefit of Mr. Mitin) would receive a bonus paid in ordinary shares equal to 0.75-1.0% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the Closing, $250,000 in cash, $250,000 worth of TON tokens, $500,000 in stock options under the Company’s equity incentive plan at an exercise price equal to the last closing price of the common shares the day before the Closing of the Offering, with 25% vesting immediately and 75% vesting in equal monthly installments over the subsequent 6-month period. RSV is also entitled to certain additional benefits as described more fully in the CBDO Agreement. In the event RSV (for the benefit of Mr. Mitin) is terminated without cause or RSV (for the benefit of Mr. Mitin) terminates its service for Good Reason (as defined in the CBDO Agreement), RSV (for the benefit of Mr. Mitin) will be entitled to: (i) an amount equal to 24 months of Consultant’s then-current base fee, (ii) two times RSV’s target bonus, (iii) a pro-rated portion of the current year bonus based on actual performance, (iv) continuation of health and welfare stipends for 24 months, (v) accelerated vesting of all equity awards that would have vested in 24 months following termination, and (vi) executive outplacement services valued at up to $50,000.

Additionally, the Board appointed Mr. Villani to serve as the Company’s Chief Investment Officer, subject to and effective upon the Closing of the Offering.

In connection with Mr. Villani’s appointment, the Company entered into an Independent Contractor Agreement on August 20, 2025, as amended on August 20, 2025, through which the Company will engage Mr. Villani as Executive Director and Chief Investment Officer of the Company (the “CIO Agreement”) for a term of five (5), effective on the Closing Date. Pursuant to the CIO Agreement, Alpha (for the benefit of Mr. Villani) is entitled to an annual base salary of $300,000 in cash and $300,000 to be paid in TON tokens. Alpha (for the benefit of Mr. Villani) will also be eligible to receive an annual performance bonus target of 200% of base compensation (both cash and TON) based on performance metrics, with threshold (50%) and maximum overperformance (400%) payout features. RSV will also be eligible for an annual equity performance bonus ranging from $300,000 to $1,200,000 based on performance metrics. Mr. Villani will personally be granted annual equity grants under the Company’s equity incentive plan of $300,000 worth of RSUs of ordinary shares of the Company. The RSUs will vest 20% over five years. Alpha (for the benefit of Mr. Villani) will also participate in a to be established Company long-term incentive plan with a target value of $1,200,000 annually, based on 5-year cycles of measuring total shareholder return, revenue growth, and EBITDA margins. Additionally, the Consultant shall be responsible for its own benefits, insurance and tax obligations, provided, however, that the Company will contribute a stipend towards certain benefits. Mr. Villani will personally receive a bonus paid of $500,000 in stock options under the Company’s equity incentive plan at an exercise price equal to the last closing price the day before the Closing of the Offering, with 25% vesting immediately and 75% vesting in equal monthly installments over the subsequent 6-month period. Alpha is also entitled to certain additional benefits as described more fully in the CIO Agreement. In the event the Consultant (for the benefit of Mr. Villani) is terminated without cause or Alpha (for the benefit of Mr. Villani) terminates its service for Good Reason (as defined in the CIO Agreement), Alpha (for the benefit of Mr. Villani) will be entitled to: (i) an amount equal to 24 months of Consultant’s then-current base fee, (ii) two times Alpha’s target bonus, (iii) a pro-rated portion of the current year bonus based on actual performance, (iv) continuation of health and welfare stipends for 24 months, (v) accelerated vesting of all equity awards that would have vested in 24 months following termination, and (vi) executive outplacement services valued at up to $50,000.

Additionally, Alpha (for the benefit of Mr. Villani) will receive at Closing a bonus paid in the form of ordinary shares equal to 2.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the Closing, $250,000 in cash, $250,000 worth of TON tokens. In the event Alpha (for the benefit of Mr. Villani) is terminated without cause or the Consultant (for the benefit of Mr. Villani) terminates its service for Good Reason (as defined in the CIO Agreement), the Consultant (for the benefit of Mr. Villani) will be entitled to: (i) an amount equal to 24 months of Consultant’s then-current base fee, (ii) two times Alpha’s target bonus, (iii) a pro-rated portion of the current year bonus based on actual performance, (iv) continuation of health and welfare stipends for 24 months, (v) accelerated vesting of all equity awards that would have vested in 24 months following termination, and (vi) executive outplacement services valued at up to $50,000.

The foregoing descriptions of the CBDO Agreement, CIO Agreement and amendment to the CIO Agreement are not complete and are qualified in their entirety by reference to the full text of the CBDO Agreement, CIO Agreement and amendment to the CIO Agreement, which are attached hereto as Exhibit 10.11, 10.12, and 10.13, respectively.

Asset Management Agreement

Additionally, the Company will enter into, upon and on the date of the Closing (the “AMA Effective Date”), an Asset Management Agreement (the “Asset Management Agreement”) with Alpha Sigma Capital, LLC (the “Asset Manager”). Pursuant to the Asset Management Agreement, the Asset Manager shall provide discretionary investment management services with respect to, among other assets (including without limitation certain subsequently raised funds), certain of the Company’s net proceeds from the Offering (the “Account Assets”) in accordance with the terms of the Asset Management Agreement.

Under the Asset Management Agreement, the Company shall pay the Asset Manager an asset-based fee (the “Asset-based Fee”) equal to 1.0% per annum of the assets under management.

The Asset Management Agreement will, unless terminated earlier in accordance with its terms, remain in effect until the first (1st) anniversary of the AMA Effective Date and shall continue for successive one year renewal periods thereafter. After the first anniversary of the AMA Effective Date, the Asset Management Agreement may be terminated upon at least ninety (90) days notice by the Company upon a determination by the Board or by the Asset Manager for any reason. Additionally, the Asset Management Agreement may be terminated for cause (i) by the Company upon at least thirty (30) days prior written notice to the Asset Manager or (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Company.

In the event the Asset Management Agreement is terminated by the Company upon the Board’s determination, the Company will pay to the Asset Manager an early termination fee equal to the present value of the amount equal to (1) the remaining time left in the current term multiplied by (2) the Asset-based Fee for the prior one-year term at the time of termination.

Mr. Enzo Villani is the Chief Executive Officer and Chief Investment Officer of Asset Manager.

Additionally, as part of the Offering, the Company entered into a treasury management agreement (the “DWF AMA”) with DWF MaaS Limited (“DWF”), pursuant to which the Company would appoint DWF to manage $25 million and implement the TON treasury strategy for the Company. Within two months, the Company will transfer to DWF an additional $50 million with no less than $25 million transferred each month. DWF is entitled to retain 100% of all profits earned until the balance with DWF reaches $150 million at which point 10% of the profits will then be shared with the Company. In consideration for the services provided, the Company shall issue 160,000 ordinary shares on the Closing to DWF, which shares shall vest linearly over a period of three (3) years from the date of issue to DWF.

The foregoing descriptions of the Asset Management Agreement and DWF AMA are not complete and are qualified in their entirety by reference to the full text of the Asset Management Agreement and DWF AMA, which are attached hereto as Exhibit 10.14 and 10.15, respectively.

Termination of Prior ATM Agreement

As previously disclosed, on June 27, 2025, the Company entered into an At The Market Offering Agreement (the “Rodman ATM Agreement”) with Rodman & Renshaw LLC (“Rodman”) as the sales agent.

On August 1, 2025, the Company and Rodman mutually agreed to immediately terminate the Rodman ATM Agreement. The Company is not subject to any termination penalties relating to the Rodman ATM Agreement. The Company will not offer or sell any additional ordinary shares under the Rodman ATM Agreement and no additional offers or sales will be made under the prospectus supplement filed on June 27, 2025.

Entrance into New ATM Agreement

On July 31, 2025, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”), with Chardan, which will serve as the sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time through or to the Agent, as sales agent and/or principal, ordinary shares of the Company (the “ATM Shares”).

The offer and sale of the ATM Shares, if any, will be made pursuant to a shelf registration statement on Form F-3 and the related base prospectus (File No. 333-286961) as declared effective by the Company with the Securities and Exchange Commission (the “SEC”), on May 14, 2025, and a related prospectus supplement to be filed by the Company with the SEC (the “ATM Prospectus”) or pursuant to another registration statement filed for the purpose of an at-the-market offering.

Subject to an effective registration statement on Form F-3 pursuant to which offers and sales under the ATM Agreement will be made, the ATM Shares may be offered and sold (A) in privately negotiated transactions with the Company's consent, (B) as block transactions; or (C) by any other method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the Nasdaq Capital Market, sales made into any other existing trading market in the United States for the ordinary shares, and sales made to or through a market maker other than on an exchange. The Agent is not required to sell any number or dollar amount of the ATM Shares but will act as a sales agent and use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on the Company's behalf all of the ATM Shares requested to be sold by the Company. The offering of the ATM Shares pursuant to the ATM Agreement and the ATM Prospectus will terminate upon the termination of the ATM Agreement as permitted therein.

The Company will pay to the Agent a fixed cash commission rate equal to 3.0% of the gross sales price of any ATM Shares sold under the ATM Agreement and has agreed to provide the Agent with customary indemnification and contribution rights. The Company will also reimburse the Agent for certain specified expenses in connection with entering into the ATM Agreement.

The ATM Agreement also contains customary representations and warranties and conditions to the sale of the ATM Shares pursuant thereto.

The foregoing description of the ATM Agreement is not complete and is qualified in its entirety by reference to the full text of the ATM Agreement, which is attached hereto as Exhibit 1.1.

Amendment to Share Subscription Agreement

On August 29, 2025, the Company entered into an amendment (the “Amendment”) to the Subscription Agreement, dated June 5, 2025, by and between the Company and Compedica Holdings Limited (“Compedica”). Pursuant to the terms of the Amendment provides for, among other things, removing certain sections of the Subscription Agreement that require the Company to subscribe for shares of Compedica and provide Compedica with the right to a Board observer under certain circumstances. The Company also agreed to register certain shares held by Compedica on the resale registration statement to be filed in connection with the Offering. The Company agreed to reimburse Compedica for certain expenses related to the Subscription Agreement and Amendment.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.15.

Risk Factors

As part of the Company entering a new line of business the Company is supplementing the risk factors set forth in Item 3 “Key Information – Risk Factors” on the Annual Report on Form 20-F.

RISKS RELATED TO OUR PROPOSED INVESTMENT IN TON

We intend to use substantially all of the net proceeds from the Offering to purchase TON token, the price of which has been, and will likely continue to be, highly volatile.

We intend to use substantially all of the net proceeds from the Offering to purchase TON token, the native digital asset of The Open Network (TON) blockchain. TON token is a highly volatile asset that has traded between $2.74 and $6.90 per TON in the 12 months ended July 31, 2025, per reports by Forbes. More recently, during July 2025, TON has traded between $2.78 and $3.59 per TON token. Such volatility may continue or increase in the future, and there can be no assurance that the market for TON token will become more stable or liquid. In addition, TON token does not pay interest, but staking rewards can be earned on TON. The ability to generate a return on investment from the net proceeds of the Offering will depend on whether there is appreciation in the value of TON token following our purchases.

Our TON token holdings will be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the crypto markets, including the market for TON token, have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our TON token at favorable prices. Further, any TON token we hold with our custodians and transact with our trade execution partners does not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered TON token or otherwise generate funds using our TON holdings, including in particular during times of market instability or when the price of TON token has declined significantly. If we are unable to enter into additional capital raising transactions using TON token as collateral, or otherwise generate funds using our TON holdings, or if we are ever forced to sell our TON token at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

There are unique risks associated with staking TON.

We plan to participate in the TON staking process to earn staking rewards. Staking TON typically requires locking up tokens for a specified period, in TON’s case, approximately 18-36 hours, during which they may not be readily accessible or liquid. This lock-up period could limit our ability to use our TON holdings to meet liquidity needs or respond to market opportunities or adverse events.

A unique risk associated with staking is the possibility of “slashing,” where a portion of staked TON may be forfeited as a penalty for validator misbehavior, network errors, or other protocol violations. If we stake TON directly or through third-party validators, we may be exposed to slashing risk, which could result in a partial or total loss of staked TON. Although our business is insured against these losses by our institutional custodians, the rules and enforcement of slashing penalties are subject to change by the TON network and may be unpredictable.

Additionally, the technical complexity of staking, including the need to maintain secure validator infrastructure or rely on third-party staking services, introduces operational and cybersecurity risks. Any failure in the staking process, whether due to technical error, malicious attack, or mismanagement by a third-party staking provider, could result in loss of rewards, slashing penalties, or loss of principal.

The TON ecosystem faces risks from demand fluctuations and technical issues specific to the network.

The value and utility of TON token are closely tied to the continued development and adoption of The Open Network (TON) ecosystem. A general loss of interest in the TON ecosystem, the emergence of superior competing blockchain platforms, or a decline in developer or user activity could significantly reduce demand for TON token and negatively impact its price. Technical issues, such as network outages, bugs, or security vulnerabilities in the TON protocol, could also undermine confidence in the network and the value of TON token. The TON ecosystem is still developing, and its long-term viability depends on continued innovation, user adoption, and the ability to attract and retain developers and users. Any setbacks in the development or adoption of the TON network, or negative publicity regarding its security or governance, could materially and adversely affect the value of TON token.

We may be limited in the amount of TON assets that we will be able to acquire, which may limit our operations and revenues.

Telegram has issued new guidelines for TON-focused public company deal structures, as they seek to control the movement of locked TON assets and can ultimately approve the transfer of TON locked assets into or out of custody. Telegram has requested that all TON-focused public company transactions are approximately 75% cash and 25% TON in capital raises. Telegram is seeking this limitation, in their opinion, to limit TON vehicles from experiencing investor sell pressure events or engaging in other TON strategies that could cause a cashing out of their locked assets or engaging in other disruptive practices to the TON ecosystem. TON is indicating that it prefers to have TON holders holding their TON assets for longer term investment strategies. The guidelines imposed by Telegram may limit our ability to generate the growth and income that we believe is an opportunity with holding TON assets, and investors may not achieve the return that is comparable to other crypto currency transactions that are available in the market. As a result, investors may seek to invest in other crypto currency focused companies with the result that the liquidity and price of our shares would be adversely affected.

The value and adoption of TON are at risk due to potential changes in interest in the Telegram app or platform.

The value and adoption of TON are closely linked to the continued popularity and growth of the Telegram messaging platform, which serves as a primary gateway for user engagement and ecosystem development for TON. If Telegram’s user base no longer creates demand for TON token due to Telegram no longer offering exclusive blockchain partnership with TON, or Telegram discontinues its use of, or integration with TON, then the vibrancy of its ecosystem could be materially and adversely affected. A reduction in Telegram’s usage of TON could directly impact the utility and perceived value of TON token, leading to price declines and reduced liquidity. This may cause a loss in the value of an investment in our company.

There is a risk of a hack or exploit of the TON blockchain.

The TON blockchain, like all decentralized networks, is subject to the risk of technical vulnerabilities, bugs, or malicious attacks. A successful hack or exploit of the TON blockchain could result in the theft or loss of TON tokens, disruption of network operations, or loss of confidence in the security and reliability of the network. Such an event could have a material adverse effect on the value of TON token, the willingness of users and developers to participate in the ecosystem, and the overall viability of TON token as a treasury asset. The evolving nature of blockchain technology means that new vulnerabilities may be discovered, and the effectiveness of security measures cannot be guaranteed.

There are risks associated with being a public treasury company for TON.

As a public company whose principal asset is TON token, we will be subject to risks associated with the concentration of our assets in a single digital asset. Our business model may be unfamiliar to investors, analysts, and other market participants, which could result in increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future. The lack of precedent for public companies holding significant digital asset treasuries may also result in increased scrutiny from regulators, auditors, and other stakeholders.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As TON token and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of TON token. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of TON token or the ability of individuals or institutions such as us to own or transfer TON token.

If TON token is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of TON token and in turn adversely affect the market price of our common stock. Moreover, the risks of us engaging in a TON treasury strategy could create complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Regulatory change reclassifying TON token as a security could lead to our falling within the definition of “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of TON and the market price of our common stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

While the SEC has not stated a view as to whether TON token is or is not a “security” for purposes of the federal securities laws, a determination by the SEC or a court of competent jurisdiction that TON token is a security could lead to our meeting the definition of “investment company” under the 1940 Act, if the portion of our assets that consists of investments in TON token exceeds the 40% limit prescribed in the 1940 Act, which would subject us to significant additional regulatory requirements that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We intend to monitor our assets and income in order to conduct our business activities in a manner such that we do not fall within the definition of “investment company” under the 1940 Act or would qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC rules. If TON token is determined to be a security for purposes of the federal securities laws, we would take steps to reduce our holdings of TON token as a percentage of our total assets. These steps may include, among others, selling TON token that we might otherwise hold for the long term and deploying our cash in assets that are not considered to be investment securities under the 1940 Act, in which case we may be forced to sell our TON token at unattractive prices. We may also seek to acquire additional assets that are not considered to be investment securities under the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid meeting the definition of “investment company” under the 1940 Act and becoming subject to its requirements. If TON token is determined to constitute a security for purposes of the federal securities laws, and if we are not able to come within an available exemption or exclusion under the 1940 Act, then we would have to register as an investment company and require us to change the manner in which we conduct our business. In addition, such a determination could adversely affect the market price of TON and in turn adversely affect the market price of our common stock.

We believe that we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We do not currently comply with and do not intend to voluntarily comply with these laws and regulations. This means, among other things, that the execution of or changes to our TON strategy, our use of leverage, the manner in which our TON token is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our TON holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding TON token.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our TON token, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our TON token and our financial condition and results of operations could be materially adversely affected.

We expect that substantially all of the TON token we acquire will be held in custody accounts at institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to digital assets, including TON token. TON token and other blockchain-based cryptocurrencies and the entities that provide services to participants in the TON ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. A successful security breach or cyberattack could result in:

●	a partial or total loss of our TON token in a manner that may not be covered by insurance or the liability provisions of the custody agreements with the custodians who hold our TON token;
●	harm to our reputation and brand;
●	improper disclosure of data and violations of applicable data privacy and other laws; or
●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader TON ecosystem or in the use of the TON network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to TON, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the TON industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

We will incur a debt obligation of $35,000,000 and may in the future incur significant additional or alternative debt, and our governing documents contain no limit on the amount of debt we may incur.

Subject to market conditions and availability, we may enter into debt facilities from time to time. On August 30, 2025, we entered into a credit facility with BitGo Prime LLC (“BitGo”), which is also affiliated with our crypto currency custodian. The BitGo credit facility is for $35 million, due six months from disbursement, bearing an annual interest rate of 15.75%, payable monthly, accruing daily. At the closing of the Offering, we will take down the full $35 million from the credit facility. There is a 2% origination fee to be paid at the making of the loan. The credit facility will be secured by 28 million of TON that we deposited with BitGo Trust. The use of proceeds of the credit facility is for the acquisition of TON.

The BitGo credit facility represents a significant leverage of our assets, and future borrowing may represent a similar or even greater amount of leverage, depending on our available investment opportunities, our available capital, our ability to obtain and access financing arrangements and our estimate of the stability of our asset portfolio and our cash flow. Our governing documents contain no limit on the amount of debt we may incur, and we may significantly increase the amount of leverage we utilize at any time without approval of our shareholders. The amount of leverage on individual assets may vary, with leverage on some assets substantially higher than others. Leverage can enhance our potential returns but can also exacerbate our losses.

Incurring substantial debt, as we are doing with the BitGo credit facility, could subject us to many risks that, if realized, would materially and adversely affect us, including the risk that:

☐	our cash flow from operations may be insufficient to make required payments of principal of and interest on the debt or we may fail to comply with covenants contained in our debt instruments, which would likely result in (1) acceleration of outstanding debt (and any other debt arrangements containing a cross default or cross acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all, (2) our inability to borrow additional funds, even if we are current in payments on borrowings and/or (3) the loss of some or all of our assets to foreclosures or forced sales;
☐	if we are in default under our debt instruments that are collateralized, we will likely lose our collateral, which would have a material adverse impact on our ability to carry on our business as a result of the loss of assets;

☐	our debt may increase our vulnerability to adverse economic, market and industry conditions with no assurance that our investment yields will increase to match our higher financing costs;

☐	we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, distributions to our shareholders or other purposes; and

☐	we may not be able to refinance maturing debts.

We cannot be sure that our leverage strategies will be successful.

A failure to comply with restrictive covenants in our financing arrangements would have a material adverse effect on us, and any future financings may require us to provide additional collateral or pay down debt.

We are subject to various restrictive covenants contained in our credit facility with BitGo, and we may be subject to additional covenants in connection with future financing arrangements. Our BitGo facility requires us to maintain compliance with various financial covenants, including specified financial ratios. Financing arrangements that we may enter into in the future may contain similar or more extensive and restrictive covenants and may also require collateralization. These covenants may limit our flexibility to pursue certain of our investment and operational strategies, certain investments, or incur additional debt. If we fail to meet or satisfy any of these covenants, we may be in default under the agreements governing the applicable arrangements, and our lenders could elect to accelerate our obligation to repurchase certain assets, declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral or enforce their rights against existing collateral. We may also be subject to cross default and acceleration rights and, with respect to collateralized debt, the posting of additional collateral or foreclosure upon default.

Several investors in the Offering have the right for the Company to return all the ordinary shares purchased for the number of TON and any digital currency transferred as consideration for the ordinary shares. The loss of assets may adversely impact our ability to comply with the Master Loan Agreement covenants and impact our value and our ability to generate income.

In the Offering, the Company granted several investors an option to return their TON and other digital assets transferred as the consideration for purchasing ordinary shares of the Company. The put option is available for up to twelve months after the Closing. The put option protects the investor for its value of the contributed digital asset, while the company bears the corresponding risk of the loss of the investment. Any loss of digital assets resulting from the put option may adversely impact the Company’s ability to satisfy its covenants under the Master Loan Agreement. The exercise of the put option and loss of the investment may adversely affect the Company’s assets and the ability to generate income.

Press Release

On September 3, 2025, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

Investor Presentation

On September 3, 2025, the Company furnished an investor presentation. A copy of the investor presentation is attached hereto as Exhibit 99.2.

EXHIBITS

Exhibit No.	Description

1.1*	At-The-Market Offering Agreement, dated July 30, 2025, by and between the Company and Chardan Capital Market, LLC.
3.1*	Amended and Restated Memorandum of Association and Articles of Association.
10.1*+	Form of Cash Securities Purchase Agreement.
10.2*+	Form of Cryptocurrency Securities Purchase Agreement.
10.3*+	Form of Registration Rights Agreement.
10.4*	Form of Pre-Funded Warrants.
10.5*	Form of Side Letter.
10.6*+	Master Loan Agreement, dated August 28, 2025, by and between the Company and BitGo Prime, LLC.
10.7*	Form of Simple Agreement For Future Equity by and between the Company and Alpha AI.
10.8*+	Independent Contractor Agreement, dated August 3, 2025, by and between the Company and Own Your Own Data, LLC.
10.9*+	Amendment to the Independent Contractor Agreement, dated August 20, 2025, by and between the Company and Own Your Own Data, LLC.
10.10*+	Independent Contractor Agreement, dated August 20, 2025, by and between the Company and Ralph Matthew McKibbin.
10.11*+	Independent Contractor Agreement, dated August 20, 2025, by and between the Company and Red Shark Ventures, LLC.
10.12*+	Independent Contractor Agreement, dated August 20, 2025, by and between the Company and Alpha Sigma Capital Advisors, LLC.
10.13*+	Amendment to the Independent Contractor Agreement, dated August 20, 2025, by and between the Company and Alpha Sigma Capital Advisors, LLC.
10.14*+	Form of Asset Management Agreement by and between the Company and Alpha Sigma Capital Advisors, LLC.
10.15*+	Treasury Management Agreement, dated August 29, 2025, by and between the Company and DWF MaaS Limited
10.16*	Amendment to the Subscription Agreement, dated August 26, 2025, by and between the Company and Compedica Holdings Limited.
99.1*	Press release, dated September 3, 2025.
99.2*	Investor Presentation, dated September 3, 2025.

_______

* Filed herewith

+ Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 3, 2025

ALPHATON CAPITAL CORP

By:	/s/ Andrea Park
Andrea Park
Chief Financial Officer

46

Exhibit 1.1

AT THE MARKET OFFERING AGREEMENT

July 31, 2025

Chardan Capital Markets, LLC

1 Penn Plaza, Suite 4800

New York, NY 10119

Ladies and Gentlemen:

Portage Biotech Inc, a corporation organized under the laws of the British Virgin Islands (the “Company”), confirms its agreement (this “Agreement”) with Chardan Capital Markets LLC and its successors and permitted assigns (the “Manager”) as follows:

1.                  Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Accountants” shall have the meaning ascribed to such term in Section 4(m).

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Action” shall have the meaning ascribed to such term in Section 3(p).

“Affiliate” shall have the meaning ascribed to such term in Section 3(o).

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Execution Time.

“BHCA” shall have the meaning ascribed to such term in Section 3(qq).

“Board” shall have the meaning ascribed to such term in Section 2(b)(iii).

“Broker Fee” shall have the meaning ascribed to such term in Section 2(b)(v).

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, that, for purposes of clarity, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

1

“Commission” shall mean the United States Securities and Exchange Commission.

“Company BVI Counsel” shall have the meaning ascribed to such term in Section 4(l).

“Company Counsel” shall have the meaning ascribed to such term in Section 4(l).

“DTC” shall have the meaning ascribed to such term in Section 2(b)(vii).

“Distribution” shall have the meaning ascribed to such term in Section 2(b)(ix).

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Laws” shall have the meaning ascribed to such term in Section 3(s).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3(y).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3(qq).

“FINRA” shall have the meaning ascribed to such term in Section 3(e).

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3(s).

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“IFRS” shall have the meaning ascribed to such term in Section 3(m).

“Incorporated Documents” shall mean the documents or portions thereof filed with the Commission on or prior to the Effective Date that are incorporated by reference in the Registration Statement or the Prospectus and any documents or portions thereof filed with the Commission after the Effective Date that are deemed to be incorporated by reference in the Registration Statement or the Prospectus.

“Indebtedness” shall have the meaning ascribed to such term in Section 3(ee).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3(v).

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“IT Systems and Data” shall have the meaning ascribed to such term in Section 3(mm).

“Liens” shall have the meaning ascribed to such term in Section 3(a).

“Losses” shall have the meaning ascribed to such term in Section 7(d).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3(t).

“Maximum Amount” shall have the meaning ascribed to such term in Section 2.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3(rr).

“Net Proceeds” shall have the meaning ascribed to such term in Section 2(b)(v).

“Ordinary Shares” means the ordinary shares, no par value per share, of the Company, and any other class of securities into which such securities may hereafter be reclassified or changed.

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“Ordinary Share Equivalents” shall have the meaning ascribed to such term in Section 3(g).

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4(g).

“Person” shall have the meaning ascribed to such term in Section 3(e).

“Placement” shall have the meaning ascribed to such term in Section 2(c).

“Proceeding” shall have the meaning ascribed to such term in Section 3(b).

“Prospectus” shall mean the Base Prospectus, as supplemented by the most recently filed Prospectus Supplement (if any).

“Prospectus Supplement” shall mean each prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time.

“Record Date” shall have the meaning ascribed to such term in Section 2(b)(ix).

“Registration Statement” shall mean the shelf registration statement (File Number 333-286961) on Form F-3, including exhibits and financial statements filed with or incorporated by reference into such registration statement and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post- effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Representation Date” shall have the meaning ascribed to such term in Section 4(k).

“Required Approvals” shall have the meaning ascribed to such term in Section 3(e).

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 173”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Sales Notice” shall have the meaning ascribed to such term in Section 2(b)(i).

“SEC Reports” shall have the meaning ascribed to such term in Section 3(m).

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“Settlement Date” shall have the meaning ascribed to such term in Section 2(b)(vii).

“Shares” shall have the meaning ascribed to such term in Section 2.

“Subsidiary” shall have the meaning ascribed to such term in Section 3(a).

“Terms Agreement” shall have the meaning ascribed to such term in Section 2(a).

“Time of Delivery” shall have the meaning ascribed to such term in Section 2(c).

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any Incorporated Document to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

2.               Sale and Delivery of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to such number of Ordinary Shares of the Company (the “Shares”), that does not exceed (a) the number or dollar amount of Ordinary Shares registered on the Prospectus Supplement, pursuant to which the offering is being made, (b) the number of authorized but unissued Ordinary Shares (less the number of Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized shares), or (c) the number or dollar amount of Ordinary Shares that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form F-3, including, if applicable, General Instruction I.B.5 of Registration Statement on Form F-3 (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that the Manager shall have no obligation in connection with such compliance.

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(a)             Appointment of Manager as Selling Agent; Terms Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of selling the Shares of the Company pursuant to this Agreement and the Manager agrees to use its commercially reasonable efforts to sell the Shares on the terms and subject to the conditions stated herein. The Company agrees that, whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2 of this Agreement.

(b)             Agent Sales. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company will issue and agrees to sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, on the following terms:

(i)              The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a Trading Day, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales (“Sales Notice”) and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily (subject to the limitations set forth in Section 2(d)) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 2(b) shall be the market price for the Ordinary Shares sold by the Manager under this Section 2(b) on the Trading Market at the time of sale of such Shares.

(ii)            The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other Person if it does not sell the Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

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(iii)          The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, or such duly authorized officers of the Company, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)           The Manager may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Act, including without limitation sales made directly on the Trading Market, on any other existing trading market for the Ordinary Shares or to or through a market maker. The Manager may also sell Shares (i) in privately negotiated transactions with the consent of the Company or (ii) in block transactions. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in this Section 2(b)(iv), and (except as specified in clauses (i) and (ii) of the preceding sentence) the method of placement of any Shares by the Manager shall be at the Manager’s discretion.

(v)             The compensation to the Manager for sales of the Shares under this Section 2(b) shall be a placement fee of up to 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(b) (“Broker Fee”). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the Broker Fee and deduction of any transaction fees imposed by any clearing firm, execution broker, or governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)           The Manager shall provide written confirmation (which may be by electronic mail) to the Company following the close of trading on the Trading Market each day in which the Shares are sold under this Section 2(b) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

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(vii)         Unless otherwise agreed between the Company and the Manager, settlement for sales of the Shares will occur at 10:00 a.m. (New York City time) on the first (1st) Trading Day, or any other settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made (each, a “Settlement Date”). On or before the Trading Day prior to each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which Shares in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company. The Company agrees that, if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7 hereto, the Company will (i) hold the Manager harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to the Manager any commission, discount or other compensation to which the Manager would otherwise have been entitled absent such default.

(viii)       At each Applicable Time, Settlement Date and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix)           If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution” and the record date for the determination of shareholders entitled to receive the Distribution, the “Record Date”), the Company hereby covenants that, in connection with any sales of Shares pursuant to a Sales Notice on the Record Date, the Company shall issue and deliver such Shares to the Manager on the Record Date and the Record Date shall be the Settlement Date and the Company shall cover any additional costs of the Manager in connection with the delivery of Shares on the Record Date.

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(c)             Term Sales. If the Company wishes to sell the Shares pursuant to this Agreement in a manner other than as set forth in Section 2(b) of this Agreement (each, a “Placement”), the Company will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)             Maximum Number of Shares. Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate amount of Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Manager in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Manager in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Shares sold pursuant to this Agreement to exceed the Maximum Amount.

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(e)             Regulation M Notice. Unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Shares, the Company shall give the Manager at least one (1) Business Day’s prior notice of its intent to sell any Shares in order to allow the Manager time to comply with Regulation M.

3.               Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below, except as set forth in the Registration Statement, the Prospectus or the Incorporated Documents.

(a)             Subsidiaries. All of the direct and indirect subsidiaries (individually, a “Subsidiary”) of the Company are set forth on Exhibit 8.1 to the Company’s most recent Annual Report on Form 20-F filed with the Commission. The Company owns, directly or indirectly, all of the share capital or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement shall mean a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction), and all of the issued and outstanding shares of share capital and other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)             Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or the Incorporated Documents, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

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(c)             Authorization and Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board or the Company’s shareholders in connection herewith other than in connection with the Required Approvals. This Agreement has been duly executed and delivered by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)             No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

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(e)             Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including the Trading Market) in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filings required by this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the filing of application(s) to and approval by the Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”).

(f)              Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized shares the maximum number of Ordinary Shares issuable pursuant to this Agreement. The issuance by the Company of the Shares has been registered under the Act and all of the Shares are freely transferable and tradable by the purchasers thereof without restriction (other than any restrictions arising solely from an act or omission of such a purchaser). The Shares are being issued pursuant to the Registration Statement and the issuance of the Shares has been registered by the Company under the Act. The “Plan of Distribution” section within the Registration Statement permits the issuance and sale of the Shares as contemplated by this Agreement. Upon receipt of the Shares, the purchasers of such Shares will have good and marketable title to such Shares and the Shares will be freely tradable on the Trading Market.

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(g)             Capitalization. The capitalization of the Company is as set forth in the SEC Reports. Except as set forth in the SEC Reports, the Company has not issued any share capital since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee equity awards under the Company’s equity award plans, the issuance of Ordinary Shares to employees pursuant to the Company’s equity award plans and pursuant to the conversion and/or exercise of securities exercisable, exchangeable or convertible into Ordinary Shares (“Ordinary Share Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the share capital of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents or share capital of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as set forth in the SEC Reports, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of share capital of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board or others is required for the issuance and sale of the Shares. Except as set forth in the SEC Reports, there are no shareholders agreements, voting agreements, registration rights or other similar agreements with respect to the Company’s share capital to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h)             Registration Statement. The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement is effective and available for the offer and sale of the Shares as of the date hereof. As filed, the Base Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172, 173 or any similar rule) in connection with any offer or sale of the Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3 or, if applicable, as set forth in General Instruction I.B.5 of Form F-3 with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering.

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(i)              Accuracy of Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules thereunder, and none of the Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)              Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(k)             Free Writing Prospectus. The Company is eligible to use Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information the substance of which conflicts with the information contained in the Registration Statement, including any Incorporated Documents and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; and each Issuer Free Writing Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Act and the rules thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the rules thereunder. The Company will not, without the prior consent of the Manager, prepare, use or refer to, any Issuer Free Writing Prospectuses.

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(l)              Proceedings Related to Registration Statement. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares. The Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

(m)           SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(n)              Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

(o)             Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date on which this representation is being made, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its share capital, (v) except as was made and may be made in the future under the terms of the Subscription Agreement between the Company and Compedica Holdings Limited, dated June 6, 2025 (the “Compedica Agreement”), the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act), except pursuant to existing Company equity award plans, and (vi) no current executive officer of the Company or member of the Board has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

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(p)             Litigation. Except as disclosed in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). No Action (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(q)             Labor Relations. Except as disclosed in the SEC Reports, no labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no current executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)              Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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(s)             Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t)              Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(u)             Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

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(v)             Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except for certain patents in specific territories which have been abandoned due to the Company determining them to be no longer of strategic value. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(w)           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(x)             Affiliate Transactions. Except as set forth in the SEC Reports, (which includes disclosure of the Compedica Agreement), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including equity award agreements under any equity award plan of the Company.

(y)             Sarbanes Oxley Compliance. Except as disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”), and except as discussed in the SEC Reports, the disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(z)             Certain Fees. Other than payments to be made to the Manager, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Manager shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(aa)             No Other Sales Agency Agreement. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares.

(bb)             Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(cc)             Listing and Maintenance Requirements. The Ordinary Shares are listed on the Trading Market and the issuance of the Shares as contemplated by this Agreement does not contravene the rules and regulations of the Trading Market. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

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(dd)             Solvency. Based on the consolidated financial condition of the Company as of the date hereof, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) within one year from the date hereof. The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ee)             Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

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(ff)             Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg)             Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending March 31, 2025.

(hh)             Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Manager in connection with the Shares.

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(ii)             FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under the FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(jj)             ERISA Compliance. Except as otherwise disclosed in the SEC Reports, the Registration Statement and the Prospectus, the Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

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(kk)             Equity Award Plans. Each equity award granted by the Company under the Company’s equity award plan was granted (i) in accordance with the terms of the Company’s equity award plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such equity award would be considered granted under IFRS and applicable law. No equity award granted under the Company’s equity award plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, equity awards prior to, or otherwise knowingly coordinate the grant of equity awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ll)             Cybersecurity. (i)(x) To the knowledge of the Company, since January 1, 2024, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

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(mm)             Compliance with Data Privacy Laws. (i) To the knowledge of the Company, the Company and the Subsidiaries are, and at all times since January 1, 2024 were, in compliance with all applicable data privacy and security laws and regulations, including, as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then- current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of this Agreement will not result in a breach of any Privacy Laws or Policies. Neither the Company nor the Subsidiaries, (i) has, to the knowledge of the Company, received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(nn)             Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the directors, officers or employees of the Company or its Subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the transactions contemplated hereby, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

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(oo)             U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Manager’s request.

(pp)             Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq)             Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr)             FINRA Member Shareholders. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company, except as set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus.

(ss)             Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made that was false or misleading with the knowledge of a director or senior manager of the Company that it was false or misleading.

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4.                  Agreements. The Company agrees with the Manager that:

(a)             Right to Review Amendments and Supplements to Registration Statement and Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act in connection with the offering or the sale of Shares, the Company will not file any amendment to the Registration Statement or supplement (including any Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects. The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence reasonably satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172, 173 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective (other than any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

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(b)             Subsequent Events. If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Registration Statement or Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Registration Statement or Prospectus may cease until such are amended or supplemented; (ii) amend or supplement the Registration Statement or Prospectus to correct such statement or omission, including filing an SEC Report that would be incorporated by reference into the Registration Statement or Prospectus; and (iii) supply any such amendment or supplement or SEC Report to the Manager in such quantities as the Manager may reasonably request.

(c)             Notification of Subsequent Filings. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) subject to Section 4(a), prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)             Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 4(d).

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(e)             Delivery of Registration Statement. Upon the request of the Manager, the Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)              Qualification of Shares. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)             Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)             Subsequent Equity Issuances. The Company shall not deliver any Sales Notice hereunder (and any Sales Notice previously delivered shall not apply during such three (3) Business Days) for at least three (3) Business Days prior to any date on which the Company or any Subsidiary offers, sells, issues, contracts to sell, contracts to issue or otherwise disposes of, directly or indirectly, any Ordinary Shares or any Ordinary Share Equivalents (other than the Shares), subject to Manager’s right to waive this obligation, provided that, without compliance with the foregoing obligation, the Company may issue and sell Ordinary Shares pursuant to any employee equity plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion or exercise of Ordinary Share Equivalents outstanding at the Execution Time.

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(i)              Market Manipulation. Until the termination of this Agreement, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Act, Exchange Act or the rules and regulations thereunder of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise violate any provision of Regulation M under the Exchange Act.

(j)              Notification of Incorrect Certificate. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)             Certification of Accuracy of Disclosure. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than thirty (30) Trading Days), and each time that (i) the Registration Statement or Prospectus shall be amended or supplemented, other than by means of Incorporated Documents, (ii) the Company files its Annual Report on Form 20-F under the Exchange Act, (iii) the Company files a Report of Foreign Private Issuer on Form 6-K under the Exchange Act containing financial information for the three, six and nine months ended and as of June 30, September 30, and December 31, (iv) the Company files a Report of Foreign Private Issuer on Form 6-K containing amended financial information (other than information that is furnished and not filed), if the Manager reasonably determines that the information in such Form 6-K is material, or (v) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv) and (v) above, a “Representation Date”), unless waived by the Manager, the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Representation Date, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6 of this Agreement which were last furnished to the Manager are true and correct at the Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate.

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(l)              Bring Down Opinions; Negative Assurance. At each Representation Date, unless waived by the Manager, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of (i) counsel to the Company (“Company Counsel”) and (ii) British Virgin Islands counsel to the Company (“Company BVI Counsel”) addressed to the Manager and dated and delivered on such Representation Date, in form and substance reasonably satisfactory to the Manager, provided that, in lieu of such opinions and negative assurance representation for each subsequent Representation Date pursuant to which the Company is obligated to deliver a certification pursuant to clause (iii) of Section 4(k), after the initial delivery of the opinion of Company Counsel hereunder, Company Counsel may furnish the Manager with a letter (a “Reliance Letter”) to the effect that the Manager may rely on a prior opinion delivered under this Section 4(l) to the same extent as if it were dated on the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, and the Prospectus, as amended or supplemented as of the date of the Reliance Letter).

(m)           Auditor Bring Down “Comfort” Letter. At each Representation Date, unless waived by the Manager, the Company shall cause (1) the Company’s auditors (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith to furnish the Manager a letter, and (2) the Chief Financial Officer of the Company forthwith to furnish the Manager a certificate, in each case dated on such Representation Date, in form satisfactory to the Manager, of the same tenor as the letters and certificate referred to in Section 6 of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters and certificate.

(n)             Due Diligence Session. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than thirty (30) Trading Days), and at each Representation Date, the Company will conduct a due diligence session, in form and substance, reasonably satisfactory to the Manager, which shall include representatives of management and Accountants. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request. The Company shall reimburse the Manager for Manager’s counsel’s fees in each such due diligence update session, up to a maximum of $5,000 and $2,500 per update for which the Company is obligated to deliver a certification pursuant to clause (ii) of Section 4(k) and clause (iii) of Section 4(k), respectively, for which no waiver is applicable, plus any incidental expense incurred by the Manager in connection therewith.

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(o)             Acknowledgment of Trading. The Company consents to the Manager trading in the Ordinary Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(p)             Disclosure of Shares Sold. The Company will disclose in its Annual Reports on Form 20-F and semi-annual or, if applicable, quarterly reports on Form 6-K, as applicable, the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period; and, if required by any subsequent change in Commission policy or request, more frequently by means of a Report of Foreign Private Issuer on Form 6-K or a further Prospectus Supplement.

(q)             Rescission Right. If to the knowledge of the Company, the conditions set forth in Section 6 shall not have been satisfied as of the applicable Settlement Date, the Company will offer to any Person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(r)              Bring Down of Representations and Warranties. Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(s)             Reservation of Shares. The Company shall ensure that there are at all times sufficient Ordinary Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Trading Market and to maintain such listing.

(t)              Obligation Under Exchange Act. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

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(u)             DTC Facility. The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(v)             Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(w)           Filing of Prospectus Supplement. If any sales are made pursuant to this Agreement which are not made in “at the market” offerings as defined in Rule 415, including, without limitation, any Placement pursuant to a Terms Agreement, the Company shall file a Prospectus Supplement describing the terms of such transaction, the amount of Shares sold, the price thereof, the Manager’s compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B, as applicable, within the time required by Rule 424.

(x)             Additional Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Ordinary Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 6 of Form F-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

5.               Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act, if applicable, and the listing of the Shares on the Trading Market; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the filing fee under FINRA Rule 5110; (x) the reasonable fees and expenses of the Manager’s counsel, not to exceed $50,000 (excluding any periodic due diligence fees provided for under Section 4(n)), which shall be paid upon the Execution Time; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

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6.               Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)             Filing of Prospectus Supplement. The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required hereunder and under the Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)             Delivery of Opinion. The Company shall have caused (i) the Company Counsel to furnish to the Manager its opinion and negative assurance statement and (ii) Company BVI Counsel to furnish to the Manager its opinion, dated as of such date and addressed to the Manager in form and substance acceptable to the Manager.

(c)             Delivery of Officer’s Certificate. The Company shall have furnished or caused to be furnished to the Manager a certificate of the Company signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Prospectus Supplement and any documents incorporated by reference therein and any supplements or amendments thereto and this Agreement and that:

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(i)              the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)            no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Registration Statement, the Prospectus and the Incorporated Documents, there has been no Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(d)             Delivery of Accountants’ “Comfort” Letter. The Company shall have requested and caused the Accountants to have furnished to the Manager letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus and provide customary “comfort” as to such review in form and substance satisfactory to the Manager.

(e)             No Material Adverse Event. Since the respective dates as of which information is disclosed in the Registration Statement, the Prospectus and the Incorporated Documents, except as otherwise stated therein, there shall not have been (i) any change or decrease in previously reported results specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Incorporated Documents (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Incorporated Documents and the Prospectus (exclusive of any amendment or supplement thereto).

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(f)              Payment of All Fees. The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(g)             No FINRA Objections. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(h)             Shares Listed on Trading Market. The Shares shall have been listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to the Manager.

(i)              Other Assurances. Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing by email.

The documents required to be delivered by this Section 6 shall be delivered to the office of Lucosky Brookman LLP, counsel for the Manager, at 101 Wood Avenue South, Woodbridge, New Jersey 08830, email: jlucosky@lucbro.com, on each such date as provided in this Agreement.

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7.                  Indemnification and Contribution.

(a)             Indemnification by Company. The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any Proceeding, commenced or threatened (whether or not the Manager is a target of or party to such Proceeding) or result from or relate to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)             Indemnification by Manager. The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that in no case shall the Manager be responsible for any amount in excess of the Broker Fee applicable to the Shares and paid hereunder. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

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(c)             Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint a counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified parties or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified parties. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified parties in an action, an indemnified party shall have the right to employ a separate counsel (including a local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

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(d)             Contribution. In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of the Broker Fee applicable to the Shares and paid hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the Broker Fee applicable to the Shares and paid hereunder as determined by this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.                  Termination.

(a)             The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time upon ten (10) Business Days’ prior written notice. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 6, 7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)             The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 6, 7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(c)             This Agreement shall remain in full force and effect until such date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 6, 7, 8, 9, 10, 12, 14 and 15 shall remain in full force and effect.

(d)             Any termination of this Agreement shall be effective on the date specified in such notice of termination, provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale of the Shares shall settle in accordance with the provisions of Section 2(b) of this Agreement.

(e)             In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by prompt oral notice given to the Company prior to the Time of Delivery relating to such Shares, if any, and confirmed promptly by electronic mail, if since the time of execution of the Terms Agreement and prior to such delivery and payment, (i) trading in the Ordinary Shares shall have been suspended by the Commission or the Trading Market or trading in securities generally on the Trading Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.               Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7, and will survive delivery of and payment for the Shares.

10.            Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered, or e-mailed to the addresses of the Company and the Manager, respectively, set forth on the signature page hereto.

41

11.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.            No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.            Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14.            Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Manager. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15.            Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each of the Company and the Manager: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each of the Company and the Manager further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Manager mailed by certified mail to the Manager’s address shall be deemed in every respect effective service process upon the Manager, in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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16.            WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17.            Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

***************************

43

18.            Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours,

PORTAGE BIOTECH INC.

By:  /s/ Alexander Pickett

Name: Alexander Pickett

Title: Director and Chief Executive Officer

Address for Notice:

Clarence Thomas Building

P.O. Box 4649

Road Town, Tortola

British Virgin Islands, VG1110

and

Portage Biotech Inc.

Attention: Chief Financial Officer

c/o Portage Development Services Limited

1111B S Governors Ave, Ste 25907

Dove, Delaware, 19904

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

CHARDAN CAPITAL MARKETS LLC

By:  /s/ George Kaufman

Name: George Kaufman

Title: Partner and Head of Investment

Address for Notice:

Chardan Capital Markets

1 Penn Plaza, Suite 4800

New York, NY 10119

44

Form of Terms Agreement

ANNEX I

PORTAGE BIOTECH INC.

TERMS AGREEMENT

Dear Sirs:

Portage Biotech Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the At The Market Offering Agreement, dated August [ ], 2025 (the “At The Market Offering Agreement”), between the Company and Chardan Capital Markets, LLC and its successors and permitted assigns (“Manager”), to issue and sell to Manager the securities specified in the Schedule I hereto (the “Purchased Shares”).

Each of the provisions of the At The Market Offering Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 3 of the At The Market Offering Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the At The Market Offering Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the At The Market Offering Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the At The Market Offering Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the At The Market Offering Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

PORTAGE BIOTECH INC.

By:
Name:
Title: Director and Chief Executive Officer

ACCEPTED as of the date first written above.

CHARDAN CAPITAL MARKETS LLC

By:
Name:
Title: Partner and Head of Investment Banking

46

Exhibit 3.1

Incorporated on 9 April 1973 in the Province of Ontario, Canada as Kamlo Gold Mines Limited

and continued as a BVI Business Company on 5 July 2013

Amended and Restated on 25 July 2017

Amended and Restated on 20 June 2022

Amended and Restated on 20 September 2022

Amended and Restated on 11 August 2025

FH CORPORATE SERVICES LTD

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM OF ASSOCIATION

OF

AlphaTON Capital Corp

(the “Company”)

NAME

1.	The name of the Company at the date of its application to continue to the British Virgin Islands was Bontan Corporation Inc. The name of the Company on continuation as a BVI Business Company is AlphaTON Capital Corp.

CONTINUATION

2.	The Company was incorporated under the laws of the Province of Ontario, Canada on 9 April 1973 and amalgamated with its wholly owned subsidiary on 15 May 2012. The Company is continued as a BVI Business Company on 5 July 2013.

CHANGE OF NAME

3.	The Company may make application to the Registrar of corporate Affairs in the approved form to change its name in accordance with section 21 of the Act and the change of name takes effect from the date of the certificate of change of name issued by the Registrar of Corporate Affairs.

TYPE OF COMPANY

4.	The Company is a company limited by shares.

REGISTERED OFFICE AND REGISTERED AGENT

5.	The first registered office of the Company at the date of continuation will be situated at FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands. Thereafter, the registered office may be situated at such other place as the directors or members may from time to time determine.

6.	The first registered agent of the Company at the date of continuation will be FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands

7.	The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its Registered Office or change its Registered Agent and any such changes shall take effect on the registration by the Registrar of Corporate Affairs of a notice of change, filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands action on behalf of the Company.

LIMITATIONS ON BUSINESS OF COMPANY

8.	The business and activities of the Company are limited to those businesses and activities which it is not prohibited from engaging in under any law for the time being in force in the British Virgin Islands.

9.	Subject to the Act, any other enactment and this Memorandum (including, without limitation, paragraph 7 immediately above this Memorandum) and the Articles, the Company has:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a) immediately above, full rights, powers and privileges.

NUMBER, CLASSES AND PAR VALUE OF SHARES

10.	The Company is authorized to issue an unlimited number of Ordinary Shares of no par value.

RIGHTS, PRIVILEGES, RESTRICTION AND CONDITIONS OF SHARES

11.	All Shares shall:

(a)	have the right to one vote on any Resolution of Shareholders;

(b)	have equal rights with regard to dividends; and

(c)	have equal rights with regard to distributions of the surplus assets of the Company.

FRACTIONAL SHARES

12.	The Company may issue Fractional Shares. A Fractional Share shall have the corresponding fractional rights, obligation and liabilities of a whole Share of the same Class. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

VARIATION OF CLASS RIGHTS AND PRIVILEGES

13.	If at any time, there are different Classes or Series of Shares in issue, unless otherwise provided by the terms of issue of the Shares of that Class or Series, the rights and privileges attaching to any such Class or Series of Shares may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued Shares of the Class or Series and of the holders of not less than three-fourths of the issued Shares of any other Class or Series of Shares which may be adversely affected by such variation.

RIGHTS AND PRIVILEGES NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

14.	The rights and privileges conferred upon the Shareholder of any Class of Shares issued with preferred or other rights and privileges shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

NO BEARER SHARES

15.	The Company is not authorized to issue bearer shares and all Shares shall be issued as registered shares.

NO EXCHANGE FOR BEARER SHARES

16.	Shares may not be exchanged for, or converted into, bearer shares.

TRANSFERS OF SHARES

17.	Subject to the provisions of this Memorandum and the Articles, Shares in the Company may be transferred.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

18.	The Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors except that the Directors have no power to amend the Memorandum or the Articles:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a resolution to amend the Memorandum or the Articles;

(c)	in circumstances where the memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to change the provision of paragraphs 10, 11, 13, 14 or 18 of the Memorandum.

DEFINITIONS

19.	Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

SHAREHOLDER LIABILITY

20.	The liability of a Shareholder to the Company, as shareholder, is limited to:

(a)	any amount unpaid on a Share held by the Shareholder;

(b)	(where applicable) any liability expressly provided for in this Memorandum or the Articles; and

(c)	any liability to repay a distribution under section 58(1) of the Act.

21.	A Shareholder has no liability, as a member, for the liabilities of the Company.

SEPARATE LEGAL ENTITY AND PERPETUAL EXISTENCE

22.	In accordance with section 27 of the Act, the Company is a legal entity in its own right separate from its Shareholders and continues in existence until it is dissolved.

EFFECT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

23.	In accordance with section 11(1) of the Act, this Memorandum and the Articles are binding as between:

(a)	the Company and each Shareholder of the Company; and

(b)	each Shareholder of the Company.

24.	In accordance with section 11(2) of the Act, the Company, the board of Directors, each Director and each Shareholder of the Company has the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified, as permitted by the Act, by this Memorandum or the Articles.

25.	In accordance with section 11(3) of the Act, this Memorandum and the Articles have no effect to the extent that they contravene or are inconsistent with the Act.

We, FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands for the purpose of continuing a Company as a BVI Business Company limited by shares under the laws of the British Virgin Islands hereby sign this Memorandum of Association on 5 July 2013 for and on behalf of the Shareholders and Directors of the Company:

Authorised Signatory

(Sgd.) Jose Santos

By: Jose Santos

Authorised Signatory

FH Corporate Services Ltd

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

ARTICLES OF ASSOCIATION

OF

AlphaTON Capital Corp

The following shall comprise the Articles of Association of AlphaTON Capital Corp (the “Company”).

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;

“Articles” means these articles of association of the company, as amended and/or restated from time to time;

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company;

“Designated Stock Exchange” means any national securities exchange in the United States of America on which Public Shares of the Company may be listed for trading, including the NASDAQ Stock Market LLC, the NYSE MKT LLC or The New York Stock Exchange LLC;

“Directors” means the directors of the company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof, and “Director” means any one of them;

“Distribution” means, in relation to a distribution by the Company to a Shareholder:

(a)	the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or

(b)	the incurring of a debt to or for the benefit of the Shareholder,

in relation to the Shares held by the Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

"Electronic Means” includes without limitation, website addresses and conference call systems, virtual conferencing and any device, system, procedure, method or any other facility whatsoever providing an electronic means of attendance at or participation in (or both) a Shareholders’ meeting;

“Fractional Share” means a fraction of a Share;

“Hybrid Meeting” means a Shareholders’ meeting held and conducted by both physical attendance by members and/or proxies at a particular place and by members and/or proxies also being able to attend and participate by Electronic Means without needing to be in physical attendance at that place.

“Memorandum” means the memorandum of association of the Company, as amended and/or restated from time to time;

“Officer” means any natural person or corporation appointed by the Directors as an officer of the Company and may include a chairman of the board of Directors, a vice chairman of the board of Directors, a president, one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable but shall exclude any auditor appointed by the Company;

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Physical Meeting” means a Shareholders’ meeting held and conducted by physical attendance by members and/or proxies at a particular place;

“Register of Directors” means the register of the Directors of the company required to be kept pursuant to the Act;

“Register of Members” means the register of the members of the Company required to be kept pursuant to the Act;

“Registered Agent” means the registered agent of the company from time to time, as required by the Act;

“Registered Office” means the registered office of the Company from time to time, as required by the Act;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Relevant System” means a relevant computer based system and procedures which enable title to shares to be evidenced and transferred without a written instrument of transfer;

“Resolution of Directors” means a resolution:

(a)	approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at such meeting who voted and did not abstain; or

(b)	consented to in writing or by telex, telegram, cable, facsimile or other written electronic communications by a simple majority of the Directors or a simple majority of the members of a committee of Directors, as the case may be, in one or more instruments each signed by one or more of the Directors and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Resolution of Shareholders” means a resolution:

(a)	passed by a majority, or such larger majority as may be specified in the memorandum or these Articles, or such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting of Shareholders of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)	approved in writing by a majority, or such larger majority as may be specified in the Memorandum or these Articles, of such Shareholders entitled to vote at a meeting of Shareholders of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Seal” means the common seal of the Company;

“Secretary” means any natural person or corporation appointed by the Directors to perform any of the duties of the secretary of the Company;

“Series” means a division of a Class as may from time to time be issued by the Company;

“Share” means a share in the Company issued subject to and in accordance with the provisions of the Act, the Memorandum and these Articles. All references to “Shares” herein shall be deemed to be Shares of any or all classes or Series as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include any Fractional Share;

“Shareholder” means a Person whose name is entered as a holder of one or more Shares in the Register of Members;

“signed” means bearing a signature or representation of a signature affixed by mechanical means;

“Solvency Test” means the solvency test prescribed by section 56 of the Act and set out in Article 124;

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed or otherwise acquired by the Company and not cancelled.

“Virtual Meeting” means a Shareholders’ meeting which takes place by Electronic Means at the meeting place or places set out in the notice, a satellite meeting place or places anywhere in the world by the simultaneous attendance and participation of the persons entitled to attend and is deemed to take place at the location where the Chairman of the meeting is physically present.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(e)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(f)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represent by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.	Subject to the last two preceding Articles, any words defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be commenced at any time after incorporation.

5.	The Registered office shall be at such address in the British Virgin Islands as the Shareholders or Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.

7.	The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept at the office of the Registered Agent.

SHARES

8.	Subject to the Act and these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

9.	Left Blank.

10.	The pre-emption rights set out in section 46 of the Act shall not apply to the Company.

11.	The Company may insofar as may be permitted by law, pay a commission in any form to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. The Company may also pay such brokerage as may be lawful on any issue of Shares.

12.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

13.	The Company may treat the holder of a Share as named in the Register of Members as the only Person entitled to:

(a)	exercise any voting rights attaching to the Share;

(b)	receive notices;

(c)	receive a Distribution; and

(d)	exercise other rights and powers attaching to the Share.

14.	The Company may, subject to the terms of the Act, the Memorandum and these Articles, issue bonus Shares and fully paid Shares, but cannot issue partly paid Shares and nil paid Shares.

15.	Shares may, subject to the terms of the Act and these Articles, be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services.

16.	When the consideration in respect of the Share has been paid, the Share is for all purposes fully paid.

17.	Shares may be issued for such amount of consideration as the Directors may from time to time by Resolution of Directors determine.

18.	Before issuing Shares for a consideration which is in whole or part, other than money, the Directors shall by a Resolution of Directors state:

(a)	the amount to be credited for the issue of Shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares.

19.	A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

CERTIFICATES

20.	A share or other securities of the Company may be represented by either a physical share certificate or by any form of uncertificated evidence of the share, as approved by the Directors. Where the Company has a class of securities listed on a Designated Stock Exchange, the Company shall provide that the securities so listed may be represented by uncertificated evidences, at the election of the holder thereof. A share represented by a certificate shall not be issued as an uncertificated evidence of the share until such certificate is surrendered to the Company. The Company shall not have the power to issue a certificate in bearer form. Nothing in these Articles shall require title to any shares or other securities of the Company to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange permit otherwise.

21.	A share certificate shall be manually signed by at least one Director or Officer or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Company.

22.	If a share certificate contains a printed or mechanically reproduced signature of a person, the Company may issue the share certificate, notwithstanding that the person has ceased to be a Director or Officer, and the share certificate is as valid as if he were a Director or Officer at the date of its issue.

23.	Any Shareholder receiving a share certificate for Shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of the issue of that share certificate. If a share certificate for Shares is worn out or lost it may be renewed or replaced on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

FORFEITURE OF SHARES

24.	Where Shares are not fully paid on issue or have been issued subject to forfeiture, the following provision shall apply.

25.	Written notice of a call specifying a date for payment to be made in respect of a Share shall be served on a Shareholder who defaults in making payment in respect of that Share.

26.	The written notice referred to in the immediately preceding Article shall:

(a)	name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made; and

(b)	contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liability to be forfeited.

27.	Where a written notice has been issued under these Articles and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates.

28.	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Articles. Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled.

TRANSFER OF SHARES

29.	Subject to these Articles, Shares are transferred by a written instrument of transfer.

30.	Shares in the Company shall be transferred by a written instrument of transfer (which complies with applicable rules of the SEC and federal and state securities laws of the United States) sent to the Company, signed by the transferor and containing the name and address of the transferee. The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors and shall be signed by the transferor and shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transfer of a registered share is effective when the name of the transferee is entered in the Register of Members. Notwithstanding any other provisions of the Memorandum and Articles, shares in the Company may be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer shares) shall act as agent of the members for the purposes of the transfer of any shares transferred by means of the Relevant System. If the Shares in question were issued in conjunction with rights, options or warrants on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

31.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine.

32.	All instruments of transfer effecting a transfer which is registered shall be retained by the company, but any instrument of transfer relating to a transfer which the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

TRANSMISSION OF SHARES

33.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

34.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

35.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if her were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF NUMBER OF AUTHORISED SHARES

36.	The Company may amend the Memorandum to increase or reduce the number of Shares the Company is authorized to issue.

37.	The Company may:

(a)	divide the Shares, including issued Shares, of a Class or Series into a larger number of Shares of the same Class or Series; or

(b)	combine the Shares, including issued Shares, of a Class or Series into a smaller number of Shares of the same Class or Series;

provided, however, that where Shares with a par value are divided or combined under (a) or (b) of this Article, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.

REDEMPTION AND PURCHASE OF SHARES

38.	The Company may purchase, redeem or otherwise acquire and hold its own Shares in such manner and upon such other terms as the directors may agree with the relevant Shareholder(s) save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

39.	The Company may acquire its own fully paid Share or Shares for no consideration by way of surrender of the Share or Shares to the Company by the Shareholder holding the Share or Shares. Any surrender of a Share or Shares under this Article shall be in writing and signed by the Shareholder.

TREASURY SHARES

40.	Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or held as Treasury Shares in accordance with the Act and Article 41.

41.	Shares may only be purchase, redeemed or otherwise acquired and held as Treasury Shares where, when aggregated with the number of Shares of the same Class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50 percent of the Shares of the Class previously issued by the Company, excluding those Shares that have been cancelled.

42.	Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to such Shares are suspended and shall not be exercised by or against the Company.

43.	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.

MEETINGS OF SHAREHOLDERS

44.	The Directors may, whenever they think fit, convene a meeting of Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider necessary or desirable.

45.	Shareholders’ meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at a meeting of the Shareholders of the Company on the matter for which the meeting is being requested holding at least ten percent of outstanding Shares entitled to vote in the Company deposited at the Registered Office specifying the objects of the meeting for a date no earlier than twenty one days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty five days after the date of such deposit, the requisitionists themselves may convene the Shareholders’ meeting in the same manner, as nearly as possible, as that in which Shareholders’ meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the Shareholders’ meeting shall be reimbursed to them by the Company.

46.	If at any time there are no Directors, any two Shareholder (or if there is only one Shareholder then that Shareholder) entitled to vote at meetings of the Shareholders of the Company may convene a Shareholders’ meeting in the same manner as nearly as possible as that in which Shareholders’ meetings may be convened by the Directors.

47.	The Directors may decide in relation to any Shareholders’ meeting (including a postponed or adjourned meeting) whether the Shareholders’ meeting is to be held as a Physical Meeting, as a Hybrid Meeting or as a Virtual Meeting and shall, for the avoidance of doubt, be under no obligation to convene a meeting as a Hybrid Meeting or a Virtual Meeting whatever the circumstances.

48.	Subject to the requirements of the Act, the Directors may make such arrangements as they may decide in connection with the facilities for participation by Electronic Means in a Hybrid Meeting or a Virtual Meeting. In the case of a Hybrid Meeting or a Virtual Meeting, the provisions of these Articles shall be treated as modified to permit any such arrangements and, in particular:

(a)	references in these Articles to attending and being present at the meeting, including in relation to the quorum for the meeting and the right to vote at the meeting, shall be treated as including participating in the meeting by Electronic Means;

(b)	the meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities have been made available so that all persons (being entitled to do so) attending the Hybrid Meeting or Virtual Meeting by Electronic Means, may:

(i)	participate in the business for which the meeting has been convened;
(ii)	hear all persons who speak at the meeting whether by the use of microphones, loudspeakers, audio-visual communications equipment, virtual conferencing or otherwise; and
(iii)	be heard by all other persons present at the meeting,

but under no circumstances shall the inability of one or more members or proxies to access, or continue to access, the facilities for participation in the meeting despite adequate facilities being made available by the Company, affect the validity of the meeting or any business conducted at the meeting, provided that the meeting is quorate;

(c)	all resolutions put to members at a Hybrid Meeting or a Virtual Meeting, including in relation to procedural matters, shall be decided on a poll;

(d)	the Directors may authorise any voting application, system or facility in respect of the electronic platform for the Hybrid Meeting or the Virtual Meeting as they may see fit; and

(e)	if it appears to the chairman of the meeting that the electronic facilities for a Hybrid Meeting or a Virtual Meeting have become inadequate for the purpose of holding the meeting then the chairman of the meeting may, with or without the consent of the meeting, interrupt or adjourn the meeting (before or after it has started). All business conducted at the Hybrid Meeting or the Virtual Meeting up to the point of the adjournment shall be valid.

49.	In relation to electronic participation at a meeting, the right of a member to participate electronically shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by law or these Articles to be made available at the meeting.

50.	If, after the sending of notice of a Hybrid Meeting or the Virtual Meeting but before the meeting is held (or after the adjournment of a Hybrid Meeting or the Virtual Meeting but before the adjourned meeting is held), the Directors consider that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting using the Electronic Means stated in the notice of meeting or made available prior to the meeting, it may change the meeting to a different type of meeting, be that a Physical Meeting, a Virtual Meeting or a Hybrid Meeting, change the Electronic Means (and make details of the new Electronic Means available in the manner stated in the notice of meeting), and/or postpone the time at which the meeting is to be held.

51.	An adjourned meeting or postponed meeting may be held as a Physical Meeting, a Hybrid Meeting or a Virtual Meeting irrespective of the form of the meeting which was adjourned or postponed.

52.	In the case of a Virtual Meeting, the meeting shall be deemed to take place at the place where the Chairman is physically present (the principal meeting place) and the powers of the Chairman shall apply equally to each satellite meeting place.

53.	The Directors or the chairman of the meeting may make any arrangement and impose any requirement or restriction they consider appropriate to ensure the security of a Hybrid Meeting or a Virtual Meeting (as applicable) including, without limitation, requirements for evidence of identity that is:

(a)	necessary to ensure the identification of those taking part and the security of the electronics communication; and

(b)	proportionate to those objectives.

NOTICE OF MEETINGS OF SHAREHOLDERS

54.	At least ten days’ and not more than sixty days’ prior written notice of the place, the day and the hour of the meeting and the general nature of the business to be considered at the meeting, shall be given in the manner hereinafter provided to such Persons as are, under these Articles, entitled to receive such notices from the Company.

55.	The Directors may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting and may also fix in advance a date as the record date for determining those Shares that are entitled to vote at the meeting but the record date shall not precede by less than 10 days the date of which the meeting is to be held.

56.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than ninety percent majority of the:

(a)	total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	votes of each Class of Shares where Shareholders are entitled to vote thereon as a Class together with not less than an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute a waiver.

57.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT SHAREHOLDERS’ MEETINGS

58.	No business shall be transacted at any Shareholders’ meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by the Articles, two or more Shareholders entitled to vote at the meeting, present in person or by proxy, shall form a quorum.

59.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

60.	The chairman, if any, of the Directors shall preside as chairman at every Shareholders’ meeting.

61.	If there is no such chairman, or if at any Shareholders’ meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

62.	The chairman may with the consent of any Shareholders’ meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

63.	The Directors may cancel or postpone any duly convened Shareholders’ meeting at any time prior to such meeting, except for a Shareholders’ meeting requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

64.	At any Shareholders’ meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

65.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

66.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

67.	A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

68.	Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a Shareholders’ meeting, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

69.	The following shall apply in respect of joint ownership of Shares:

(a)	if two or more Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

70.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by the Person or Persons appointed by that court, and any such Person or Persons may vote by proxy.

71.	No shareholder shall be entitled to vote at any Shareholders’ meeting unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

72.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

73.	The instrument appointing a proxy shall comply with all applicable securities laws and shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder.

74.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

75.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

76.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

77.	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any such resolution is adopted otherwise than by written consent of a majority of the Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders.

78.	If the Company shall have only one Shareholder the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

79.	Any Shareholder or Director that is a corporation or other entity may by resolution of its directors or other governing body authorise such natural person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or Series or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual Shareholder or Director.

DIRECTORS

80.	The Directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

81.	No person shall be appointed as a Director of the Company unless he has consented in writing to be a director.

82.	The Company may by a resolution of Directors from time to time fix the number of Directors to be elected or appointed but unless such numbers are fixed as aforesaid the minimum number or Directors shall be one and the maximum number of Directors shall be fifteen.

83.	Subject to these Articles, the Company may appoint any natural person or corporation to be a Director. The following are disqualified from appointment as a Director:

(a)	an individual who is under eighteen years of age;

(b)  a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act (or any successor provision);

(c)   a person who is a restricted person within the meaning of section 409 of the Insolvency Act (or any successor provision);

(d)	an undischarged bankrupt; and

(e)	any other person disqualified by the Memorandum and these Articles.

84.	Each Director holds office until his death, resignation or removal or election of a successor Director by Resolution of Shareholders or Resolution of Directors.

85.	The bankruptcy of a Director or the appointment of a liquidator, administrator or receiver of a corporate Director shall terminate the term of office of such Director.

86.	A director may be removed from office, with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written Resolution of Shareholders. Section 114 of the Act does not apply to the Company.

87.	A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

88.	The remuneration of the Directors may be determined by a Resolution of Directors[1] or by a Resolution of Shareholders.

89.	There shall be no shareholding qualification for Directors.

90.	The Company shall keep a Register of Directors containing the particulars set out in section 118(A)(1)(b) of the Act with respect to corporate directors and the following particulars in the case of an individual director (or such other particulars as may be prescribed by Act):

(a)	his full name;
(b)	any former name, if any, unless the former name was changed by deed poll or other legal means or disused for ten years;
(c)	date of appointment as director or nomination as reserve director;
(d)	date of cessation of director or reserve director;
(e)	address for service of documents;
(f)	usual residential address, unless that address is the same as individual’s address for the service of documents;

(g)	date and place of birth; and
(h)	nationality.

91.	A copy of the Register of Directors shall be kept at the office of the Registered Agent and filed with the Registrar and the Company shall, within 30 days of any change occurring, ensure that any changes in the Register of Directors are filed with the Registrar by arranging the filing of a copy of the Register of Directors containing the changes.

92.	Where a copy of the Register of Directors is kept at the office of the Registered Agent, the Company shall within fifteen days of any change in the Register of Directors, notify the Registered Agent in writing of the change and provide the Registered Agent with a written record of the physical address of the place at which the original Register of Directors is kept.

ALTERNATE DIRECTOR

93.	No Director shall be entitled to appoint another person to be his alternate.

POWERS OF DIRECTORS

94.	The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the company as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Shareholders, but no requirement made by a resolution of Shareholders shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made.

95.	Notwithstanding section 175 of the Act, the Directors have the power to sell, transfer, lease, exchanges or otherwise dispose of the assets of the Company, without restriction and without complying with the provision of section 175, which shall not apply to the Company.

96.	The Directors may, by a Resolution of Directors, appoint any Person, including a person who is a Director, to be an Officer or agent of the Company. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

97.	Every Officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the Officer or agent, except that no Officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or these Articles or are otherwise not permitted to be delegated under the Act.

98.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

99.	The Directors may, by a Resolution of Directors, designate one or more committees, each consisting of one or more Directors.

100.	Each committee of Directors has such powers, and authorities of the Directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority:

(a)	to amend the memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint Directors;

(e)	to appoint agents;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or approve a liquidation plan.

101.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand or otherwise) appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS

102.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DUTIES OF DIRECTORS

103.	Subject to the following Article, the Directors when exercising their powers or performing their duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company.

104.	Notwithstanding the foregoing:

(a)	where the Company is a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties as Directors, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interest of the Company;

(b)	where the Company is a subsidiary, but not a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, and with the prior agreement of the Shareholders other than the holding company, act in a manner which they believe to be in the best interest of the Company’s holding company, even though it may not be in the best interests of the Company; and

(c)	where the Shareholders are carrying out a joint venture, the Directors may, when exercising their powers or performing their duties in connection with the carrying out of the joint venture, act in a manner which they believe to be in the best interests of a Shareholder or Shareholders, even though it may not be in the best interests of the Company.

PROCEEDINGS OF DIRECTORS

105.	The Directors may meet together (either within or outside of the British Virgin Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

106.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or other electronic means provided that all persons participating in such meeting can hear one other and such participation shall be deem to constitute presence in person at the meeting.

107.	A Director shall be given not less than two days’ notice of meetings of Directors, but a meeting of Directors held without two days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting, and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

108.	The quorum necessary for the transaction of the business of the Directors shall be a majority of the total number of Directors.

109.	If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matter requiring a Resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

110.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may by a Resolution of Directors determine. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

111.	The Directors shall cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of Officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, Classes of Shareholders, committees of Directors, committees of Officers and committees of Shareholders.

112.	The above corporate records shall be kept at the office of the Registered Agent, at the Company’s principal place of business or at such other place as the Directors determine provided that where the records are kept at a place other than the office of the Registered Agent of the Company, the Company must provide the Registered Agent with a written record of the physical address of the place or places at which the records are kept and where such place is changed, the Company shall provide the Registered Agent with the physical address of the new location of the records within fourteen days of the change of location.

113.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or what there may have been a technical defect in the proceedings.

114.	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by a simple majority of the Directors or a simple majority of the members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more Directors.

115.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors, or of summoning a Shareholders’ meeting, but for no other purpose.

116.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

117.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

118.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

119.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

OFFICERS

120.	The Company may by Resolution of Directors appoint Officers at such times as shall be considered necessary or expedient. Any number of officers may be held by the same person.

121.	The Officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the chairman of the board of Directors to preside at meetings of Directors and Shareholders, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

122.	The emoluments of all Officers shall be fixed by Resolution of Directors.

123.	The Officers shall hold office until their successors are duly elected and qualified, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

CONFLICT OF INTERESTS

124.	A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of Directors. Where a Director’s interest in a transaction is not disclosed in accordance with this Article prior to the transaction being entered into, unless it is not required to be disclosed in accordance with Article 125 below, the transaction is voidable by the Company.

125.	Notwithstanding the previous Article, a transaction entered into by the Company is not voidable by the Company if:

(a)	the material facts of the interest of the Director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)	the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interest Director at the time that the transaction was entered into.

126.	A Director is not required to comply with Article 124 above, if the transaction is between the Company and the Director and the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

127.	A Director who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which the matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction.

REGISTER OF CHARGES

128.	The Company shall maintain at the Registered office or at the office of the Registered Agent a register of all charges created by the Company showing:

(a)	if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the Company, the date on which the property was acquired;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

THE SEAL

129.	The Directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the office of the Registered Agent.

130.	The Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

131.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of an the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose.

132.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISTRIBUTIONS

133.	The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at such time, and of such amount, to any Shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution, the Company satisfies the following solvency test:

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

134.	Distributions may be paid in money, Shares or other property.

135.	The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

136.	Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

137.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

138.	The Directors may determine in their sole discretion to issue bonus Shares from time to time.

139.	A division of the issued and outstanding Shares of a Class or Series of Shares into a larger number of Shares of the same Class or Series having a proportionately smaller par value does not constitute the issue of a bonus Share.

140.	If several Persons are registered as joint holders of any Shares, any one of such Persons may give receipt for any Distribution made in respect of such Shares.

ACCOUNTS AND AUDIT

141.	The Company shall keep such accounts, records and underlying documentation that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

142.	The books of account, records and underlying documentation shall be kept at the office of the Registered Agent or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

143.	Where the accounts, records and underlying documentation are kept at a place other than the office of the Registered Agent of the Company, the Company must provide the Registered Agent with a written record of the physical address of the place at which the records are kept and record the name of the person who maintains and controls the Company’s accounts, records and underlying documentation.

144.	Where the place at which the accounts, records and underlying documentation of the Company, or the name of the person who maintains and controls the Company’s accounts, records and underlying documentations changes, the Company shall within fourteen days of any change, provide the Registered Agent with the physical address of the new location of the records or the name of the new person who maintains and controls the Company’s accounts, records and underlying documentation (as applicable).

145.	The Company shall retain the records and underlying documentation for a period of at least five years from the date:

(a)	of completion of the transaction to which the records and underlying documentation relate; or

(b)	the Company terminates the business relationship to which the records and underlying documentation relate.

146.	The Company shall provide the Registered Agent without delay any records and underlying documentation in respect of the Company that the Registered Agent requests pursuant to the Act.

147.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account of book or document of the Company except as conferred by law or authorised by a Resolution of Directors or by a Resolution of Shareholders.

148.	The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

149.	The auditors of the Company shall not be deemed to be Officers.

NOTICES

150.	Any notice of document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all joint holders.

151.	Any Shareholder present, either personally or by proxy, at any Shareholders’ meeting shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

152.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic mail, shall be deemed to have been served on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient

(e)	In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

153.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interest (whether jointly with or as claiming through or under him) in the Share.

154.	Notice of every Shareholders’ meeting shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of Shareholders’ meetings.

INDEMNITY

155.	Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person (an “Indemnifiable Person”) who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a Director, an Officer, agent or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

156.	The Company may only indemnify an Indemnifiable Person if such Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, the Indemnifiable Person had no reasonable cause to believe that his conduct was unlawful.

157.	The decision of the Directors as to whether the Indemnifiable Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, as to whether such Person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

158.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to the best interests of the Company or that such Person had reasonable cause to believe that his conduct was unlawful.

159.	Expenses, including legal fees, incurred by an Indemnifiable Person in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it shall ultimately be determined that the Indemnifiable person is not entitled to be indemnified by the Company in accordance with these Articles.

160.	Expenses, including legal fees, incurred by a former Director, Officer or agent in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director, Officer or agent, as the case may be, to repay the amount if it shall ultimately be determined that the former Director, Officer or agent is not entitled to be indemnified by the Company in accordance with these Articles and upon such other terms and conditions, if any, as the Company deems appropriate.

161.	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the Person seeking indemnification or advancement of expenses may be entitled under the agreement, resolution of members, resolution of disinterested Directors or otherwise, both as to acting in the Person’s official capacity and as to acting in another capacity which serving as a Director, if applicable.

162.	If a Person to be indemnified has been successful in defence of any proceedings described above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings.

INSURANCE

163.	The Company may purchase and maintain insurance in relation to any person who is or was a Director, or who at the request of the Company is or was serving as a Director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability in the preceding Article.

NON-RECOGNITION OF TRUSTS

164.	Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

165.	If the Company shall be wound up, the liquidator may divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders of different Classes or Series. The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

166.	These Articles may be amended in the manner prescribed in the Memorandum.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

167.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any Distribution, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfer for a stated period which shall not exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register of Members shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

168.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any Distribution the Directors may, at or within ninety days prior to the date of declaration of such Distribution, fix a subsequent date as the record date for such determination.

169.	If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Distribution, the date of which notice of the meeting is posted or the date on which the resolution of the Directors declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

DISCLOSURE

170.	The Directors, or any service providers (including the Officers, the Secretary and the Registered Agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company.

We, FH Corporate Services Ltd, of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands for the purpose of continuing a Company as a BVI Business Company limited by shares under the laws of the British Virgin Islands hereby sign these Articles of Association on 5 July 2013 for and on behalf of the Shareholders and Directors of the Company:

Authorised Signatory

(Sgd.) Jose Santos

By: Jose Santos

Authorised Signatory

FH Corporate Services Ltd

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August [•], 2025, between AlphaTON Capital Corp, a company organized under the laws of British Virgin Islands (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company desires to sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s ordinary shares, no par value per share, and/or pre-funded warrants to purchase Ordinary Shares, substantially in the form attached hereto as Exhibit B;

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Asset Management Agreement” means the Asset Management Agreement between the Company and the Asset Manager, to be executed on or prior to the Closing Date.

“Asset Manager” means Alpha Sigma Capital Advisors, LLC, with a registered address at c/o 1713 Manatee Avenue, Bradenton, FL 32405, or its designees or designated submanagers.

“Benefit Plans” with respect to any Person shall mean each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee of such Person or its Subsidiaries has any present or future right to benefits or which are contributed to, sponsored by or maintained by the Person or any of its Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“British Virgin Islands Counsel” means Forbes Hare LLP.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and the British Virgin Islands are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and the British Virgin Islands are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares and/or the Pre-Funded Warrants, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Hogan Lovells US LLP.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement registering for resale all Shares and Pre-Funded Warrant Shares has been declared effective by the Commission, (b) all of the Shares and Pre-Funded Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement of Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Shares or Pre-Funded Warrant Shares is not an Affiliate of the Company, or (d) all of the Shares and Pre-Funded Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions.

“Escrow Agent” means InBank.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent, the Escrow Manager and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Escrow Manager” means Corporate Escrow Management Inc.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance (a) of Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) of Ordinary Shares or other securities upon the exercise or exchange or conversion of any Securities issued hereunder and/or securities (including options, rights or warrants) exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) Ordinary Shares upon conversion or settlement of outstanding debt as of the date hereof in an amount not to exceed $25,000; (d) Ordinary Shares or pre-funded warrants in a private placement or other transaction with fundamental or technical institutional investors at a price per share greater than the Per Share Purchase Price or Per Pre-Funded Warrant Purchase Price, as applicable; (e) of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (f) of any Ordinary Shares issued pursuant to an at-the-market sales agreement entered into by the Company, the Placement Agent and any sales agents designated by the Company provided that any such sales are at a price per share greater than the Per Share Purchase Price; and (g) of any Ordinary Shares issued pursuant to an equity facility or equity line of credit entered into by the Company and the Placement Agent or an affiliate thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Per Share Purchase Price” equals $5.73, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date, provided that the purchase price per Pre-Funded Warrant shall be the Per Share Purchase Price minus the Pre-Funded Warrant exercise price of $0.001 (the “Per Pre-Funded Warrant Purchase Price”).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Chardan Capital Markets, LLC.

“Pre-Funded Warrants” means, collectively, the Pre-Funded Ordinary Share purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit B attached hereto.

“Pre-Funded Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” shall have the meaning ascribed to such term in the recitals.

“Registration Statement” means a resale registration statement meeting the requirements of the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Pre-Funded Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares and the Pre-Funded Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares (or Pre-Funded Warrants in lieu of Shares) purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds (minus, if applicable, a Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised for cash).

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Pre-Funded Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means TSX Trust Company, with a mailing address of 100 Adelaide St W, Suite 301, Toronto, ON M5H 4H1 Canada, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a share of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite the Purchaser’s name on Exhibit A. The price per Share is $5.73 and the price per Pre-Funded Warrant is $5.729. To the extent that a Purchaser determines, in its sole discretion, that such Purchaser’s Subscription Amount (together with such Purchaser’s Affiliates and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would cause such Purchaser’s beneficial ownership of the Ordinary Shares to exceed the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, such Purchaser may elect to purchase Pre-Funded Warrants in lieu of the Shares as determined pursuant to Section 2.2(a). The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser at Closing, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. In no event may the Beneficial Ownership Limitation exceed 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of the Pre-Funded Warrant held by the Purchaser. In each case, the election to receive Pre-Funded Warrants is solely at the option of the Purchaser. Each Purchaser shall deliver to the Escrow Agent, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Shares and Pre-Funded Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Placement Agent or such other location as the parties shall mutually agree, including remotely by electronic transfer of the Closing documentation.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) (A) the legal opinion of British Virgins Islands Counsel; and (B) the legal opinion of Company Counsel, in a form reasonably acceptable to the Placement Agent;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, in book entry form (unless otherwise requested by the Purchasers) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv) the Escrow Agent’s wire instructions;

(v) for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Pre-Funded Warrant Purchase Price, with an exercise price equal to $0.001, subject to adjustment as described therein; and

(vi) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by such Purchaser; and

(iii) to the Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being satisfied or waived by the Company:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) the Company shall have notified, and received no objection from, the Company’s principal Trading Market;

(iii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iv) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being satisfied, or severally and not jointly, waived by each Purchaser:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) the Asset Management Agreement shall have been executed by the Company and the Asset Manager;

(v) the Company shall have executed an At the Market Agreement with the Placement Agent in an amount permitting sales equal to or excess of $100,000,000;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Agreement any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports or have otherwise been disclosed to Purchasers by the Company. Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of its shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or ordinary shares, as applicable, of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Asset Management Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Asset Management Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, that a change in the market price or trading volume of the Ordinary Shares alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents or the Asset Management Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party or the Asset Management Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party or the Asset Management Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or additional listing application(s) to each applicable Trading Market for the listing of the Shares and Pre-Funded Warrant Shares for trading thereon in the time and manner required thereby; (iii) the registration statement required to be filed by the Registration Rights Agreement; and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). For greater certainty, to the Company’s knowledge, the Company is not required to submit an original listing application to its Trading Market in connection with the offer and sale of the Securities or the execution of the Asset Management Agreement and effecting the Company’s TON treasury strategy.

(f) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Pre-Funded Warrants are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms free and clear of all Liens imposed by the Company other than restrictions on transfer provided for under applicable law or in the Transaction Documents. The Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for under applicable law or in the Transaction Documents. The Company has reserved from its duly authorized shares the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Pre-Funded Warrants. Subject to the accuracy of the representations and warranties made by the Purchasers in Section 3.2, the offer and sale of the Securities to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g) and as disclosed in the SEC Reports, the Company has not issued any Ordinary Shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s equity incentive plans, the issuance of Ordinary Shares to employees, consultants and directors pursuant to the Company’s equity incentive plans or employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(g) or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock or shares of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or capital stock or shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchasers) other than the Pre-Funded Warrant Shares. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports or on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements prepared in accordance with IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares and (v) except as set forth on Schedule 3.1(i). the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the entry into the Asset Management Agreement or as otherwise disclosed in the Disclosure Schedules, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amounts deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its existing business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except for the fees and expenses of the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities and application of the proceeds as set forth under Section 4.7, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than to each of the Purchasers pursuant to the Registration Rights Agreement and except as set forth on Schedule 3.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that have not been waived, rendered moot, or are immaterial.

(x) Nasdaq Stock Market. The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “PRTG”. The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Ordinary Shares on the Nasdaq Capital Market or to deregister the Ordinary Shares under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Ordinary Shares under the Exchange Act.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Asset Management Agreement and the representations made in Section 3.1(i), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Indebtedness. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable or accrued payroll liabilities incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except for the matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. No audits, examinations, or other proceedings with respect to any material amounts of taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act). Assuming the accuracy of the Purchasers’ representations and warranties under this Agreement, the Company has offered the Securities for sale only to the Purchasers and certain other “qualified purchasers” within the meaning of the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s accounting firm is CBIZ CPAs P.C. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in the Company’s Annual Report on SEC Form 20-F filed on July 25, 2025 for the fiscal year ended March 31, 2025.

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company. The Company is current with respect to any fees owed to its accountants and lawyers that could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that, to its knowledge, each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that, to its knowledge, no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities (in compliance with applicable laws) at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk) Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations.

(ll) Reserved.

(mm) Stock Option Plans. Except as set forth on Schedule 3.1(mm), each stock option granted by the Company under the Company’s equity incentive plan was granted (i) in accordance with the terms of the Company’s equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under IFRS and applicable law. No stock option granted under the Company’s equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(rr) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt) Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(uu) No Additional Agreements. Except as set forth on Schedule 3.1(uu), there are no agreements or understandings between the Company and any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than (i) as specified in the Transaction Agreements and (ii) any side letter agreements with any of the Purchasers, which side letters the Company has shared with all Purchasers.

(vv) Cybersecurity. (i) To the knowledge of the Company, in the three (3) years before the date of this Agreement, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, in each case, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ww) Compliance with Data Privacy Laws. To the knowledge of the Company, the Company and its subsidiaries are in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other applicable local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Investment Representations and Warranties. The Purchaser hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(d) Intent. The Purchaser is purchasing the Securities, solely for the Purchaser’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Purchaser has no present arrangement to sell the Securities to or through any person or entity. The Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser acknowledges that the Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser acknowledges that the Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. The Purchaser is, at this time and in the foreseeable future, able to afford the loss of the Purchaser’s entire investment in the Securities and the Purchaser acknowledges specifically that a possibility of total loss exists.

(g) Independent Investment Decision. The Purchaser understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in such Purchaser’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h) Independent Advice. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(i) Securities Not Registered; Legends. The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Purchaser understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

In addition, the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

(j) No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agent and/or their respective representatives. Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to Purchaser, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(k) Access to Information. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Purchaser has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, limit or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(l) Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(m) Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

(n) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate of the Placement Agent has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(o) Investment Company Act Acknowledgment. The Purchaser acknowledges that the Company’s representation in Section 3(v) is based solely upon the Company’s operations and intended operations as they exist as of the date of this Agreement and that the Company’s status as an “investment company” is subject to change based upon one or more changes in the laws or regulations regarding the Company’s operations by one or more governmental authorities. The Purchaser further acknowledges that no opinion has been or will be provided regarding the Company’s operations as an investment company subsequent to the Closing.

(p) Risk Factors. The Purchaser understands and acknowledges that his, her or its purchase of the Securities is a speculative investment that involves a high degree of risk and the potential loss of their entire investment and has carefully read and considered the matters and Risk factors set forth in the SEC Reports and in Exhibit D “Risk Factors.”

(q) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(r) Office of Foreign Assets Control. Neither such Purchaser nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, a Designated Person on the UK consolidated list (https://www.gov.uk/government/publications/financial-sanctions-consolidated-list-of-targets) or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that such Purchaser is permitted to do so under applicable law. Such Purchaser represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Purchaser maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Such Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Such Purchaser further represents and warrants that, to its knowledge, (i) none of the funds held by such Purchaser and used to purchase the Securities are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by such Purchaser and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(s) No Foreign Person. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(t) ERISA. If such Purchaser is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Purchaser represents and warrants that (i) it has not relied on the Company, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities and (ii) the acquisition and holding of the Securities will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(u) Taxes. Purchaser acknowledges (a) that Company makes no representation or warranty with respect to any tax implications of the Transaction to Purchaser; (b) Purchaser shall be solely and exclusively responsible for the payment of any and all taxes to Purchaser as a result of the Transaction; (c) Purchaser has paid its own expenses, in any, incurred in connection with entering into this Agreement; and (d) Purchaser is not a party to any binding commitments and has no current plans or intention to sell the stock of the Company purchased pursuant to this Agreement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares and Pre-Funded Warrant Shares may only be disposed of in compliance with state and federal securities laws. The Pre-Funded Warrants are subject to transfer restrictions as set forth in such Pre-Funded Warrants. In connection with any transfer of Shares and Pre-Funded Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. As a condition of transfer (other than pursuant to an effective Registration Statement), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend in the form set forth in Section 3.2(h) hereof.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares and Pre-Funded Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares and Pre-Funded Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares and Pre-Funded Warrant Shares may reasonably request in connection with a pledge or transfer of the Shares and Pre-Funded Warrant Shares, including, if the Shares and Pre-Funded Warrant Shares are subject to registration pursuant to Section 4.4 of this Agreement or the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Certificates (or book-entries) evidencing the Shares and Pre-Funded Warrant Shares shall not contain any legend (including the legend set forth in Section 3.2(h), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Pre-Funded Warrant Shares pursuant to Rule 144 and the Company is then in compliance with the current public information required under Rule 144, (iii) if such Shares or Pre-Funded Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Pre-Funded Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if reasonably required by a Purchaser. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or a request in the case of Shares held in book-entry) representing Shares or Pre-Funded Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or evidence of book-entry position representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares and Pre-Funded Warrant Shares (or evidence of book-entry positions) subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate or evidence of book-entry position representing Shares or Pre-Funded Warrant Shares, as the case may be, issued with a restrictive legend. The Purchaser shall provide the Company written notice of a removal request (the “Request Notice”) at least two (2) Trading Days prior to delivery of the legended Share certificate.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Pre-Funded Warrant Shares (based on the VWAP of the Ordinary Shares on the date such Shares and Pre-Funded Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date (or, if later, four days after the Request Notice date) until such certificate (or evidence of book-entry position) is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate (or book-entry notation) representing the Shares and Pre-Funded Warrant Shares so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Pre-Funded Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Pre-Funded Warrant Shares and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Shares and Pre-Funded Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares and Pre-Funded Warrant Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares and Pre-Funded Warrant Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information; Public Information.

(a) For at least two years after the Closing Date, the Company covenants to maintain the registration of the Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities of a Purchaser may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to that Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to $1,000 per day of a Public Information Failure until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for that Purchaser to transfer the Shares or Pre-Funded Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, other than during the pendency of any bona fide dispute over whether an alleged Public Information Failure has occurred, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby (including the entry into and material terms of the Asset Management Agreement), and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto (and the Asset Management Agreement as an exhibit thereto, or a summary of the material terms thereof), with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules of any Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by this Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Asset Management Agreement, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as follows: $4,000,000 shall be allocated to fund the existing Company’s business operations existing as of immediately prior to Closing on the Closing Date and for working capital and general corporate purposes relating to the existing Company’s business operations existing as of immediately prior to Closing on the Closing Date and 99% of the balance of the net cash raised shall be delivered to the Asset Manager on closing to be allocated to fund the acquisition of cryptocurrency and the establishment of the company’s cryptocurrency treasury operations as provided in the Asset Management Agreement. The Company shall not use such proceeds: (a) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, or (b) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Pre-Funded Warrant Shares issuable pursuant to any exercise of the Pre-Funded Warrants.

4.10 Listing of Ordinary Shares. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed, and the Company shall apply to list or quote all of the Shares and Pre-Funded Warrant Shares on such Trading Market prior to the Closing and promptly secure the listing of all of the Shares and Pre-Funded Warrant Shares on such Trading Market prior to Closing. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Shares and Pre-Funded Warrant Shares and will take such other action as is necessary to cause all of the Shares and Pre-Funded Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to maintain the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Reserved.

4.12 Subsequent Equity Sales.

(a)       Without the consent of the Placement Agent, from the date of this Agreement until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary shall (A) issue Ordinary Shares or Ordinary Shares Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Ordinary Shares or (C) file with the SEC a registration statement under the Securities Act relating to any Ordinary Shares or Ordinary Shares Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 4.12 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of Ordinary Shares or Ordinary Shares Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Ordinary Shares or Ordinary Shares Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan; (v) the Company entering into a sales agreement with the Placement Agent and such other sales agents as the Company may designate (the “Sales Agreement”) providing for the sale of Ordinary Shares in one or more “at-the-market” offerings, block trades, or similar primary offering transactions, and file any such related prospectus supplement(s) or registration statement(s) with the Commission in connection therewith; (vi) of Ordinary Shares issuable pursuant to an equity line of credit whereby the Placement Agent shall act as placement agent for such equity line (the “ELOC”); (vii) the consummation of the contemplated transaction with Immunova LLC as disclosed in the SEC Reports; or (viii) Exempt Issuances.

From the date hereof until thirty (30) days after the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the Company will be permitted to enter into a Sales Agreement at any time during the thirty day period after the Effective Date.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser. Each Purchaser acknowledges and agrees to promptly provide to the Company or its representatives any such information as may be reasonably requested so as to allow the Company to comply with the provisions of this Section 4.15.

4.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Pre-Funded Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.17 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Pre-Funded Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrants. The Company shall honor exercises of the Pre-Funded Warrants and shall deliver Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.18 Reserved.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers, as well as fees and expenses of the Asset Manager (including the expenses of its representatives) to the extent contemplated by the Asset Management Agreement.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing Date, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such at least 50.1% in interest of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers” (other than in respect of a transfer pursuant to an effective registration statement).

5.8 Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or DocuSign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or DocuSign signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Pre-Funded Warrant, the applicable Purchaser shall be required to return any Pre-Funded Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such Pre-Funded Warrant Shares and the restoration of such Purchaser’s right to acquire such Pre-Funded Warrant Shares pursuant to such Purchaser’s Pre-Funded Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel to the Placement Agent. The legal counsel of the Placement Agent does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

aLPHATON CAPITAL CORP		Address for Notice: AlphaTON Capital Corp Clarence Thomas Building, P.O. Box 4649 Road Town, Tortola British Virgin Islands, VG1110 Attention: Brittany Kaiser, CEO Email: Brittany@alphatoncapital.com

By:
Name: Brittany Kaiser
Title: Chief Executive Officer

With a copy to (which shall not constitute notice): Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 Attention: Stephen M. Nicolai Email: stephen.nicolai@hoganlovells.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

EXHIBIT A

PURCHASER SIGNATURE PAGES TO ALPHATON CAPITAL CORP SECURITIES PURCHASE AGREEMENT

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

RISK FACTORS

DISCLOSURE SCHEDULES

to the

SECURITIES PURCHASE AGREEMENT

Dated as of August [•], 2025

Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August [●], 2025, between AlphaTON Capital Corp, a company organized under the laws of British Virgin Islands (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company desires to sell to the Purchasers, and each Purchaser desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s ordinary shares, no par value per share, and/or pre-funded warrants to purchase Ordinary Shares, substantially in the form attached hereto as Exhibit B;

WHEREAS, contemporaneously with the sale of the Securities, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares under the Securities Act and applicable state securities laws.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Exchange Rate” shall mean, for any Digital Currency, the 30-day Volume Weighted Average Price (VWAP) for such Digital Currency in US Dollars calculated as of August 22, 2025, as reported by Coinmarketcap.com and adjusted to the nearest cent. If such VWAP data is unavailable from the primary source, the Company shall have sole discretion to obtain the data from a reputable cryptocurrency exchange located in the United States.

“Asset Management Agreement” means the Asset Management Agreement between the Company and the Asset Manager, to be executed on or prior to the Closing Date.

“Asset Manager” means Alpha Sigma Capital Advisors, LLC, with a registered address at c/o 1713 Manatee Avenue, Bradenton, FL 32405, or its designees or designated submanagers.

“Benefit Plans” with respect to any Person shall mean each material “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any employee of such Person or its Subsidiaries has any present or future right to benefits or which are contributed to, sponsored by or maintained by the Person or any of its Subsidiaries.

“Board of Directors” means the board of directors of the Company.

“British Virgin Islands Counsel” means Forbes Hare LLP.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and the British Virgin Islands are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York and the British Virgin Islands are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares and/or the Pre-Funded Warrants, in each case, have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Company Counsel” means Hogan Lovells US LLP.

“Company Wallet Address” means the wallet address specified in writing by the Company for receipt of a particular Digital Currency from the Purchaser.

“Digital Currency” means Bitcoin (BTC), ETH, TON, USD1 (ERC-20 or BEP-20 stablecoin), USDC (ERC-20 or SPL stablecoin), or USDT (ERC-20 or SPL stablecoin).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof, unless otherwise instructed as to an earlier time by the Placement Agent.

“Effective Date” means the earliest of the date that (a) the initial Registration Statement registering for resale all Shares and Pre-Funded Warrant Shares has been declared effective by the Commission, (b) all of the Shares and Pre-Funded Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement of Rule 144 and without volume or manner-of-sale restrictions, (c) following the one year anniversary of the Closing Date provided that a holder of Shares or Pre-Funded Warrant Shares is not an Affiliate of the Company, or (d) all of the Shares and Pre-Funded Warrant Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions.

“Escrow Agent” means InBank.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and the Placement Agent pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance (a) of Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) of Ordinary Shares or other securities upon the exercise or exchange or conversion of any Securities issued hereunder and/or securities (including options, rights or warrants) exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) Ordinary Shares upon conversion or settlement of outstanding debt as of the date hereof in an amount not to exceed $25,000; (d) Ordinary Shares or pre-funded warrants in a private placement or other transaction with fundamental or technical institutional investors at a price per share greater than the Per Share Purchase Price or Per Pre-Funded Warrant Purchase Price, as applicable; (e) of securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the prohibition period in Section 4.12(a) herein, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (f) of any Ordinary Shares issued pursuant to an at-the-market sales agreement entered into by the Company, the Placement Agent and any sales agents designated by the Company provided that any such sales are at a price per share greater than the Per Share Purchase Price; and (g) of any Ordinary Shares issued pursuant to an equity facility or equity line of credit entered into by the Company and the Placement Agent or an affiliate thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Shares Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Per Share Purchase Price” equals $5.73, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement and prior to the Closing Date, provided that the purchase price per Pre-Funded Warrant shall be the Per Share Purchase Price minus the Pre-Funded Warrant exercise price of $0.001 (the “Per Pre-Funded Warrant Purchase Price”).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Chardan Capital Markets, LLC.

“Pre-Funded Warrants” means, collectively, the Pre-Funded Ordinary Share purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Pre-Funded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit B attached hereto.

“Pre-Funded Warrant Shares” means the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.2(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.2(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Rights Agreement” shall have the meaning ascribed to such term in the recitals.

“Registration Statement” means a resale registration statement meeting the requirements of the Registration Rights Agreement and covering the resale by the Purchasers of the Shares and the Pre-Funded Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares and the Pre-Funded Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the Ordinary Shares issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Ordinary Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares (or Pre-Funded Warrants in lieu of Shares) purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in a Digital Currency (minus, if applicable, a Purchaser’s aggregate exercise price of the Pre-Funded Warrants, which amounts shall be paid as and when such Pre-Funded Warrants are exercised for cash).  For the purposes of this Agreement, the value of the Subscription Amount shall be measured in U.S. dollars. Payments received in Digital Currency will be valued at the Applicable Exchange Rate for the respective Digital Currency.

“Subsidiary” means any subsidiary of the Company as set forth in the SEC Reports and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Pre-Funded Warrants and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means TSX Trust Company, with a mailing address of 100 Adelaide St W, Suite 301, Toronto, ON M5H 4H1 Canada, and any successor transfer agent of the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Ordinary Shares so reported, or (d) in all other cases, the fair market value of a share of Ordinary Shares as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, the number and type of Securities, for the aggregate purchase price, set forth opposite the Purchaser’s name on Exhibit A. The price per Share is $5.73 and the price per Pre-Funded Warrant is $5.729. To the extent that a Purchaser determines, in its sole discretion, that such Purchaser’s Subscription Amount (together with such Purchaser’s Affiliates and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would cause such Purchaser’s beneficial ownership of the Ordinary Shares to exceed the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, such Purchaser may elect to purchase Pre-Funded Warrants in lieu of the Shares as determined pursuant to Section 2.2(a). The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser at Closing, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. In no event may the Beneficial Ownership Limitation exceed 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of the Pre-Funded Warrant held by the Purchaser. In each case, the election to receive Pre-Funded Warrants is solely at the option of the Purchaser. Each Purchaser shall deliver to the Escrow Agent, via wire transfer, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to each Purchaser its respective Shares and Pre-Funded Warrants, as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Placement Agent or such other location as the parties shall mutually agree, including remotely by electronic transfer of the Closing documentation.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) (A) the legal opinion of British Virgins Islands Counsel; and (B) the legal opinion of Company Counsel, in a form reasonably acceptable to the Placement Agent;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, in book entry form (unless otherwise requested by the Purchasers) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv) the Company Wallet Address;

(v) for each Purchaser of Pre-Funded Warrants pursuant to Section 2.1, a Pre-Funded Warrant registered in the name of such Purchaser to purchase up to a number of Ordinary Shares equal to the portion of such Purchaser’s Subscription Amount applicable to Pre-Funded Warrants divided by the Per Pre-Funded Warrant Purchase Price, with an exercise price equal to $0.001, subject to adjustment as described therein; and

(vi) the Registration Rights Agreement duly executed by the Company.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Registration Rights Agreement duly executed by such Purchaser; and

(iii) to the Company Wallet Address, such Purchaser’s Subscription Amount (excluding any gas fees) together with (x) a screenshot of the transactions or (y) the block explorer URLs. Prior to remitting the full Subscription Amount or maximum amount per a single transaction, the Purchaser shall send a small test transaction to the Company Wallet Address and obtain written confirmation from the Company of receipt of such test transaction. The Purchaser shall not send more than $10,000,000 USD worth of a Digital Currency in any single transaction unless otherwise approved in writing by the Company. The Purchaser acknowledges and agrees that all risk of loss for any amounts that are not received by the Company, including, without limitation, amounts sent to incorrect wallet addresses or amounts lost due to network error, user error, or malicious activity, shall be borne solely by the Purchaser.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being satisfied or waived by the Company:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) the Company shall have notified, and received no objection from, the Company’s principal Trading Market;

(iii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iv) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being satisfied, or severally and not jointly, waived by each Purchaser:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) the Asset Management Agreement shall have been executed by the Company and the Asset Manager;

(v) the Company shall have executed an At the Market Agreement with the Placement Agent in an amount permitting sales equal to or in excess of $100,000,000;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vii) from the date hereof to the Closing Date, trading in the Ordinary Shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred after the date of this Agreement any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

(c) If the Closing fails to take place within fifteen (15) days of the date of this Agreement, the Company shall refund the Subscription Amount in the amount and form that the Purchaser provided to the Company, without interest thereon or deduction therefrom, and to the wallet address from which the Purchaser paid Company the aggregate price of the Subscription Amount, exclusive of any transaction costs.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company are set forth in the SEC Reports or have otherwise been disclosed to Purchasers by the Company. Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of its shares or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock or ordinary shares, as applicable, of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no Subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document or the Asset Management Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document or the Asset Management Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, that a change in the market price or trading volume of the Ordinary Shares alone shall not be deemed, in and of itself, to constitute a Material Adverse Effect. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents or the Asset Management Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party or the Asset Management Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party or the Asset Management Agreement, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or additional listing application(s) to each applicable Trading Market for the listing of the Shares and Pre-Funded Warrant Shares for trading thereon in the time and manner required thereby; (iii) the registration statement required to be filed by the Registration Rights Agreement; and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”). For greater certainty, to the Company’s knowledge, the Company is not required to submit an original listing application to its Trading Market in connection with the offer and sale of the Securities or the execution of the Asset Management Agreement and effecting the Company’s TON treasury strategy.

(f) Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Pre-Funded Warrants are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms free and clear of all Liens imposed by the Company other than restrictions on transfer provided for under applicable law or in the Transaction Documents. The Pre-Funded Warrant Shares, when issued in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for under applicable law or in the Transaction Documents. The Company has reserved from its duly authorized shares the maximum number of Ordinary Shares issuable pursuant to this Agreement and the Pre-Funded Warrants. Subject to the accuracy of the representations and warranties made by the Purchasers in Section 3.2, the offer and sale of the Securities to the Purchaser is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of Ordinary Shares owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g) and as disclosed in the SEC Reports, the Company has not issued any Ordinary Shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s equity incentive plans, the issuance of Ordinary Shares to employees, consultants and directors pursuant to the Company’s equity incentive plans or employee stock purchase plans and pursuant to the conversion and/or exercise of Ordinary Shares Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in Schedule 3.1(g) or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the capital stock or shares of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Shares Equivalents or capital stock or shares of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person (other than the Purchasers) other than the Pre-Funded Warrant Shares. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. Except as set forth in Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding Ordinary Shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with IFRS, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports or on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements prepared in accordance with IFRS or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any Ordinary Shares and (v) except as set forth on Schedule 3.1(i). the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the entry into the Asset Management Agreement and as otherwise disclosed in the Disclosure Schedules, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule 3.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage in amounts deemed prudent by the Company. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its existing business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports or Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. Except for the fees and expenses of the Placement Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities and application of the proceeds as set forth under Section 4.7, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than to each of the Purchasers pursuant to the Registration Rights Agreement and except as set forth on Schedule 3.1(w), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary that have not been waived, rendered moot, or are immaterial.

(x) Nasdaq Stock Market. The issued and outstanding Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “PRTG”. The Company is in compliance with all listing requirements of Nasdaq applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Ordinary Shares on the Nasdaq Capital Market or to deregister the Ordinary Shares under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Ordinary Shares under the Exchange Act.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Asset Management Agreement and the representations made in Section 3.1(i), the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Indebtedness. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable or accrued payroll liabilities incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. Except for the matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. No audits, examinations, or other proceedings with respect to any material amounts of taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of “general solicitation” or “general advertising” (as such terms are defined in Regulation D under the Securities Act). Assuming the accuracy of the Purchasers’ representations and warranties under this Agreement, the Company has offered the Securities for sale only to the Purchasers and certain other “qualified purchasers” within the meaning of the Securities Act.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s accounting firm is CBIZ CPAs P.C. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) expressed its opinion with respect to the financial statements included in the Company’s Annual Report on SEC Form 20-F filed on July 25, 2025 for the fiscal year ended March 31, 2025.

(gg) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company. The Company is current with respect to any fees owed to its accountants and lawyers that could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that, to its knowledge, each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that, to its knowledge, no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(g) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Ordinary Shares and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities (in compliance with applicable laws) at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(jj) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk) Employee Benefits. Except as would not be reasonably likely to result in a Material Adverse Effect, each Benefit Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, the Patient Protection and Affordable Care Act of 2010, as amended, and other applicable laws, rules and regulations.

(ll) Reserved.

(mm) Stock Option Plans. Except as set forth on Schedule 3.1(mm), each stock option granted by the Company under the Company’s equity incentive plan was granted (i) in accordance with the terms of the Company’s equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under IFRS and applicable law. No stock option granted under the Company’s equity incentive plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(oo) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(pp) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(qq) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its Subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(rr) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

(ss) Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(tt) Notice of Disqualification Events. The Company will notify the Purchasers and the Placement Agent in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(uu) No Additional Agreements. Except as set forth on Schedule 3.1(uu), there are no agreements or understandings between the Company and any Purchaser with respect to the transactions contemplated by the Transaction Agreements other than (i) as specified in the Transaction Agreements and (ii) any side letter agreements with any of the Purchasers, which side letters the Company has shared with all Purchasers.

(vv) Cybersecurity. (i) To the knowledge of the Company, in the three (3) years before the date of this Agreement, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, in each case, except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ww) Compliance with Data Privacy Laws. To the knowledge of the Company, the Company and its subsidiaries are in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation HIPAA, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other applicable local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Investment Representations and Warranties. The Purchaser hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Securities. The Purchaser further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). The Purchaser understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(d) Intent. The Purchaser is purchasing the Securities, solely for the Purchaser’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Notwithstanding the foregoing, if the Purchaser is purchasing the Securities as a fiduciary or agent for one or more investor accounts, the Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Purchaser has no present arrangement to sell the Securities to or through any person or entity. The Purchaser understands that the Securities must be held indefinitely unless such Securities are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Purchaser has considered necessary to make an informed investment decision. The Purchaser acknowledges that the Purchaser (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Securities. The Purchaser acknowledges that the Purchaser is aware that there are substantial risks incident to the purchase and ownership of the Securities, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Purchaser has adequately analyzed and fully considered the risks of an investment in the Securities and determined that the Securities are a suitable investment for the Purchaser. The Purchaser is, at this time and in the foreseeable future, able to afford the loss of the Purchaser’s entire investment in the Securities and the Purchaser acknowledges specifically that a possibility of total loss exists.

(g) Independent Investment Decision. The Purchaser understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in such Purchaser’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h) Independent Advice. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice.

(i) Securities Not Registered; Legends. The Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

The Purchaser understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”

In addition, the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

(j) No General Solicitation. The Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to Purchaser solely by direct contact between Purchaser and the Company, the Placement Agent and/or their respective representatives. Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to Purchaser, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Purchaser. The Purchaser is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(k) Access to Information. The Purchaser acknowledges and agrees that the Purchaser and the Purchaser’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities as the Purchaser and the Purchaser’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Securities and that the Purchaser has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, limit or otherwise affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(l) Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(m) Disqualification Event. To the extent the Purchaser is one of the covered persons identified in Rule 506(d)(1), the Purchaser represents that no Disqualification Event is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

(n) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired. Neither the Placement Agent nor any Affiliate of the Placement Agent has made or makes any representation as to the Company or the quality of the Securities and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it. In connection with the issuance of the Securities to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(o) Investment Company Act Acknowledgment. The Purchaser acknowledges that the Company’s representation in Section 3(v) is based solely upon the Company’s operations and intended operations as they exist as of the date of this Agreement and that the Company’s status as an “investment company” is subject to change based upon one or more changes in the laws or regulations regarding the Company’s operations by one or more governmental authorities. The Purchaser further acknowledges that no opinion has been or will be provided regarding the Company’s operations as an investment company subsequent to the Closing.

(p) Risk Factors. The Purchaser understands and acknowledges that his, her or its purchase of the Securities is a speculative investment that involves a high degree of risk and the potential loss of their entire investment and has carefully read and considered the matters and Risk factors set forth in the SEC Reports and in Exhibit D “Risk Factors.”

(q) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(r) Office of Foreign Assets Control. Neither such Purchaser nor any of its affiliates, officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function is (i) a person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through OFAC and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, a Designated Person on the UK consolidated list (https://www.gov.uk/government/publications/financial-sanctions-consolidated-list-of-targets) or any other any Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, resident or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). Such Purchaser agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that such Purchaser is permitted to do so under applicable law. Such Purchaser represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that such Purchaser maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. Such Purchaser also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. Such Purchaser further represents and warrants that, to its knowledge, (i) none of the funds held by such Purchaser and used to purchase the Securities are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by such Purchaser and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(s) No Foreign Person. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Securities hereunder, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Securities hereunder.

(t) ERISA. If such Purchaser is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, such Purchaser represents and warrants that (i) it has not relied on the Company, the Placement Agent or any of their respective affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Securities and (ii) the acquisition and holding of the Securities will not result in a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

(u) Taxes. Purchaser acknowledges (a) that Company makes no representation or warranty with respect to any tax implications of the Transaction to Purchaser; (b) Purchaser shall be solely and exclusively responsible for the payment of any and all taxes to Purchaser as a result of the Transaction; (c) Purchaser has paid its own expenses, in any, incurred in connection with entering into this Agreement; and (d) Purchaser is not a party to any binding commitments and has no current plans or intention to sell the stock of the Company purchased pursuant to this Agreement. Purchaser represents that (i) Purchaser will not retain any rights in the Digital Currency transferred by Purchaser to the Company, (ii) none of the Digital Currency transferred by Purchaser to the Company are subject to liabilities that are assumed by the Company, and (iii) the fair market value of the Digital Currency contributed to the Company is at least equal to or greater than Purchaser's tax basis in Digital Currency.

(v) Cryptocurrency Subscriptions. (i) Purchaser has all rights, title and interest in and to Digital Currency to be contributed by it to the Company pursuant to this Agreement, (ii) the Digital Currency is held in a digital wallet held or operated by or on behalf of the Purchaser at or by an appropriately regulated custodian and/or in accordance with industry-standard security practices (the "Purchaser Digital Wallet") and neither the Digital Currency nor such Purchaser Digital Wallet is subject to any liens, encumbrances or other restrictions, (iii) Purchaser has taken commercially reasonable steps to protect its Purchaser Digital Wallet and the Digital Currency and (iv) Purchaser has the exclusive ability to control such Purchaser Digital Wallet, including by use of "private keys" or other equivalent means or through custody arrangements or other equivalent means.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Shares and Pre-Funded Warrant Shares may only be disposed of in compliance with state and federal securities laws. The Pre-Funded Warrants are subject to transfer restrictions as set forth in such Pre-Funded Warrants. In connection with any transfer of Shares and Pre-Funded Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. As a condition of transfer (other than pursuant to an effective Registration Statement), any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Purchaser under this Agreement and the Registration Rights Agreement.

(b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend in the form set forth in Section 3.2(h) hereof.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Shares and Pre-Funded Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Shares and Pre-Funded Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares and Pre-Funded Warrant Shares may reasonably request in connection with a pledge or transfer of the Shares and Pre-Funded Warrant Shares, including, if the Shares and Pre-Funded Warrant Shares are subject to registration pursuant to Section 4.4 of this Agreement or the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling shareholders thereunder.

(c) Certificates (or book-entries) evidencing the Shares and Pre-Funded Warrant Shares shall not contain any legend (including the legend set forth in Section 3.2(h), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Pre-Funded Warrant Shares pursuant to Rule 144 and the Company is then in compliance with the current public information required under Rule 144, (iii) if such Shares or Pre-Funded Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Pre-Funded Warrant Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by a Purchaser, respectively. If all or any portion of a Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Pre-Funded Warrant Shares, or if the Shares or Pre-Funded Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares or Pre-Funded Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Pre-Funded Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such Shares or Pre-Funded Warrant Shares shall be issued free of all legends. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder or if reasonably required by a Purchaser. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate (or a request in the case of Shares held in book-entry) representing Shares or Pre-Funded Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or evidence of book-entry position representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Certificates for Shares and Pre-Funded Warrant Shares (or evidence of book-entry positions) subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of a certificate or evidence of book-entry position representing Shares or Pre-Funded Warrant Shares, as the case may be, issued with a restrictive legend. The Purchaser shall provide the Company written notice of a removal request (the “Request Notice”) at least two (2) Trading Days prior to delivery of the legended Share certificate.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Pre-Funded Warrant Shares (based on the VWAP of the Ordinary Shares on the date such Shares and Pre-Funded Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date (or, if later, four days after the Request Notice date) until such certificate (or evidence of book-entry position) is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate (or book-entry notation) representing the Shares and Pre-Funded Warrant Shares so delivered to the Company by such Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Purchaser purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares that such Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Ordinary Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Pre-Funded Warrant Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Ordinary Shares on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares or Pre-Funded Warrant Shares and ending on the date of such delivery and payment under this clause (ii).

(e) Each Purchaser, severally and not jointly with the other Purchasers, agrees with the Company that such Purchaser will sell any Shares and Pre-Funded Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares and Pre-Funded Warrant Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares and Pre-Funded Warrant Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Furnishing of Information; Public Information.

(a) For at least two years after the Closing Date, the Company covenants to maintain the registration of the Ordinary Shares under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities of a Purchaser may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Purchaser’s other available remedies, the Company shall pay to that Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to $1,000 per day of a Public Information Failure until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for that Purchaser to transfer the Shares or Pre-Funded Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, other than during the pendency of any bona fide dispute over whether an alleged Public Information Failure has occurred, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Public Information Failure, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby (including the entry into and material terms of the Asset Management Agreement), and (b) file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto (and the Asset Management Agreement as an exhibit thereto, or a summary of the material terms thereof), with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or the rules of any Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with (i) any registration statement contemplated by this Agreement and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.5 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and the Asset Management Agreement, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder as follows: $4,000,000 shall be allocated to fund the existing Company’s business operations existing as of immediately prior to Closing on the Closing Date and for working capital and general corporate purposes relating to the existing Company’s business operations existing as of immediately prior to Closing on the Closing Date and 99% of the balance of the net cash raised shall be delivered to the Asset Manager on closing to be allocated to fund the acquisition of cryptocurrency and the establishment of the company’s cryptocurrency treasury operations as provided in the Asset Management Agreement. The Company shall not use such proceeds: (a) for the redemption of any Ordinary Shares or Ordinary Shares Equivalents, or (b) in violation of FCPA or OFAC regulations.

4.8 Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.9 Reservation of Ordinary Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Pre-Funded Warrant Shares issuable pursuant to any exercise of the Pre-Funded Warrants.

4.10 Listing of Ordinary Shares. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market on which it is currently listed, and the Company shall apply to list or quote all of the Shares and Pre-Funded Warrant Shares on such Trading Market prior to the Closing and promptly secure the listing of all of the Shares and Pre-Funded Warrant Shares on such Trading Market prior to Closing. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other Trading Market, it will then include in such application all of the Shares and Pre-Funded Warrant Shares and will take such other action as is necessary to cause all of the Shares and Pre-Funded Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to maintain the listing and trading of its Ordinary Shares on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Reserved.

4.12 Subsequent Equity Sales.

(a)       Without the consent of the Placement Agent, from the date of this Agreement until thirty (30) days after the Effective Date, neither the Company nor any Subsidiary shall (A) issue Ordinary Shares or Ordinary Shares Equivalents, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Ordinary Shares or (C) file with the SEC a registration statement under the Securities Act relating to any Ordinary Shares or Ordinary Shares Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 4.12 shall not apply to (i) the issuance of the Securities hereunder, (ii) the issuance of Ordinary Shares or Ordinary Shares Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, (iii) the issuance of any Ordinary Shares or Ordinary Shares Equivalents pursuant to any Company stock-based compensation plans or in accordance with Nasdaq Stock Market Rule 5635(c)(4), (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee stock purchase plan; (v) the Company entering into a sales agreement with the Placement Agent and such other sales agents as the Company may designate (the “Sales Agreement”) providing for the sale of Ordinary Shares in one or more “at-the-market” offerings, block trades, or similar primary offering transactions, and file any such related prospectus supplement(s) or registration statement(s) with the Commission in connection therewith; (vi) of Ordinary Shares issuable pursuant to an equity line of credit whereby the Placement Agent shall act as placement agent for such equity line (the “ELOC”); (vii) the consummation of the contemplated transaction with Immunova LLC as disclosed in the SEC Reports; or (viii) Exempt Issuances.

From the date hereof until thirty (30) days after the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Shares Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the Company will be permitted to enter into a Sales Agreement at any time during the thirty day period after the Effective Date.

4.13 Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14 Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.15 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon request of any Purchaser. Each Purchaser acknowledges and agrees to promptly provide to the Company or its representatives any such information as may be reasonably requested so as to allow the Company to comply with the provisions of this Section 4.15.

4.16 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding Ordinary Shares, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares and Pre-Funded Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.17 Exercise Procedures. The form of Notice of Exercise included in the Pre-Funded Warrants sets forth the totality of the procedures required of the Purchasers in order to exercise the Pre-Funded Warrants. No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Pre-Funded Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Pre-Funded Warrants. The Company shall honor exercises of the Pre-Funded Warrants and shall deliver Pre-Funded Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.18 Reserved.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers, as well as fees and expenses of the Asset Manager (including the expenses of its representatives) to the extent contemplated by the Asset Management Agreement.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers which purchased at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder (or, prior to the Closing Date, the Company and each Purchaser) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such at least 50.1% in interest of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers” (other than in respect of a transfer pursuant to an effective registration statement).

5.8 Third-Party Beneficiaries. The Placement Agent shall be the third party beneficiary of the representations and warranties of the Company in Section 3.1 and the representations and warranties of the Purchasers in Section 3.2. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file or DocuSign, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or DocuSign signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Pre-Funded Warrant, the applicable Purchaser shall be required to return any Pre-Funded Warrant Shares subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such Pre-Funded Warrant Shares and the restoration of such Purchaser’s right to acquire such Pre-Funded Warrant Shares pursuant to such Purchaser’s Pre-Funded Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through the legal counsel to the Placement Agent. The legal counsel of the Placement Agent does not represent any of the Purchasers and only represents the Placement Agent. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ALPHATON CAPITAL CORP		Address for Notice: AlphaTON Capital Corp Clarence Thomas Building, P.O. Box 4649 Road Town, Tortola British Virgin Islands, VG1110 Attention: Brittany Kaiser, CEO Email: Brittany@alphatoncapital.com

By:
Name: Brittany Kaiser
Title: Chief Executive Officer

With a copy to (which shall not constitute notice): Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, PA 19103 Attention: Stephen M. Nicolai Email: stephen.nicolai@hoganlovells.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

EXHIBIT A

PURCHASER SIGNATURE PAGES TO ALPHATON CAPITAL CORP SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser: ___________________________________________________________________
Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $ (in Digital Currency)

Digital Currency (please check box):

☐ Bitcoin (BTC)

☐ ETH

☐ TON*

☐ USD1 (ERC-20 or BEP-20 stablecoin)

☐ USDC (ERC-20 or SPL stablecoin)

☐ USDT (ERC-20 or SPL stablecoin).

Shares: _______________________________

Pre-Funded Warrant Shares: _________________________

Beneficial Ownership Blocker: ☐ 4.99% ☐ 9.99% ☐ 19.99%

EIN Number: _________________

*TON is valued as follows: 1 Locked TON = $2.50; 1 Liquid TON = $3.72.

[SIGNATURE PAGES CONTINUE]

EXHIBIT B

FORM OF PRE-FUNDED WARRANT

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT D

RISK FACTORS

DISCLOSURE SCHEDULES

to the

SECURITIES PURCHASE AGREEMENT

Dated as of August [●], 2025

Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2025, is entered into by and among AlphaTON Capital Corp, a company organized under the laws of the British Virgin Islands (the “Company”), and the several investors signatory hereto (individually as an “Investor” and collectively together with their respective permitted assigns, the “Investors”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and among the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS, upon the terms and subject to the conditions of the Purchase Agreement, the Company has agreed to issue to the Investors, and the Investors have agreed to purchase, severally and not jointly, an aggregate of up to $[●] of (x) shares (the “Shares”) of the Company's ordinary shares, no par value per share (the “Ordinary Shares”), and/or (y) pre-funded warrants to purchase Ordinary Shares (the “Pre-Funded Warrants”)..  To induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1.	DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)                “Person” means any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

(b)                “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the U.S. Securities and Exchange Commission (the “SEC”).

(c)                “Registrable Securities” means (i) the Shares and any Ordinary Shares issued or issuable with respect to the Pre-Funded Warrants as a result of any share split or subdivision, share dividend, recapitalization, exchange or similar event, and (ii) the Ordinary Shares or Ordinary Shares underlying convertible and other securities of the Company listed in Schedule A hereto. Registrable Securities shall cease to be Registrable Securities upon the date on which the Investors shall have resold all the Registrable Securities covered by the Registration Statement.

(d)                “Registration Expenses” means all registration and filing fee expenses incurred by the Company in effecting any registration pursuant to this Agreement, including (i) all registration, qualification, and filing fees, printing expenses, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority, (ii) all fees and expenses in connection with compliance with or clearing the Registrable Securities for sale under any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, and (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance).

(e)                “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, that Registers Registrable Securities, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement as may be necessary to comply with applicable securities laws. “Registration Statement” shall also include a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the SEC.

(f)                 “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all similar fees and commissions relating to the Investors’ disposition of the Registrable Securities.

2.	REGISTRATION.

(a)                Mandatory Registration. The Company shall, as promptly as reasonably practicable and in any event no later than fifteen (15) days after the Closing Date (the “Filing Deadline”), prepare and file with the SEC an initial Registration Statement (the “Initial Registration Statement”) covering the resale of all Registrable Securities; provided however that the Company shall use commercially reasonable efforts to effect such filing within ten (10) days after the Closing Date. Before filing the Registration Statement, the Company shall furnish to the Investors a copy of the Registration Statement. The Investors and their counsel shall have at least three Business Days prior to the anticipated filing date of a Registration Statement to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus, prior to its filing with the SEC, provided that such notice and prior review by the Investors and their counsel shall not be required in connection with any supplements or amendments related solely to the Company filing its regular Current Reports on Form 6-K or Annual Report on Form 20-F. Subject to any SEC comments, such Registration Statement shall include the plan of distribution substantially in the form attached hereto as Exhibit A. The Company shall (a) use commercially reasonable efforts to address in each such document prior to being so filed with the SEC such comments as the Investor or its counsel reasonably proposed by the Investor, and (b) not file any Registration Statement or related prospectus or any amendment or supplement thereto containing information regarding the Investor to which Investor reasonably objects, unless such information is required to comply with any applicable law or regulation. The Investors shall promptly furnish all information reasonably requested by the Company and as shall be reasonably required in connection with any registration referred to in this Agreement.

(b)                Effectiveness. The Company shall use its reasonable efforts to have the Initial Registration Statement and any amendment declared effective by the SEC at the earliest possible date but no later than the earlier of: (a) the thirtieth (30th) calendar day following the initial filing date of the Initial Registration Statement (or in, the event of a “full review” by the Commission, the sixtieth (60th) calendar day following the Filing Date) and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Initial Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within 24 hours, after the Registration Statement is declared effective or is supplemented and shall provide the Investor with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use reasonable efforts to keep the Initial Registration Statement continuously effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investors of all of the Registrable Securities covered thereby at all times until the earliest to occur of the following events: (i) the date on which the Investors shall have resold all the Registrable Securities covered thereby; and (ii) the date on which the Registrable Securities may be resold by the Investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect (the “Registration Period”). The Initial Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

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(c)                Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement at any time is insufficient to cover the Registrable Securities, the Company shall, to the extent necessary and permissible, amend the Initial Registration Statement or file a new registration statement (together with any prospectuses or prospectus supplements thereunder, a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as reasonably practicable, but in any event not later than ten Business Days after the necessity therefor arises (the “New Registration Filing Deadline”). The Company shall use its commercially reasonable efforts to have such amendment and/or New Registration Statement become effective as soon as reasonably practicable following the filing thereof but no later than the earlier of (a) the thirtieth (30th) calendar day following the initial filing date of the New Registration Statement (or in, the event of a “full review” by the Commission, the sixtieth (60th) calendar day following the Filing Date) and (b) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the New Registration Statement will not be “reviewed” or will not be subject to further review (the earlier of such dates, the “New Registration Effectiveness Deadline”). The provisions of Section 2(a) and (b) shall apply to the New Registration Statement, except as modified hereby.

(d)                Liquidated Damages. If (i) the Initial Registration Statement has not been filed by the Filing Deadline, (ii) the Initial Registration Statement has not been declared effective by the Effectiveness Deadline, (iii) the New Registration Statement has not been filed by the New Registration Filing Deadline, (iv) the New Registration Statement has not been declared effective by the New Registration Effectiveness Deadline or (v) after any Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update such Registration Statement), but excluding any Allowed Delay (as defined below) or, if the Registration Statement is on Form S-1 or Form F-1, for a period of 20 days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 20-F (a “Maintenance Failure”), then the Company will make pro rata payments to each Investor then holding Registrable Securities, as liquidated damages and not as a penalty, in an amount equal to 1.0% of the aggregate amount paid pursuant to the Purchase Agreement by such Investor for such Registrable Securities then held by such Investor for each 30-day period or pro rata for any portion thereof during which the Maintenance Failure continues (the “Blackout Period”). Such payments shall constitute the Investors’ exclusive monetary remedy for such events, but shall not affect the right of the Investors to seek injunctive relief. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in cash no later than five Business Days after each such 30-day period following the commencement of the Blackout Period until the termination of the Blackout Period (the “Blackout Period Payment Date”). Interest shall accrue at the rate of 1.0% per month on any such liquidated damages payments that shall not be paid by the Blackout Period Payment Date until such amount is paid in full. Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Agreement to any Investor exceed, in the aggregate, 5.0% of the aggregate purchase price of the Shares purchased by such Investor under the Purchase Agreement. Notwithstanding anything in this Section 2(d) to the contrary, during any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Investor fails to furnish information required to be provided pursuant to Section 2(a) or Section 4(a) within three Business Days of the Company’s request, any liquidated damages that would otherwise accrue as to such Investor only shall be tolled until such information is delivered to the Company.

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(e)                Allowable Delays. On no more than two occasions and for not more than 30 consecutive days or for a total of not more than 60 days in any 12 month period, the Company may delay the effectiveness of the Initial Registration Statement or any other Registration Statement, or suspend the use of any prospectus included in any Registration Statement, in the event that the Company determines in good faith that such delay or suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”); provided, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

(f)                 Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in any Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities) or requires any Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by such Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that none of the Investors is an “underwriter.” The Investors shall have the right to select one legal counsel, at such Investor’s expense, to review and oversee any registration or matters pursuant to this Section 2(g), including participation in any meetings or discussions with the SEC regarding the SEC’s position and to comment on any written submission made to the SEC with respect thereto. No such written submission with respect to this matter shall be made to the SEC to which any Investor’s counsel reasonably objects. In the event that, despite the Company’s reasonable efforts and compliance with the terms of this Section 2(g), the SEC refuses to alter its position, the Company shall (i) remove from such Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor (provided that, in the event an Investor withholds such consent, the Company shall have no obligation hereunder to include any Registrable Securities of such Investor in any Registration Statement covering the resale thereof until such time as the SEC no longer requires such Investor to be named as an “underwriter” in such Registration Statement or such Investor otherwise consents in writing to being so named). Any cut-back imposed on the Investors pursuant to this Section 2(g) shall be allocated among the Investors on a pro rata basis and shall be applied first to any of the Registrable Securities of such Investor as such Investor shall designate, unless the SEC Restrictions otherwise require or provide or the Investors otherwise agree. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein and the liquidated damages provisions relating thereto) shall again be applicable to such Cut Back Shares; provided, however, that the date by which the Company is required to file the Registration Statement with respect to such Cut Back Shares shall be the tenth day following the Restriction Termination Date and the date by which the Company is required to have the Registration Statement effective with respect to such Cut Back Shares shall be the fifty-fifth (55th) day immediately after the Restriction Termination Date.

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3.	RELATED COMPANY OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on the Initial Registration Statement or on any New Registration Statement, the Company shall use its reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)                Notifications. The Company will promptly notify the Investors when any subsequent amendment to the Initial Registration Statement or any New Registration Statement, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any prospectus or for additional information.

(b)                Amendments. The Company will prepare and file with the SEC any amendments, post-effective amendments or supplements to the Initial Registration Statement, any New Registration Statement or any related prospectus, as applicable, that, (a) as may be necessary to keep such Registration Statement effective for the Registration Period and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the distribution of all of the Registrable Securities covered thereby, or (b) in the reasonable opinion of the Investors and the Company, as may be necessary or advisable in connection with any acquisition or sale of Registrable Securities by the Investors.

(c)                Investor Review. The Company will not file any amendment or supplement to the Registration Statement, any New Registration Statement or any prospectus, other than documents incorporated by reference, relating to the Investors, the Registrable Securities or the transactions contemplated hereby unless (A) the Investors and their counsel shall have been advised and afforded the opportunity to review and comment thereon at least three (3) Business Days prior to filing with the SEC and (B) the Company shall have given reasonable due consideration to any comments thereon received from the Investors or their counsel, provided that such comments are received by the Company at least one (1) Business Day prior to the deadline for such filing with the SEC.

(d)                Copies Available. The Company will furnish to any Investor whose Registrable Securities are included in any Registration Statement and its counsel copies of the Initial Registration Statement, any prospectus thereunder (including all documents incorporated by reference therein), any prospectus supplement thereunder, any New Registration Statement and all amendments to the Initial Registration Statement or any New Registration Statement that are filed with the SEC during the Registration Period (including all documents filed with or furnished to the SEC during such period that are deemed to be incorporated by reference therein), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment) and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Investor that are covered by such Registration Statement, in each case as soon as reasonably practicable upon such Investor’s request and in such quantities as such Investor may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document to the Investor to the extent such document is available on EDGAR.

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(e)                Notification of Stop Orders; Material Changes. The Company shall use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable. The Company shall advise the Investors promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to the Registration Statement or any prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Initial Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement, or any New Registration Statement, or of the Company’s receipt of any notification of the suspension of qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or any prospectus untrue or which requires the making of any additions to or changes to the statements then made in any Registration Statement or any prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, or of the necessity to amend any Registration Statement or any prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investors the substance of specific reasons of any of the events set forth in clause (i) to (iii) of the immediately preceding sentence (each, a “Suspension Event”), but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any prospectus or prospectus supplement, the Company shall use its reasonable efforts to obtain the withdrawal of such order at the earliest practicable time. The Company shall furnish to the Investors, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to the Initial Registration Statement, any New Registration Statement or any prospectus, or prospectus supplement as the case may be. In the event of a Suspension Event set forth in clause (iii) of the first sentence of this Section 3(e), the Company will use its commercially reasonable efforts to publicly disclose such event as soon as reasonably practicable, or otherwise resolve the matter such that sales under Registration Statements may resume; provided, however, that if the Company has a bona fide business purpose for not making such information public, the Company may suspend the use of all Registration Statements for up to 60 consecutive calendar days; provided, further, that the Company may not suspend the use of all Registration Statements more than twice, or for more than 90 total calendar days, in each case during any twelve-month period.

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(f)                 Confirmation of Effectiveness. If reasonably requested by an Investor at any time in respect of any Registration Statement, the Company shall deliver to such Investor a written confirmation (email being sufficient) from Company’s counsel of whether or not the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of Registrable Securities.

(g)                Listing. The Company shall use best efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the Nasdaq Capital Market or such national exchange upon which the Ordinary Shares is then listed.

(h)                Compliance. The Company shall otherwise use best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Registration Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder, and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least 12 months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(h), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter); provided, however, that for as long as the Company remains a foreign private issuer, Availability Date shall mean such date the Company is required to deliver financial statement pursuant to applicable securities law.

(i)                 Blue-Sky. The Company shall register or qualify or cooperate with the Investor and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(i), or (iii) file a general consent to service of process in any such jurisdiction.

(j)                 Rule 144. With a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell Ordinary Shares to the public without registration, the Company covenants and agrees to use reasonable efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of or electronic access to the Company’s most recent Annual Report on Form 20-F (if the Company has filed an Annual Report on Form 20-F), and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

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(k)                Cooperation. The Company shall cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of Ordinary Shares and registered in such names as the holders of the Registrable Securities may reasonably request to the extent permitted by such Registration Statement or Rule 144 to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical share certificates through the use of The Depository Trust Company’s Direct Registration System.

4.	OBLIGATIONS OF THE INVESTORS.

(a)                Investor Information. Each Investor shall provide a completed Investor Questionnaire in the form attached hereto as Exhibit B in connection with the registration of the Registrable Securities. If the Company has not received such completed Questionnaire from an Investor within three
Business Days of the Company’s request, the Company may file the Registration Statement without including such Investor’s Registrable Securities.

(b)                Suspension of Sales. Each Investor, severally and not jointly with any other Investor, agrees that, upon receipt of any notice from the Company of the existence of an Allowed Delay Suspension Event as set forth in Section 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities until the Investor's receipt of a notice from the Company confirming the resolution of such Allowed Delay or Suspension Event and that such dispositions may again be made.

(c)                Investor Cooperation. Each Investor, severally and not jointly with any other Investor, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

5.	EXPENSES OF REGISTRATION.

All Registration Expenses incurred in connection with registrations pursuant to this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Investors shall be borne by the Investors pro rata on the basis of the number of Registrable Securities so registered.

6.	INDEMNIFICATION.

(a)                To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investors, each Person, if any, who controls the Investors, the members, the directors, officers, partners, employees, members, managers, agents, representatives and advisors of the Investors and each Person, if any, who controls the Investors within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, obligation, claims, damages, liabilities, contingencies, judgments, fines, penalties, charges, costs (including, without limitation, court costs and costs of preparation), reasonable and documented attorneys’ fees, amounts paid in settlement or reasonable and documented expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus, or any amendment or supplement thereof, or (ii) any violation or alleged violation by the Company or any of its Subsidiaries of the Securities Act, Exchange Act or any other state securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration of the Registrable Securities (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable and documented out-of-pocket legal fees or other reasonable and documented expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investors or such Indemnified Person specifically for use in such Registration Statement or prospectus and was reviewed and approved in writing by such Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any prospectus or any such amendment thereof or supplement thereto, if such in each case if the foregoing was timely made available by the Company; (B) with respect to any superseded prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, and the Indemnified Person was promptly advised in writing not to use the outdated, defective or incorrect prospectus prior to the use giving rise to a Violation; (C) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 6.

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(b)                In connection with the Initial Registration Statement, any New Registration Statement or any prospectus, the Investors, severally and not jointly, agree to indemnify, hold harmless and defend, the Company, each of its directors, each of its officers who signed the Initial Registration Statement or signs any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claims resulting from any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with information about an Investor furnished in writing by such Investor to the Company and reviewed and approved in writing by such Investor or such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement, any prospectus or any such amendment thereof or supplement thereto. In no event shall the liability of an Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 6 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in such Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by any Investor pursuant to Section 8.

(c)                Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and upon such notice, the indemnifying party shall not be liable to the Indemnified Person or the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Person or the Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Person or Indemnified Party (together with all other Indemnified Persons and Indemnified Parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the Indemnified Party or Indemnified Person in respect to or arising out of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the Indemnified Party or Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

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(d)                The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred. Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment (including reimbursement of expenses) to the person making it.

(e)                The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such seller from the sale of such Registrable Securities giving rise to such contribution obligation.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the Investors holding a majority of the Registrable Securities then outstanding (determined as if all of the Warrants then outstanding have been exercised without regard to any limitations on the exercise of such Warrants); provided, however, that in any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company is a party and in which the Registrable Securities are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction, and the prior written consent of the Investors holding a majority of the Registrable Securities then outstanding (determined as if all of the Warrants then outstanding have been exercised without regard to any limitations on the exercise of such Warrants) shall not be required for such transaction.

An Investor may transfer or assign its rights hereunder, in whole or from time to time in part, to one or more Persons by such Investor to such Person, provided that such Investor complies with all laws applicable thereto, and the provisions of the Purchase Agreement, and provides written notice of assignment to the Company promptly after such assignment is effected, and such Person agrees in writing to be bound by all of the provisions contained herein.

The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its successors and permitted assigns.

9.	AMENDMENTS AND WAIVERS.

The provisions of this Agreement, including the provisions of this sentence, may be amended, modified or supplemented, or waived only by a written instrument executed by (i) the Company and (ii) the holders of a majority of the then outstanding Registrable Securities (determined as if all of the Warrants then outstanding have been exercised without regard to any limitations on the exercise of such Warrants), provided that any party may give a waiver as to itself and provided further that any amendment, modification, supplement or waiver that disproportionately and adversely affects the rights and obligations of any Investor relative to the comparable rights and obligations of the other Investors shall require the prior written consent of such adversely affected Investor or each Investor, as applicable. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Investors and that does not adversely directly or indirectly affect the rights of other Investors may be given by Investors holding a majority of the Registrable Securities to which such waiver or consent relates.

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10.	MISCELLANEOUS.

(a)                Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt:

i.                        If to the Company, addressed as follows:

AlphaTON Capital Corp

Clarence Thomas Building, P.O. Box 4649

Road Town, Tortola

British Virgin Islands, VG1110

Attention: Brittany Kaiser

Email: Brittany@alphatoncapital.com

with a copy (which shall not constitute notice):

Hogan Lovells US LLP

1735 Market Street, 23rd Floor

Philadelphia, PA 19103

Attention: Stephen M. Nicolai

Email: stephen.nicolai@hoganlovells.com

ii.                        If to any Investor, at its e-mail address or address set forth on its signature page to the Purchase Agreement or to such e-mail address, or address as subsequently modified by written notice given in accordance with this Section 10.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

(b)                Consent to Electronic Notice. Each Investor consents to the delivery of any shareholder notice pursuant to the BVI Business Companies Act (RE 2020) as amended or superseded from time to time by electronic mail at the e-mail address set forth below the Investor’s name on the signature page or Exhibit A, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing.

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(c)                Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

(d)                Governing Law. The provisions of Section 5.9 of the Purchase Agreement are incorporated by reference herein mutatis mutandis.

(e)                Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)               Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(g)                Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)                Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)                 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby.

(j)                 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

(k)                Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, shareholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, employee, shareholder, general or limited partner or member of the Investors or of any affiliates or assignees thereof, as such for any obligation of the Investors under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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(l)                 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

(m)              Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(n)                No Restriction on Trading. Nothing in this Agreement shall be construed to restrict the Investor or its Affiliates from engaging in any lawful trading, hedging, short selling, or other transactions in the Company's securities, whether prior to or after the effectiveness of any Registration Statement, except as may be expressly set forth in this Agreement or the Securities Purchase Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

COMPANY:

AlphaTON Capital Corp

By:
Name: Brittany Kaiser
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

INVESTOR:

[NAME]

By:

Name:

Title:

[Signature Page to Registration Rights Agreement]

Schedule A

Ordinary Shares and Ordinary Shares Underlying Securities to Be Registered Pursuant to the Registration Rights Agreement

1

Exhibit A

PLAN OF DISTRIBUTION

2

Exhibit B

Investor Questionnaire

3

Exhibit 10.4

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES

PRE-FUNDED ORDINARY SHARES PURCHASE WARRANT

alphaton capital corp

Warrant Shares: _________	Issue Date: ___, 2025

THIS PRE-FUNDED ORDINARY SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and until this Warrant is exercised in full (the “Termination Date”) but not thereafter, to subscribe for and purchase from ALPHATON CAPITAL CORP, a company organized under the laws of the British Virgin Islands (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s ordinary shares (the “Ordinary Shares”). The purchase price of one Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement, dated as of ____, 2025, among the Company and the Holder and the other Purchasers named therein (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

Section 2. Exercise.

a)                   Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle the Warrants.

b)                  Exercise Price. The aggregate exercise price of this Warrant, except for a nominal exercise price of $0.001 per Warrant Share, was pre-funded to the Company on or prior to the Initial Exercise Date and, consequently, no additional consideration (other than the nominal exercise price of $0.001 per Warrant Share) shall be required to be paid by the Holder to any Person to effect any exercise of this Warrant. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Ordinary Share under this Warrant shall be $0.001, subject to adjustment hereunder (the “Exercise Price”).

c)                   Cashless Exercise. This Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =    as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Ordinary Shares on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution and delivery of the applicable Notice of Exercise if such Notice of Exercise is delivered during “regular trading hours” on a Trading Day or is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after two (2) hours following the close of “regular trading hours” on such Trading Day;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised and any holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant. For the avoidance of doubt, in the absence of an effective registration statement registering the issuance of the Warrant Shares, the Company shall issue, and the Holder agrees to receive, unregistered Warrant Shares upon a cashless exercise of this Warrant pursuant to this Section 2(c).  The Company agrees not to take any position contrary to this Section 2(c).

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares is then listed or quoted on a Trading Market, the bid price of the Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Ordinary Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Ordinary Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

d)	Mechanics of Exercise.

i.            Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner of sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), this Warrant is being exercised via cashless exercise, and otherwise by book-entry credit, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”); provided, that the Company shall not be obligated to deliver the Warrant Shares hereunder until the Company has received the aggregate Exercise Price (other than in the case of a cashless exercise) on or before the Warrant Share Delivery Date. Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the third Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise. Notwithstanding the foregoing, with respect to any Notice(s) of Exercise delivered on or prior to 12:00 p.m. (New York City time) on the Initial Exercise Date, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Initial Exercise Date and the Initial Exercise Date shall be the Warrant Share Delivery Date for purposes hereunder, provided that payment of the aggregate Exercise Price (other than in the case of a cashless exercise) is received by such Warrant Share Delivery Date.

ii.            Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date (other than any such failure that is solely due to any action or inaction by the Holder with respect to such exercise), and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder; provided, that, for purposes of clarity, under this Clause (B), the Holder shall not be entitled to both (i) require the reinstatement of the portion of the Warrant and the equivalent Warrant Shares for which such exercise was not honored, and (ii) receive the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements hereunder. For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

v.            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.            Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.            Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)	Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder shall be deemed to represent to the Company each time it delivers a Notice of Exercise that such Notice of Exercise has not violated the restrictions set forth in this paragraph, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are not in compliance with the Beneficial Ownership Limitation, provided this limitation of liability shall not apply if the Holder has detrimentally relied on outstanding share information provided by the Company or the Transfer Agent. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% (or, upon election by a Holder prior to the issuance of any Warrants, 9.99%) of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a)                   Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on its Ordinary Shares or any other equity or equity equivalent securities payable in Ordinary Shares (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues by reclassification of Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)                  Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Shares Equivalents or rights to purchase stock, warrants, securities or other property pro rata to all of the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)                   Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to all holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). To the extent that this Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

d)                  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the outstanding Ordinary Shares or greater than 50% of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Ordinary Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(e) regardless of whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares.

e)                   Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

f)                   Notice to Holder.

i.            Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.            Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

a)                   Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in this Warrant, and the applicable provisions in the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                  New Warrants. Subject to compliance with applicable securities laws, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d)                  Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 5.7 of the Purchase Agreement.

e)                   Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a)                   No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, in no event shall the Company be required to net cash settle an exercise of this Warrant.

b)                  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                  Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                   Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)                   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws, and in such case, by the acceptance hereof, represents and warrants that the Holder will acquire such Warrant Shares issuable upon such exercise for its own account and not with a view to or for distributing or reselling Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law. .

g)                  Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                  Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)                    Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                    Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)                  Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)                    Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)                Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)                  Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ALPHATON CAPITAL CORP
By:__________________________________________ Name: Brittany Kaiser Title: Chief Executive Officer

NOTICE OF EXERCISE

To:	alphaton capital corp

(1)   The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)   Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________

________________________________________________________________________

Signature of Authorized Signatory of Investing Entity:

_________________________________________________

Name of Authorized Signatory:

___________________________________________________________________

Title of Authorized Signatory:

Date: ___________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:	______________________________________
(Please Print)
Address:	______________________________________
Phone Number: Email Address:	(Please Print) ______________________________________ ______________________________________
Dated: _______________ __, ______
Holder’s Signature: ____________________
Holder’s Address: _____________________

Exhibit 10.5

SIDE LETTER AGREEMENT
(to that certain Securities Purchase Agreement, dated as of August __, 2025)

This Side Letter Agreement (this “Side Letter”) is entered into as of [●], 2025 (the “Effective Date”) by and between Portage Biotech Inc., a company organized under the laws of the British Virgin Islands (the “Company”), and the undersigned purchaser identified on the signature page hereto (the “Investor”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated as of August __, 2025, by and among the Company and the Investor (the “SPA”).

RECITALS

WHEREAS, pursuant to the SPA, Investor subscribed for and purchased [●] ordinary shares, no par value (the “Shares”), of the Company in exchange for the payment of [●] units of TON digital currency (“Investor TON”) (such purchase, the “Original Transaction”); and

WHEREAS, the parties wish to grant Investor a limited right, during the period set forth herein, to rescind the Original Transaction and require the Company to repurchase from Investor the TON paid in the Original Transaction in exchange for the return and cancellation of the Shares, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Put Option

1.1 Grant of Put Option. Subject to the terms and conditions of this Side Letter, the Company hereby irrevocably grants to Investor the right and option (the “Put Option”) to require the Company to repurchase from Investor, and the Company hereby agrees to repurchase, all of the Investor TON tendered by Investor in the Original Transaction, in exchange for the return of the Shares to the Company for cancellation.

1.2 Exercise Period. The Put Option may be exercised by Investor at any time and from time to time during the period commencing on the Closing Date (as defined in the SPA) and ending at 5:00 p.m. (New York City time) on [●] (the “Put Option Period”). The Put Option shall automatically terminate and be of no further force or effect with respect to any Shares or Investor TON that have not been the subject of a valid Exercise Notice (as defined below) received by the Company on or prior to the expiration of the Put Option Period.

2. Mechanics of Exercise

2.1 Exercise Notice. To exercise the Put Option, Investor shall deliver to the Company a written notice (an “Exercise Notice”) substantially in the form attached hereto as Exhibit A, executed by Investor, specifying (i) Investor’s election to exercise the Put Option, (ii) the number of Shares to be returned (which shall equal all of the Shares acquired in the Original Transaction), (iii) the blockchain wallet address from which the Company is authorized to return the Investor TON, and (iv) any other information reasonably requested by the Company to effect the transaction. The Exercise Notice must be delivered to the Company in accordance with the notice procedures set forth in the SPA.

2.2 Return of Shares. Promptly, and in any event within two (2) Business Days following Investor’s delivery of a valid Exercise Notice, Investor shall (i) instruct the Transfer Agent, or otherwise take all actions reasonably required, to transfer and deliver to the Company (or its designee) the Shares free and clear of all Liens, and (ii) provide customary medallion guarantee or stock power, if requested by the Transfer Agent.

2.3 Return of Investor TON.

(a) Delivery. Within two (2) Business Days after the later of (x) the Company’s receipt of a valid Exercise Notice and (y) the Company’s receipt of confirmation from the Transfer Agent that the Shares have been transferred to the Company’s account for cancellation, the Company shall deliver to Investor an amount of TON equal to the TON originally paid by Investor in connection with the Original Transaction. Such Investor TON shall be delivered to the wallet address designated by Investor in the Exercise Notice using the delivery procedures for Digital Currency set forth in Section 2.2(b)(iii) of the SPA.

(b) No Adjustment for Value. The amount of Investor TON to be delivered upon exercise of the Put Option shall be the exact number of Investor TON contributed by Investor in the Original Transaction, without regard to any increase or decrease in the value of TON or the Shares after the Closing Date.

2.4 Transfer Agent Instructions; Legend Removal. The Company shall deliver irrevocable written instructions to the Transfer Agent directing it to (i) cancel the returned Shares upon receipt, and (ii) update the Company’s share ledger to reflect such cancellation. Investor shall cooperate with the Company and the Transfer Agent to facilitate such cancellation.

2.5 Effect of Exercise. Upon completion of the steps set forth in this Section 2, (i) the Shares shall be cancelled and shall cease to be outstanding, and (ii) Investor shall have no further rights as a shareholder of the Company with respect to such Shares, other than the right to receive the Investor TON as provided herein. The parties agree that the rescission contemplated by this Side Letter shall be deemed to void ab initio the Original Transaction solely with respect to the Shares and Investor TON subject to the Put Option.

3. Representations; Covenants

3.1 SPA Representations. Each party hereby reaffirms, as of the date of each Exercise Notice, its respective representations, warranties and covenants contained in the SPA (as modified by any disclosure schedules thereto) as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

3.2 Survival; Incorporation by Reference. Sections 4.1 (Transfer Restrictions), 4.4 (Securities Laws Disclosure; Publicity), 4.6 (Non-Public Information), 4.8 (Indemnification of Purchasers), 5.4 (Notices), 5.9 (Governing Law), 5.11 (Execution) and 5.21 (Waiver of Jury Trial) of the SPA are hereby incorporated into this Side Letter mutatis mutandis as if set forth herein in full; provided that any reference therein to the “Transaction Documents” shall include this Side Letter.

4. Miscellaneous

4.1 No Other Amendments. Except as expressly set forth herein, the SPA and each other Transaction Document shall remain in full force and effect without modification.

4.2 Entire Agreement. This Side Letter, together with the SPA and the other Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof.

4.3 Assignment. Neither this Side Letter nor any right or obligation hereunder may be assigned by either party without the prior written consent of the other party other than in the event that the assignment is included in a sale of substantially all of the assets of such party.

4.4 Counterparts; Electronic Signatures. This Side Letter may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Side Letter by facsimile, PDF or other electronic means shall be effective as delivery of a manually executed counterpart.

4.5 No Third-Party Beneficiaries. This Side Letter is intended for the benefit of the parties hereto and their respective successors and permitted assigns only and nothing herein, express or implied, shall give any other Person any legal or equitable right, remedy or claim under or with respect to this Side Letter.

PORTAGE BIOTECH INC.
By: _________________________________
Name:
Title:

INVESTOR:_________________________
(Print Name of Investor)

By: _________________________________
Name:
Title:

TON originally paid by Investor: [●] TON
Shares originally issued to Investor: [●] Shares

EXHIBIT A

FORM OF EXERCISE NOTICE

To: Portage Biotech Inc.

Reference is made to that certain Side Letter Agreement (the "Side Letter") dated as of [●], 2025, by and between Portage Biotech Inc. (the "Company") and the undersigned (the "Investor"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Side Letter.

This Exercise Notice must be delivered to the Company in accordance with the notice procedures set forth in the SPA.

Pursuant to Section 2.1 of the Side Letter, the undersigned Investor hereby exercises the Put Option with respect to all Shares acquired in the Original Transaction, as follows:

•	Investor Name: ________________________________
•	Date of Exercise Notice: ________________________
•	Wallet Address for Return of TON: _________________________________________
•	(If different from the original wallet address from which the Company received the TON, please indicate and provide all information required for KYC/AML verification as requested by the Company.)
•	Contact Email/Phone: ___________________________

The undersigned Investor hereby certifies, represents, and warrants that:

1.	The Investor is the sole legal and beneficial owner of the Shares to be returned, and such Shares are owned by the Investor free and clear of all liens, encumbrances, security interests, pledges, restrictions, and adverse claims of any kind, and will be delivered to the Company (or its designee) in accordance with the Side Letter.
2.	The wallet address provided below for the return of TON is either (a) the same wallet address from which the Company originally received the TON in the Original Transaction, or (b) if a different wallet address is provided, the Investor acknowledges and agrees that the Company may require the Investor (and/or the holder of such wallet) to complete a new round of KYC/AML procedures to the Company's satisfaction prior to any return of TON to such wallet address.

Please contact the undersigned at the above contact information to coordinate the return and cancellation of the Shares and the delivery of the TON.

_________________________________

Signature of Investor

Name: ________________________

Title (if applicable): ____________

Exhibit 10.6

MASTER LOAN AGREEMENT

This Master Loan Agreement (the “Agreement”) is dated as of August 30, 2025 by and between BitGo Prime, LLC (“BitGo,” “BitGo Prime,” or “Lender”), a limited liability company organized and existing under the laws of Delaware, and AlphaTON Capital Corp (“Borrower”), a company organized under the laws of British Virgin Islands (each, a “Party” and together, the “Parties”).

WHEREAS, subject to the terms and conditions of this Agreement, Borrower may, from time to time, seek to initiate a transaction pursuant to which Lender will lend Digital Currency or USD to Borrower, and Borrower will pay a Loan Fee and return such Digital Currency or USD to Lender (being repaid in the same form of Digital Currency or USD as original borrowed) upon the termination of the Loan.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

I.             Definitions.

“Additional Termination Event” means (i) a Change in Law, (ii) a Force Majeure Event; or (iii) a Credit Event.

“Airdrop” means a distribution of a new token or tokens resulting from the ownership of a pre-existing token. For the purposes of Section V, an “Applicable Airdrop” is an Airdrop for which the distribution of new tokens can be definitively calculated according to its distribution method, such as a pro rata distribution based on the amount of the relevant Digital Currency held at a specified time. A “Non-Applicable Airdrop” is an Airdrop for which the distribution of new tokens cannot be definitively calculated, such as a random distribution, a distribution to every wallet of the relevant Digital Currency, or a distribution that depends on a wallet of the relevant Digital Currency meeting a threshold requirement.

“Applicable Law” means (regardless of jurisdiction) any applicable (i) federal, national, state and local laws (including common law), ordinances, regulations, orders, statutory instrument, rules, treaties, codes of practice, decrees, injunctions, or judgments and (ii) ruling, declaration, regulation, requirement, or interpretation issued by any Governmental Authority that, in either case, are applicable to or binding on any person or entity or any of its property or assets or to which such entity or person or any of its property or assets is subject.

“Authorized Agent” has the meaning set forth in Exhibit A.

“Borrower Email” means the borrower email for notice indicated in the signature block below.

“Borrower’s Net Equity” means the sum of all Borrower’s assets minus the sum of all Borrower’s liabilities.

BitGo Master Loan Agreement

(BitGo-Lender)

“Business Day” means any day other than a Saturday or Sunday on which commercial banks are open for business in New York City, United States.

“Business Hours” means between the hours of 9am ET to 5pm ET time on a Business Day.

“Call Option” means the right of Lender to demand immediate payment of a portion or the entirety of the Loan Balance at any time, subject to this Agreement.

“Change in Law” means any or all of the Loaned Assets become, in Lender’s sole discretion, at risk of being: (1) considered a security, swap, derivative, or other similarly-regulated financial instrument or asset by any regulatory authority, whether governmental, industry self-regulatory, or otherwise, or by any court of law or dispute resolution organization, arbitrator, or mediator; or (2) subject to future regulation materially impacting this Agreement, the Loan, or Lender’s business.

“Close of Business” means 8pm ET.

“Credit Event” means a Net Equity Event.

“Digital Currency” means any digital currency that Borrower and Lender agree upon.

“Digital Currency Address” means an identifier of alphanumeric characters that represents a digital identity or destination for a transfer of Digital Currency.

“Digital Currency Spot Rate” means, for any particular Digital Currency, the spot exchange rate between the Digital Currency and USD as quoted on a Liquidity Exchange of Lender’s choosing, unless the Loan Confirmation sets forth a different exchange rate for a Digital Currency in which case the different exchange rate shall apply to that particular Loan, again, as quoted on a Liquidity Exchange of Lender’s choosing.

“ET” means Eastern Time (Eastern Daylight Time or Eastern Standard Time, as applicable).

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower under this Agreement, Taxes imposed on or measured by its overall net income, overall gross income or overall gross receipts (however denominated), and franchise taxes imposed on it (in lieu of net income taxes) or capital taxes, by the applicable jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which it is resident for tax purposes or in which its principal office is located.

“Fixed Term Loan” means a Loan with a pre-determined Maturity Date, where Borrower does not have a Prepayment Option and Lender does not have a Call Option.

"Force Majeure Event" means any failure, interruption or delay in the ability of Lender to perform its obligations under this this Agreement resulting from any acts, events or circumstances not within our reasonable control including, without limitation, changes in the functioning or features of the Digital Currency or the software protocols that govern their operation; sabotage or fraudulent manipulation of the protocols or network that govern Digital Currency; cybersecurity attacks, hacks or other intrusions, loss or theft of Digital Currency at any time; unavailability or malfunction of wire, communications or other technological systems; suspension or disruption of trading markets or exchanges; failure of utility services; global or local pandemics; fire; flooding; adverse weather conditions or events of nature; explosions; acts of God, civil commotion, strikes or industrial action of any kind; riots, insurrection, terrorist acts; war (whether declared or undeclared); or acts of government or government agencies (U.S or foreign); or the default of a custodian, trading market or exchange caused directly or indirectly by the occurrence of any of the foregoing events or circumstances.

“Governmental Authority” means the government of any nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Hard Fork” means a permanent divergence in the blockchain (e.g., when non-upgraded nodes cannot validate blocks created by upgraded nodes that follow newer consensus rules, or an airdrop or any other event which results in the creation of a new token).

“Indebtedness” means, as to any person as of any date of determination, without duplication, all of the following, all obligations of such person, whether present or future, contingent or otherwise, as principal or surety or otherwise, (a) for borrowed money or evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) under any derivative, futures, repurchase, reverse repurchase or securities lending contracts or other similar contracts; (c) to purchase, redeem, retire, or otherwise make any payment in respect of any equity interest in such person or any other person, and (d) all guarantees of such person in respect of any of the foregoing.

“Indebtedness Threshold Amount” means USD 10,000,000.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Lender Email” means bitgoprime@bitgo.com or such other address as Lender may specify in writing from time to time.

“Lending Request” shall have the meaning as set forth in Section II(b).

“Liquidation Level” has the meaning set forth in the Loan Confirmation.

“Liquidity Exchanges” means the three highest-volume digital currency exchanges that report prices for the applicable Digital Currency (as measured by the 30-day average daily trading volume of the applicable Digital Currency on any date of determination), as indicated on coinmarketcap.com, or if coinmarketcap.com no longer exists or if pertinent market data is not on coinmarketcap.com, then an alternative market data provider reasonably selected by Lender.

“Loan” means a loan of Digital Currency or USD made pursuant to and in accordance with this Agreement and any Loan Confirmation.

“Loan Balance” means, for a particular Loan, the outstanding Loaned Assets, any accrued and unpaid Loan Fees, outstanding Late Fees, any New Tokens required to be delivered, and any outstanding Early Termination Fee.

“Loan Confirmation” means the agreement between Lender and Borrower for the particular terms of an individual Loan, which shall be memorialized in a confirmation as set forth in Exhibit B or in a form approved by Lender comparable therewith.

“Loan Documents” means this Master Loan Agreement and any and all Loan Confirmations entered into between Lender and Borrower.

“Loan Fee” has the meaning set forth in Section III(a).

“Loan Fee Percentage” has the meaning set forth in the Loan Confirmation.

“Loaned Assets” means any Digital Currency or USD transferred in a Loan hereunder until such is transferred back to Lender pursuant to the terms of this Agreement.

“Margin Call Threshold Amount” means, with respect to any Loan as of any date, the amount obtained by multiplying the Margin Requirement Percentage by the Loan Balance for such Loan as of such date.

“Margin Release Threshold Amount” means, with respect to any Loan as of any date the amount obtained by multiplying the Margin Release Percentage by the Loan Balance for such Loan as of such date.

“Margin Release Percentage” has the meaning set forth in the Loan Confirmation.

“Margin Requirement Percentage” has the meaning set forth in the Loan Confirmation.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, prospects or financial condition of Borrower, (b) the ability of Borrower to perform any of its Obligations under this Agreement or (c) the Lender’s liens on the Collateral or the priority of such liens (including the resignation or notice of resignation of any applicable securities intermediary).

“Maturity Date” means the pre-determined future date upon which a Loan becomes due in full.

“Minimum Transfer Amount” means USD 100,000.

“Net Equity Event” means, as of the end of any calendar month, Borrower’s Net Equity is less than USD 40,000,000.

“Obligations” means all debts, liabilities, obligations, covenants, indemnifications, interest and fees, including the Total Loaned Balance, created hereunder or under the other Loan Documents, whether arising before or after the commencement of any bankruptcy or insolvency proceeding.

“Origination Fee” means a fee charged by the Lender to the Borrower at the time a Loan is made and payable upon origination of the Loan, in consideration for the Lender’s services in evaluating, structuring, documenting, and processing the Loan.

“Origination Fee Percentage” has the meaning set forth in the Loan Confirmation.

“Open Loan” means a Loan without a Maturity Date where Borrower has a Prepayment Option and Lender has a Call Option.

“Prepayment Option” means Borrower has the option to repay or return the Loaned Assets prior to the Maturity Date.

“Required Collateral Amount” means, with respect to any Loan as of any date, the amount obtained by multiplying the Initial Collateral Percentage by the Loan Balance (or proposed Loaned Assets) for such Loan as of such date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees, including stamp taxes, registration fees, documentation or other excise or property taxes, or similar taxes, or other charges imposed by any Governmental Authority, including any interest, additions to Tax or penalties applicable thereto.

“Term Loan with Call Option” means a Loan with a pre-determined Maturity Date where Lender has a Call Option.

“Term Loan with Prepayment Option” means a Loan with a pre-determined Maturity Date where Borrower has a Prepayment Option.

“Termination Date” means the date upon which a Loan is terminated.

“Total Loaned Balance” means, at any time, the Total Loaned Assets, any accrued and unpaid Loan Fees, outstanding Late Fees, any New Tokens required to be delivered, and any outstanding Early Termination Fee.

“Total Loaned Assets” means, at any time, the aggregate outstanding Loaned Assets for all Loans.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“USD” means U.S. dollar.

“Value” of (i) Digital Currency at any time of determination shall be determined by Lender by converting to USD or to such other asset as may be mutually agreed in writing, using the Digital Currency Spot Rate; and (ii) USD shall be the face value thereof.

II.            General Loan Terms.

(a)               Loans of Digital Currency or USD. Subject to the terms and conditions hereof, Borrower may, in its sole and absolute discretion, request from Lender a Loan of a specified amount of Digital Currency or USD, and Lender may, in its sole and absolute discretion, extend such Loan or decline to extend such Loan on terms acceptable to Lender and as set forth in a corresponding Loan Confirmation.

(b)               Loan Procedure. From time to time, during Business Hours on a Business Day (the “Request Day”), by email directed to Lender Email, an Authorized Agent of Borrower may request a Loan (a “Lending Request”) of a specific amount of Digital Currency or USD.

As part of its Lending Request, Borrower shall provide, at a minimum, the following proposed terms:

(i)                 type of Digital Currency (if applicable);

(ii)              the amount of Digital Currency or USD;

(iii)            whether the Loan is to be a Fixed Term Loan, a Term Loan with Prepayment Option, a Term Loan with Call Option or an Open Loan;

(iv)             the Loan Fee Percentage;

(v)               the Maturity Date, if any;

(vi)             the type or types of Collateral and amounts thereof, as applicable, proposed to be pledged; and

(vii)          the proposed Initial Collateral Percentage, Margin Requirement Percentage and Margin Release Percentage.

If Lender agrees to make a Loan on the terms set forth in the Lending Request or as otherwise agreed between Borrower and Lender, Lender shall send Borrower a Loan Confirmation. The specific and final terms of a Loan shall be set forth in the Loan Confirmation. Following delivery of such Loan Confirmation, if Borrower does not provide notice to Lender (email sufficient) rejecting the relevant Loan within two (2) hours after the relevant Loan Confirmation was delivered, Borrower and Lender shall be deemed to have agreed to the terms (absent manifest error) in the Loan Confirmation. Promptly after such time, and after or simultaneously with Borrower’s delivery of sufficient Collateral (if applicable), Lender shall commence transmission to either (x) Borrower’s Digital Currency Address the amount of Digital Currency, or (y) Borrower’s bank account by bank wire the amount of USD, as applicable, set forth in the Loan Confirmation.

Until Lender and Borrower have agreed (or have been deemed to agree) to the terms in a Loan Confirmation, neither party shall have any obligations to the other with respect to such particular Loan. In the event of a conflict of terms between this Agreement and a Loan Confirmation, the terms in the Loan Confirmation shall govern.

If Lender transfers Loaned Assets to Borrower and Borrower does not transfer the Required Collateral Amount, Lender shall have the absolute right to the return of the Loaned Assets.

(c)               Loan Repayment Procedure.

(i)                 Loan Repayment. Unless otherwise specified in subsections (ii) and (iii) below, upon the earlier of the Maturity Date, the Recall Delivery Day (as defined below), or the Redelivery Day (as defined below) for a Loan, Borrower shall repay the entirety of the Loan Balance to Lender by the Close of Business on such day. Digital Currency Loaned Assets shall be repaid directly to a wallet address designated by Lender and USD Loaned Assets shall be repaid directly to a bank account designated by Lender.

(ii)              Call Option. For Loans in which Lender has a Call Option, Lender may, by email notification to Borrower’s Email or via another messaging service used by the Parties during Business Hours (the time of such notice, the “Recall Request Time”), demand repayment of a portion or the entirety of the Loan Balance (the “Recall Amount”). Borrower will then have until the Close of Business immediately after the Recall Request Time to deliver the Recall Amount (the day of such delivery, the “Recall Delivery Day”). If (x) the Recall Request Time is after 11:00 a.m. ET on a Business Day, the Recall Request Time shall be deemed to occur at 9:00 a.m. ET on the immediately following Business Day and (y) the Recall Request Time is at or prior to 11:00 a.m. ET on a Business Day, the Recall Request Time shall be deemed to occur at 11:00 a.m. ET on such Business Day.

In the event of a Call Option where Lender demands only a portion of the Loan Balance, Borrower shall repay said portion of the Loan Balance on the Recall Delivery Day and the remaining portion of the Loan Balance on the earlier of the Maturity Date or any subsequent Recall Delivery Day or Redelivery Day, as applicable.

(iii)            Prepayment Option. For Loans in which Borrower has a Prepayment Option, Borrower may, by Email notification to Lender’s Email during Business Hours (the time of such notice, the “Prepayment Request Time”), indicate its intent to return a portion of or the entirety of the Loan Balance (the “Redelivery Amount”). Borrower shall return or repay the Redelivery Amount by the Close of Business on the Business Day immediately following the Prepayment Request Time (the day of such delivery, the “Redelivery Day”). If (x) the Prepayment Request Time is after 11:00 a.m. ET on a Business Day, the Prepayment Request Time shall be deemed to occur at 9:00 a.m. ET on the immediately following Business Day and (y) the Prepayment Request Time is prior to 11:00 a.m. ET on a Business Day, the Prepayment Request Time shall be deemed to occur at 11:00 a.m. ET on such Business Day.

In the event of a prepayment of only a portion of the Loan Balance, Borrower shall repay said portion of the Loan Balance on the Redelivery Day and the remaining portion of the Loan Balance on the earlier of the Maturity Date or any subsequent Recall Delivery Day or Redelivery Day, as applicable.

(d)               Termination of Loan. A Loan will terminate upon the earlier of:

(i)                 the Maturity Date;

(ii)              the repayment of the entire Loan Balance by Borrower prior to the Maturity Date;

(iii)            upon the exercise of remedies after the occurrence of an Event of Default; or

(iv)             upon an Additional Termination Event.

Termination of a Loan shall not terminate, limit, or otherwise affect the term of this Agreement except as specified herein. In the event of a termination of a Loan, any Loaned Assets shall be redelivered and any fees outstanding or owed shall be payable immediately to Lender as specified herein.

(e)               Additional Termination Event. Following the occurrence of any Additional Termination Event, Lender may notify Borrower, by providing written notice to Borrower, that it is requiring a prepayment in connection therewith. Following such notice, Borrower shall pay to Lender the Total Loaned Balance and all other obligations that are then due and payable or will become due and payable on account of such payment within one Business Day.

(f)                Redelivery in an Illiquid Market. If (i) the seven-day average daily trading volume across each of the Liquidity Exchanges has decreased by 50% from the date of the Loan Confirmation to the Maturity Date, Recall Delivery Day, Redelivery Day or the date prepayment is required due to an Additional Termination Event, whichever is applicable, or (ii) the Loaned Assets cease to be listed on any of the Liquidity Exchanges (the duration of either event herein designated, the “Illiquid Period”), Borrower may repay the Loan in USD equivalent amount as determined by Lender in its reasonable discretion.

III.          Fees.

(a)               Loan Fee. Borrower agrees to pay Lender a financing fee on each Loan (the “Loan Fee”) which shall accrue at the Loan Fee Percentage (annualized based on 360 days, calculated daily) from and including the date on which the Loaned Assets are transferred to Borrower to and excluding the date on which such Loaned Assets are repaid in their entirety to Lender. Lender shall calculate any accrued Loan Fees on a daily basis and provide Borrower with the calculation upon request. The Loan Fee will be calculated off all outstanding Loaned Assets.

(b)               Late Fee. If any amount is not paid or delivered by Borrower when due, whether at the Maturity Date, the Redelivery Day, the Recall Delivery Day, pursuant to Section III(d), or otherwise, such amount shall incur an additional fee (the “Late Fee”) of 12% annualized (or, if lower, the maximum rate permitted by applicable law), calculated daily from the date that such amount was due to but excluding the date that such amount is paid or delivered in full.

(c)               Early Termination Fees. For Fixed Term Loans and Term Loans with Call Options, if Borrower repays the Loaned Assets prior to the Maturity Date, Borrower shall pay to Lender a fee equal to twenty percent (20%) of the Loan Fee that would have accrued from the date of the repayment until the Maturity Date of the Loan (the “Early Termination Fee”). The Early Termination Fee is due with the repayment of the Loaned Assets. The Early Termination Fee shall not apply to (i) Loaned Assets returned to Lender in the event of a Hard Fork, (ii) to any Recall Amount or (iii) any Redelivery Amount.

(d)               Payment of Fees. Unless otherwise agreed, any Loan Fees, Late Fees, or Early Termination Fees (collectively, “Fees”) payable hereunder shall be paid by Borrower upon the earlier of (i) five (5) Business Days after receipt of an invoice from Lender; or (ii) the termination of the applicable Loan. An invoice for Fees (the “Invoice Amount”) will be sent out on the first Business Day of the month and will include any Fees incurred during the previous month and any outstanding Fees; provided that, any delay by Lender in sending an invoice shall not relieve Borrower of its obligation to pay the Invoice Amount upon delivery of an invoice; provided, further, that all accrued and unpaid Fees shall be paid on the Maturity Date or earlier termination pursuant to Section II(d) unless otherwise expressly set forth in this Agreement. The Fees shall be payable, unless otherwise agreed by Borrower and Lender in the Loan Confirmation, in the same Loaned Assets that were borrowed, whether USD or Digital Currency on the same blockchain and of the same type that was loaned by Lender during the Loan.

IV.          Taxes.

(a)               Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower hereunder shall be made free and clear of and without reduction or withholding for any Taxes; provided that if Borrower shall be required by Applicable Law to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section) the Lender shall receive an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)               Payment of Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Taxes that arise from any payment made by it under, or otherwise with respect to, this Agreement to the relevant Governmental Authority if required and in accordance with Applicable Law.

(c)               Indemnification by Borrower. Borrower shall indemnify the Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section IV(c)) attributable to Borrower under this Agreement and paid by the Lender, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority against Lender. A certificate delivered to Borrower by Lender as to the amount of such payment or liability actually paid by Lender to the relevant Governmental Authority shall be conclusive and binding absent manifest error.

(d)               Tax Reporting. Borrower shall file all returns and tax reports, if and/or as required under Applicable Law.

V.           Collateral Requirements.

(a)               Collateral. To the extent required pursuant to a Loan Confirmation, Borrower shall pledge, as collateral, USD or Digital Currency to secure the Loan (the “Collateral”, which shall include any Additional Collateral). The initial amount of Collateral required will be the Initial Collateral Percentage times of the Value of the Loaned Assets.

(b)               The Collateral transferred by Borrower to Lender, as adjusted herein, shall be security for Borrower’s Obligations hereunder. Borrower hereby pledges, assigns to, and grants Lender a continuing first priority security interest in, and a lien upon, the Collateral and any Proceeds (as defined in the UCC) of the Collateral, which shall attach upon the transfer of the Loaned Assets by Lender to Borrower. The pledge, assignment and security interest created by this paragraph shall constitute a continuing agreement and shall continue in effect until the Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid and satisfied in full, at which time the Collateral shall automatically be released from the liens created hereunder and shall revert to Borrower. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under Applicable Law (including the UCC).

(c)               Margin Calls.

(i)                 If, at any time, the Value of the Collateral subject to all Loans is less than the total Margin Call Threshold Amount aggregated for all Loans, Lender shall have the right, subject to the Minimum Transfer Amount, to require Borrower to pledge and deliver USD or additional Digital Currencies (as acceptable to Lender in its discretion, the “Additional Collateral”) (or if Borrower requests and Lender agrees, to repay or redeliver Loaned Assets) so that the Value of the Collateral subject to all Loans (including the Additional Collateral) will thereupon equal or exceed the total Required Collateral Amount aggregated for all Loans.

(ii)              If Lender requires Borrower to contribute Additional Collateral, it shall send notification (the “Margin Notification”) to Borrower’s Email or via another messaging service used by the Parties that sets forth the amount and type of Additional Collateral required. Borrower shall deliver the Additional Collateral to Lender in accordance with subsection (f) below within twenty-four (24) hours [Note to BitGo: Consistent with term sheet] immediately following the time on which the Margin Notification is received, or as otherwise agreed by the parties; provided, however, that Borrower shall have four (4) hours after the receipt of the Margin Notification to provide its own calculations of the Value of the Collateral (at the time of the Margin Notification) subject to all Loans to Lender to support a determination that less (or no) Additional Collateral is required to be delivered. If (x) Lender agrees with Borrower’s calculations pursuant to the prior proviso, the relevant Margin Notification shall be deemed withdrawn, or modified in accordance with Borrower’s calculations and (y) if Lender disagrees in writing with Borrower’s calculations pursuant to the prior proviso or does not respond within two (2) hours after receipt of Borrower’s calculations, the original Margin Notification shall remain in effect.

(d)               Margin Release

(i)                 If, at any time, the Value of the Collateral subject to all Loans exceeds the total Margin Release Threshold Amount aggregated for all Loans, Borrower shall have the right, subject to the Minimum Transfer Amount, to require Lender to return an amount of Collateral, so that the Value of the Collateral subject to all Loans (after deduction of any such Collateral so returned, such Collateral, the “Released Collateral”) will thereupon not exceed the total Required Collateral Amount aggregated for all Loans.

(ii)              If Borrower requires Lender to return any Released Collateral, it shall send an email notification (the “Release Notification”) to Lender’s Email during Business Hours that sets forth (A) the requested amount of Released Collateral and (B) Borrower’s calculations and pricing sources supporting its determination that the Value of the Collateral subject to all Loans exceeds the aggregate Margin Release Threshold Amount. If Lender agrees in writing with Borrower’s calculations, Lender shall return the Released Collateral to Borrower in accordance with subsection (g) below by Close of Business on the Business Day immediately following the day on which the Release Notification is received, if received by Lender prior to 10:00 a.m. New York City time on such day, or otherwise by Close of Business on the second immediately following Business Day, or as otherwise agreed by the parties.

(e)               Liquidation of Collateral. Borrower agrees that Lender may, automatically and without prior notice, liquidate Collateral if Lender determines that the Value of Collateral subject to a particular Loan is less than the Loaned Assets multiplied by the Liquidation Level.

Borrower acknowledges that its obligations under this Section V, continue regardless of Lender’s request for Additional Collateral and Borrower’s acceptance or rejection of the same. Borrower agrees that it is its responsibility to monitor its Collateral and to ensure compliance with this Agreement.

(f)                Payment of Additional Collateral. Payment of the Additional Collateral shall be made by bank wire to the account, or if applicable, the Digital Currency Address, specified in the Loan Confirmation or as otherwise notified to Borrower, or, if Lender has agreed, by a return or repayment of an amount of Loaned Assets such that the Value of the Collateral subject to all Loans will equal or exceed the aggregate Required Collateral Amount.

(g)               Return of Released Collateral. Return of the Released Collateral shall be made by bank wire to the account, or if applicable, the Digital Currency Address, specified in the Loan Confirmation or as otherwise notified by Borrower. For the avoidance of doubt, Section II(f) shall apply to the return of Collateral.

(h)               Return of Collateral. After all the Obligations (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid and satisfied in full, Lender shall return the Collateral to Borrower (i) in the case of Dollars or Alternative Currency, by bank wire to the account specified by Borrower and (ii) in the case of Digital Currency, to the Digital Currency Address specified by Borrower.

VI.          Hard Fork.

(a)               Notification. In the event of a public announcement of a future Hard Fork or an Airdrop in the blockchain for any Loaned Assets, Lender may, but shall not be required to, provide email notification to Borrower.

(b)               No Immediate Termination of Loans Due to Hard Fork. In the event of a Hard Fork in the blockchain for any Loaned Assets or an Airdrop, any outstanding Loans will not be automatically terminated. Borrower and Lender may agree, regardless of Loan type, to terminate a Loan without any penalties on an agreed upon date. Nothing herein shall relieve, waive, or otherwise satisfy Borrower’s Obligations under this Agreement, including without limitation, the return of the Loaned Assets at the termination of the Loan and payment of accrued Loan Fees (including for days on which Borrower transfers Digital Currency to Lender and Lender transfers said Digital Currency back to Borrower pursuant to this section) and any outstanding Late Fees and Early Termination Fees.

(c)               Right to New Tokens. Lender will receive the benefit and ownership of any incremental tokens generated on Loaned Assets and Borrower will receive the benefit and ownership of any incremental tokens generated on Collateral as a result of a Hard Fork in the Digital Currency protocol or an Applicable Airdrop (the “New Tokens”) if any of the conditions in clause (i) are met and the condition in clause (ii) is met:

(i)

(a) Hash Power: the average hash power mining the New Token (for New Tokens that use a proof of work protocol) on the 30th day following the occurrence of the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the hash power mining the Loaned Assets on the day preceding the Hard Fork or Applicable Airdrop (calculated as a 3-day average of the 3 days preceding the Hard Fork).

(b) Market Capitalization: the average market capitalization of the New Token (defined as the total value of the universe of all New Tokens) on the 30th day following the occurrence the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 5% of the average market capitalization of the Loaned Assets (defined as the total Value of the Loaned Assets less the total value of all New Tokens) (calculated as a 30-day average on such date).

(c) 24-Hour Trading Volume: the average 24-hour trading volume of the New Token on the 30th day following the occurrence the Hard Fork or Applicable Airdrop (calculated as a 30-day average on such date) is at least 1% of the average 24-hour trading volume of the Loaned Assets less the 24-hour trading volume of the New Tokens (calculated as a 30-day average on such date).

(ii) Wallet Compatibility: the New Token is transferable and supported by BitGo wallets within 30 days of the Hard Fork or Applicable Airdrop.

For the above calculations, the source for the relevant data on the Digital Currency hash power, market capitalization, and 24-Hour trading volume will be blockchain.info (or, if blockchain.info does not provide the required information, bitinfocharts.com, and if neither provides the required information, the parties shall mutually agree upon another data source) and the source for the hash power of the New Token will be bitinfocharts.com (or, if bitinfocharts.com does not provide the required information, the parties shall mutually agree upon another data source prior to the 30-day mark of the creation of the New Token).

If the Hard Fork or Applicable Airdrop meets the criteria above, the Party obligated to deliver the New Tokens will have up to 60 days from the Hard Fork or Applicable Airdrop to transfer the New Tokens to the other Party. If delivery of the New Tokens is commercially unreasonable, upon written agreement, the value of the New Tokens can be paid in lieu of delivery by a one-time payment in the same currency of the Loaned Assets or Collateral reflecting the amount of the New Tokens owed using the spot rate agreed upon by the Parties at the time of said repayment. Borrower will be solely responsible for payment of additional costs incurred by any transfer method other than returning the New Tokens, including but not limited to technical costs, third-party fees, and tax obligations for the transaction, including but not limited to a tax gross-up payment. A Party’s rights to New Tokens as set forth in this Section shall survive the termination of the relevant Loan, return of the Loaned Assets, and termination of this Agreement.

VII.        Representations, Warranties and Covenants.

(a)               Each Party hereby represents and warrants (which representations and warranties shall continue during the term of this Agreement and any Loan hereunder) that:

(i)                 It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant to such laws, in good standing.

(ii)              (a) It has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby and to perform its obligations hereunder, (b) it has taken all necessary action to authorize such execution, delivery and performance, and (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it in accordance with its terms, (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(iii)            The execution, delivery and performance of this Agreement does not contravene (a) its constituent documents, (b) any Applicable Law, (c) any judgment, award, injunction or similar legal restriction binding on it or its property, or (d) any material agreement to which such party is a party.

(iv)             No license, consent, authorization or approval or other action by, or notice to or filing or registration with, any Governmental Authority (including any foreign exchange approval), and no other third-party consent or approval, is necessary for the due execution, delivery and performance by such party of this Agreement.

(v)               It is acting for its own account and has not relied on the other for any tax or accounting advice concerning this Agreement and it has made its own determination as to the tax and accounting treatment of any Loan, any Digital Currency, Collateral, or funds received or provided hereunder.

(vi)             It is a sophisticated party and fully familiar with the inherent risks involved in the transaction contemplated in this Agreement, including, without limitation, risk of new financial regulatory requirements, potential loss of money and risks due to volatility of the price of the Loaned Assets, and voluntarily takes full responsibility for any risk to that effect.

(vii)          It is not insolvent and is not subject to any bankruptcy or insolvency proceedings under any Applicable Laws.

(viii)        There are no proceedings pending or, to its knowledge, threatened, which could reasonably be anticipated to have any adverse effect on the transactions contemplated by this Agreement or the accuracy of the representations and warranties hereunder or thereunder.

(b)               Borrower hereby represents and warrants (which representations and warranties shall continue during the term of this Agreement and any Loan hereunder) that:

(i)                 It has, or will have at the time of return of any Loaned Assets, the right to transfer such Loaned Assets subject to the terms and conditions hereof.

(ii)              It has, or will have at the time of transfer of any Collateral, the right to grant a first priority security interest in said Collateral subject to the terms and conditions hereof. Borrower will not further encumber the Collateral.

(iii)            It is an “eligible contract participant”, as that term is defined in Section 1a(18) of the Commodity Exchange Act and applicable regulations thereunder.

(iv)             It has delivered to Lender (i) a copy of its most recent annual consolidated financial statements, duly audited by independent certified public accountants, and (ii) a copy of its most recent monthly unaudited consolidated financial statements, and each of said statements and the related notes thereto are complete and correct and fairly present the consolidated financial condition and results of operations of Borrower and its consolidated subsidiaries, all in conformity with generally accepted accounting principles consistently applied.

(v)               Neither it, nor any of its subsidiaries or any director, officer, employee, agent, or affiliate of it or any of its subsidiaries is an individual or entity that is, or is owned or controlled by persons that are: (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Cuba, Iran, North Korea and Syria) (a “Sanctioned Country”).

(vi)             It and its subsidiaries and their respective directors, officers and employees and, to its knowledge, its agents and their subsidiaries, are in compliance with all applicable Sanctions and with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and any other applicable anti-corruption law.

VIII.       Covenants.

(a)               Compliance with Law. Borrower will comply in all material respects with all Applicable Laws and orders binding on it or its properties.

(b)               Consents. Borrower will maintain in full force and effect all consents and approvals of, and registrations and filings with, any Governmental Authority or otherwise that are required to be obtained by it with respect to this Agreement or which are necessary to the operation of its business.

(c)               Delivery of Financial Statements, etc. Borrower will furnish to Lender, (i) as soon as available, a copy of the annual consolidated financial statements of Borrower and its consolidated subsidiaries duly audited by independent certified public accountants, including a balance sheet as at the end of such fiscal year, prepared in accordance with generally accepted accounting principles consistently applied, (ii) as soon as available for each month, a copy of the consolidated financial statements of Borrower and its consolidated subsidiaries for the period then ended, including a balance sheet as at the end of such period, prepared in accordance with generally accepted accounting principles on a basis consistent with that used in the preparation of the financial statements referred to in clause (i) above and certified by an appropriate officer of Borrower and (iii) within 15 calendar days, a compliance certificate from an appropriate officer of Borrower certifying to Borrower’s Net Equity.

(d)               Notice of Certain Actions. Borrower shall furnish to Lender, as promptly as reasonably practicable after obtaining knowledge thereof, notice of (i) any Event of Default or event that with the giving of notice or lapse of time or both would constitute an Event of Default, (ii) any Additional Termination Event, (iii) any matter which has resulted or would reasonably be expected to result in a Material Adverse Effect, (iv) any investigation by a Governmental Authority or any litigation commenced or threatened against Borrower where Borrower is specifically named in such investigation or litigation, (v) any lien or “adverse claim” (within the meaning of Section 8-502 of the UCC) made or asserted against any Collateral or (vi) any change or event which could result in Borrower no longer qualifying as an “Eligible Contract Participant”.

(e)               Financing Statements. Borrower authorizes Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto describing the Collateral that contain any information required, or necessary, by the UCC, or any other applicable filing regime under a different jurisdiction for the sufficiency thereof or for filing office acceptance. Borrower also hereby ratifies any and all financing statements or amendments previously filed by Lender in any jurisdiction in connection with any Loan hereunder.

(f)                Further Acts. Borrower will, from time to time, do and perform any and all acts and execute any and all further instruments required or reasonably requested by Lender more fully to effect the purposes of this Agreement and the pledge of the Collateral hereunder, including, without limitation, the execution and filing of financing statements and continuation statements relating to the Collateral under the provisions of the applicable provisions of the UCC.

(g)               No Liens. Borrower shall not create, incur, assume or suffer to exist any lien upon the Collateral, except for the liens created hereunder.

(h)               Change of Name. Borrower shall not, without providing Lender ten (10) calendar days’ prior written notice, change (i) its legal name, (ii) its jurisdiction of organization or, if not a registered organization, location for purposes of the UCC, (iii) its type of organization, (iv) the location of its principal place of business or chief executive office or (v) its constituent documents in a manner materially adverse to Lender.

(i)                 Sanctions. Borrower shall not request any Loan, and Borrower shall not use the proceeds of any Loan (i) in violation of any anti-corruption laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person subject to Sanctions, or in any Sanctioned Country or (iii) in violation of any applicable Sanctions.

IX.          Default. Any of the following events shall constitute an event of default, and shall be herein referred to as an “Event of Default” or “Events of Default”:

(a)               the failure of Borrower to return any and all Loaned Assets when and as the same shall become due and payable, whether at the due date thereof, a date fixed for prepayment thereof, upon acceleration or otherwise;

(b)               the failure of Borrower to pay any and all Loan Fees, Late Fees, Early Termination Fees or to remit any New Tokens or pay any fees in accordance with Section VI, in each case, when and as the same shall become due and payable; provided however, Borrower shall have two (2) Business Days to cure such failure;

(c)               the failure of Borrower to transfer Collateral or Additional Collateral, by the time and/or in the manner required under Section V;

(d)               a material default by Borrower in the performance of any other provision of this Agreement and, if such default is capable of cure, such default remains uncured for five (5) Business Days;

(e)               any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors or dissolution proceedings that are instituted by or against Borrower and (solely in the case of proceedings against Borrower) are not be dismissed within thirty (30) days of the initiation of said proceedings;

(f)                any default, event of default or other similar condition or event (however described) in respect of Borrower under one or more agreements or instruments relating to any Indebtedness with an aggregate principal amount in excess of the Indebtedness Threshold Amount which results in such Indebtedness becoming, or capable at such time of being declared, due and payable prior to its stated maturity or when such Indebtedness would otherwise have become due;

(g)               any material provision of any Agreement for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Borrower shall challenge in writing the enforceability of this Agreement or shall assert in writing, or engage in any action or failure to act based on any such assertion, that any provision of any of such Agreement has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

(h)               Borrower notifies Lender of its inability to or its intention not to perform any of its Obligations hereunder or otherwise disaffirms, rejects or repudiates any of its Obligations hereunder;

(i)                 a Material Adverse Effect occurs; or

(j)                 any representation or warranty made by Borrower hereunder proves to be incorrect or untrue in any material respect as of the date of making or deemed making thereof.

X.           Remedies.

(a)               Upon the occurrence of any Event of Default, Lender may, at its option: (1) declare the Total Loaned Balance outstanding immediately due and payable whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower; provided, that upon any Event of Default described in Section IX(e) above, the Total Loaned Balance shall automatically become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and (2) terminate this Agreement and any Loan hereunder, and any other agreement or transaction between Borrower and Lender or any affiliate of Lender upon written notice to Borrower.

(b)               In addition to and not in lieu of the rights set forth in subsection (a) above, upon the occurrence an Event of Default, Lender may, without notice of any kind, which Borrower hereby expressly waives (except for any notice that may not be waived under Applicable Law), at any time thereafter exercise and/or enforce any of the following rights and the remedies, at Lender’s option: (i) sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places and at such time or times as Lender deems best, and for cash or for credit or for future delivery, at public or private sale, upon such terms and conditions as it deems advisable and apply, in a manner determine by Lender, the proceeds to satisfying any of Borrower’s obligations to Lender or Lender’s affiliates and (ii) set-off, net, and/or recoup Lender’s obligations to Borrower against any of Borrower’s obligations to Lender or any affiliate of Lender. The parties agree and acknowledge that the relevant Digital Currency pledged as Collateral are traded on a “recognized market” as such term is used in the UCC and the price at which the relevant Digital Currency is traded on the relevant Liquidity Exchanges may be the price at which Lender purchases for itself or sells for future delivery pursuant to its exercise of remedies hereunder. All rights stated herein are cumulative and in addition to all other rights provided by law, in equity. In addition to its rights hereunder, Lender shall have any rights otherwise available to it under Applicable Law or in equity, including, without limitation the UCC.

XI.          No Waiver; Modifications. No delay or omission by a Party in exercising any right or remedy hereunder shall operate as a waiver of the future exercise of that right or remedy or of any other rights or remedies hereunder. The waiver of a particular obligation in one circumstance will not prevent such Party from subsequently requiring compliance with the obligation or exercising the right or remedy in the future. No waiver, modification, or amendment of this Agreement will be valid unless made in writing and signed by both Parties.

XII.        Survival of Rights and Remedies. All remedies hereunder and all obligations with respect to any Loan shall survive the termination of the relevant Loan, return of Loaned Assets or Collateral, and termination of this Agreement.

XIII.       Governing Law; Dispute Resolution. This Agreement is governed by, and shall be construed and enforced under the laws of the State of New York without regard to any choice or conflict of laws rules. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation it shall be finally resolved by binding arbitration administered in the State of New York by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. If any proceeding is brought for the enforcement of this Agreement, then the successful or prevailing Party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.

XIV.      Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by electronic mail or by mail (postage prepaid, return receipt requested) to the respective addresses set forth on the signature page below. Either Party may change its address by giving the other Party written notice of its new address.

XV.        Single Agreement. Borrower and Lender acknowledge that, and have entered into this Agreement in reliance on the fact that, all Loans hereunder constitute a single business and contractual relationship and have been entered into in consideration of each other. Accordingly, Borrower and Lender hereby agree that payments, deliveries, and other transfers made by either of them in respect of any Loan shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Loan hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. In addition, Borrower and Lender acknowledge that any Collateral posted and pledged hereunder shall secured all Obligations. Lender shall monitor and apply the Collateral in any manner it so elects and shall be under no duty to marshal any such Collateral.

XVI.      Entire Agreement. This Agreement, each exhibit referenced herein, and all Loan Confirmations constitute the entire Agreement among the parties with respect to the subject matter hereof and supersede any prior negotiations, understandings and agreements with respect to the subject matter of this Agreement. Nothing in this Section XVI shall be construed to conflict with or negate Section XV above.

XVII.     Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, that Borrower may not assign this Agreement or any rights or duties hereunder without the prior written consent of Lender. Lender may assign this Agreement or any rights or duties hereunder upon notice to Borrower. For the avoidance of doubt, any and all claims and liabilities against BitGo Prime arising in any way out of this Agreement are only the obligation of BitGo Prime, and not any of its parents or affiliates, including but not limited to BitGo Holdings, Inc. and BitGo, Inc. The Parties agree that none of BitGo Prime’ parents or affiliates shall have any liability under this Agreement nor do such related entities guarantee any of BitGo Prime’ obligations under this Agreement.

XVIII.   Severability of Provisions. Each provision of this Agreement shall be viewed as separate and distinct, and in the event that any provision shall be deemed by an arbitrator or a court of competent jurisdiction to be illegal, invalid or unenforceable, the arbitrator or court finding such illegality, invalidity or unenforceability shall modify or reform this Agreement to give as much effect as possible to such provision. Any provision which cannot be so modified or reformed shall be deleted and the remaining provisions of this Agreement shall continue in full force and effect.

XIX.      Counterpart Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by email or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

XX.        Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the Parties, or by any third party, to create the relationship of partnership or joint venture between the parties hereto, it being understood and agreed that no provision contained herein shall be deemed to create any relationship between the parties hereto other than the relationship of Borrower and Lender.

XXI.      Indemnification. Borrower shall indemnify, defend, and hold harmless BitGo Prime, and any of its parents or affiliates, from and against any and all third-party claims, demands, losses, expenses and liabilities of any and every nature (including attorneys’ fees of an attorney of BitGo’s choosing to defend against any such claims, demands, losses, expenses and liabilities) that BitGo may sustain or incur or that may be asserted against it arising out of or related to the activities contemplated by this Agreement, except for any and all claims, demands, losses, expenses and liabilities arising out of or relating to BitGo Prime’s bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement.

XXII.     Collection Costs. In the event Borrower fails to pay any amounts due or to return any Loaned Assets or upon the occurrence of any Event of Default, Borrower shall, upon demand, pay to Lender all reasonable costs and expenses, including without limitation, reasonable attorneys’ fees and court costs, exchange or trading fees, liquidation costs, and any other related fees incurred by Lender in connection with the enforcement of its rights hereunder.

XXIII.   Term and Termination. The term of this Agreement shall commence on the date hereof for a period of one year, and shall automatically renew for successive one-year terms annually, unless either Party provides notice of a desire to terminate the contract no less than ten (10) days prior to the end of such one-year period. The foregoing notwithstanding, this Agreement may be terminated as set forth in Section II(d) or upon thirty (30) days’ notice by either Party to the other; provided however, if there are any Loans outstanding at the time either party sends a notice of termination pursuant to this Section XXIII such termination of this Agreement will not be effective until all Loans are terminated pursuant to this Agreement without reference to this Section XXIII.

XXIV.   Miscellaneous. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders where necessary and appropriate. The section headings are for convenience only and shall not affect the interpretation or construction of this Agreement. The Parties acknowledge that the Agreement and any Loan Confirmation are the result of negotiation between the Parties which are represented by sophisticated counsel and therefore none of the Agreement’s provisions will be construed against the drafter.

XXV.    Confidentiality. Each party agrees to maintain the confidentiality of all information received from the other party relating to such other party or its business hereunder or pursuant hereto, including the existence and terms of this Agreement (the “Information”), except that Information may be disclosed (a) to its and its affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over such party (in which case the disclosing party agrees to inform the other party promptly of such disclosure, unless such notice is prohibited by Applicable Law and except in connection with any request as part of a regulatory examination), (c) to the extent required by the Applicable Law or regulations or by any subpoena or similar legal process (in which case the disclosing party agrees to inform the other party promptly of such disclosure to the extent permitted by law and except in connection with a regulatory examination of an audit or examination conducted by accountants), (d) in connection with the exercise of any remedies hereunder or any other Loan Documents, (e) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (f) with the consent of the other party or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section XXV by such party or (ii) becomes available to such party on a non-confidential basis from a source other than the other party or its affiliates or (iii) is independently developed by such party without use of the Information. Any person required to maintain the confidentiality of the existence of this Agreement and Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. The provisions of this Section are continuing obligations of the parties, their respective successors and assigns, and shall survive termination of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date written below:

BITGO PRIME LLC

By: /s/ Chen Feng

Print Name: Chen Feng

Title: CRO

Date: August 30, 2025

Address for notice:	BitGo Prime LLC
[omitted]
Email: [omitted]
(with a copy to [omitted])

BORROWER

By: /s/ Brittany Kaiser

Print Name: Brittany Kaiser

Title: Chief Executive Officer

Date: August 29, 2025

Address for notice:                                _________________________________

_________________________________

_________________________________

_________________________________

Borrower email: ___________________

EXHIBIT A - AUTHORIZED AGENTS

EXHIBIT B - LOAN CONFIRMATION

The following forms part of and incorporates all the terms of the Master Loan Agreement entered into by BitGo Prime, LLC and AlphaTON Capital Corp MENA on August 28, 2025, and supersedes any and all previously agreed Loan Confirmations between the Parties with respect to the Loan:

Origination Date:	September 5, 2025
Borrower:	AlphaTON Capital Corp MENA
Lender:	BitGo Prime, LLC
Digital Currency or USD:	USD
Amount of Digital Currency / USD:	USD 35,000,000.00
Loan Fee Percentage:	15.75% per ann.
Loan Type:	Fixed Term Loan
Maturity Date:	Six months from origination
Initial Collateral Percentage:	250%
Collateral Type(s):	Toncoin (TON) tokens
Collateral Specifications:	28,000,000 TON, with the allocation between Locked TON and Liquid TON to be determined and agreed upon in writing by the Parties.
Margin Requirement Percentage:	200%
Margin Release Percentage:	N/A
Liquidation Level:	150%
Origination Fee Percentage:	2% to be paid upon execution of the Agreement.

The Loan Fee and the Origination Fee shall be payable in-kind that forms the Loaned Assets, unless specified otherwise in this Loan Confirmation or other writing signed by both Parties.

If the Loan Fee or the Origination Fee is payable in an asset other than the Digital Currency or USD that forms the Loaned Assets, then the Loan Fee or the Origination Fee, as applicable, shall be converted using the applicable Digital Currency Spot Rate.

The following additional terms shall apply to the Loan:

  Certain Definitions. Terms used herein but not defined shall have the meanings ascribed to such terms in the Agreement. The additional terms set forth below have the following definitions:

“Custodian” means BitGo Custody MENA FZE.

“Borrower Collateral” has the meaning set forth in Section 2 of this Loan Confirmation.

“Borrower Custodial Account” means the account for digital assets held at Custodian for the benefit of Borrower as created and governed by the Borrower Custodial Services Agreement.

“Borrower Custodial Services Agreement” means that certain Custodial Services Agreement, dated as of August 16, 2025, between Borrower and Custodian (as amended, restated, supplemented or otherwise modified from time to time).

“Borrower Obligations” all obligations and covenants of Borrower created under the Loan Documents, including, without limitation, Borrower’s obligation to return the Loaned Assets to Lender under the Loan Agreement, and whether arising before or after the commencement of any bankruptcy or insolvency proceeding.

“Liquid TON” means TON tokens, other than “Locked TON”, pledged as Borrower Collateral hereunder.

“Locked TON” means TON tokens locked by the issuer of the tokens.

“Net Obligations” means the USD equivalent of (i) the Borrower Obligations minus (ii) Loan Balance under the Loan Agreement, in each case, as determined by Lender in its reasonable discretion.

“TON” means the native token of The Open Network blockchain protocol.

“Lockup Commencement Date” means the date agreed in writing by the Parties on which the Custodian shall commence the lockup of the Liquid TON.

  Security Interest in Borrower Collateral
    Grant of Security Interest. To secure the payment and performance of the Borrower Obligations, Borrower hereby pledges, assigns and grants to Lender a first priority security interest in all the following, whether now existing or hereafter acquired (collectively, the “Borrower Collateral”): (i) the Borrower Custodial Account, and any cash, cash equivalents, securities, general intangibles (including digital assets), investment property, financial assets (including digital assets) and other property that may from time to time be deposited, held or carried in or credited to the Borrower Custodial Account or that is delivered to or in possession or control of the Custodian or Custodian’s agents pursuant to this Agreement or the Borrower Custodial Services Agreement; all security entitlements (as defined in Section 8-102(a)(17) of the UCC) with respect to any of the foregoing and all income and profits on any of the foregoing; all other rights and privileges appurtenant to any of the foregoing, including any voting rights and any redemption rights; and any substitutions for any of the foregoing; and (ii) all proceeds (as defined in Section 9-102(a)(64) of the UCC) of any of the foregoing, in each case whether now existing or hereafter arising.

    Power of Attorney. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Borrower or in its own name, to take, after the occurrence and during the continuation of any Event of Default by Borrower beyond the applicable grace period and from time to time thereafter, any and all action and to execute any and all documentation and instruments which Lender at any time and from time to time deems necessary or desirable to accomplish the purposes of the Loan Documents, including, without limitation, selling, in the manner set forth herein, any of the Borrower Collateral on behalf of Lender as agent or attorney in fact for Borrower and applying the proceeds received in Lender’s discretion; provided, however, nothing in this paragraph shall be construed to obligate Lender to take any action hereunder nor shall Lender be liable to Borrower for failure to take any action hereunder and, upon request, Lender shall promptly furnish Borrower with a written summary of all sales hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable, and shall continue until the Borrower Obligations have been paid and performed in full or the Event of Default by Borrower has been cured or waived, whichever comes first.

    Custodian Appointment; Authorization; Control. Lender and Borrower each hereby authorizes Custodian to hold the Borrower Collateral in the Borrower Custodial Account for the benefit of Lender, as secured party hereunder. Custodian hereby accepts such appointment and agrees to establish and maintain the Borrower Custodial Account and appropriate records identifying the Borrower Collateral in the Borrower Custodial Account as pledged by Borrower to Lender. Borrower and Lender hereby intend that this provision establish “control” of the Borrower Collateral by Lender, as secured party, for purposes of perfecting the Lender’s security interest in the Borrower Collateral pursuant to § 8-106 and § 9-106 of the UCC. In addition, to the extent that any Borrower Collateral consists of “controllable electronic records” within the meaning of Article 12 of the UCC, Lender, as secured party, hereby designates Custodian, and Borrower, as pledgor, hereby consents to such designation, to have “control” (within the meaning of § 12-105(e) of the UCC) on its behalf of any controllable electronic records held in or credited to the Borrower Custodial Account and Custodian hereby acknowledges such designation by Lender. Custodian acknowledges that Borrower has granted Lender a continuing security interest in and lien on all Borrower Collateral. Custodian agrees that upon receipt of a written notice from Lender certifying the occurrence of an Event of Default with respect to Borrower, Custodian shall comply with all instructions originated by Lender with respect to the Borrower Collateral without further consent of Borrower. Custodian further agrees to take all actions reasonably necessary to (i) lift any restrictions on the free transfer of Borrower Collateral, and (ii) promptly deliver or transfer Borrower Collateral as instructed by Lender.

    Financing Statements. Borrower hereby authorizes Lender at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto describing the Borrower Collateral that contain any information required, or necessary, by the UCC, or any other applicable filing regimes under a different jurisdiction for the sufficiency thereof or for filing office acceptance.

  Remedies Upon Borrower Default
    Upon the occurrence and during the continuation of any Event of Default by Borrower beyond the applicable grace period, Lender shall have the right to, notwithstanding any contractual limitations, lock-ups, transfer restrictions, vesting schedules, or similar arrangements to which Borrower, or Lender may otherwise be subject or party, and Borrower hereby irrevocably authorize Lender, to cause Custodian or any other applicable party to immediately release or make freely transferable, all or any part of the Borrower Collateral, as instructed by Lender.

    Lender may, at any time thereafter, exercise and enforce any of the following rights and remedies, at Lender’s option: (i) sell, lease, assign or otherwise dispose of all of any part of the Borrower Collateral, at such place or places and at such time or times as Lender deems best, and for cash or for credit or for future delivery, at public or private sale, upon such terms and conditions as it deems advisable and apply, in a manner determined by Lender in its sole discretion, the proceeds to satisfying any of the Borrower Obligations to Lender and (ii) set-off, net, and/or recoup Lender’s obligations to Borrower under the Loan Agreement against any of the Borrower Obligations to Lender. The parties agree and acknowledge that the relevant Digital Currency pledged as Borrower Collateral are traded on a “recognized market” as such term is used in the UCC and the price at which the relevant Digital Currency is traded on the relevant Liquidity Exchange may be the price at which Lender purchases for itself or sells for future delivery pursuant to its exercise of remedies hereunder.
    All rights stated herein are cumulative and in addition to all other rights provided by law or in equity. In addition to its rights hereunder, Lender shall have any rights otherwise available to it under the Loan Agreement, under applicable law or in equity, including, without limitation, the UCC.

    With respect to Borrower Collateral comprising of Locked TON, Borrower shall, upon the occurrence and during the continuance of any Event of Default, promptly take all actions and execute all documents reasonably necessary to procure and effectuate the release and transfer of such Locked TON to the Lender. If the Borrower is unable, for any reason (including failure or refusal by the issuer or protocol), to cause the release or transfer of the Locked TON within the period specified by the Lender, the Borrower shall indemnify, defend, and hold harmless the Lender against any and all losses, damages, claims, costs, and expenses (including reasonable attorneys’ fees) arising from or relating to such inability to deliver the Locked TON. This obligation shall survive the termination of this Agreement.
4.	Collateral Locking Schedule

Lender acknowledges that Borrower has requested and Custodian has agreed that the portion of Borrower Collateral comprising of Liquid TON be held and locked via smart contract technology by the Custodian pursuant to a four (4)-year schedule commencing on the Lockup Commencement Date, with a one (1)-year cliff, such that no Borrower Collateral shall be released prior to the first anniversary of the Lockup Commencement Date, at which time twenty-five percent (25%) of the total Liquid TON shall be released, and the remaining seventy-five percent (75%) shall be released in equal monthly installments over the following thirty-six (36) months, resulting in full release of the Liquid TON on the fourth anniversary of the Lockup Commencement Date. Notwithstanding the foregoing, Borrower agrees that Custodian shall, in accordance with Section 3 of this Agreement and without regard to the terms of any transfer restrictions or lockup schedule agreed between Borrower and Custodian, unlock and deliver such Liquid TON to the extent necessary for the Lender to exercise its rights or remedies hereunder.

BORROWER	LENDER
By: __________________________________	By: __________________________________
Name:	Name:
Title:	Title:
Date:	Date:

CUSTODIAN, solely with respect to Sections 2(c), 3 and 4
By: __________________________________
Name:
Title:
Date:

Exhibit 10.7

THIS INSTRUMENT AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND FOREIGN JURISDICTIONS. THIS INSTURMENT AND ANY SECURITIES INTO WHICH IT MAY CONVERT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED IN THIS SAFE AND UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS AND FOREIGN SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE INSTRUMENT AND SHARES DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE OR FOREIGN SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AGREEMENT OR THE SELLING LITERATURE IT ACCOMPANIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ALPHA AI

A WYOMING CORPORATION

SAFE

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by AlphaTON Capital Corp., a British Virgin Islands business company (the “Investor”) of the Purchase Consideration (defined below) on or about August [●], 2025, Alpha AI, a Wyoming corporation (the “Company”), issues to the Investor the right to certain shares of the Company’s Capital Stock, subject to the terms described below. The consummation of this SAFE and all obligations of either party hereunder (including, without limitation, the Company’s obligation to issue, and the Investor’s obligation to fund or deliver, any component of the Purchase Consideration are expressly conditioned upon, and shall occur contemporaneously with, the successful completion by the Investor, in one or more private transactions, of sales of equity securities for aggregate gross proceeds of not less than Fifty Million Dollars ($50,000,000) (the “PIPE Transaction”). For the purposes of this SAFE, “closing of the PIPE Transaction” shall occur upon the placement agent’s effective cessation of the PIPE Transaction offering. If the PIPE Transaction has not irrevocably closed on or before 11:59 p.m. Eastern time on the date that is six (6) months after the date this SAFE is executed (the “Outside Date”), this SAFE shall automatically terminate and be of no further force or effect, and neither party shall have any liability to the other hereunder.

The “Valuation Cap” is $100,000,000. See Section 2 for certain additional defined terms.

1.       Events

(a) Equity Financing. If there is an Equity Financing before the termination of this SAFE, on the initial closing of such Equity Financing, this SAFE will automatically convert into the greater of: (1) the number of shares of Standard Preferred Stock equal to the Purchase Consideration divided by the lowest price per share of the Standard Preferred Stock; or (2) the number of shares of SAFE Preferred Stock equal to the Purchase Consideration divided by the SAFE Price.

In connection with the automatic conversion of this SAFE into shares of Standard Preferred Stock or SAFE Preferred Stock, the Investor will execute and deliver to the Company all of the transaction documents related to the Equity Financing; provided, that such documents (i) are the same documents to be entered into with the purchasers of Standard Preferred Stock, with appropriate variations for the SAFE Preferred Stock if applicable, and (ii) have customary exceptions to any drag-along applicable to the Investor, including (without limitation) limited representations, warranties, liability and indemnification obligations for the Investor.

(b) Liquidity Event. If there is a Liquidity Event before the termination of this SAFE, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below) to receive a portion of Proceeds, due and payable to the Investor immediately prior to, or concurrent with, the consummation of such Liquidity Event, equal to the greater of (i) the Purchase Consideration (the “Cash-Out Amount”) or (ii) the amount payable on the number of shares of Common Stock equal to the Purchase Consideration divided by the Liquidity Price (the “Conversion Amount”). If any of the Company’s securityholders are given a choice as to the form and amount of Proceeds to be received in a Liquidity Event, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s securityholders, or under any applicable laws.

Notwithstanding the foregoing, in connection with a Change of Control intended to qualify as a tax-free reorganization, the Company may reduce the cash portion of Proceeds payable to the Investor by the amount determined by its board of directors in good faith for such Change of Control to qualify as a tax-free reorganization for U.S. federal income tax purposes, provided that such reduction (A) does not reduce the total Proceeds payable to such Investor and (B) is applied in the same manner and on a pro rata basis to all securityholders who have equal priority to the Investor under Section 1(d).

(c) Dissolution Event. If there is a Dissolution Event before the termination of this SAFE, the Investor will automatically be entitled (subject to the liquidation priority set forth in Section 1(d) below) to receive a portion of Proceeds equal to the Cash-Out Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event.

(d) Liquidation Priority. In a Liquidity Event or Dissolution Event, this SAFE is intended to operate like standard non-participating Preferred Stock. The Investor’s right to receive its Cash-Out Amount is:

(i)       Junior to payment of outstanding indebtedness and creditor claims, including contractual claims for payment and convertible promissory notes (to the extent such convertible promissory notes are not actually or notionally converted into Capital Stock);

(ii)       On par with payments for other SAFEs and/or Preferred Stock, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other SAFEs and/or Preferred Stock, the applicable Proceeds will be distributed pro rata to the Investor and such other SAFEs and/or Preferred Stock in proportion to the full payments that would otherwise be due; and

(iii)       Senior to payments for Common Stock.

The Investor’s right to receive its Conversion Amount is (A) on par with payments for Common Stock and other SAFEs and/or Preferred Stock who are also receiving Conversion Amounts or Proceeds on a similar as-converted to Common Stock basis, and (B) junior to payments described in clauses (i) and (ii) above (in the latter case, to the extent such payments are Cash-Out Amounts or similar liquidation preferences).

(e) Termination. This SAFE will automatically terminate immediately following the earliest to occur of: (i) the failure of Investor to close the PIPE Transaction by the Outside Date; (ii) the issuance of Capital Stock to the Investor pursuant to the automatic conversion of this SAFE under Section 1(a); or (iii) the payment, or setting aside for payment, of amounts due the Investor pursuant to Section 1(b) or Section 1(c).

2.       Definitions

“Capital Stock” means the capital stock of the Company, including, without limitation, the “Common Stock” and the “Preferred Stock.”

“Cash Component” means Two Hundred Fifty Thousand Dollars ($250,000) in immediately available funds. Payment shall be made via wire transfer to an account designated by the Company in writing within five (5) business days following the closing of the PIPE Transaction.

“Change of Control” means (i) a transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Company’s board of directors, (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Company Capitalization” is calculated as of immediately prior to the Equity Financing and (without double-counting, in each case calculated on an as-converted to Common Stock basis):

• Includes all shares of Capital Stock issued and outstanding;

• Includes all Converting Securities;

• Includes all (i) issued and outstanding Options and (ii) Promised Options; and

• Includes the Unissued Option Pool, except that any increase to the Unissued Option Pool in connection with the Equity Financing will only be included to the extent that the number of Promised Options exceeds the Unissued Option Pool prior to such increase.

“Converting Securities” includes this SAFE and other convertible securities issued by the Company, including but not limited to: (i) other SAFEs; (ii) convertible promissory notes and other convertible debt instruments; and (iii) convertible securities that have the right to convert into shares of Capital Stock.

“Equity Component” means a number of ordinary shares of the Investor having a value equal to (i) 2.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction if the aggregate gross proceeds of the PIPE Transaction are less than $400,000,000, or (ii) 2.0% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction if the aggregate gross proceeds are equal to or greater than $400,000,000. The ordinary shares comprising the Equity Component shall be issued directly to the Company upon closing of the PIPE Transaction and shall be subject to (a) a six-month lock-up period prohibiting any sale, transfer or other disposition following such closing, and (b) registration rights requiring the Investor to file a registration statement on Form F-3 (or other appropriate form) covering the resale of such ordinary shares within 30 days following expiration of the lock-up period and to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter. The ordinary shares shall have full voting rights from issuance.

“Direct Listing” means the Company’s initial listing of its Common Stock (other than shares of Common Stock not eligible for resale under Rule 144 under the Securities Act) on a national securities exchange by means of an effective registration statement on Form S-1 filed by the Company with the SEC that registers shares of existing capital stock of the Company for resale, as approved by the Company’s board of directors. For the avoidance of doubt, a Direct Listing will not be deemed to be an underwritten offering and will not involve any underwriting services.

“Dissolution Event” means (i) a voluntary termination of operations, (ii) a general assignment for the benefit of the Company’s creditors or (iii) any other liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Dividend Amount” means, with respect to any date on which the Company pays a dividend on its outstanding Common Stock, the amount of such dividend that is paid per share of Common Stock multiplied by (x) the Purchase Consideration divided by (y) the Liquidity Price (treating the dividend date as a Liquidity Event solely for purposes of calculating such Liquidity Price).

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells Preferred Stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

“Liquidity Capitalization” is calculated as of and (without double- counting, in each case calculated on an as-converted to Common Stock basis):

• Includes all shares of Capital Stock issued and outstanding;

• Includes all (i) issued and outstanding Options and (ii) to the extent receiving Proceeds, Promised Options;

• Includes all Converting Securities, other than any SAFEs and other convertible securities (including without limitation shares of Preferred Stock) where the holders of such securities are receiving Cash-Out Amounts or similar liquidation preference payments in lieu of Conversion Amounts or similar “as-converted” payments; and

• Excludes the Unissued Option Pool.

“Liquidity Event” means a Change of Control, a Direct Listing or an Initial Public Offering.

“Liquidity Price” means the price per share equal to the Post-Money Valuation Cap divided by .

“Options” includes options, restricted stock awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

“Proceeds” means cash and other assets (including without limitation stock consideration) that are proceeds from the Liquidity Event or the Dissolution Event, as applicable, and legally available for distribution.

“Purchase Consideration” shall be comprised of the (i) Cash Component, (ii) Equity Component, and (iii) Token Component.

“Promised Options” means promised but ungranted

“SAFE” means an instrument containing a future right to shares of Capital Stock, similar in form and content to this instrument, purchased by investors for the purpose of funding the Company’s business operations. References to “this SAFE” mean this specific instrument.

“SAFE Preferred Stock” means the shares of the series of Preferred Stock issued to the Investor in an Equity Financing, having the identical rights, privileges, preferences, seniority, liquidation multiple and restrictions as the shares of Standard Preferred Stock, except that any price-based preferences (such as the per share liquidation amount, initial conversion price and per share dividend amount) will be based on the SAFE Price.

“SAFE Price” means the price per share equal to divided .

“Standard Preferred Stock” means the shares of the series of Preferred Stock issued to the investors investing new money in the Company in connection with the initial closing of the Equity Financing.

“Token Component” means Digital tokens of The Open Network (“TON”) having an aggregate USD value of Two Hundred Fifty Thousand Dollars ($250,000) calculated using the volume-weighted average price (“VWAP”) of TON over the thirty (30) calendar days immediately preceding the closing of the PIPE Transaction. The Token Component shall be delivered from the rewards generated by the Investor’s staking of TON tokens purchased with proceeds of the PIPE Transaction and shall be transferred to a blockchain wallet address designated in writing by the Company within three (3) months after the closing of the PIPE Transaction.

“Unissued Option Pool” means

3.       Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this SAFE is within the power of the Company and has been duly authorized by all necessary actions on the part of the Company (subject to section 3(d)). This SAFE constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To its knowledge, the Company is not in violation of (i) its current certificate of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material debt or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) The performance and consummation of the transactions contemplated by this SAFE do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material debt or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien on any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this SAFE, other than: (i) the Company’s corporate approvals; (ii) any qualifications or filings under applicable securities laws; and (iii) necessary corporate approvals for the authorization of Capital Stock issuable pursuant to Section 1.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without any conflict with, or infringement of the rights of, others.

(f) The Company acknowledges that the USD value of the Token Component may fluctuate between the pricing date and the date of transfer. The parties agree that the number of TON tokens deliverable shall be calculated as of the closing of the PIPE Transaction and shall not be adjusted for post-closing price movements.

4.       Investor Representations

(a) The Investor is duly organized and validly existing under the laws of its jurisdiction of formation and has full legal capacity, power and authority to execute and deliver this SAFE and to perform its obligations hereunder. This SAFE constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and acknowledges and agrees that if not an accredited investor at the time of an Equity Financing, the Company may void this SAFE and return the Purchase Consideration. The Investor has been advised that this Safe and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this Safe and the securities to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Investor represents and warrants that (a) the ordinary shares comprising the Equity Component have been duly authorized, and (b) upon issuance in accordance with the terms hereof, such shares will be validly issued, fully paid and non-assessable, free and clear of all liens (other than restrictions imposed by applicable securities laws or this SAFE).

(d) The Investor represents and warrants that the Tokens delivered in satisfaction of the Token Component (a) will be free and clear of any lien or encumbrance created by the Investor, (b) will not have been obtained from or involved in any transaction that violates any applicable law (including any sanctions, anti-money-laundering or anti-terrorist-financing laws), and (c) may be legally transferred to the Company under applicable U.S. federal and state law and any relevant non-U.S. law. The Investor covenants to deliver the Tokens in full compliance with all applicable laws and regulations, including any know-your-customer (“KYC”) or anti-money-laundering (“AML”) requirements applicable to digital asset transfers.

5.       Miscellaneous

(a) Any provision of this SAFE may be amended, waived or modified by written consent of the Company and either (i) the Investor.

(b) Any notice required or permitted by this SAFE will be deemed sufficient when delivered personally or by overnight courier or sent by email to the relevant address listed on the signature page, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address listed on the signature page, as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this SAFE, to vote or be deemed a holder of Capital Stock for any purpose other than tax purposes, nor will anything in this SAFE be construed to confer on the Investor, as such, any rights of a Company stockholder or rights to vote for the election of directors or on any matter submitted to Company stockholders, or to give or withhold consent to any corporate action or to receive notice of meetings, until shares have been issued on the terms described in Section 1. However, if the Company pays a dividend on outstanding shares of Common Stock (that is not payable in shares of Common Stock) while this SAFE is outstanding, the Company will pay the Dividend Amount to the Investor at the same time, provided further that (i) Company may, withhold a portion of such payment for remittance to any applicable government authority if so advised by counsel that such withholding is strictly necessary to comply with applicable law, and (ii) in the case that Company does withhold any such portion, Company shall use its best efforts to assist Investor in obtaining any applicable refund, but shall in no event be liable for any such funds so long as remitted to the applicable government authority.

(d) Neither this SAFE nor the rights in this SAFE are transferable or assignable, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this SAFE and/or its rights may be assigned without the Company’s consent by the Investor to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, managing member, officer or director of the Investor, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Investor, provided that such assignee is in compliance with the Investor representation in Section 4; and provided, further, that the Company may assign this instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile. Notwithstanding anything to the contrary, neither Investor nor any of its direct or indirect successors or assigns may transfer this SAFE to a natural person.

(e) In the event any one or more of the provisions of this SAFE is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this SAFE operate or would prospectively operate to invalidate this SAFE, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this SAFE and the remaining provisions of this SAFE will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of Delaware, without regard to the conflicts of law provisions of such jurisdiction.

(g) Simultaneously with the closing of the PIPE Transaction: (i) the Investor shall deliver (A) the Cash Component, (B) the Equity Component, and (C) a written confirmation of the number of TON tokens comprising the Token Component and the anticipated transfer date (which shall be no later than three (3) months after such closing); (ii) the Company shall deliver any wallet address or other delivery instructions reasonably requested by the Investor for the transfer of the Token Component; and (iii) the parties shall execute and deliver any additional documents or instruments reasonably necessary to consummate the transactions contemplated herein.

(h) The parties acknowledge and agree that for United States federal and state income tax purposes this SAFE is, and at all times has been, intended to be characterized as stock, and more particularly as common stock for purposes of Sections 304, 305, 306, 354, 368, 1036 and 1202 of the Internal Revenue Code of 1986, as amended. Accordingly, the parties agree to treat this SAFE consistent with the foregoing intent for all United States federal and state income tax purposes (including, without limitation, on their respective tax returns or other informational statements).

IN WITNESS WHEREOF, the undersigned have caused this SAFE to be duly executed and delivered as of the first date written above.

ALPHA AI

By:
Fiorenzo Villani
President
Address: [omitted]
Email: [omitted]

INVESTOR: ALPHATON CAPITAL CORP

By:___________________________________________
Name:_________________________________________
Title:__________________________________________

Address: Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola, British Virgin Islands, VG1110

c/o Portage Development Services Inc.

Andrea Park, 302 219-556

Attn.: Andrew Hudder

Email: ahudders@golenbock.co

Exhibit 10.8

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made as of August 4, 2025 (the “Effective Date”), by and between Portage Biotech Inc., a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Own Your Data Technologies, LLC ("Consultant”).

RECITALS

WHEREAS, the Company desires to engage Consultant’s employee Brittany Kaiser as Executive as Chief Executive Officer of the Company;

WHEREAS, Company desires on the terms and subject to the conditions set forth in this Agreement to retain the services of Consultant as an independent contractor; and,

WHEREAS, Consultant desires to provide services to the Company as an independent contractor in such capacity;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.	Engagement & Duties

1.1.	Engagement. The Consultant hereby agrees to personally engage Brittany Kaiser to perform all services under this Agreement (the “Executive”). The Company hereby engages the Executive in the role of Chief Executive Officer (CEO), reporting directly to the Board of Directors. Executive shall perform such duties and responsibilities as are customarily associated with the position of CEO. Services for the Company shall begin on August 3, 2025 (the “Engagement Date”).

1.2.	Duties. During the Term (as defined below), Executive's duties shall include the terms as described in the Statement of Work attached hereto as Schedule 1, and such other duties as may be reasonably assigned by the Company’s Board of Directors.

1.3.	Board Service. Executive shall serve as a member of the Company's Board of Directors throughout the five-year term of this Agreement and shall be nominated for re-election at the annual meeting of shareholders in 2030 at the conclusion of this contract, subject to shareholder approval.

1.4.	Time. Executive shall devote sufficient time necessary to complete the services and responsibilities hereunder in a professional and timely manner. While Executive shall generally be available during normal business hours, Executive shall have discretion to determine their own schedule and manner of performing services. Executive shall comply with all applicable Company policies, procedures, and codes of conduct as they relate to independent contractors.

1.5.	Place of Performance. Executive shall spend his/her working time engaged in activities at a location mutually agreeable to Company and Executive.

2.	Term of Agreement

The Term of this Agreement shall commence on the Effective Date and continue for a period of five (5) years, unless earlier terminated in accordance with Section 5 of this Agreement (the "Term"). The Agreement shall automatically renew for successive one-year (1) periods unless either party provides 180 days' notice of non-renewal. Notwithstanding any other provision of this Agreement, in the event that the Transaction does not take place within ten (10) business days of the Effective Date, either party may terminate this Agreement on or before the date upon which the Transaction does take place, with no liability accruing to any party and no continuing restrictive covenants.

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3.	Compensation and Benefits

3.1.	Base Fee.

3.1.1.       Fiat. The Company shall pay Consultant an annual base fee of Five Hundred Thousand US Dollars ($500,000 USD) and the TON described below (the “Base Fee”), payable in accordance with the Company's standard payment practices, subject to applicable tax reporting.

3.1.2.       TON Token Compensation. As part of Base Fee, Consultant shall also receive Five Hundred Thousand US Dollars ($500,000 USD) worth of TON tokens (based on 30-day VWAP) annually as additional Base Fee, with the number of tokens determined based on the fair market value on the grant date (based on 30-day VWAP). Such tokens shall be subject to the following terms to be described in a grant agreement:

(a)    Transfer restrictions for 12 months post-receipt; and

(b)   Subject to Company's digital asset policy, if any.

3.2.	Performance Bonus. Consultant shall be eligible for an annual performance bonus with a target of 200% of each compensation component, as detailed below. Performance metrics shall include company financial performance (60%), strategic objectives (25%), and ESG/stakeholder metrics (15%) (the “Performance Metrics”).

3.2.1.       Cash Bonus. Consultant shall be eligible for an annual cash performance bonus structured as follows:

(a)    Target: One Million US Dollars ($1,000,000 USD) (200% of Base Fee)

(b)   Threshold (50% payout): Five Hundred Thousand US Dollars ($500,000 USD)

(c)    Maximum overperformance (400% payout): Two Million US Dollars ($2,000,000 USD)

3.2.2.       TON Token Bonus. Consultant shall be eligible for an annual token performance bonus structured as follows:

(a)    Target: One Million US Dollars ($1,000,000 USD) (200% of base token grant) in TON tokens (30 day VWAP)

(b)   Threshold (50% payout): Five Hundred Thousand US Dollars ($500,000 USD) in TON tokens (30 day VWAP)

(c)    Maximum overperformance (400% payout): Two Million US Dollars ($2,000,000 USD) in TON tokens (30 day VWAP)

3.2.3.       Equity Bonus. Consultant shall be eligible for an annual equity performance bonus structured as follows:

(a)    Target: Three Million US Dollars ($3,000,000 USD) in additional equity (200% of base equity compensation)

(b)   Threshold (50% payout): One Million Five Hundred Thousand US Dollars ($1,500,000 USD) in equity

(c)    Maximum overperformance (400% payout): Six Million US Dollars ($6,000,000 USD) in equity

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3.3.	Incentive Compensation.

3.3.1.       Equity Incentive Compensation. Consultant shall receive annual equity grants with a base value of One Million Five Hundred Thousand US Dollars ($1,500,000 USD) per year, consisting of:

(a)    Restricted Stock Units (RSUs);

(b)   Vesting schedule: 20% per year over five years for RSUs; and

(c)    Subject to Company's Equity Incentive Plan terms and conditions.

3.3.2.       Long-Term Incentive Plan (LTIP). In addition to annual equity grants, Consultant shall participate in a special LTIP with a target value of Two Million US Dollars ($2,000,000 USD) annually, based on 5-year performance cycles measuring TSR, revenue growth, and EBITDA margins.

3.4.	Payment Schedule. The Base Fee shall be payable in arrears in equal payments at such frequency as is the custom and practice of Company and on at least a semi-monthly basis. Annual bonuses shall be paid within sixty (60) days following the end of the applicable performance period, subject to Consultant’s continued service through the payment date unless otherwise specified in this Agreement. Token compensation shall be delivered monthly in accordance with the vesting schedule, and equity grants shall be made annually on the anniversary of the Consultant’s start date or such other date as determined by the Board.

3.5.	Transaction Closing Bonus.

3.5.1.       Subject to successful completion of the transaction in which the Company sells in on or more private transactions no less than an aggregate of fifty million dollars ($50,000,000) of its equity securities (the "Transaction"), the Consultant shall be entitled to receive the following additional transaction bonus compensation:

(a)    Equity Component

(1)   Value: Consultant will receive a percentage of the total equity value of the Company at closing, determined by the aggregate Transaction size as follows:

(A)	If the Transaction is below $400,000,000, Consultant shall receive 1.5% of the total equity value of the Company at closing; or

(B)	If the Transaction is $400,000,000 or above, Consultant shall receive 1.25% of the total equity value of the Company at closing.

(2)   Form: Restricted stock units (RSUs) or equivalent equity in the Company (which could include Ordinary Shares) to be issued in a private placement transaction and registered for resale on a registration statement that the Company will use commercially reasonable efforts to cause to be declared effective within six (6) months following the closing of the Transaction.

(3)   Vesting; Lock-up: 100% of the RSUs shall vest immediately upon the closing of the Transaction. Notwithstanding such vesting, the RSUs shall be subject to a transfer restriction (lock-up) for a period of six (6) months following the closing of the Transaction. After the expiration of the lock-up period, no further restrictions shall apply

(4)   Voting Rights: Full voting rights upon vesting

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(b)   Cash Component: Consultant will receive $250,000 USD in cash, payable from working capital. Payment shall be made via wire transfer to an account designated by Consultant in writing within five (5) business days following the closing of the Transaction.

(c)    Token Component: Consultant will receive $250,000 in TON tokens (valued at a 30-day VWAP on the date of the closing of the Transaction), to be provided from the rewards generated by the Company’s staking of TON tokens purchased with the Transaction proceeds (“Bonus Tokens”). Payment of the Bonus Tokens shall be made to a wallet designated by Consultant in writing within three (3) months from the closing of the Transaction.

(d)   Options Component: Consultant will receive $500,000 of equity options, granted with a strike price equal to the last closing price of the Company’s equity on the trading day immediately preceding closing of the Transaction. Vesting terms for these options shall mirror the RSU vesting schedule: 25% vesting immediately upon closing of the Transaction, with the remaining 75% vesting in equal monthly installments over the subsequent 6-month period. Company will use commercially reasonable efforts to file a Registration Statement on Form S-8 with the SEC to cover the exercise of the shares underlying the equity options as soon as practicable following the closing of the Transaction and, in any event, within 10 days following the closing of the Transaction. Until such registration statement is on file, Executive will not exercise the options that vested immediately upon the closing of the Transaction. All unvested options shall immediately vest upon (i) a subsequent Change of Control, (ii) termination of Consultant’s services for the Company without Cause, or (iii) Consultant’s termination for Good Reason as defined in Section 5. Unvested options shall be forfeited upon voluntary termination not for Good Reason or termination for Cause.

(e)    The Company shall establish and maintain a pool of 0.75% in equity options for non-leadership advisors, separate from the equity and options granted to Consultant under this agreement.

4.	Benefits

4.1.	As an independent contractor, Consultant shall be responsible for its own benefits, insurance, and tax obligations. In lieu of employee benefits, Consultant shall receive the following additional compensation:

(a)    Paid stipend of up to $75,000 per year for Executive to purchase private health insurance. If Executive elects the cash stipend:

(1)   Payment shall be made monthly or quarterly

(2)   Consultant must provide proof of health insurance coverage to the Company

(3)   Stipend is taxable income to Consultant

4.1.2.       Paid stipend for term life and disability insurance for Executive equal to five times (5x) Base Fee;

4.1.3.       Paid stipend for short-term and long-term disability insurance for the Executive at a value of 100% Base Fee replacement); and

4.1.4.       Directors and Officers liability insurance with minimum Ten Million US Dollar ($10M USD) coverage.

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4.1.5.       Paid stipend for a personal umbrella policy of Ten Million US Dollar ($10M USD);

4.1.6.       Kidnap and ransom insurance for international travel for Executive;

4.1.7.       Paid stipend of Two Hundred and Fifty Thousand US Dollars ($250,000) toward Consultant’s retirement accounts that Consultant pays for its employees;

4.1.8.       Non-Qualified Deferred Compensation plan allowing deferral of up to 75% of bonus subject to 409A restrictions;

4.1.9.       Paid stipend for financial planning, tax preparation, and legal services (up to One Hundred Thousand US Dollar ($100,000 USD annually));

4.1.10.    Paid stipend for club memberships (up to Fifty Thousand US Dollar ($50,000 USD) initiation, and up to Fifty Thousand US Dollar ($50,000 USD) in annual dues); and

4.1.11.    Paid stipend for car allowance (up to Seventy Five Thousand US Dollars ($75,000 USD) annually).

4.1.12.    Available paid maternity leave of sixteen (16) weeks without reduction in compensation or benefits.

5.	Termination of Services

5.1.	Termination for Cause or Good Reason.

5.1.1.       The Company may terminate Consultant’s services hereunder for Cause. "Cause" shall be limited to the following:

(a)    Consultant’s or Executive's conviction of a felony;

(b)   Consultant’s or Executive's willful and material breach of this Agreement that remains uncured after a 30-day written notice and cure period; or

(c)    Consultant’s or Executive's fraud or embezzlement involving Company funds in excess of $1,000,000.

5.1.2.       The Consultant may terminate his/her services for Good Reason. "Good Reason" shall mean the occurrence of any of the following without Consultant’s consent:

(a)    A material diminution in Executive's duties, authorities, or responsibilities;

(b)   A reduction in Consultant’s Base Fee or target bonus opportunity;

(c)    Relocation of Executive's principal workplace by more than fifty (50) miles; or

(d)   Any material breach by the Company of this Agreement.

5.1.3.       Consultant must provide written notice of Good Reason within 90 days and allow a 30-day cure period by the Company.

5.2.	Effect of Termination

5.2.1.       Termination Without Cause or for Good Reason

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(a)    If Consultant’s services are terminated by the Company without Cause or by Consultant for Good Reason, Consultant shall be entitled to receive:

(1)             An amount equal to twenty-four (24) months of Consultant’s then-current Base Fee;

(2)             Two times (2x) Consultant’s target bonus;

(3)             A pro-rated portion of Consultant’s current year bonus based on actual performance;

(4)             Continuation of all health and welfare stipends for twenty-four (24) months following termination;

(5)             Accelerated vesting of all unvested equity awards that would have vested in the twenty-four (24) months following termination; and

(6)             Executive outplacement services for the Executive valued at up to $50,000.

5.3.	Termination Actions. Regardless of whether the Consultant is terminated with Cause, without Cause, or for Good Reason, upon Termination, the Consultant shall, and shall direct Executive to:

5.3.1.       Immediately and forever thereafter, cease to represent itself as an officer of the Company;

5.3.2.       Cease all use, direct or indirect, of any trademarks or any other intellectual property of Company or its affiliates or any of the Clients or its affiliates, and not thereafter use, directly or indirectly, any name, mark or design which is similar to or confusing with such intellectual property;

5.3.3.       Provide to the extent reasonably requested by Company, cooperation with Company in connection with matters arising out of the Consultant’s service to Company; provided that, Company shall make reasonable efforts to minimize disruption of the Consultant’s other activities. Company shall reimburse the Consultant for reasonable expenses incurred in connection with such cooperation and, to the extent that the Consultant is required to spend substantial time on such matters, Company shall compensate the Consultant at an hourly rate of $2,500 per hour for such cooperation.

5.3.4.       Immediately return to Company all of Company’s or Clients’ property in Company’s and/or the Executives’ or agents’ possession or control including, but not limited to, keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, pagers, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Company documents and materials belonging to Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in the possession or control of the Executive, whether they were provided to the Executive by Company or any of its business associates or created by the Executive in connection with his employment by Consultant, and maintain as confidential any information of Company or Clients which cannot be returned;

5.4.	Termination Payment. Upon any termination of services, Company shall pay Consultant all accrued but unpaid Base Fee and Additional Compensation through the termination date, plus any unreimbursed business expenses submitted within thirty (30) days of termination. Any severance payments under Section 5.2 shall be conditioned upon Consultant’s execution of a release of claims in a form reasonably acceptable to the Company. All payments under Section 5.2 shall commence within 60 days following termination, provided the release has become effective.

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5.5.	Termination Survival. The provisions of this Agreement shall survive any termination, if so provided herein, or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the obligations of the Consultant under Sections 6, 7 and 8 hereof. The Consultant recognizes that, except as expressly provided in Section 5.2, Consultant is not entitled to any compensation after termination of services.

6.	Expenses

6.1.	Expenses. During the Term, Consultant shall be entitled to the following expenses and reimbursements in connection with Executive's services to Company:

6.1.1.       Travel Expenses

(a)    First or business class or reasonable private air travel for all business-related trips;

(b)   Five-star hotel accommodations for business travel;

(c)    Coverage of spouse and immediate family travel expenses for international business trips exceeding five (5) days; and

(d)   Reasonable ground transportation expenses.

6.1.2.       Entertainment and Client Relations

(a)    Corporate credit card for business-related expenses;

(b)   Annual entertainment budget of Two Hundred Fifty Thousand US Dollars ($250,000 USD).

6.1.3.       Office and Technology

(a)    Executive office suite with private facilities;

(b)   Dedicated executive assistant and additional administrative support as reasonably necessary;

(c)    Latest technology equipment and full IT support services;

(d)   Home office allowance of Fifty Thousand US Dollars ($50,000 USD) for setup and maintenance;

(e)    Dual office setup if Executive's role requires relocation.

6.1.4.       Security

(a)    Personal security assessment and services as deemed necessary by Company;

(b)   Home security system installation and ongoing monitoring services;

(c)    Comprehensive cybersecurity protection for all business-related personal devices.

6.2.	Reimbursement. All expenses shall be reimbursed upon submission of reasonable written documentation in accordance with Company's expense reimbursement policies. The Company shall provide direct payment for services where practicable.

6.3.	Tax Obligations. As an independent contractor, Consultant shall be solely responsible for all federal, state, and local taxes, including self-employment taxes, social security contributions, and any other tax obligations related to the compensation received under this Agreement. Company will report Consultant’s compensation on Form 1099-NEC or other appropriate tax forms. Consultant agrees to indemnify and hold Company harmless from any tax liabilities, penalties, or interest related to Executive's tax obligations.

7.	Confidential Information

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The Consultant understands and acknowledges that during the Term, the Consultant will have access to and learn about Confidential Information, as defined below.

7.1.	Confidential Information Defined

a)      For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, Executive lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulas, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to Company in confidence.

b)     The Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

c)      The Consultant understands and agrees that Confidential Information includes information developed by the Consultant in the course of the Consultant’s services for Company as if Company furnished the same Confidential Information to the Consultant in the first instance.

d)     Confidential Information shall not include any information that: (i) is in the public domain at the time of disclosure; (ii) becomes publicly known after disclosure through no wrongful act on the part of Consultant; (iii) Consultant can show by documentary evidence was lawfully known to Consultant prior to the date of its disclosure to Consultant by Company; or (iv) becomes known to Consultant, free of any obligation of confidentiality, from a source that does not owe a duty of confidentiality to Consultant with respect to such Confidential Information.

7.2.	Company Creation and Use of Confidential Information. Consultant acknowledges that Company may have property which falls within the definition of a “trade secret” under Delaware law. Consultant acknowledges that the Delaware Uniform Trade Secrets Act, 6 Del. C. §§ 2001 et seq., prohibits misappropriation by any person (and whether or not an Executive of Company) of Company’s trade secrets, and provides Company with certain remedies in the event of any such misappropriation.

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7.3.	Disclosure and Use Restrictions. The Consultant agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other Executives of Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of the Consultant authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of Company, except as required in the performance of the Consultant’s authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Executive shall promptly provide written notice of any such order to Company.

7.4.	Obligation Predates Agreement. The Consultant understands and acknowledges that the Consultant’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Consultant first having access to such Confidential Information (whether before or after the Consultant begins services by Company) and shall continue during and after the Consultant’s services by Company until such time as such Confidential Information has become public knowledge other than as a result of the Consultant’s breach of this Agreement or breach by those acting in concert with the Consultant or on the Consultant’s behalf.

8.	Restrictive Covenants

8.1.	Non-solicitation of Executives. Subject to the other provisions of this Agreement and so long as Company is not in Breach of this Agreement, during Consultant's engagement with Company and for a twenty four month (24) period thereafter, Consultant will not disrupt, damage, impair or interfere with the business of Company by soliciting or encouraging or assisting others to solicit any of Company’s employees, agents or consultants for a competing business or otherwise induce or attempt to induce Company’s employees to leave their employment.

8.2.	Non-disparagement. Neither the Consultant nor the Consultant’s agents like the Executive shall, except in connection with a legal proceeding or order (including a proceeding relating to this Agreement), from and after the date hereof, regardless of the expiration or termination of this Agreement, make any: (i) statement to any person or entity which has a business relationship with Company; or (ii) public statement, in each instance, that criticizes, ridicules, disparages, disagrees with, interferes with a business relationship of, or is otherwise derogatory of, Company, or any of its affiliates, including but not limited to, agents, Executives, or independent contractors, or any of Company’s products, services, or procedures.

8.3.	Non-Competition. Subject to the other provisions of this Agreement and so long as Company is not in Breach of this Agreement, during the 12-month period following the termination of Consultant’s engagement for any reason (the "Restriction Period"), Consultant shall not engage, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer, or otherwise, with any business that competes directly with the Company in the TON and/or Telegram Ecosystem in which the Company operates other than for ordinary investment activities. As consideration for this non-compete obligation, the Company shall pay Consultant a monthly payment equal to Consultant’s monthly fee during the Restriction Period.

9.	Proprietary Rights

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9.1.	Work Product. The Consultant acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by the Consultant individually or jointly with others during the period of the Consultant’s engagement with Company and relating in any way to the business or contemplated business, research or development of Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of Company.

9.2.	Work Made for Hire; Assignment. The Consultant acknowledges that, by reason of being employed by Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by Company. To the extent that the foregoing does not apply, the Consultant hereby irrevocably assigns to Company, for no additional consideration, the Consultant’s entire right, title and interest in and to all Work Product, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit Company’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that Company would have had in the absence of this Agreement.

9.3.	Further Assurances; Power of Attorney. During and after the Consultant’s services, the Consultant agrees to reasonably cooperate with Company to (a) apply for, obtain, perfect and transfer to Company the Work Product as well as an Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, executing and delivering to Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by Company. The Consultant hereby irrevocably grants Company power of attorney to execute and deliver any such documents on the Consultant’s behalf in the Consultant’s or Executive’s name and to do all other lawfully permitted acts to transfer the Work Product to Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Consultant or Executive does not promptly cooperate with Company’s request (without limiting the rights Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Executive’s subsequent incapacity.

9.4.	No License. The Consultant understands that this Agreement does not, and shall not be construed to, grant the Consultant any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available to him by Company.

10.	Indemnification

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10.1.	The Company shall indemnify the Consultant and the Executive to the fullest extent permitted by law against any and all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by the Consultant or the Executive in connection with any proceeding arising by reason of the Consultant’s engagement with the Company, provided that the Consultant or the Executive (as the case may be) acted honestly and in good faith and in what the Consultant or the Executive believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, the Consultant or the Executive had reasonable cause to believe that their conduct was unlawful. The Company agrees to maintain Directors and Officers liability insurance with minimum limits of $10,000,000 to cover such indemnification obligations. The rights to indemnification and advancement of expenses shall continue as to the Consultant even if the Consultant has ceased to serve the Company and shall inure to the benefit of the successors or assigns for a period of ten (10) years following the termination of the Consultant’s services.

11.	Governing Law

This Agreement shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

12.	Agreement to Arbitrate

Except as otherwise expressly provided herein, and to the fullest extent permitted by applicable law, Company and Consultant consent to the resolution by binding arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Consultant’s engagement with Company or the termination of such engagement (“Arbitration Claims”), that Company may have against Consultant or that Consultant may have against Company or against its officers, directors, executives or agents in their capacity as such or otherwise. Such arbitration shall be administered by JAMS or the American Arbitration Association (AAA) in New York City. For disputes involving claims of less than $1,000,000, the arbitration shall be conducted by a single arbitrator. For disputes involving claims of $1,000,000 or more, the arbitration shall be conducted by a panel of three arbitrators. Notwithstanding the foregoing, either party may seek preliminary and permanent injunctive relief in court, without the posting of bond, for any claims relating to the breach or threatened breach of the restrictive covenants set forth in this Agreement. For the avoidance of doubt, Executive shall have no duty to mitigate damages in connection with any Arbitration Claims or other claims arising under this Agreement.

13.	Notices

All notices, approvals, requests or demands (“Notices”) which any party is required or may desire to give to the other hereunder shall be in writing, unless otherwise specified, and shall deemed to have been received (i) immediately upon delivery to the address set forth below; (ii) three (3) days from the date by mailed, registered or certified, postage prepaid to the address set forth below; or (iii) upon confirmation of transmittal by any electronic means whether now known or hereafter developed, including but not limited to email to the email address specified below:

If to Company:

Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola, British Virgin Islands, VG1110

c/o Portage Development Services Inc.

Andrea Park, 302 219-556

Attn.: Andrew Hudders

Email: ahudders@golenbock.com

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With copy to, which copy shall not constitute notice:	Zuber Lawler LLP 2029 Century Park E, Suite 400, Los Angeles, CA 90067, USA Attn.: Josh Lawler Email: jlawler@zuberlawler.com
If to Consultant:	Own Your Data Technologies, LLC Address: [omitted] Email: [omitted]

A party may change its designated notice information by providing written notice of such change to the other party.

14.	Assignability

Company may assign its interest in this Agreement to any subsidiary or affiliate of Company or in connection with a sale of Company and the provisions of this Agreement shall inure to the benefit of the successors and assigns of Company. Consultant may not assign or transfer this Agreement. Subject to the above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

15.	Good Faith and Fair Dealing

The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable manner in good faith and agree to deal fairly with each other in accordance with their duties of good faith and fair dealing as set forth in the laws of the state of Delaware, consistent with the governing law provision above.

16.	Severability

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law. If in spite of the foregoing, any provision of this Agreement shall be judged invalid, illegal, or unenforceable in any applicable jurisdiction, such provision shall be restricted or deleted in such jurisdiction only to the extent necessary to make such provision valid, legal, and enforceable in such jurisdiction, and the validity, legality, and enforceability of such provision in any other jurisdiction, or of any of the other provisions of this Agreement in all jurisdictions, shall not in any way be affected or impaired thereby.

17.	Advice of Counsel

The Parties represent and warrant to each other that, prior to the execution of this Agreement, they sought the advice of independent legal counsel of their own selection regarding the substance of this Agreement, or have had the opportunity to consult with independent legal counsel and have knowingly chosen not to do so.

18.	Entire Agreement

This Agreement (together with the Exhibits hereto) contains the full and complete understanding and agreement between the parties with respect to the subject matter, and supersedes all other agreements between the parties whether written or oral relating thereto, and may not be modified or amended except by a written instrument executed by both of the parties hereto. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

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19.	Amendments and Waiver

No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing executed by Consultant and approved by the Company's Board of Directors. No waiver of any term, provision or condition of this Agreement shall be deemed to be, or shall constitute, a waiver of any other term, provision or condition herein, whether or not similar. No such waiver shall be binding unless in writing and signed by the waiving party.

20.	Section Headings

The headings of paragraphs, sections and other subdivisions of this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, construe this Agreement or any part or provision thereof or otherwise be given any legal effect.

21.	Counterparts/Signature Delivery

This Agreement and any Exhibits hereto may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

IN WITNESS WHEREOF, Company has caused its duly authorized representative to execute, and Consultant has executed, this Agreement effective as of the Effective Date.

OWN YOUR DATA TECHNOLOGIES, LLC	PORTAGE BIOTECH INC
By: /s/ Brittany Kaiser Name: Brittany Kaiser Title: Owner	By: /s/ Alexander Pickett Name: Alexander Pickett Title: Director

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SCHEDULE 1

Statement of Work

1

Exhibit 10.9

Amendment 1 to

Independent Contractor Agreement

FOR OWN YOUR OWN DATA TECHNOLOGIES, LLC

This Amendment (this "Amendment") is made as of August 19, 2025, by and between AlphaTON Capital Corp, a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Own Your Data Technologies, LLC ("Consultant"). This Amendment modifies the Independent Contractor Agreement made effective as of August 4, 2025 (the "Agreement") between the Company and Consultant. The Agreement is hereby amended as provided in this Amendment. The terms and conditions of the Agreement, as amended by this Amendment, remain in full force and effect except as expressly modified herein.

RECITALS

WHEREAS, the parties desire to modify the equity compensation provisions of the Agreement to provide that all equity compensation granted to Consultant under the Agreement shall instead be granted directly to Brittany Kaiser ("Executive") in her individual capacity;

WHEREAS, such modification is intended to ensure that all equity benefits flow directly to the individual performing the services under the Agreement;

WHEREAS, Executive agrees to be bound by all terms and conditions applicable to such equity grants as if she were the original grantee under the Agreement; and

WHEREAS, the parties desire to memorialize this arrangement through this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1. Modification of Equity Grant Recipients

1.1 General Principle. Notwithstanding any provision in the Agreement to the contrary, all equity compensation, equity grants, equity awards, equity bonuses, stock options, restricted stock units, and any other equity-based compensation or benefits of any kind whatsoever that are granted, issued, or provided under the Agreement to Consultant (collectively, "Equity Compensation") shall instead be granted, issued, or provided directly to Executive in her individual capacity. This modification applies to all Equity Compensation whether granted before or after the effective date of this Amendment.

1.2 Executive's Acceptance and Binding Effect. Executive, by executing this Amendment, agrees to be bound by all terms, conditions, restrictions, and obligations applicable to the Equity Compensation as set forth in the Agreement and this Amendment, including but not limited to all vesting schedules, transfer restrictions, forfeiture provisions, and performance conditions. Executive acknowledges and agrees that she shall be subject to all restrictive covenants, confidentiality obligations, and other post-employment obligations set forth in the Agreement with respect to such Equity Compensation.

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1.3 Company Obligations. The Company agrees to take all necessary corporate action to issue, grant, and deliver the Equity Compensation directly to Executive in accordance with the terms of the Agreement as modified by this Amendment. The Company shall prepare and execute all necessary equity award agreements, option agreements, restricted stock unit agreements, and other documentation required to effectuate the grants to Executive.

2. Modification of the Equity Grants

2.1 Option Grants. Section 3.5.1(a)(1) of the Agreement is hereby amended and restated in its entirety as follows:

Value: Consultant will receive a percentage of the issued and outstanding shares of the Company at closing, determined by the aggregate Transaction size as follows:

(A)       If the Transaction is below $400,000,000, Consultant shall receive 1.5% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction; or

(B)       If the Transaction is $400,000,000 or above, Consultant shall receive 1.25% of the issued and outstanding ordinary shares of the Company after giving to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction.

3. No Other Modifications

Except as expressly modified by this Amendment, all terms and conditions of the Agreement, including but not limited to the compensation provisions relating to Base Fee, Performance Bonus (cash and TON token components), benefits, expenses, termination provisions, confidentiality obligations, restrictive covenants, and all other provisions not specifically relating to Equity Compensation, shall remain in full force and effect and are hereby confirmed and ratified.

4. Counterpart Execution

This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single Amendment. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

5. Governing Law

This Amendment shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

6. Binding Effect

Subject to the restrictions on assignment set forth in the Agreement, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

[SIGNATURES LOCATED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Company has caused its duly authorized representative to execute, Consultant has executed, and Executive has executed, this Amendment effective as of the date first written above.

ALPHATON CAPITAL CORP

By: /s/ Alexander Pickett
Name: Alexander Pickett
Title: Director

OWN YOUR DATA TECHNOLOGIES, LLC

By: /s/ Brittany Kaiser
Name: Brittany Kaiser
Title: Owner

BRITTANY KAISER, individually

By: /s/ Brittany Kaiser

Brittany Kaiser

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Exhibit 10.10

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made as of August 19, 2025 (the “Effective Date”), by and between AlphaTON Capital Corp, a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Ralph Matthew McKibbin ("Consultant”).

RECITALS

WHEREAS, the Company desires to engage Consultant to provide strategic business development and advisory services for the Company;

WHEREAS, the Company desires on the terms and subject to the conditions set forth in this Agreement to retain the services of Consultant as an independent contractor; and,

WHEREAS, Consultant desires to provide services to the Company as an independent contractor in such capacity.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.               Consultant Engagement and Services

1.1             Engagement; Services. The Company hereby engages Consultant as a strategic business development advisor to provide advisory services as an independent contractor. Consultant shall provide strategic business development advisory services during the Term (defined below) focusing on identifying, developing, and facilitating revenue-producing business opportunities for the Company, which shall include (collectively the “Services”):

1.1.1      Strategic Business Development: Identifying and developing new business opportunities, partnerships, and revenue streams;

1.1.2      Client and Partner Relationship Development: Leveraging professional network to introduce potential clients, partners, and strategic opportunities to the Company;

1.1.3      Market Intelligence: Providing market insights, competitive analysis, and industry expertise;

1.1.4      Strategic Planning Support: Participating in strategic planning discussions and providing recommendations for business growth;

1.1.5      Transaction Support: Assisting in structuring and negotiating business development transactions and partnerships; and

1.1.6      Such other advisory services as may be reasonably requested by the CEO or Board of Directors.

1.2             Independent Contractor Status; Time. Consultant shall serve as an independent contractor and not as an employee. No minimum time commitment is required from Consultant, provided that Consultant shall devote sufficient time necessary to complete the Services and responsibilities hereunder in a professional and timely manner. While Consultant shall generally be available during normal business hours, Consultant shall have discretion to determine his own schedule and manner of performing services. Consultant shall comply in all material respects with all applicable Company policies, procedures, and codes of conduct as they relate to independent contractors.

1.3             Place of Performance. Consultant may perform the Services remotely or at locations mutually agreeable to the Company and Consultant.

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2.                Term. The Term of this Agreement shall commence on the Effective Date and continue for a period of two (2) years, unless earlier terminated in accordance with Section 5 of this Agreement (the "Term"). Notwithstanding any other provision of this Agreement, in the event that the Company does not achieve a successful completion of a transaction in which the Company sells in one or more private transactions equity securities resulting in aggregate proceeds of no less than fifty million dollars ($50,000,000) (the "Transaction") within ten (10) business days of the Effective Date, either party may terminate this Agreement at any time after such ten day period on or before the date upon which the Transaction does take place, and the parties agree that no liabilities or obligations shall be owed to any party hereunder and none of the restrictive covenants shall survive the termination of this Agreement.

3.               Compensation

3.1             Equity Compensation. As consideration for the Services, subject to the terms and conditions of the Company’s Amended and Restated 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) and the execution of a Stock Option Agreement in the form prescribed by the Company, the Company shall grant to Consultant an option to purchase that number of shares of the Company’s ordinary shares equal to 0.25% of the issued and outstanding ordinary shares of the Company after giving effect to the number of issued and outstanding ordinary shares of the Company as of immediately after the closing of the Transaction (the “Options”), at an exercise price per share equal to the last closing price of the Company’s ordinary shares on the Effective Date. The Options shall be subject to all terms and conditions of the Plan and the applicable Stock Option Agreement, and nothing herein shall be construed to modify the Plan except as expressly provided in this Section 3.1.

3.1.1        Vesting Schedule. Subject to Consultant’s continued service to the Company through each applicable vesting date, (i) fifty percent (50%) of the Options shall vest and become exercisable on the date of the closing of the Transaction (the “Closing Date”), and (ii) the remaining fifty percent (50%) of the Options shall vest in twelve (12) equal monthly installments on the last day of each full calendar month following the Closing Date, such that all Options shall be fully vested on the first anniversary of the Closing Date.

3.1.2        Acceleration Events; Forfeiture. Notwithstanding the foregoing, all then-unvested Options shall immediately vest and become exercisable upon the earliest to occur of: (i) a Change of Control (as defined in the Plan) occurring after the Closing Date; (ii) the termination of Consultant’s service by the Company without Cause (defined below); or (iii) Consultant’s resignation for Good Reason (defined below). Upon (i) any voluntary termination of Consultant’s Services to the Company by Consultant other than for Good Reason, or (ii) any termination of Consultant’s Services by the Company for Cause, all unvested Options shall be immediately forfeited without consideration.

3.1.3        Registration Covenant. The Company shall use commercially reasonable efforts to prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-8 covering the resale of the shares of ordinary shares underlying the Options as soon as practicable following the Closing Date and, in any event, within ten (10) days thereafter. Until such Form S-8 registration statement is filed, Consultant shall not exercise any portion of the Options that vested on the Closing Date.

3.2             Sales Commission Structure. Subject to the terms and conditions of this Agreement, Consultant shall be eligible to receive sales commissions on Revenue-Producing Business (as defined in Section 3.3) in accordance with the following declining commission schedule:

3.2.1        Year 1 (First twelve (12) months following the Effective Date): five percent (5%) of Revenue-Producing Business;

3.2.2        Year 2 (Months thirteen (13) through twenty-four (24) following the Effective Date): three percent (3%) of Revenue-Producing Business;

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3.2.3        Year 3 (Months twenty-five (25) through thirty-six (36) following the Effective Date): two percent (2%) of Revenue-Producing Business; and

3.2.4        Year 4 and thereafter: zero percent (0%) of Revenue-Producing Business.

3.2.5        The applicable commission rate shall be determined based on the date on which the underlying revenue is recognized by the Company in accordance with its standard revenue recognition policies, and no commissions shall accrue after the expiration of the applicable commission period.

3.3             Revenue-Producing Business Definition. “Revenue-Producing Business” means only the following, in each case that is directly and demonstrably attributable to Consultant’s efforts and first introduced to the Company by Consultant during the Term:

3.3.1        Sales of the Company’s products or services to new customers;

3.3.2        Licensing agreements, joint ventures, or strategic partnerships entered into by the Company;

3.3.3        Recurring revenue from ongoing customer relationships established through Consultant’s efforts during the Term; and

3.3.4        Revenue from contract renewals or extensions with customers initially introduced by Consultant limited to the first two (2) renewal periods.

3.3.5        Revenue-Producing Business excludes: (i) any transactions with customers, counterparties, or partners known to or already engaged with the Company prior to Consultant’s introduction; (ii) upsells or cross-sells not facilitated by Consultant; and (iii) any revenue generated after Consultant’s termination of service, except as expressly provided in Section 3.3.4.

3.4             Commission Election and Payment. Consultant may elect, on a calendar-quarter basis, to receive commissions in either cash or equity of the Company (valued at fair market value on the last day of the applicable quarter), by providing written notice to the Company at least thirty (30) days before the end of such quarter. If no timely election is made, commissions will be paid in cash. Commissions shall be calculated by the Company quarterly based solely on amounts actually received by the Company (and not subject to refund, clawback, or offset), and paid within sixty (60) days after the end of each calendar quarter. For contracts with terms longer than one (1) year, commissions shall be calculated based on the portion of total contract value recognized by the Company as revenue during the applicable commission period, consistent with the Company’s revenue recognition policies. Upon termination of Consultant’s service for any reason, no further commissions shall accrue, except for (i) amounts already earned and payable under this Section 3.4 for revenue recognized before the effective date of termination, and (ii) with respect to contract renewals or extensions expressly covered under Section 3.3.4, which shall be paid in accordance with the schedule herein.

3.4.1        Finality of Company Determinations. The Company shall determine in its sole discretion whether any transaction qualifies as Revenue-Producing Business and shall calculate the amount of commissions due and send a statement to Consultant of such calculation within thirty (30) days after the end of each calendar quarter. All such determinations shall be conclusive and binding on Consultant unless Consultant delivers a written dispute notice to the Company within thirty (30) days after the date the applicable commission statement is provided.

3.4.2        Audit Rights. Upon timely written request by Consultant, and no more than once in any twelve (12)-month period, the Company shall provide Consultant with reasonable access, during normal business hours, to such records as are reasonably necessary to verify the calculation of commissions, subject to execution of a mutually acceptable confidentiality agreement. Any such review shall be conducted at Consultant’s sole cost and expense, and only by an independent accountant not engaged on a contingency basis.

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3.4.3        Resolution of Disputes. If any timely dispute is not resolved by mutual agreement within thirty (30) days, the matter shall be submitted to binding arbitration in accordance with Section 12 below. Consultant’s sole and exclusive remedy for any underpayment shall be payment of the amount, if any, determined to be owed, without interest, punitive damages, or other consequential damages.

4.                Benefits and Insurance

4.1             Benefits. As an independent contractor, Consultant shall be responsible for its own benefits, insurance, and tax obligations and shall not be entitled to participate in any employee benefit plans maintained by the Company.

4.2             Insurance. The Company shall include Consultant in its Directors and Officers liability insurance policy with minimum coverage of $10,000,000.

5.                Termination

5.1             Termination for Convenience. Either party may terminate this Agreement at any time with sixty (60) days' written notice.

5.2             Termination for Cause.

5.2.1        The Company may terminate this Agreement immediately for Cause. "Cause" shall be limited to the following:

(a)    Consultant’s or Consultant’s agent’s conviction of a felony;

(b)   Consultant’s material breach of this Agreement that remains uncured after a 30-day written notice and cure period; or

(c)    Consultant’s or Consultant’s agent’s willful misconduct or fraud or embezzlement involving Company funds.

5.3             Effect of Termination. Upon termination of this Agreement:

5.3.1        the Company shall, within sixty (60) days following the effective date of such termination, pay to Consultant any commissions that (i) have been earned under Section 3.2 as of the termination date, and (ii) remain unpaid, with respect to Revenue-Producing Business generated prior to the effective date of termination. For clarity, no commissions shall accrue or be payable with respect to any revenue recognized by the Company after the termination date, except as expressly provided in Section 3.3.4 (if applicable);

5.3.2        All then unvested Options shall be governed by the provisions of Section 3.1.2.

5.3.3        any vested Options held by Consultant as of the termination date (including those which had accelerated vesting in accordance with Section 3.1.2) shall remain exercisable until the earlier of (A) ninety (90) days following the termination date (unless extended in accordance with the Plan), or (B) the expiration of the original option term set forth in the applicable grant agreement, after which all such options shall terminate and be of no further force or effect.

5.3.4        Consultant acknowledges and agrees that all obligations under this Agreement that by their nature are intended to survive termination (including without limitation all confidentiality, non-disclosure, non-solicitation, and non-competition obligations set forth herein) shall survive and remain in full force and effect for the periods specified in this Agreement, notwithstanding any termination of the Services.

5.3.5        Except as expressly provided in this Section 5.3 or as otherwise required by applicable law, Consultant shall not be entitled to any further compensation, commissions, equity, or benefits of any kind following the termination date.

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6.                Expenses

6.1             During the Term, Consultant shall be entitled to the following expenses and reimbursements in connection with Consultant’s Services to Company:

6.1.1        Travel Expenses. Coach class airfare for all business-related trips; reasonable hotel accommodations for business travel; Reasonable meal allowance; and reasonable ground transportation expenses.

6.1.2        Entertainment. Annual entertainment budget of twenty-five thousand USD ($25,000).

6.1.3        Professional Development. Professional development or conference expenses up to fifty thousand USD ($50,000) annually.

6.2             Reimbursement. All expenses shall be reimbursed upon submission of reasonable written documentation in accordance with Company's expense reimbursement policies. The Company shall provide direct payment for services where practicable.

6.3             Tax Obligations. As an independent contractor, Consultant shall be solely responsible for all federal, state, and local taxes, including self-employment taxes, social security contributions, and any other tax obligations related to the compensation received under this Agreement. Company will report Consultant’s compensation on Form 1099-NEC or other appropriate tax forms. Consultant agrees to indemnify and hold Company harmless from any tax liabilities, penalties, or interest related to Consultant’s tax obligations.

7.                Confidential Information

Consultant understands and acknowledges that during the Term, Consultant may have access to and learn about Confidential Information, as defined below.

7.1             Confidential Information Defined

a)      For purposes of this Agreement, “Confidential Information” includes, but is not limited to, non-public, proprietary and confidential information disclosed to the Consultant, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, executive lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulas, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of Company or its businesses.

b)     Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

c)      Consultant understands and agrees that Confidential Information includes information developed by Consultant in the course of Consultant’s Services for Company as if Company furnished the same Confidential Information to Consultant in the first instance.

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d)     Confidential Information shall not include any information that: (i) is in the public domain at the time of disclosure; (ii) becomes publicly known after disclosure through no wrongful act on the part of Consultant; (iii) Consultant can show by documentary evidence was lawfully known to Consultant prior to the date of its disclosure to Consultant by Company; or (iv) becomes known to Consultant, free of any obligation of confidentiality, from a source that does not owe a duty of confidentiality to Consultant with respect to such Confidential Information.

7.2             Company Creation and Use of Confidential Information. Consultant acknowledges that Company may have property which falls within the definition of a “trade secret” under Delaware law. Consultant acknowledges that the Delaware Uniform Trade Secrets Act, 6 Del. C. §§ 2001 et seq., prohibits misappropriation by any person (and whether or not an executive of Company) of Company’s trade secrets, and provides Company with certain remedies in the event of any such misappropriation.

7.3             Disclosure and Use Restrictions. Consultant agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever not having a need to know and authority to know and use the Confidential Information in connection with the business of Company and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of Consultant authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of Company, except as required in the performance of Consultant’s authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. Consultant shall, if legally permissible, promptly provide written notice of any such order to the Company.

7.4             Obligation Predates Agreement. Consultant understands and acknowledges that Consultant’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon Consultant first having access to such Confidential Information (whether before or after Consultant begins services by Company) and shall continue during and after the Term for a period of five (5) years, regardless of the reason for such termination or expiration.

8.                Restrictive Covenants

8.1             Non-solicitation. During the Term and for a twenty four month (24) period thereafter, Consultant will not (i) disrupt, damage, impair or interfere with the business of Company by soliciting or encouraging or assisting others to solicit any of Company’s employees or consultants to become employed by or retained as a consultant for a competing business or otherwise induce or attempt to induce Company’s employees to leave their employment and (ii) solicit or attempt to divert any Company customer or prospective customer with whom Consultant had contact during the Term to end their relationship, negotiations or discussions with the Company. Any general solicitation to the public that is not directed at the Company shall not constitute a breach of this Section 8.1.

8.2             Non-disparagement. Neither Consultant nor Consultant’s agents shall, except in connection with a legal proceeding or order (including a proceeding relating to this Agreement), from and after the date hereof, regardless of the expiration or termination of this Agreement, make any: (i) statement to any person or entity which has a business relationship with Company; or (ii) public statement, in each instance, that criticizes, ridicules, disparages, disagrees with, interferes with a business relationship of, or is otherwise derogatory of, Company, or any of its affiliates, including but not limited to, agents, executives, or independent contractors, or any of Company’s products, services, or procedures.

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8.3             Non-Competition. During the Term and for a twenty four month (24) period thereafter, Consultant shall not engage, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer, or otherwise, with any business that competes directly with the Company in the TON and/or Telegram Ecosystem in which the Company operates other than for ordinary investment activities.

9.                Proprietary Rights

9.1             Work Product. Consultant acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by Consultant for the Company individually or jointly with others during the Term and relating to the business or contemplated business, research or development of the Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of the Company.

9.2             Work Made for Hire; Assignment. Consultant acknowledges that, by reason of being contracted by Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by Company. To the extent that the foregoing does not apply, Consultant hereby irrevocably assigns to Company, for no additional consideration, Consultant’s entire right, title and interest in and to all Work Product, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit Company’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that Company would have had in the absence of this Agreement.

9.3             Further Assurances; Power of Attorney. During and after the Term, Consultant agrees to reasonably cooperate with Company to (a) apply for, obtain, perfect and transfer to Company the Work Product as well as an Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, executing and delivering to Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be reasonably requested by Company. Consultant hereby irrevocably grants Company power of attorney to execute and deliver any such documents on Consultant’s behalf in Consultant’s name and to do all other lawfully permitted acts to transfer the Work Product to Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if Consultant does not promptly cooperate with Company’s request (without limiting the rights Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Consultant’s subsequent incapacity.

9.4             No License. Consultant understands that this Agreement does not, and shall not be construed to, grant Consultant any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available by the Company.

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10.             Indemnification

10.1          The Company shall indemnify Consultant to the fullest extent permitted by law against any and all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by Consultant in connection with any proceeding arising by reason of Consultant’s engagement with the Company, provided that Consultant acted honestly and in good faith and in what Consultant believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, Consultant had reasonable cause to believe that their conduct was not unlawful. The Company agrees to maintain Directors and Officers liability insurance with minimum limits of $10,000,000 to cover such indemnification obligations.

11.             Governing Law

This Agreement shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

12.             Agreement to Arbitrate

Except as otherwise expressly provided herein, and to the fullest extent permitted by applicable law, the Company and Consultant consent to the resolution by binding arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Consultant’s engagement with the Company or the termination of such engagement (“Arbitration Claims”), that the Company may have against Consultant or that Consultant may have against the Company or against its officers, directors, executives or agents in their capacity as such or otherwise. Such arbitration shall be administered by JAMS or the American Arbitration Association (AAA) in New York City. For disputes involving claims of less than $1,000,000, the arbitration shall be conducted by a single arbitrator. For disputes involving claims of $1,000,000 or more, the arbitration shall be conducted by a panel of three arbitrators. Notwithstanding the foregoing, either party may seek preliminary and permanent injunctive relief in court, without the posting of bond, for any claims relating to the breach or threatened breach of the restrictive covenants set forth in this Agreement.

13.             Securities Law Compliance

13.1          Insider Trading. Consultant acknowledges that, during the course of providing services to the Company, Consultant may be exposed to material, non-public information concerning the Company, its affiliates, or their respective securities. Consultant agrees to comply, at all times, with all applicable federal, state, and foreign securities laws, rules, and regulations, as well as all Company policies regarding insider trading, tipping, and related matters, whether now in effect or hereafter adopted.

13.2          [RESERVED]

13.3          Section 16 Compliance. In the event Consultant becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended, Consultant shall timely comply with all reporting, filing, and other obligations thereunder, including the short-swing profit provisions, and shall cooperate fully with the Company to ensure such compliance.

14.             Notices

All notices, approvals, requests or demands (“Notices”) which any party is required or may desire to give to the other hereunder shall be in writing, unless otherwise specified, and shall deemed to have been received (i) immediately upon delivery to the address set forth below; (ii) three (3) days from the date by mailed, registered or certified, postage prepaid to the address set forth below; or (iii) upon confirmation of transmittal by any electronic means whether now known or hereafter developed, including but not limited to email to the email address specified below:

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If to Company:

Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola, British Virgin Islands, VG1110

c/o Portage Development Services Inc.

Andrea Park, 302 219-556

Attn.: Brittany Kaiser

Email: Brittany@portagebiotech.com

With copy to, which copy shall not constitute notice:	Zuber Lawler LLP 2029 Century Park E, Suite 400, Los Angeles, CA 90067, USA Attn.: Josh Lawler Email: jlawler@zuberlawler.com
If to Consultant:	Ralph Matthew McKibbin Address: [omitted] Email: [omitted]

A party may change its designated notice information by providing written notice of such change to the other party.

15.             Assignability

The Company may assign its interest in this Agreement to any subsidiary or affiliate of the Company or in connection with a sale of the Company and the provisions of this Agreement shall inure to the benefit of the successors and assigns of the Company. Consultant may not assign or transfer this Agreement. Subject to the above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

16.             Good Faith and Fair Dealing

The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable manner in good faith and agree to deal fairly with each other in accordance with their duties of good faith and fair dealing as set forth in the laws of the state of Delaware, consistent with the governing law provision above.

17.             Severability

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law. If in spite of the foregoing, any provision of this Agreement shall be judged invalid, illegal, or unenforceable in any applicable jurisdiction, such provision shall be restricted or deleted in such jurisdiction only to the extent necessary to make such provision valid, legal, and enforceable in such jurisdiction, and the validity, legality, and enforceability of such provision in any other jurisdiction, or of any of the other provisions of this Agreement in all jurisdictions, shall not in any way be affected or impaired thereby.

18.             Advice of Counsel

The parties represent and warrant to each other that, prior to the execution of this Agreement, they sought the advice of independent legal counsel of their own selection regarding the substance of this Agreement or have had the opportunity to consult with independent legal counsel and have knowingly chosen not to do so.

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19.             Entire Agreement

This Agreement (together with the Exhibits hereto) contains the full and complete understanding and agreement between the parties with respect to the subject matter and supersedes all other agreements between the parties whether written or oral relating thereto and may not be modified or amended except by a written instrument executed by both of the parties hereto. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

20.             Amendments and Waiver

No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing executed by Consultant and the Company. No waiver of any term, provision or condition of this Agreement shall be deemed to be, or shall constitute, a waiver of any other term, provision or condition herein, whether or not similar. No such waiver shall be binding unless in writing and signed by the waiving party.

21.             Section Headings

The headings of paragraphs, sections and other subdivisions of this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, construe this Agreement or any part or provision thereof or otherwise be given any legal effect.

22.             Counterparts/Signature Delivery

This Agreement and any Exhibits hereto may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

INDIVIDUAL	ALPHATON CAPITAL CORP
By: /s/ Ralph Matthew McKibbbin Name: Ralph Matthew McKibbin	By: /s/ Brittany Kaiser Name: Brittany Kaiser Title: Chief Executive Officer

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Exhibit 10.11

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made as of August 19, 2025, 2025 (the “Effective Date”), by and between AlphaTON Capital Corp, a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Red Shark Ventures Inc. ("Consultant”).

RECITALS

WHEREAS, the Company desires to engage Consultant’s managing partner, Yury Mitin, as a Director and Chief Business Development Officer (CBDO) of the Company;

WHEREAS, Company desires on the terms and subject to the conditions set forth in this Agreement to retain the services of Consultant as an independent contractor; and,

WHEREAS, Consultant desires to provide services to the Company as an independent contractor in such capacity;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.                Consultant Engagement and Services

1.1             Engagement. The Company hereby engages the Consultant as an independent contractor to provide the services as set forth in Schedule 1 of this Agreement (the “Services”). Consultant shall ensure that its managing partner, Yury Mitin (“Key Individual”), provides the Services in the role of Chief Business Development Officer (CBDO), reporting directly to the Chief Executive Officer and the Board of Directors. Executive shall perform such services and responsibilities as are customarily associated with the position of CBDO. The engagement shall begin on August 19, 2025 (the “Engagement Date”).

1.2             Services. During the Term (as defined below), Consultant, through its Key Individual, shall perform the Services, as described in the Statement of Work attached hereto as Schedule 1, and such other duties as may be reasonably assigned by the Company’s Board of Directors.

1.3             Time. Key Individual shall devote sufficient time necessary to complete the services and responsibilities hereunder in a professional and timely manner. While Key Individual shall generally be available during normal business hours, Key Individual shall have discretion to determine their own schedule and manner of performing services. Key Individual shall comply with all applicable Company policies, procedures, and codes of conduct as they relate to independent contractors.

1.4             Place of Performance. Key Individual shall spend his/her working time engaged in activities at a location mutually agreeable to Company and Key Individual.

2.                Term of Agreement

The Term of this Agreement shall commence on the Effective Date and continue for a period of four (4) years, unless earlier terminated in accordance with Section 5 of this Agreement (the "Term"). The Agreement shall automatically renew for successive one-year (1) periods unless either party provides 180 days' notice of non-renewal. Notwithstanding any other provision of this Agreement, in the event that the Transaction does not take place within ten (10) business days of the Effective Date, either party may terminate this Agreement on or before the date upon which the Transaction does take place, with no liability accruing to any party and no continuing restrictive covenants.

3.                Compensation and Benefits

3.1             Base Fee.

3.1.1        Fiat. The Company shall pay Consultant an annual base fee of Three Hundred Thousand US Dollars ($300,000 USD) and the TON described below (the “Base Fee”), payable in accordance with the Company's standard payment practices, subject to applicable tax reporting.

3.1.2        TON Token Compensation. As part of Base Fee, Consultant shall also receive Three Hundred Thousand US Dollars ($300,000 USD) worth of TON tokens (based on 30-day VWAP) annually as additional Base Fee, with the number of tokens determined based on the fair market value on the grant date (based on 30-day VWAP). The grant date shall be the Effective Date and each anniversary thereafter. Such tokens shall be subject to the following terms to be described in a grant agreement:

(a)    Transfer restrictions for 12 months post-receipt; and

(b)   Subject to Company's digital asset policy.

3.2             Performance Bonus. Consultant shall be eligible for an annual performance bonus with a target of 200% of each compensation component, as detailed below. Performance metrics shall include company financial performance (60%), strategic objectives (25%) and ESG/stakeholder metrics (15%) (the “Performance Metrics”).

3.2.1        Cash Bonus. Consultant shall be eligible for an annual cash performance bonus structured as follows:

(a)    Target: Six Hundred Thousand US Dollars ($600,000 USD) (200% of Base Fee)

(b)   Threshold (50% payout): Three Hundred Thousand US Dollars ($300,000 USD)

(c)    Maximum overperformance (400% payout): One Million Two Hundred Thousand US Dollars ($1,200,000 USD)

3.2.2        TON Token Bonus. Consultant shall be eligible for an annual token performance bonus structured as follows:

(a)    Target: Six Hundred Thousand US Dollars ($600,000 USD) (200% of base token grant) in TON tokens (30 day VWAP)

(b)   Threshold (50% payout): Three Hundred Thousand US Dollars ($300,000 USD) in TON tokens (30 day VWAP)

(c)    Maximum overperformance (400% payout): One Two Five Hundred Thousand US Dollars ($1,200,000 USD) in TON tokens (30 day VWAP)

3.2.3        Equity Bonus. Consultant shall be eligible for an annual equity performance bonus structured as follows:

(a)    Target: Six Hundred Thousand US Dollars ($600,000 USD) in additional equity (200% of base equity compensation)

(b)   Threshold (50% payout): Three Hundred Thousand US Dollars ($300,000 USD) in equity

(c)    Maximum overperformance (400% payout): One Million Two Hundred Thousand US Dollars ($1,200,000 USD) in equity

3.3             Incentive Compensation.

3.3.1        Equity Incentive Compensation. Consultant shall receive annual equity grants with a base value of Three Hundred Thousand US Dollars ($300,000 USD) per year, consisting of:

(a)    Restricted Stock Units (RSUs) and/or stock options;

(b)   Vesting schedule: 20% per year over five years for RSUs; and

(c)    Subject to Company's Equity Incentive Plan terms and conditions.

3.3.2        Long-Term Incentive Plan (LTIP). In addition to annual equity grants, Consultant shall participate in a special LTIP with a target value of One Million Two Hundred US Dollars ($1,200,000 USD) annually, based on 5-year performance cycles measuring TSR, revenue growth, and EBITDA margins.

3.4             Payment Schedule. The Base Fee shall be payable in arrears in equal payments at such frequency as is the custom and practice of Company and on at least a semi-monthly basis. Annual bonuses shall be paid within sixty (60) days following the end of the applicable performance period, subject to Consultant’s continued service through the payment date unless otherwise specified in this Agreement. Token compensation shall be delivered monthly in accordance with the vesting schedule, and equity grants shall be made annually on the anniversary of the Consultant’s start date or such other date as determined by the Board.

3.5             Transaction Closing Bonus.

3.5.1        Subject to successful completion of the transaction in which the Company sells one or more private transactions no less than an aggregate of fifty million dollars ($50,000,000) of its equity securities (the "Transaction"), the Consultant shall be entitled to receive the following additional transaction bonus compensation:

(a)    Equity Component

(1)   Value: Consultant will receive a percentage of the issued and outstanding ordinary shares the Company at closing, determined by the aggregate Transaction size as follows:

(A)            If the Transaction is below $400,000,000, Consultant shall receive 1% of the issued and outstanding ordinary shares of the Company after giving effect to the number of ordinary shares of the Company as of immediately after the closing of the Transaction; or

(B)            If the Transaction is $400,000,000 or above, Consultant shall receive 0.75% of the issued and outstanding ordinary shares of the Company after giving effect to the number of ordinary shares of the Company as of immediately after the closing of the Transaction.

(2)   Form: Restricted stock units (RSUs) or equivalent equity in the Company (which could include Ordinary Shares) to be issued in a private placement transaction and registered for resale on a registration statement that the Company will use commercially reasonable efforts to cause to be declared effective within six (6) months following the closing of the Transaction.

(3)   Vesting; Lock-up: 100% of the RSUs shall vest immediately upon the closing of the Transaction. Notwithstanding such vesting, the RSUs shall be subject to a transfer restriction (lock-up) for a period of six (6) months following the closing of the Transaction. After the expiration of the lock-up period, no further restrictions shall apply

(4)   Voting Rights: Full voting rights upon vesting.

(b)   Cash Component: Consultant will receive $250,000 USD in cash, payable from working capital. Payment shall be made via wire transfer to an account designated by Consultant in writing within five (5) business days following the closing of the Transaction.

(c)    Token Component: Consultant will receive $250,000 in TON tokens (valued at a 30-day VWAP on the date of the closing of the Transaction), to be provided from the rewards generated by the Company’s staking of TON tokens purchased with the Transaction proceeds (“Bonus Tokens”). Payment of the Bonus Tokens shall be made to a wallet designated by Consultant in writing within three (3) months from the closing of the Transaction.

(d)   Options Component: Consultant will receive $500,000 of equity options, granted with an exercise price per share equal to the last closing price of the Company’s ordinary shares on the Effective Date. Option Vesting: 25% vesting immediately upon closing of the Transaction, with the remaining 75% vesting in equal monthly installments over the subsequent 6-month period. Company will use commercially reasonable efforts to file a Registration Statement on Form S-8 with the SEC to cover the exercise of the shares underlying the equity options as soon as practicable following the closing of the Transaction and, in any event, within 10 days following the closing of the Transaction. Until such registration statement is on file, Executive will not exercise the options that vested immediately upon the closing of the Transaction. All unvested options shall immediately vest upon (i) a subsequent Change of Control, (ii) termination of Consultant’s services for the Company without Cause, or (iii) Consultant’s termination for Good Reason as defined in Section 5. Unvested options shall be forfeited upon voluntary termination not for Good Reason or termination for Cause.

(e)    The Company shall establish and maintain a pool of 0.75% in equity options for non-leadership advisors, separate from the equity and options granted to Consultant under this agreement.

4.                Benefits

4.1             Benefits. As an independent contractor, Consultant shall be responsible for its own benefits, insurance, and tax obligations. In lieu of employee benefits, Consultant shall receive the following additional compensation:

(a)    Paid stipend of up to $75,000 per year for Consultant to purchase private health insurance for Key Individual. If Consultant elects the cash stipend:

(1)   Payment shall be made monthly or quarterly

(2)   Consultant must provide proof of health insurance coverage to the Company

(3)   Stipend is taxable income to Consultant

4.1.2        Paid stipend for term life and disability insurance to Consultant for Key Individual equal to five times (5x) Base Fee;

4.1.3        Paid stipend for short-term and long-term disability insurance to Consultant for the Key Individual at a value of 100% Base Fee replacement; and

4.1.4        Directors and Officers liability insurance with minimum Ten Million US Dollar ($10M USD) coverage.

4.1.5        Paid stipend for a personal umbrella policy of Ten Million US Dollar ($10M USD);

4.1.6        Kidnap and ransom insurance for international travel for Key Individual;

4.1.7        Paid stipend of Two Hundred and Fifty Thousand US Dollars ($250,000) toward Consultant’s retirement accounts that Consultant pays for its employees;

4.1.8        Non-Qualified Deferred Compensation plan allowing deferral of up to 75% of bonus subject to 409A restrictions;

4.1.9        Paid stipend for financial planning, tax preparation, and legal services (up to One Hundred Thousand US Dollar ($100,000 USD annually));

4.1.10     Paid stipend for club memberships (up to Fifty Thousand US Dollar ($50,000 USD) initiation, and up to Fifty Thousand US Dollar ($50,000 USD) in annual dues); and

4.1.11     Paid stipend for car allowance (up to Seventy-Five Thousand US Dollars ($75,000 USD) annually).

4.1.12     Available paid paternity leave of sixteen (16) weeks without reduction in compensation or benefits.

5.                Termination of Services or Good Reason

5.1             Termination for Cause

5.1.1        The Company may terminate Consultant’s services hereunder for Cause. "Cause" shall be limited to the following:

(a)    Consultant’s or Key Individual's conviction of a felony;

(b)   Consultant’s or Key Individual’s willful and material breach of this Agreement that remains uncured after a 30-day written notice and cure period; or

(c)    Consultant’s or Key Individual's fraud or embezzlement involving Company funds in excess of $1,000,000.

5.1.2           The Consultant may terminate his/her services for Good Reason. "Good Reason" shall mean the occurrence of any of the following without Consultant’s consent:

(a)    A material diminution in Consultant’s services, authorities, or responsibilities;

(b)   A reduction in Consultant’s Base Fee or target bonus opportunity;

(c)    Relocation of Consultant's principal workplace by more than fifty (50) miles; or

(d)   Any material breach by the Company of this Agreement.

5.1.3           Consultant must provide written notice of Good Reason within 90 days and allow a 30-day cure period by the Company,

5.2             Effect of Termination

5.2.1        Termination Without Cause or for Good Reason

(a)    If Consultant’s services are terminated by the Company without Cause or by Consultant for Good Reason, Consultant shall be entitled to receive:

(1)             An amount equal to twenty-four (24) months of Consultant’s then-current Base Fee;

(2)             Two times (2x) Consultant’s target bonus;

(3)             A pro-rated portion of Consultant’s current year bonus based on actual performance

(4)             Continuation of all health and welfare stipends for twelve (12) months following termination;

(5)             Accelerated vesting of all unvested equity awards that would have vested in the twenty-four (24) months following termination; and

(6)             Outplacement services for the Consultant and its Key Individual valued at up to $50,000.

5.3             Transaction Actions. Regardless of whether the Consultant’s is terminated with Cause, without Cause, or for Good Reason, upon Termination, the Consultant shall, and shall direct Key Individual to:

5.3.1        Immediately and forever thereafter, cease to represent itself as an officer of the Company;

5.3.2        Cease all use, direct or indirect, of any trademarks or any other intellectual property of Company or its affiliates or any of the Clients or its affiliates, and not thereafter use, directly or indirectly, any name, mark or design which is similar to or confusing with such intellectual property;

5.3.3        Provide to the extent reasonably requested by Company, cooperation with Company in connection with matters arising out of the Consultant’s service to Company; provided that, Company shall make reasonable efforts to minimize disruption of the Consultant’s other activities. Company shall reimburse the Consultant for reasonable expenses incurred in connection with such cooperation and, to the extent that the Consultant is required to spend substantial time on such matters, Company shall compensate the Consultant at an hourly rate of $2,500 per hour for such cooperation.

5.3.4        Immediately return to Company all of Company’s or Clients’ property in Company’s and/or the Consultant’s or agents’ possession or control including, but not limited to, keys, key cards, access cards, identification cards, security devices, credit cards, network access devices, computers, cell phones, smartphones, PDAs, pagers, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Company documents and materials belonging to Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in the possession or control of the Consultant, whether they were provided to the Consultant by Company or any of its business associates or created by the Consultant, and maintain as confidential any information of Company or Clients which cannot be returned;

5.4             Termination Payment. Upon any termination of services, Company shall pay Consultant all accrued but unpaid Base Fee and Additional Compensation through the termination date, plus any unreimbursed business expenses submitted within thirty (30) days of termination. Any severance payments under Section 5.2 shall be conditioned upon Consultant’s execution of a release of claims in a form reasonably acceptable to the Company. All payments under Section 5.2 shall commence within 60 days following termination, provided the release has become effective.

5.5             Termination Survival. The provisions of this Agreement shall survive any termination, if so provided herein, or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the obligations of the Consultant under Sections 7, 8 and 9 hereof. The Consultant recognizes that, except as expressly provided in Section 5.2, Consultant is not entitled to any compensation after termination of services.

6.                Expenses

6.1             During the Term, Consultant shall be entitled to the following expenses and reimbursements in connection with Consultant’s services to Company:

6.1.1        Travel Expenses

(a)    First or Business class or reasonable private air travel for all business-related trips;

(b)   Five-star hotel accommodations for business travel;

(c)    Coverage of spouse and immediate family travel expenses for international business trips exceeding five (5) days; and

(d)   Reasonable ground transportation expenses.

6.1.2        Entertainment and Client Relations

(a)    Corporate credit card for business-related expenses;

(b)   Annual entertainment budget of two hundred fifty thousand US Dollars ($250,000 USD).

6.1.3        Office and Technology

(a)    Executive office suite with private facilities;

(b)   Dedicated executive assistant and additional administrative support as reasonably necessary;

(c)    Latest technology equipment and full IT support services;

(d)   Home office equipment allowance of $50,000; and

(e)    Dual office setup if Consultant’s role requires relocation.

6.1.4        Security

(a)    Personal security assessment and services as deemed necessary by Company;

(b)   Home security system installation and ongoing monitoring services;

(c)    Comprehensive cybersecurity protection for all business-related personal devices.

6.2             Reimbursement. All expenses shall be reimbursed upon submission of reasonable written documentation in accordance with Company's expense reimbursement policies. The Company shall provide direct payment for services where practicable.

6.3             Tax Obligations. As an independent contractor, Consultant shall be solely responsible for all federal, state, and local taxes, including self-employment taxes, social security contributions, and any other tax obligations related to the compensation received under this Agreement. Company will report Consultant’s compensation on Form 1099-NEC or other appropriate tax forms. Consultant agrees to indemnify and hold Company harmless from any tax liabilities, penalties, or interest related to Consultant’s tax obligations.

7.                Confidential Information

The Consultant understands and acknowledges that during the Term, the Consultant will have access to and learn about Confidential Information, as defined below.

7.1             Confidential Information Defined

a)      For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, executive lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulas, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to Company in confidence.

b)     The Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

c)      The Consultant understands and agrees that Confidential Information includes information developed by the Consultant in the course of the Consultant’s services for Company as if Company furnished the same Confidential Information to the Consultant in the first instance.

d)     Confidential Information shall not include any information that: (i) is in the public domain at the time of disclosure; (ii) becomes publicly known after disclosure through no wrongful act on the part of Consultant; (iii) Consultant can show by documentary evidence was lawfully known to Consultant prior to the date of its disclosure to Consultant by Company; or (iv) becomes known to Consultant, free of any obligation of confidentiality, from a source that does not owe a duty of confidentiality to Consultant with respect to such Confidential Information.

7.2             Company Creation and Use of Confidential Information. Consultant acknowledges that Company may have property which falls within the definition of a “trade secret” under Delaware law. Consultant acknowledges that the Delaware Uniform Trade Secrets Act, 6 Del. C. §§ 2001 et seq., prohibits misappropriation by any person (and whether or not an executive of Company) of Company’s trade secrets, and provides Company with certain remedies in the event of any such misappropriation.

7.3             Disclosure and Use Restrictions. The Consultant agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other executives of Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of the Consultant authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of Company, except as required in the performance of the Consultant’s authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Consultant shall promptly provide written notice of any such order to Company.

7.4             Obligation Predates Agreement. The Consultant understands and acknowledges that the Consultant’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Consultant first having access to such Confidential Information (whether before or after the Consultant begins services by Company) and shall continue during and after the Consultant’s services by Company until such time as such Confidential Information has become public knowledge other than as a result of the Consultant’s breach of this Agreement or breach by those acting in concert with the Consultant or on the Consultant’s behalf.

8.                Restrictive Covenants

8.1             Non-solicitation of Executives. Subject to the other provisions of this Agreement and so long as Company is not in breach of this Agreement, during Consultant's engagement with Company and for a twenty four month (24) period thereafter, Consultant will not disrupt, damage, impair or interfere with the business of Company by soliciting or encouraging or assisting others to solicit any of Company’s employees, agents or consultants for a competing business or otherwise induce or attempt to induce Company’s employees to leave their employment.

8.2             Non-disparagement. Neither the Consultant nor the Consultant’s agents like the Key Individual shall, except in connection with a legal proceeding or order (including a proceeding relating to this Agreement), from and after the date hereof, regardless of the expiration or termination of this Agreement, make any: (i) statement to any person or entity which has a business relationship with Company; or (ii) public statement, in each instance, that criticizes, ridicules, disparages, disagrees with, interferes with a business relationship of, or is otherwise derogatory of, Company, or any of its affiliates, including but not limited to, agents, executives, or independent contractors, or any of Company’s products, services, or procedures.

8.3             Non-Competition. Subject to the other provisions of this Agreement and so long as Company is not in breach of this Agreement, during the 12-month period following the termination of Consultant’s engagement for any reason (the "Restriction Period"), Consultant shall not engage, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer, or otherwise, with any business that competes directly with the Company in the TON and/or Telegram Ecosystem in which the Company operates other than for ordinary investment activities. As consideration for this non-compete obligation, the Company shall pay Consultant a monthly payment equal to Consultant’s monthly fee during the Restriction Period.

9.                Proprietary Rights

9.1             Work Product. The Consultant acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by the Consultant individually or jointly with others during the period of the Consultant’s engagement with Company and relating in any way to the business or contemplated business, research or development of Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of Company.

9.2             Work Made for Hire; Assignment. The Consultant acknowledges that, by reason of being contracted by Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by Company. To the extent that the foregoing does not apply, the Consultant hereby irrevocably assigns to Company, for no additional consideration, the Consultant’s entire right, title and interest in and to all Work Product, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit Company’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that Company would have had in the absence of this Agreement.

9.3             Further Assurances; Power of Attorney. During and after the Consultant’s services, the Consultant agrees to reasonably cooperate with Company to (a) apply for, obtain, perfect and transfer to Company the Work Product as well as an Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, executing and delivering to Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by Company. The Consultant hereby irrevocably grants Company power of attorney to execute and deliver any such documents on the Consultant’s behalf in the Consultant’s or Key Individual’s name and to do all other lawfully permitted acts to transfer the Work Product to Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Consultant or Key Individual does not promptly cooperate with Company’s request (without limiting the rights Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Key Individual’s subsequent incapacity.

9.4             No License. The Consultant understands that this Agreement does not, and shall not be construed to, grant the Consultant any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available to him by Company.

10.             Indemnification

10.1          The Company shall indemnify the Consultant and the Key Individual to the fullest extent permitted by law against any and all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by the Consultant or the Key Individual in connection with any proceeding arising by reason of the Consultant’s engagement with the Company, provided that the Consultant or the Key Individual (as the case may be) acted honestly and in good faith and in what the Consultant or the Key Individual believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, the Consultant or the Key Individual had reasonable cause to believe that their conduct was unlawful. The Company agrees to maintain Directors and Officers liability insurance with minimum limits of $10,000,000 to cover such indemnification obligations. The rights to indemnification and advancement of expenses shall continue as to the Consultant even if the Consultant has ceased to serve the Company and shall inure to the benefit of the successors or assigns for a period of ten (10) years following the termination of the Consultant’s services.

11.             Governing Law

This Agreement shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

12.             Agreement to Arbitrate

Except as otherwise expressly provided herein, and to the fullest extent permitted by applicable law, Company and Consultant consent to the resolution by binding arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Consultant’s engagement with Company or the termination of such engagement (“Arbitration Claims”), that Company may have against Consultant or that Consultant may have against Company or against its officers, directors, executives or agents in their capacity as such or otherwise. Such arbitration shall be administered by JAMS or the American Arbitration Association (AAA) in New York City. For disputes involving claims of less than $1,000,000, the arbitration shall be conducted by a single arbitrator. For disputes involving claims of $1,000,000 or more, the arbitration shall be conducted by a panel of three arbitrators. Notwithstanding the foregoing, either party may seek preliminary and permanent injunctive relief in court, without the posting of bond, for any claims relating to the breach or threatened breach of the restrictive covenants set forth in this Agreement. For the avoidance of doubt, Consultant shall have no duty to mitigate damages in connection with any Arbitration Claims or other claims arising under this Agreement.

13.             Notices

All notices, approvals, requests or demands (“Notices”) which any party is required or may desire to give to the other hereunder shall be in writing, unless otherwise specified, and shall deemed to have been received (i) immediately upon delivery to the address set forth below; (ii) three (3) days from the date by mailed, registered or certified, postage prepaid to the address set forth below; or (iii) upon confirmation of transmittal by any electronic means whether now known or hereafter developed, including but not limited to email to the email address specified below:

If to Company:

Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola, British Virgin Islands, VG1110

c/o Portage Development Services Inc.

Andrea Park, 302 219-556

Attn.: Andrew Hudder

Email: ahudders@golenbock.com

With copy to, which copy shall not constitute notice:	Zuber Lawler LLP 2029 Century Park E, Suite 400, Los Angeles, CA 90067, USA Attn.: Josh Lawler Email: jlawler@zuberlawler.com
If to Consultant:	Red Shark Ventures Inc. Address: [omitted] Email: [omitted]

A party may change its designated notice information by providing written notice of such change to the other party.

14.             Assignability

Company may assign its interest in this Agreement to any subsidiary or affiliate of Company or in connection with a sale of Company and the provisions of this Agreement shall inure to the benefit of the successors and assigns of Company. Consultant may not assign or transfer this Agreement. Subject to the above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

15.             Good Faith and Fair Dealing

The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable manner in good faith and agree to deal fairly with each other in accordance with their duties of good faith and fair dealing as set forth in the laws of the state of Delaware, consistent with the governing law provision above.

16.             Severability

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law. If in spite of the foregoing, any provision of this Agreement shall be judged invalid, illegal, or unenforceable in any applicable jurisdiction, such provision shall be restricted or deleted in such jurisdiction only to the extent necessary to make such provision valid, legal, and enforceable in such jurisdiction, and the validity, legality, and enforceability of such provision in any other jurisdiction, or of any of the other provisions of this Agreement in all jurisdictions, shall not in any way be affected or impaired thereby.

17.             Advice of Counsel

The Parties represent and warrant to each other that, prior to the execution of this Agreement, they sought the advice of independent legal counsel of their own selection regarding the substance of this Agreement or have had the opportunity to consult with independent legal counsel and have knowingly chosen not to do so.

18.             Entire Agreement

This Agreement (together with the Exhibits hereto) contains the full and complete understanding and agreement between the parties with respect to the subject matter and supersedes all other agreements between the parties whether written or oral relating thereto, and may not be modified or amended except by a written instrument executed by both of the parties hereto. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

19.             Amendments and Waiver

No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing executed by Consultant and approved by the Company's Board of Directors. No waiver of any term, provision or condition of this Agreement shall be deemed to be, or shall constitute, a waiver of any other term, provision or condition herein, whether or not similar. No such waiver shall be binding unless in writing and signed by the waiving party.

20.             Section Headings

The headings of paragraphs, sections and other subdivisions of this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, construe this Agreement or any part or provision thereof or otherwise be given any legal effect.

21.             Counterparts/Signature Delivery

This Agreement and any Exhibits hereto may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

IN WITNESS WHEREOF, Company has caused its duly authorized representative to execute, and Consultant has executed, this Agreement effective as of the Effective Date.

Red Shark Ventures Inc.	ALPHATON CAPITAL CORP
By: /s/ Yury Mitin Name: Yury Mitin Title: Director	By: /s/ Brittany Kaiser Name: Brittany Kaiser Title: Chief Executive Officer

SCHEDULE 1

Statement of Work

1

Exhibit 10.12

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is made as of August 19, 2025 (the “Effective Date”), by and between AlphaTON Capital Corp, a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Alpha Sigma Capital Advisors, LLC ("Consultant”).

RECITALS

WHEREAS, the Company desires to engage Consultant’s employee Fiorenzo A. Villani as Executive Director and Chief Investment Officer of the Company;

WHEREAS, Company desires on the terms and subject to the conditions set forth in this Agreement to retain the services of Consultant as an independent contractor; and,

WHEREAS, Consultant desires to provide services to the Company as an independent contractor in such capacity;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.            Engagement and Duties

1.1         Engagement. The Consultant hereby agrees to personally engage Fiorenzo A. Villani to perform all services under this Agreement (the “Executive”). The Company hereby engages the Executive in the role of Chief Investment Officer (CIO), reporting directly to the Chief Executive Officer and the Board of Directors. Executive shall perform such duties and responsibilities as are customarily associated with the position of CIO. The engagement shall begin on August 19, 2025 (the “Engagement Date”).

1.2        Duties. During the Term (as defined below), Executive's duties shall include Company crypto treasury management services, as described in the Statement of Work attached hereto as Schedule 1, and such other duties as may be reasonably assigned by the CEO or the Company’s Board of Directors.

1.3        Board Service. Executive shall serve as a member of the Company's Board of Directors throughout the five-year term of this Agreement and shall be nominated for re-election at the annual meeting of shareholders in 2030 at the conclusion of this contract, subject to shareholder approval.

1.4          Time. Executive shall devote sufficient time necessary to complete the services and responsibilities hereunder in a professional and timely manner. While Executive shall generally be available during normal business hours, Executive shall have discretion to determine their own schedule and manner of performing services. Executive shall comply with all applicable Company policies, procedures, and codes of conduct as they relate to independent contractors.

1.5          Place of Performance. Executive shall spend his/her working time engaged in activities at a location mutually agreeable to Company and Executive.

2.            Term of Agreement

The Term of this Agreement shall commence on the Effective Date and continue for a period of four (4) years, unless earlier terminated in accordance with Section 5 of this Agreement (the "Term"). The Agreement shall automatically renew for successive one-year (1) periods unless either party provides 180 days' notice of non-renewal. Notwithstanding any other provision of this Agreement, in the event that the Transaction does not take place within ten (10) business days of the Effective Date, either party may terminate this Agreement on or before the date upon which the Transaction does take place, with no liability accruing to any party and no continuing restrictive covenants.

1

3.            Compensation and Benefits

3.1          Base Fee.

3.1.1       Fiat. The Company shall pay Consultant an annual base fee of Three Hundred Thousand US Dollars ($300,000 USD) and the TON described below (the “Base Fee”), payable in accordance with the Company's standard payment practices, subject to applicable tax reporting.

3.1.2       TON Token Compensation. As part of Base Fee, Consultant shall also receive Three Hundred Thousand US Dollars ($300,000 USD) worth of TON tokens (based on 30-day VWAP) annually as additional Base Fee, with the number of tokens determined based on the fair market value on the grant date (based on 30-day VWAP). The grant date shall be the Effective Date and each anniversary thereafter. Such tokens shall be subject to the following terms to be described in a grant agreement:

(a)   Transfer restrictions for 12 months post-receipt; and

(b)   Subject to Company's digital asset policy.

3.2       Performance Bonus. Consultant shall be eligible for an annual performance bonus with a target of 200% of each compensation component, as detailed below. Performance metrics shall include company financial performance (60%), strategic objectives (25%) and ESG/stakeholder metrics (15%) (the “Performance Metrics”).

3.2.1      Cash Bonus. Consultant shall be eligible for an annual cash performance bonus structured as follows:

(a)   Target: Six Hundred Thousand US Dollars ($600,000 USD) (200% of Base Fee)

(b)   Threshold (50% payout): Three Hundred Thousand US Dollars ($300,000 USD)

(c)   Maximum overperformance (400% payout): One Million Two Hundred Thousand US Dollars ($1,200,000 USD)

3.2.2      TON Token Bonus. Consultant shall be eligible for an annual token performance bonus structured as follows:

(a)   Target: Six Hundred Thousand US Dollars ($600,000 USD) (200% of base token grant) in TON tokens (30 day VWAP)

(b)   Threshold (50% payout): Three Hundred Thousand US Dollars ($300,000 USD) in TON tokens (30 day VWAP)

(c)   Maximum overperformance (400% payout): One Two Five Hundred Thousand US Dollars ($1,200,000 USD) in TON tokens (30 day VWAP)

3.2.3      Equity Bonus. Consultant shall be eligible for an annual equity performance bonus structured as follows:

(a)   Target: Six Hundred Thousand US Dollars ($600,000 USD) in additional equity (200% of base equity compensation)

(b)   Threshold (50% payout): Three Hundred Thousand US Dollars ($300,000 USD) in equity

(c)   Maximum overperformance (400% payout): One Million Two Hundred Thousand US Dollars ($1,200,000 USD) in equity

3.3          Incentive Compensation.

3.3.1      Equity Incentive Compensation. Consultant shall receive annual equity grants with a base value of Three Hundred Thousand US Dollars ($300,000 USD) per year, consisting of:

(a)   Restricted Stock Units (RSUs) and/or stock options;

(b)   Vesting schedule: 20% per year over five years for RSUs; and

(c)   Subject to Company's Equity Incentive Plan terms and conditions.

3.3.2       Long-Term Incentive Plan (LTIP). In addition to annual equity grants, Consultant shall participate in a special LTIP with a target value of One Million Two Hundred US Dollars ($1,200,000 USD) annually, based on 5-year performance cycles measuring TSR, revenue growth, and EBITDA margins.

3.4        Payment Schedule. The Base Fee shall be payable in arrears in equal payments at such frequency as is the custom and practice of Company and on at least a semi-monthly basis. Annual bonuses shall be paid within sixty (60) days following the end of the applicable performance period, subject to Consultant’s continued service through the payment date unless otherwise specified in this Agreement. Token compensation shall be delivered monthly in accordance with the vesting schedule, and equity grants shall be made annually on the anniversary of the Consultant’s start date or such other date as determined by the Board.

3.5          Transaction Closing Bonus.

3.5.1       Subject to successful completion of the transaction in which the Company sells in on or more private transactions no less than an aggregate of fifty million dollars ($50,000,000) of its equity securities (the "Transaction"), the Consultant shall be entitled to receive the following additional transaction bonus compensation: (a) Consultant will receive $500,000 of equity options, granted with an exercise price per share equal to the last closing price of the Company’s ordinary shares on the Effective Date. Option Vesting: 25% vesting immediately upon closing of the Transaction, with the remaining 75% vesting in equal monthly installments over the subsequent 6-month period. Company will use commercially reasonable efforts to file a Registration Statement on Form S-8 with the SEC to cover the exercise of the shares underlying the equity options as soon as practicable following the closing of the Transaction and, in any event, within 10 days following the closing of the Transaction. Until such registration statement is on file, Executive will not exercise the options that vested immediately upon the closing of the Transaction. All unvested options shall immediately vest upon (i) a subsequent Change of Control, (ii) termination of Consultant’s services for the Company without Cause, or (iii) Consultant’s termination for Good Reason as defined in Section 5. Unvested options shall be forfeited upon voluntary termination not for Good Reason or termination for Cause; and (b) the Company shall establish and maintain a pool of 0.75% in equity options for non-leadership advisors, separate from the equity and options granted to Consultant under this agreement.

4.             Benefits

4.1           Benefits. As an independent contractor, Consultant shall be responsible for its own benefits, insurance, and tax obligations. In lieu of employee benefits, Consultant shall receive the following additional compensation:

(a)   Paid stipend of up to $75,000 per year for Executive to purchase private health insurance. If Executive elects the cash stipend:

(1)   Payment shall be made monthly or quarterly

(2)   Consultant must provide proof of health insurance coverage to the Company

(3)   Stipend is taxable income to Consultant

4.1.2       Paid stipend for term life and disability insurance for Executive equal to five times (5x) Base Fee;

4.1.3       Paid stipend for short-term and long-term disability insurance for the Executive at a value of 100% Base Fee replacement; and

4.1.4       Directors and Officers liability insurance with minimum Ten Million US Dollar ($10M USD) coverage.

4.1.5       Paid stipend for a personal umbrella policy of Ten Million US Dollar ($10M USD);

4.1.6       Kidnap and ransom insurance for international travel for Executive;

4.1.7       Paid stipend of Two Hundred and Fifty Thousand US Dollars ($250,000) toward Consultant’s retirement accounts that Consultant pays for its employees;

4.1.8       Non-Qualified Deferred Compensation plan allowing deferral of up to 75% of bonus subject to 409A restrictions;

4.1.9       Paid stipend for financial planning, tax preparation, and legal services (up to One Hundred Thousand US Dollar ($100,000 USD annually));

4.1.10     Paid stipend for club memberships (up to Fifty Thousand US Dollar ($50,000 USD) initiation, and up to Fifty Thousand US Dollar ($50,000 USD) in annual dues); and

4.1.11     Paid stipend for car allowance (up to Seventy-Five Thousand US Dollars ($75,000 USD) annually).

4.1.12     Available paid paternity leave of sixteen (16) weeks without reduction in compensation or benefits.

5.             Termination of Services or Good Reason

5.1           Termination for Cause

5.1.1       The Company may terminate Consultant’s services hereunder for Cause. "Cause" shall be limited to the following:

(a)   Consultant’s or Executive's conviction of a felony;

(b)   Consultant’s or Executive’s willful and material breach of this Agreement that remains uncured after a 30-day written notice and cure period; or

(c)   Consultant’s or Executive's fraud or embezzlement involving Company funds in excess of $1,000,000.

5.1.2       The Consultant may terminate his/her services for Good Reason. "Good Reason" shall mean the occurrence of any of the following without Consultant’s consent:

(a)   A material diminution in Executive's duties, authorities, or responsibilities;

(b)   A reduction in Consultant’s Base Fee or target bonus opportunity;

(c)   Relocation of Executive's principal workplace by more than fifty (50) miles; or

(d)   Any material breach by the Company of this Agreement.

5.1.3       Consultant must provide written notice of Good Reason within 90 days and allow a 30-day cure period by the Company.

5.2          Effect of Termination

5.2.1       Termination Without Cause or for Good Reason

(a)   If Consultant’s services are terminated by the Company without Cause or by Consultant for Good Reason, Consultant shall be entitled to receive:

(1)            An amount equal to twenty-four (24) months of Consultant’s then-current Base Fee;

(2)            Two times (2x) Consultant’s target bonus;

(3)            A pro-rated portion of Consultant’s current year bonus based on actual performance

(4)            Continuation of all health and welfare stipends for twelve (12) months following termination;

(5)            Accelerated vesting of all unvested equity awards that would have vested in the twenty-four (24) months following termination; and

(6)            Executive outplacement services for the Executive valued at up to $50,000.

5.3          Transaction Actions. Regardless of whether the Consultant’s is terminated with Cause, without Cause, or for Good Reason, upon Termination, the Consultant shall, and shall direct Executive to:

5.3.1       Immediately and forever thereafter, cease to represent itself as an officer of the Company;

5.3.2       Cease all use, direct or indirect, of any trademarks or any other intellectual property of Company or its affiliates or any of the Clients or its affiliates, and not thereafter use, directly or indirectly, any name, mark or design which is similar to or confusing with such intellectual property;

5.3.3       Provide to the extent reasonably requested by Company, cooperation with Company in connection with matters arising out of the Consultant’s service to Company; provided that, Company shall make reasonable efforts to minimize disruption of the Consultant’s other activities. Company shall reimburse the Consultant for reasonable expenses incurred in connection with such cooperation and, to the extent that the Consultant is required to spend substantial time on such matters, Company shall compensate the Consultant at an hourly rate of $2,500 per hour for such cooperation.

5.3.4       Immediately return to Company all of Company’s or Clients’ property in Company’s and/or the Executives’ or agents’ possession or control including, but not limited to, keys, key cards, access cards, identification cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, PDAs, pagers, fax machines, equipment, speakers, webcams, manuals, reports, files, books, compilations, work product, e-mail messages, recordings, tapes, disks, thumb drives or other removable information storage devices, hard drives, negatives and data and all Company documents and materials belonging to Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in the possession or control of the Executive, whether they were provided to the Executive by Company or any of its business associates or created by the Executive in connection with his employment by Consultant, and maintain as confidential any information of Company or Clients which cannot be returned;

5.4         Termination Payment. Upon any termination of services, Company shall pay Consultant all accrued but unpaid Base Fee and Additional Compensation through the termination date, plus any unreimbursed business expenses submitted within thirty (30) days of termination. Any severance payments under Section 5.2 shall be conditioned upon Consultant’s execution of a release of claims in a form reasonably acceptable to the Company. All payments under Section 5.2 shall commence within 60 days following termination, provided the release has become effective.

5.5         Termination Survival. The provisions of this Agreement shall survive any termination, if so provided herein, or if necessary or desirable to accomplish the purposes of other surviving provisions, including, without limitation, the obligations of the Consultant under Sections 7, 8 and 9 hereof. The Consultant recognizes that, except as expressly provided in Section 5.2, Consultant is not entitled to any compensation after termination of services.

6.           Expenses

6.1         During the Term, Consultant shall be entitled to the following expenses and reimbursements in connection with Executive's services to Company:

6.1.1      Travel Expenses

(a)   First or Business class or reasonable private air travel for all business-related trips;

(b)   Five-star hotel accommodations for business travel;

(c)   Coverage of spouse and immediate family travel expenses for international business trips exceeding five (5) days; and

(d)   Reasonable ground transportation expenses.

6.1.2       Entertainment and Client Relations

(a)   Corporate credit card for business-related expenses;

(b)   Annual entertainment budget of two hundred fifty thousand US Dollars ($250,000 USD).

6.1.3      Office and Technology

(a)   Executive office suite with private facilities;

(b)   Dedicated executive assistant and additional administrative support as reasonably necessary;

(c)   Latest technology equipment and full IT support services;

(d)   Home office equipment allowance of $50,000; and

(e)   Dual office setup if Executive’s role requires relocation.

6.1.4       Security

(a)   Personal security assessment and services as deemed necessary by Company;

(b)   Home security system installation and ongoing monitoring services;

(c)   Comprehensive cybersecurity protection for all business-related personal devices.

6.2          Reimbursement. All expenses shall be reimbursed upon submission of reasonable written documentation in accordance with Company's expense reimbursement policies. The Company shall provide direct payment for services where practicable.

6.3       Tax Obligations. As an independent contractor, Consultant shall be solely responsible for all federal, state, and local taxes, including self-employment taxes, social security contributions, and any other tax obligations related to the compensation received under this Agreement. Company will report Consultant’s compensation on Form 1099-NEC or other appropriate tax forms. Consultant agrees to indemnify and hold Company harmless from any tax liabilities, penalties, or interest related to Executive's tax obligations.

7.            Confidential Information

The Consultant understands and acknowledges that during the Term, the Consultant will have access to and learn about Confidential Information, as defined below.

7.1          Confidential Information Defined

a)    For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, Executive lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulas, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to Company in confidence.

b)    The Consultant understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

c)    The Consultant understands and agrees that Confidential Information includes information developed by the Consultant in the course of the Consultant’s services for Company as if Company furnished the same Confidential Information to the Consultant in the first instance.

d)   Confidential Information shall not include any information that: (i) is in the public domain at the time of disclosure; (ii) becomes publicly known after disclosure through no wrongful act on the part of Consultant; (iii) Consultant can show by documentary evidence was lawfully known to Consultant prior to the date of its disclosure to Consultant by Company; or (iv) becomes known to Consultant, free of any obligation of confidentiality, from a source that does not owe a duty of confidentiality to Consultant with respect to such Confidential Information.

7.2         Company Creation and Use of Confidential Information. Consultant acknowledges that Company may have property which falls within the definition of a “trade secret” under Delaware law. Consultant acknowledges that the Delaware Uniform Trade Secrets Act, 6 Del. C. §§ 2001 et seq., prohibits misappropriation by any person (and whether or not an Executive of Company) of Company’s trade secrets, and provides Company with certain remedies in the event of any such misappropriation.

7.3         Disclosure and Use Restrictions. The Consultant agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other Executives of Company) not having a need to know and authority to know and use the Confidential Information in connection with the business of Company and, in any event, not to anyone outside of the direct employ of Company except as required in the performance of the Consultant authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of Company, except as required in the performance of the Consultant’s authorized services to Company (and then, such disclosure shall be made only within the limits and to the extent of such duties). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Executive shall promptly provide written notice of any such order to Company.

7.4         Obligation Predates Agreement. The Consultant understands and acknowledges that the Consultant’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Consultant first having access to such Confidential Information (whether before or after the Consultant begins services by Company) and shall continue during and after the Consultant’s services by Company until such time as such Confidential Information has become public knowledge other than as a result of the Consultant’s breach of this Agreement or breach by those acting in concert with the Consultant or on the Consultant’s behalf.

8.             Restrictive Covenants

8.1          Non-solicitation of Executives. Subject to the other provisions of this Agreement and so long as Company is not in breach of this Agreement, during Consultant's engagement with Company and for a twenty four month (24) period thereafter, Consultant will not disrupt, damage, impair or interfere with the business of Company by soliciting or encouraging or assisting others to solicit any of Company’s employees, agents or consultants for a competing business or otherwise induce or attempt to induce Company’s employees to leave their employment.

8.2         Non-disparagement. Neither the Consultant nor the Consultant’s agents like the Executive shall, except in connection with a legal proceeding or order (including a proceeding relating to this Agreement), from and after the date hereof, regardless of the expiration or termination of this Agreement, make any: (i) statement to any person or entity which has a business relationship with Company; or (ii) public statement, in each instance, that criticizes, ridicules, disparages, disagrees with, interferes with a business relationship of, or is otherwise derogatory of, Company, or any of its affiliates, including but not limited to, agents, Executives, or independent contractors, or any of Company’s products, services, or procedures.

8.3          Non-Competition. Subject to the other provisions of this Agreement and so long as Company is not in breach of this Agreement, during the 12-month period following the termination of Consultant’s engagement for any reason (the "Restriction Period"), Consultant shall not engage, directly or indirectly, whether as an owner, partner, shareholder, consultant, agent, employee, co-venturer, or otherwise, with any business that competes directly with the Company in the TON and/or Telegram Ecosystem in which the Company operates other than for ordinary investment activities. As consideration for this non-compete obligation, the Company shall pay Consultant a monthly payment equal to Consultant’s monthly fee during the Restriction Period.

9.             Proprietary Rights

9.1        Work Product. The Consultant acknowledges and agrees that all writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, amended, conceived or reduced to practice by the Consultant individually or jointly with others during the period of the Consultant’s engagement with Company and relating in any way to the business or contemplated business, research or development of Company (regardless of when or where the Work Product is prepared or whose equipment or other resources is used in preparing the same) and all printed, physical and electronic copies, all improvements, rights and claims related to the foregoing, and other tangible embodiments thereof (collectively, “Work Product”), as well as any and all rights in and to copyrights, trade secrets, trademarks (and related goodwill), patents and other intellectual property rights therein arising in any jurisdiction throughout the world and all related rights of priority under international conventions with respect thereto, including all pending and future applications and registrations therefor, and continuations, divisions, continuations-in-part, reissues, extensions and renewals thereof (collectively, “Intellectual Property Rights”), shall be the sole and exclusive property of Company.

9.2          Work Made for Hire; Assignment. The Consultant acknowledges that, by reason of being employed by Company at the relevant times, to the extent permitted by law, all of the Work Product consisting of copyrightable subject matter is “work made for hire” as defined in 17 U.S.C. § 101 and such copyrights are therefore owned by Company. To the extent that the foregoing does not apply, the Consultant hereby irrevocably assigns to Company, for no additional consideration, the Consultant’s entire right, title and interest in and to all Work Product, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit Company’s rights, title or interest in any Work Product or Intellectual Property Rights so as to be less in any respect than that Company would have had in the absence of this Agreement.

9.3         Further Assurances; Power of Attorney. During and after the Consultant’s services, the Consultant agrees to reasonably cooperate with Company to (a) apply for, obtain, perfect and transfer to Company the Work Product as well as an Intellectual Property Rights in the Work Product in any jurisdiction in the world; and (b) maintain, protect and enforce the same, including, without limitation, executing and delivering to Company any and all applications, oaths, declarations, affidavits, waivers, assignments and other documents and instruments as shall be requested by Company. The Consultant hereby irrevocably grants Company power of attorney to execute and deliver any such documents on the Consultant’s behalf in the Consultant’s or Executive’s name and to do all other lawfully permitted acts to transfer the Work Product to Company and further the transfer, issuance, prosecution and maintenance of all Intellectual Property Rights therein, to the full extent permitted by law, if the Consultant or Executive does not promptly cooperate with Company’s request (without limiting the rights Company shall have in such circumstances by operation of law). The power of attorney is coupled with an interest and shall not be affected by the Executive’s subsequent incapacity.

9.4          No License. The Consultant understands that this Agreement does not, and shall not be construed to, grant the Consultant any license or right of any nature with respect to any Work Product or Intellectual Property Rights or any Confidential Information, materials, software or other tools made available to him by Company.

10.          Indemnification

10.1      The Company shall indemnify the Consultant and the Executive to the fullest extent permitted by law against any and all expenses, liabilities, and losses (including attorneys' fees, judgments, fines, penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by the Consultant or the Executive in connection with any proceeding arising by reason of the Consultant’s engagement with the Company, provided that the Consultant or the Executive (as the case may be) acted honestly and in good faith and in what the Consultant or the Executive believed to be in or not opposed to the best interests of the Company, and, in the case of criminal proceedings, the Consultant or the Executive had reasonable cause to believe that their conduct was unlawful. The Company agrees to maintain Directors and Officers liability insurance with minimum limits of $10,000,000 to cover such indemnification obligations. The rights to indemnification and advancement of expenses shall continue as to the Consultant even if the Consultant has ceased to serve the Company and shall inure to the benefit of the successors or assigns for a period of ten (10) years following the termination of the Consultant’s services.

11.         Governing Law

This Agreement shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

12.         Agreement to Arbitrate

Except as otherwise expressly provided herein, and to the fullest extent permitted by applicable law, Company and Consultant consent to the resolution by binding arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with Consultant’s engagement with Company or the termination of such engagement (“Arbitration Claims”), that Company may have against Consultant or that Consultant may have against Company or against its officers, directors, executives or agents in their capacity as such or otherwise. Such arbitration shall be administered by JAMS or the American Arbitration Association (AAA) in New York City. For disputes involving claims of less than $1,000,000, the arbitration shall be conducted by a single arbitrator. For disputes involving claims of $1,000,000 or more, the arbitration shall be conducted by a panel of three arbitrators. Notwithstanding the foregoing, either party may seek preliminary and permanent injunctive relief in court, without the posting of bond, for any claims relating to the breach or threatened breach of the restrictive covenants set forth in this Agreement. For the avoidance of doubt, Executive shall have no duty to mitigate damages in connection with any Arbitration Claims or other claims arising under this Agreement.

13.         Notices

All notices, approvals, requests or demands (“Notices”) which any party is required or may desire to give to the other hereunder shall be in writing, unless otherwise specified, and shall deemed to have been received (i) immediately upon delivery to the address set forth below; (ii) three (3) days from the date by mailed, registered or certified, postage prepaid to the address set forth below; or (iii) upon confirmation of transmittal by any electronic means whether now known or hereafter developed, including but not limited to email to the email address specified below:

If to Company:

Clarence Thomas Building

P.O. Box 4649, Road Town

Tortola, British Virgin Islands, VG1110

c/o Portage Development Services Inc.

Andrea Park, 302 219-556

Attn.: Andrew Hudder

Email: ahudders@golenbock.com

With copy to, which copy shall not constitute notice:	Zuber Lawler LLP 2029 Century Park E, Suite 400, Los Angeles, CA 90067, USA Attn.: Josh Lawler Email: jlawler@zuberlawler.com
If to Consultant:	Alpha Sigma Capital Advisors, LLC Address: [omitted] Email: [omitted]

A party may change its designated notice information by providing written notice of such change to the other party.

14.         Assignability

Company may assign its interest in this Agreement to any subsidiary or affiliate of Company or in connection with a sale of Company and the provisions of this Agreement shall inure to the benefit of the successors and assigns of Company. Consultant may not assign or transfer this Agreement. Subject to the above, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

15.         Good Faith and Fair Dealing

The parties hereto shall perform, fulfill and discharge their duties and obligations hereunder in a reasonable manner in good faith and agree to deal fairly with each other in accordance with their duties of good faith and fair dealing as set forth in the laws of the state of Delaware, consistent with the governing law provision above.

16.         Severability

Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law. If in spite of the foregoing, any provision of this Agreement shall be judged invalid, illegal, or unenforceable in any applicable jurisdiction, such provision shall be restricted or deleted in such jurisdiction only to the extent necessary to make such provision valid, legal, and enforceable in such jurisdiction, and the validity, legality, and enforceability of such provision in any other jurisdiction, or of any of the other provisions of this Agreement in all jurisdictions, shall not in any way be affected or impaired thereby.

17.         Advice of Counsel

The Parties represent and warrant to each other that, prior to the execution of this Agreement, they sought the advice of independent legal counsel of their own selection regarding the substance of this Agreement, or have had the opportunity to consult with independent legal counsel and have knowingly chosen not to do so.

18.         Entire Agreement

This Agreement (together with the Exhibits hereto) contains the full and complete understanding and agreement between the parties with respect to the subject matter, and supersedes all other agreements between the parties whether written or oral relating thereto, and may not be modified or amended except by a written instrument executed by both of the parties hereto. A waiver of a breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. The failure or delay in enforcing compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition unless such term or condition is expressly waived in writing.

19.         Amendments and Waiver

No supplement, modification or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing executed by Consultant and approved by the Company's Board of Directors. No waiver of any term, provision or condition of this Agreement shall be deemed to be, or shall constitute, a waiver of any other term, provision or condition herein, whether or not similar. No such waiver shall be binding unless in writing and signed by the waiving party.

20.         Section Headings

The headings of paragraphs, sections and other subdivisions of this Agreement are for convenient reference only. They shall not be used in any way to govern, limit, modify, construe this Agreement or any part or provision thereof or otherwise be given any legal effect.

21.         Counterparts/Signature Delivery

This Agreement and any Exhibits hereto may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

IN WITNESS WHEREOF, Company has caused its duly authorized representative to execute, and Consultant has executed, this Agreement effective as of the Effective Date.

Alpha Sigma Capital Advisors, LLC	ALPHATON CAPITAL CORP

By: /s/ Fiorenzo A. Villani	By: /s/ Brittany Kaiser

Name: Fiorenzo A. Villani	Name: Brittany Kaiser

Title: Executive Director	Title: Chief Executive Officer

SCHEDULE 1

Statement of Work

1

Exhibit 10.13

Amendment 1 to

Independent Contractor Agreement

FOR ALPHA Sigma Capital Advisors, LLC

This Amendment (this "Amendment") is made as of August 19, 2025, by and between AlphaTON Capital Corp, a British Virgin Islands business company listed on the Nasdaq Stock Exchange (the "Company"), and Alpha Sigma Capital Advisors, LLC ("Consultant"). This Amendment modifies the Independent Contractor Agreement made effective as of August 19, 2025 (the "Agreement") between the Company and Consultant. The Agreement is hereby amended as provided in this Amendment. The terms and conditions of the Agreement, as amended by this Amendment, remain in full force and effect except as expressly modified herein.

RECITALS

WHEREAS, the parties desire to modify the equity compensation provisions of the Agreement to provide that all equity compensation granted to Consultant under the Agreement shall instead be granted directly to Fiorenzo A. Villani ("Executive") in his individual capacity;

WHEREAS, such modification is intended to ensure that all equity benefits flow directly to the individual performing the services under the Agreement;

WHEREAS, Executive agrees to be bound by all terms and conditions applicable to such equity grants as if he were the original grantee under the Agreement; and

WHEREAS, the parties desire to memorialize this arrangement through this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1. Modification of Equity Grant Recipients

1.1 General Principle. Notwithstanding any provision in the Agreement to the contrary, all equity compensation, equity grants, equity awards, equity bonuses, stock options, restricted stock units, and any other equity-based compensation or benefits of any kind whatsoever that are granted, issued, or provided under the Agreement to Consultant (collectively, "Equity Compensation") shall instead be granted, issued, or provided directly to Executive in his individual capacity. This modification applies to all Equity Compensation whether granted before or after the effective date of this Amendment.

1.2 Executive's Acceptance and Binding Effect. Executive, by executing this Amendment, agrees to be bound by all terms, conditions, restrictions, and obligations applicable to the Equity Compensation as set forth in the Agreement and this Amendment, including but not limited to all vesting schedules, transfer restrictions, forfeiture provisions, and performance conditions. Executive acknowledges and agrees that he shall be subject to all restrictive covenants, confidentiality obligations, and other post-employment obligations set forth in the Agreement with respect to such Equity Compensation.

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1.3 Company Obligations. The Company agrees to take all necessary corporate action to issue, grant, and deliver the Equity Compensation directly to Executive in accordance with the terms of the Agreement as modified by this Amendment. The Company shall prepare and execute all necessary equity award agreements, option agreements, restricted stock unit agreements, and other documentation required to effectuate the grants to Executive.

2. No Other Modifications

Except as expressly modified by this Amendment, all terms and conditions of the Agreement, including but not limited to the compensation provisions relating to Base Fee, Performance Bonus (cash and TON token components), benefits, expenses, termination provisions, confidentiality obligations, restrictive covenants, and all other provisions not specifically relating to Equity Compensation, shall remain in full force and effect and are hereby confirmed and ratified.

3. Counterpart Execution

This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single Amendment. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

4. Governing Law

This Amendment shall in all respects be governed by the laws of the State of Delaware applicable to agreements executed and wholly performed within such state, without regard to any conflict of laws principles thereof.

5. Binding Effect

Subject to the restrictions on assignment set forth in the Agreement, this Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

[SIGNATURES LOCATED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Company has caused its duly authorized representative to execute, Consultant has executed, and Executive has executed, this Amendment effective as of the date first written above.

ALPHATON CAPITAL CORP

By: /s/ Brittany Kaiser
Name: Brittany Kaiser
Title: Chief Executive Officer

ALPHA SIGMA CAPITAL ADVISORS, LLC

By: /s/ Fiorenzo A. Villani
Name: Fiorenzo A. Villani
Title: Owner

Fiorenzo A. Villani, individually

By: /s/ Fiorenzo A. Villani

Fiorenzo A. Villani

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Exhibit 10.14

ASSET MANAGEMENT AGREEMENT

This ASSET MANAGEMENT AGREEMENT (this “Agreement”), effective August [●], 2025 (the “Effective Date”), is entered into by and between AlphaTON Capital Corp (the “Client”), and Alpha Sigma Capital, LLC (the “Asset Manager”).

WHEREAS, the Client wishes to appoint the Asset Manager to manage certain assets of the Client; and

WHEREAS, the Asset Manager wishes to be appointed by the Client for such purposes, subject to and in accordance with the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to be bound on the terms and conditions set forth below:

1.               Appointment of the Asset Manager; Authority. The Client hereby appoints the Asset Manager to provide discretionary asset management services with respect to the Account Assets (as defined below) in the accounts or cryptocurrency “wallets” identified in Schedule A attached hereto as amended from time to time (collectively, the “Account”), maintained with one or more custodian(s) or cryptocurrency wallet providers acceptable to the Asset Manager (collectively, the “Custodian”). The Asset Manager hereby accepts its appointment and agrees to provide such asset management services upon the terms and conditions set forth herein. The Client agrees that the Asset Manager may provide the services under this Agreement via affiliates of the Asset Manager (“Asset Manager Affiliates”). The Client and the Asset Manager understand and agree that Schedule A may not be completed until after this Agreement is executed and that changes may be made to such schedule from time to time following the date of execution of this Agreement by mutual agreement of the parties.

2.               Account Assets. The “Account Assets” shall consist of a portion of the cash net proceeds of the offering of the Client’s securities in accordance with Section 4.7 of that certain Securities Purchase Agreement, dated as of August [ ], 2025, between the Client and each purchaser identified on the signature pages thereto (the “Securities Purchase Agreement”), which the Client agrees it has placed or will place into the Account, as well as applicable proceeds of, income on and additions or accretions to same, including all assets which are or were in the Account, but which are staked in from time to time in accordance with this Agreement. The Client shall place in the Account cash proceeds the Client receives in connection with additional capital raises the stated use of proceeds of which is to further the TON Strategy, and may from time to time place additional assets in the Account, or direct that additional assets be placed in the Account. The Client shall promptly notify the Asset Manager of any such addition. Liquidation of Account Assets may be required for any withdrawal by the Client during the term of this Agreement and notice shall be given to the Asset Manager as soon as possible and, in any event, at least five business days in advance. The Client acknowledges that the Account Assets may constitute only a part of the assets of the Client, and that the Asset Manager may act without regard to or consideration of any other assets that may from time to time be held by the Client and shall have no responsibility, duty or liability with respect to any assets that are not Account Assets.

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For the purposes of the above, the “TON Strategy” means the long-only strategy primarily in TON, including staking TON to improve returns in accordance with instructions from the Client.

3.               Authority of Asset Manager.

(a)   Generally. The Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have sole responsibility and authority with respect to the discretionary investment management of the Account Assets and, as herein provided, shall from time to time direct the investment and reinvestment of the Account Assets. Subject to the Investment Guidelines, the Asset Manager (and, where applicable, any Asset Manager Affiliate) shall have full power and authority to:

(i)	enter into all transactions and other undertakings that the Asset Manager may in its discretion deem necessary or advisable to carry out its investment decisions, including but not limited to the ability to (A) execute hedges and enter into exchange traded or over the counter derivatives transactions with respect to the Account Assets, (B) buy, sell, exchange, convert, swap, stake, redeem, and otherwise trade in digital assets;

(ii)	make all investment decisions in respect of the Account Assets and the Account in accordance with the Investment Guidelines;

(iii)	purchase, acquire, hold, invest, reinvest, sell, stake, redeem or dispose of, or otherwise trade in any assets which constitute or will constitute all or any portion of the Account Assets, and place orders with respect to, and arrange for any of the foregoing;

(iv)	select custodians, brokers, dealers, cryptocurrency wallet providers, and other intermediaries, exchanges and counterparties, which may or may not be affiliated with the Asset Manager, as may be necessary to execute transactions as described above and any other transactions contemplated herein, and open accounts in the name, or for the benefit, of the Client with such selected custodians, brokers, dealers, cryptocurrency wallet providers, and other intermediaries, exchanges and counterparties and to pay reasonable fees and charges applicable to transactions in the Account;

(i)	instruct the Custodian (as defined below) to deliver an asset sold, exchanged or otherwise disposed of by the Account in exchange for cash and to deliver cash to pay for assets delivered to the Custodian that were acquired by the Account;

(ii)	instruct the Custodian to exercise or abstain from exercising any option, privilege or right held in the Account;

(iii)	monitor the correct collection of income on the Account Assets by the Custodian;

(iv)	execute, in the name and on behalf of Client, all such documents and take all such other actions which Asset Manager shall deem requisite, appropriate or advisable to carry out its duties hereunder;

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(v)	to engage such independent agents, administrators, subadvisors, attorneys and accountants as the Asset Manager may deem necessary or advisable for the Account Assets and to pay on behalf of the Client all reasonable fees incurred thereby (including reasonable legal and accounting fees and disbursements, commissions, banking, brokerage, registration and private placement fees, and transfer, capital and other taxes, duties and costs incurred in connection with the making of investments by the Client in Account transactions); and

(vi)	take any other action with respect to property in the Account as necessary or desirable to carry out its obligations under this Agreement (except that the Asset Manager is not authorized to withdraw any money or other property from the Account either in the name of the Client or otherwise, except as expressly described herein).

The foregoing authority shall remain in full force and effect until expressly revoked by the Client in writing to the Asset Manager or the termination of this Agreement as provided herein. Revocation shall not affect transactions entered into prior to such revocation.

(b)   Power of Attorney. In furtherance of the authority set forth in paragraph (a) above, the Client hereby irrevocably designates and appoints the Asset Manager as its agent and attorney-in-fact, with full power and authority and without further approval of the Client, in the Client’s name, place and stead, to (i) negotiate, make, execute, sign, acknowledge, swear to, deliver, record and file any agreements, documents or instruments which may be considered necessary or desirable by the Asset Manager to carry out fully the provisions of this Agreement and (ii) to perform all other acts contemplated by this Agreement or necessary, advisable or convenient to carry out its duties hereunder (subject at all times, however, to each and all of the limitations and stipulations set forth herein and in the Investment Guidelines (as defined below)). Because this limited power of attorney shall be deemed to be coupled with an interest, it shall be irrevocable and survive and not be affected by the Client’s insolvency or dissolution. However, this limited power of attorney will become revocable upon the expiration of such interest and, therefore, this limited power of attorney will terminate upon termination of this Agreement in accordance with Section 13 of this Agreement.

(c)   Compliance with Investment Guidelines. The Client understands and agrees that the Asset Manager does not guarantee or represent that any investment objectives will be achieved. In the event of any breach of the Investment Guidelines, the Asset Manager shall seek to return the Account to compliance with the Investment Guidelines as soon as reasonably practicable.

4.               Custody of Assets.

(a)   Assets held by Custodian. Title to the Account and all Account Assets shall be held in the name of the Client, provided that for convenience in buying, selling and exchanging assets, title to such assets may be held in the name of the Custodian, or its nominee, or the street name of the Client’s Custodian. Neither the Asset Manager nor any of its affiliates shall take physical custody or possession of or handle any cash, mortgages or deeds of trust, or other indicia of ownership of any of the Account Assets.

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(b)   Expenses of the Custodian; No Liability. The Client shall pay all charges, fees and expenses of the Custodian and any sub-custodian(s). The fees charged to the Client by the Custodian are exclusive of, and in addition to, the management fees and other charges, discussed herein.

5.               Proper Instructions.

(a)   All instructions communicated hereunder to the Asset Manager from the Client shall be made in writing, signed, and transmitted to the Asset Manager by persons properly authorized by the Client. Any such communication appropriately indicating that it reflects action or instruction by the Client may be so accepted by the Asset Manager and the Asset Manager shall have no obligation to inquire further with respect thereto and shall be fully protected in relying and acting upon the writing so indicating the action or instruction of the Client.

(b)   The Client shall provide the Asset Manager with a list of authorized persons and their specimen signatures from whom the Asset Manager may accept signed written day to day instructions, confirmations or authority under this Agreement (“Proper Instructions”) and the Asset Manager shall be fully protected in relying on such list until notified in writing by the Client to the contrary. As of the date of this Agreement, the Client’s list of authorized persons and their specimen signatures are as set forth in Schedule C attached hereto. Proper Instructions may be sent via email with Adobe’s Portable Document Format (“PDF”) or other electronic transmission.

6.               Management Fees; Account Expenses.

(a)   As compensation for the Asset Manager’s services rendered hereunder, the Client shall pay the management fees described in Schedule B attached hereto and as may be amended from time to time by written agreement of the Asset Manager and the Client (the “Fee Schedule”). The Fee Schedule shall be deemed to have been adopted and made a part of this Agreement as if fully rewritten herein.

(b)   The Asset Manager will be responsible for all of its overhead costs. The Client shall pay or reimburse the Asset Manager for all reasonable and documented expenses related to the operation of the Account, which shall be paid or reimbursed by the Client out of the Account Assets. The amount of such expenses may vary from time to time and shall include, without limitation: (i) custodial fees; (ii) bank service fees; (iii) brokerage commissions and all other brokerage transaction costs; (iv) clearing and settlement fees; (v) interest and withholding or transfer taxes incurred in connection with trading for the Account; and (vi) any other reasonable and documented fees and expenses related to the trading and investment activity of the Account as determined by the Asset Manager in good faith.

(c)   In addition, the Client may incur an expense which forms part of a larger aggregate expense relating to a number of other managed accounts or pooled investment vehicles for which the Asset Manager or its affiliates provide services. If any such expenses are incurred for the account of any persons in addition to the Client, the Asset Manager will allocate the total expense among the Client and such other persons and will determine the portion reimbursable to the Client, if any, in a fair and reasonable manner.

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7.               Representations of the Asset Manager. The Asset Manager represents to the Client as follows:

(a)   the Asset Manager has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b)   the Asset Manager has or will obtain all other governmental authorizations, approvals, consents or filings required in connection with the execution, delivery or performance of this Agreement by the Asset Manager;

(c)   this Agreement constitutes a binding obligation of the Asset Manager, enforceable against the Asset Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

(d)   the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Asset Manager is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Client’s ability to perform its obligations hereunder.

The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Asset Manager shall promptly notify the Client of such event.

8.               Representations of the Client. The Client represents and warrants to the Asset Manager as follows:

(a)   the Client has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority to own its own properties and conduct its business as currently conducted;

(b)   the Client has the authority to appoint the Asset Manager to manage the assets held in the Account and has, by appropriate action, duly authorized the execution and implementation of this Agreement;

(c)   this Agreement constitutes a binding obligation of the Client, enforceable against the Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;

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(d)   the execution, delivery and performance of this Agreement do not conflict with any obligation by which the Client is bound, whether arising by contract, operation of law or otherwise, or any applicable law, in each case in a manner that would result in a material adverse effect on the Asset Manager or the Client or that would materially impede the Client’s ability to perform its obligations hereunder;

(e)   except in either case to the extent the Client has notified the Asset Manager in writing: (1) the Account Assets belong to the Client free and clear of any liens or encumbrances, and (2) the Client will not pledge or encumber any Account Assets;

(f)    the Client is not an investment company (as that term is defined in the Investment Company Act of 1940 (“Investment Company Act”);

(g)   the Client is aware of the risks associated with such engagements in general, and that it understands the risks associated with the investments contemplated hereby, and the risk that the Account could suffer substantial diminution in value, including complete loss;

(h)   the Client has reviewed all other materials and agreements provided by the Asset Manager relating to the Account and to the investments contemplated hereby, understands such materials and agreements and has had the opportunity to ask questions regarding such materials and agreements;

(i)    the Client is an “accredited investor” as that term is or may in the future be defined in Rule 501 under the Securities Act of 1933, as amended;

(j)    the Account Assets held in the Account are not assets: of an “employee benefit plan” as defined in and subject to the fiduciary responsibility provisions of the U.S. Employee Retirement Security Act of 1974, as amended (“ERISA”); a “plan” as defined in and subject to Section 4975 of the Code; a government plan, foreign plan, or church plan subject to laws similar to ERISA or Section 4975 of the Code; or an entity that holds “plan assets” as defined in Section 3(42) of ERISA;

(k)   the Client does not know or have any reason to suspect that the monies being used by it to fund the Account are (a) derived from or related to any illegal activities, including but not limited to money laundering activities, or (b) derived from, invested for the benefit of or related in any way to the governments of, or persons within, any country under a U.S. embargo enforced by the U.S. Treasury Department’s Office of Foreign Assets Control;

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(l)    neither the Client, nor any person controlling, controlled by, or under common control with it, nor any person having a beneficial interest in the Client is a Prohibited Investor,1 and Account Assets are not being invested on behalf, or for the benefit, of any Prohibited Investor. Neither the Client nor any director, officer, partner, member, affiliate, nor, if the Client is an unlisted company, any shareholder or beneficial owner of the Client, is a Senior Foreign Political Figure,2 any member of a Senior Foreign Political Figure’s Immediate Family3 or any Close Associate4 of a Senior Foreign Political Figure unless the Client has notified Asset Manager of such fact. The Client is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.5 No Account Assets originate from, nor were they routed through, an account maintained at a Foreign Shell Bank,6 an offshore bank, a bank organized or chartered under the laws of a jurisdiction that has been designated by FATF as non-cooperative with international anti-money laundering principles or a financial institution subject to special measures under Section 311 of the USA PATRIOT Act. If the Client or any person controlling, controlled by, or under common control with the Client is organized under the laws of a country other than the United States to engage in the business of banking, the Client or such person, as the case may be, either: (i) has a Physical Presence7 in a country in which the Client (or such person) is authorized to conduct banking activities, at which address the Client (or such person): (a) employs one or more persons on a full-time basis, (b) maintains operating records relating to its banking business, and (c) is subject to inspection by the banking authority from which it obtained its banking license; or (ii) is affiliated with a financial institution that maintains a Physical Presence in the United States or another country and is subject to supervision by a banking authority regulating such affiliated financial institution; and

1 “Prohibited Investors” include: (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or prohibited under OFAC country sanctions, or any blocked persons list maintained by a governmental or regulatory body as may become applicable to the Trustee or Fund, (2) any Foreign Shell Bank, (as defined below), and (3) any person or entity resident in or whose funds are transferred from or through an account in a jurisdiction that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as FATF, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gafi.org for FATF’s list of Non-Cooperative Countries and Territories.

2 “Senior Foreign Political Figure” means a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

3 “Immediate Family” with respect to a Senior Foreign Political Figure, typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 “Close Associate” means, with respect to a Senior Foreign Political Figure, a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the Senior Foreign Political Figure.

5 Notice of jurisdictions that have been designated by the Treasury Department as a primary money laundering concern under Section 311 are published in the Federal Register and on the website of the Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) at https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures. FinCEN also issues advisories regarding jurisdictions that it deems to be deficient in their counter-money laundering regimes. Such advisories are posted at https://www.fincen.gov/resources/advisoriesbulletinsfact-sheets/advisories.

6 “Foreign Shell Bank” means a Foreign Bank without a Physical Presence (each as defined below) in any country but does not include a Regulated Affiliate (as defined below). “Regulated Affiliate” means a Foreign Shell Bank that: (i) is an affiliate of a depository institution, credit union, or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country, as applicable; and (ii) is subject to supervision by a banking authority in the country regulating such affiliated depository institution, credit union, or Foreign Bank. “Foreign Bank” means an organization that (i) is organized under the laws of a country outside the United States; (ii) engages in the business of banking; (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations; (iv) receives deposits to a substantial extent in the regular course of its business; and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.

7 “Physical Presence” means a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a county in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank: (i) employs one or more individuals on a full-time basis; (ii) maintains operating records related to its banking activities; and (iii) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.

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(m) the Client understands, acknowledges, represents and agrees that (i) it is the Asset Manager’s policy to comply with anti-money laundering, embargo and trade sanctions, or similar laws, regulations, requirements (whether or not with force of law) or regulatory policies to which it is or may become subject (collectively “Requirements”) and to interpret them broadly in favor of disclosure, (ii) the Asset Manager could be requested or required to obtain certain assurances from the Client, disclose information pertaining to it to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future, (ii) the Client will provide additional information or take such other actions as may be necessary or advisable for the Asset Manager to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) or otherwise, and (iv) the Asset Manager and its agents may disclose to relevant third parties information pertaining to the Client in respect of Requirements or information requests related thereto.

The foregoing representations and warranties shall be continuing during the term of the Agreement, and if at any time during the term of this Agreement any event has occurred which would make any of the foregoing representations and warranties untrue or inaccurate in any material respect, the Client shall promptly notify the Asset Manager of such event.

9.               Client Acknowledgements.

(a)   Cooperation. The Client acknowledges that the information provided by the Client on any Account opening forms, including without limitation, information pertaining to the Client’s legal or tax status, address or other contact information and Investment Guidelines will be relied upon by the Asset Manager, and the Client agrees that if any such information shall hereafter change or become materially inaccurate, the Client shall notify the Asset Manager in writing of such change or inaccuracy as soon as reasonably practicable. The Client shall cooperate with the Asset Manager in the performance of its services under this Agreement and, upon the Asset Manager’s reasonable request, shall provide the Asset Manager with timely access to and use of personnel, facilities, equipment, data and information to the extent necessary to permit the Asset Manager to perform its services under this Agreement.

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(b)   Conflicts of Interest; Non-Exclusive Management. The Client hereby acknowledges and consents to the conflicts of interest described herein. The Asset Manager shall devote such part of its time as is reasonably needed for the services contemplated under this Agreement; provided, however, that this Agreement shall not prevent the Asset Manager from rendering similar services to other persons, trusts, corporations or other entities. Nothing in this Agreement shall limit or restrict the Asset Manager or any of its officers, affiliates or employees from, as permitted by law, buying, selling or trading in any asset for its own or their own accounts. The Client acknowledges that the Asset Manager and its officers, affiliates and employees, and the Asset Manager’s other clients may as permitted by law at any time have, acquire, increase, decrease, or dispose of positions in investments which are at the same time being acquired for or disposed of from the Account. As permitted by law the Asset Manager shall have no obligation to acquire for the Account a position in any investment which the Asset Manager, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client. The Client acknowledges that the Asset Manager is not a securities investment manager or financial planner. Nothing contained herein or provided hereby shall be construed as securities, legal, tax or accounting advice by the Asset Manager.

(c)   Order Aggregation and Allocation. The Client acknowledges and agrees that the Asset Manager manages other portfolios, including some that may use investment strategies substantially similar to those of the Account, and expects that purchases or sales of the same assets will be made on behalf of the Account and the other portfolios managed by the Asset Manager. The Asset Manager may, but is not obligated to, aggregate orders for the purchase or sale of assets on behalf of the Account with orders on behalf of other portfolios the Asset Manager manages. The Client acknowledges that, while the Asset Manager will seek to allocate the opportunity to purchase or sell such assets among the Account and such other portfolios in a manner it deems equitable over time, the Asset Manager shall not be required to assure equality of treatment among all of its clients.

(d)   Brokerage Practices. The investment and reinvestment of the assets in the Account in accordance with the Asset Manager’s authority set forth in Section 3 above shall be carried out by the Asset Manager’s placement of orders with brokers or other dealers to cause the sale or purchase or other disposition of allowable assets in accordance with the Investment Guidelines. The Client acknowledges and agrees that the Asset Manager shall have sole discretion to select brokers or dealers to effect the purchase and sale of assets and to execute and deliver brokerage and customer agreements with any such broker or dealer in the name and on behalf of the Client. The Asset Manager shall designate the broker or brokers through which transactions for the Account are executed at such prices and commissions that, in the Asset Manager’s good faith judgment will be in the best interest of the Account. The Asset Manager shall have authority to and may consider such factors as price, transaction costs, a broker’s or dealer’s ability to effect the transactions, access to securities, reliability and financial responsibility, commitment of capital, and the provision or payment by the broker of the costs of research and research-related services which are of benefit to the Asset Manager or its clients, as well as other factors that the Asset Manager deems appropriate to consider under the circumstances. Accordingly, when the Asset Manager places orders for the purchase or sale of an asset for the Account, in selecting brokers or dealers to execute such orders, the Client expressly authorizes the Asset Manager to consider the fact that a broker or dealer has furnished statistical, research or other information or services for the benefit of the Account directly or indirectly. Without limiting the generality of the foregoing, the Asset Manager is authorized to cause the Account to pay brokerage commissions which may be in excess of the lowest rates available to brokers who execute transactions for the Account or who otherwise provide brokerage and research services utilized by the Asset Manager; provided that the Asset Manager determines in good faith that the amount of each such commission paid to a broker is reasonable in relation to the value of the brokerage and research services provided by such broker viewed in terms of either the particular transaction to which the commission relates or the Asset Manager’s overall responsibilities with respect to accounts as to which the Asset Manager exercises investment discretion.

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(e)   Controversies with Brokers. In the event of a controversy with any broker or other dealer with regard to any transaction, the Asset Manager shall advise the Client of such controversy and the circumstances thereof and thereafter the Asset Manager shall act in accordance with any written instructions of the Client to the extent consistent with this Agreement. The Client shall, as shall be agreed upon by them, determine whether any proceedings or other actions shall be instituted with respect to such controversy; provided, however, that nothing herein shall be deemed to prohibit the Asset Manager from taking any action which it shall, under the circumstances then prevailing, reasonably determine to be necessary or desirable to protect the interests of the Account or otherwise to carry out its investment duties and responsibilities.

(f)    Legal Proceedings. Unless otherwise agreed in writing by the Asset Manager, the Asset Manager shall have no obligations to take any action on behalf of the Client in any legal proceedings, including bankruptcies or class actions, involving any securities held, or formerly held, in the Account or issuers of such securities. At the Client’s request, the Asset Manager will endeavor to assist with administrative matters in respect of any settlement or judgment.

(g)   Agency Cross Transactions. Consistent with applicable law, Client hereby authorizes the Asset Manager to enter into “agency cross transactions” effected by an Asset Manager Affiliate acting as broker for both the Account and for the party on the other side of the transaction, in accordance with applicable law and subject to compliance with the Asset Manager’s applicable conflicts policies and procedures, as consistently applied. The Client understands and agrees that the Asset Manager or such Asset Manager Affiliate may receive commissions from and have a potentially conflicting division of loyalties and responsibilities regarding, both parties to such agency cross transactions.

(h)   Procedure for Account Withdrawals. The Client hereby agrees to notify the Asset Manager at least one (1) business day prior to any withdrawals from the Account. The Client acknowledges and agrees that withdrawals will be funded first by accessing free cash balances and money market instruments; funds derived from the liquidation of all other assets will be deliverable upon final settlement of the trade(s) funding the withdrawal. Withdrawals will not affect: (a) the validity of any actions the Asset Manager has previously taken, or (b) the Client’s liabilities or obligations for transactions started before withdrawal. The Client understands and agrees that certain types of investments may only be liquidated at certain (sometimes infrequent) times. Client’s ability to withdraw assets from the Account is subject to any liquidity restrictions or withdrawal and unstaking times applicable to a particular investment and compliance with any internal corporate procedures and policies applicable to it.

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10.            Client Records and Reports.

(a)   The Asset Manager shall maintain the books and records pertaining to the management and oversight of the Client Assets throughout the term of this Agreement and for a period of five years after the end of the year in which this Agreement terminates. Such books and records shall be made available for inspection at any time by the Client reasonably requested and upon Client’s expense, upon no less than three (3) business days’ prior written notice.

(b)   The Client acknowledges that the Custodian will be responsible for sending the Client statements of the Account, including current market valuation of each investment in the Account, promptly following the end of each month in which there was activity in the Account. The Client acknowledges and agrees that Asset Manager will not be responsible for sending the Client reports regarding investments in the Account or confirmations of transactions executed for the Account, provided that the Asset Manager will send the Client performance reports as agreed with the Client from time to time.

11.            Liability.

(a)   Except in the cases of willful misconduct, gross negligence, fraud, material breach of this Agreement, or, in the case of the Asset Manager, the Asset Manager’s operational errors in handling Assets or effecting transactions for the Client’s account (each, a “Disqualifying Action”), none of the Asset Manager, its affiliates or their respective officers, directors, employees and agents (collectively, the “Covered Persons”) shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any claims, liabilities, losses, damages, penalties, obligations or expenses of any kind whatsoever, including reasonable attorneys’ fees and court costs (“Losses”) suffered by the Client (i) as the result of any act or omission by the Asset Manager in connection with, arising out of or relating to the performance of its services hereunder or (ii) any “passive breach” of the Investment Guidelines or any investment guidelines separately agreed in writing between the Asset Manager and the Client from time to time arising solely as a result of (x) changes in market value or (y) additions to or withdrawals from the Account or portfolio rebalancing, in each case to the extent not within the control of the Asset Manager. The Client further agrees that no Covered Person shall be liable for any Losses caused, directly or indirectly, by any act or omission of the Client or any act or omission by the Custodian, any broker dealer to which the Asset Manager or the Client directs transactions for the Account, any third party service provider selected by the Asset Manager with reasonable care to act on behalf of the Client, or by any other non-party, unless such acts, omissions or other conduct is at the direction of the Asset Manager and the Asset Manager’s direction constitutes a Disqualifying Action. Without limiting anything in this Section 11(a), in no case shall any Covered Persons be liable for any Losses caused, directly or indirectly, by the error, negligence or misconduct of a Custodian, broker, broker-dealer, exchange, staking validator, or other online platform or service (however described) (collectively, “Platform”), the bankruptcy, insolvency, receivership, administrative or similar proceeding involving a Platform, a pause in or suspension of withdrawals from a Platform (however described and for whatever reason), the hack of a Platform, or by any other cause that does not constitute a Covered Person’s Disqualifying Action.

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(b)   The Asset Manager and any person acting on its behalf shall be entitled to rely in good faith upon information, opinions, reports or statements of legal counsel (as to matters of law) and accountants (as to matters of accounting or tax) and, accordingly, such good faith reliance by a person shall not constitute a Disqualifying Action so long as such counsel or accountant is qualified and was selected and consulted with due care. Under no circumstances shall the Asset Manager or any Covered Person be liable for any special, incidental, exemplary, consequential, punitive, lost profits or indirect damages.

(c)   The Client agrees to indemnify and hold harmless each of the Covered Persons, against any Losses suffered or incurred by reason of, relating to, based upon, arising from or in connection with (directly or indirectly) (i) the operations, business or affairs of the Client, or any actions taken by the Asset Manager or failure by it to act (even if negligent) in connection with this Agreement, (ii) a Disqualifying Action by the Client, or (iii) the Client’s breach of this Agreement, in each case except to the extent that such Losses are determined by a court of competent jurisdiction, upon entry of a final judgment, to be attributable to a Disqualifying Action of such Covered Person.

(d)   To the fullest extent permitted by law, the Client shall, upon the request of any Covered Person, advance or promptly reimburse such Covered Person’s out-of-pocket costs of investigation (whether internal or external), litigation or appeal, including attorneys’ reasonable and documented fees and disbursements, reasonably incurred in responding to, litigating or endeavoring to settle any claim, action, suit, investigation or proceeding, whether or not pending or threatened, and whether or not any Covered Person is a party, arising out of or in connection with or relating to the operations, business or affairs of the or in furtherance of the interests of the Client (a “Claim”); provided that the affected Covered Person shall, as a condition of such Covered Person’s right to receive such advances and reimbursements, undertake in writing to promptly repay the applicable funds for all such advancements or reimbursements if a final judgment of a court of competent jurisdiction has determined that such Covered Person is not then entitled to indemnification under this Section 11. If any Covered Person recovers any amounts in respect of any Claims from insurance coverage or any third-party source, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Client for any amounts previously paid to it by the Client in respect of such Claims.

(e)   Promptly after receipt by a Covered Person of notice of any Claim or of the commencement of any action or proceeding involving a Claim, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Client, give written notice to the Client of the receipt of such Claim or the commencement of such action or proceeding; provided, that the failure of any Covered Person to give notice as provided herein shall not relieve the Client of its obligations hereunder, except to the extent that the Client is actually prejudiced by such failure to give notice.

(f)    Each Covered Person shall cooperate with the Client and its counsel in responding to, defending and endeavoring to settle any proceedings or Losses that may be subject to indemnification by the Client pursuant to this Section 11. Without limiting the generality of the immediately preceding sentence, if any proceeding is commenced against a Covered Person, the Client shall be entitled to participate in and to assume the defense thereof to the extent that the Client may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Client to such Covered Person of the Client’s election to assume the defense thereof, the Client shall not be liable for expenses subsequently incurred by such Covered Person without the consent of the Client (which shall not be unreasonably withheld) in connection with the defense thereof. Without the Covered Person's consent, the Client will not consent to entry of any judgment in or enter into any settlement of any such action or proceeding which does not include as an unconditional term thereof the giving by every claimant or plaintiff to such Covered Person of a release from all liability in respect of such claim or litigation.

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(g)   The right of any Covered Person to indemnification as provided herein shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person’s successors, assigns and legal representatives.

(h)   The federal laws may impose liabilities under certain circumstances on persons who act in good faith; therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which the undersigned may have under any applicable federal law.

12.            Confidentiality. The Asset Manager acknowledges that the Client is a publicly-traded company. The Asset Manager shall regard as confidential and not disclose all information concerning the affairs of the Client, but shall be permitted to disclose certain non-public information of the Company shared by the Client to the Asset Manager to (a) the Covered Persons and their respective service providers that have a bona fide need to know such confidential information and agree to keep such confidential information confidential, (b) third parties regarding the fact that the Asset Manager is performing investment management activities on the Client’s behalf, which specifically includes the Asset Manager’s inclusion of references to the Client in written marketing materials distributed by the Asset Manager to prospective investment management clients, (c) third parties regarding information regarding Account holdings and performance (without reference to the Client’s name) in connection with the establishment of a track record of the Asset Manager and (d) as otherwise required by any regulatory authority, law or regulation, or by legal process. The Client acknowledges that it may receive or have access to confidential proprietary information of the Asset Manager which is proprietary in nature and non-public, including, without limitation, information regarding the Asset Manager’s investment methodologies, systems and forms, trade secrets and the like (collectively, “Confidential Information”). The Client agrees not to disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Account and except as otherwise required by any regulatory authority, law or regulation, or by legal process; provided, however, that the Client shall provide the Asset Manager with prior notice of any such disclosure and the circumstances surrounding such request so that the Asset Manager may seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy by the disclosing party, the Client, in the written opinion of legal counsel satisfactory to the Asset Manager, is nonetheless legally compelled to disclose Confidential Information or else stand liable for contempt or suffer other censure or penalty, the Client may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises the receiving party is legally required to be disclosed, provided that the receiving party exercise its best efforts to preserve the confidentiality of the Confidential information, including, without limitation, by cooperating with the Asset Manager to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential information. In the event that any Confidential Information described in this Section 12 is also Confidential Information (however defined) in respect of the Agreement or any other Agreement between Company and Consultant, the terms that provide the greater protection against disclosure shall prevail.

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13.            Term and Survival; Exclusivity.

(a)   This Agreement shall be effective on the Effective Date and will, unless earlier terminated in accordance with the provisions of this Section 13, continue in effect until the first (1st) anniversary of the Effective Date (the “Stated Termination Date”) and, unless a Party elects to not continue the effectiveness of this Agreement as provided in Section 13(b), shall thereafter continue for successive one year renewal periods (each, a “Renewal Period”, and the period during which this Agreement is in effect, the “Term”). Notwithstanding anything to the contrary set forth herein, the rights and obligations of the Parties hereunder are not effective until the Effective Date.

(b)   Beginning on the first (1st) anniversary of the Effective Date, this Agreement may be terminated upon at least ninety (90) days prior written notice to the other Party (1) by Client upon a determination of the Client’s Board of Directors to end the TON Strategy or (2) by the Asset Manager for any reason. Additionally, this Agreement may be terminated for Cause (i) by the Client upon at least thirty (30) days prior written notice to the Asset Manager and (ii) by the Asset Manager upon at least sixty (60) days prior written notice to the Client (unless stated otherwise below) (each such notice, a “Termination Notice”).

(c)   For the purposes hereof, the term “Cause” means (i) with respect to Asset Manager, (A)(I) fraud, (II) bad faith resulting in a breach of this Agreement, or (III) any action or omission constituting gross negligence in performing its obligations under this Agreement, which in each case of (II) or (III) results in a material adverse effect on the Client; provided, that the Asset Manager shall have a cure period of fifteen (15) days following notice of an occurrence of (I) or (II) if such breach, action or omission, as applicable, is curable), (B) an Act of Insolvency occurring with respect to the Asset Manager; provided that an Act of Insolvency shall not be deemed to occur if the Asset Manager assigns its obligations under this Agreement to an affiliate that is not subject to an Act of Insolvency, and (C) is dissolved; provided that such dissolution shall not be deemed to occur if the Asset Manager assigns its obligations under this Agreement to an affiliate that is not subject to dissolution; and (ii) with respect to the Client (A) a material breach by the Client of its obligations under this Agreement (provided, that the Client shall have a cure period of thirty (30) days following notice of breach in the case of any such breach that is susceptible of cure) or (B) it becomes unlawful under any applicable law (as determined by the Asset Manager in its sole discretion) for the Asset Manager to perform its obligations under the Agreement, in which case the Asset Manager may immediately suspend its performance of all obligations under this Agreement and may terminate this Agreement with 3 days prior written notice.

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(d)   For the purposes hereof, “Act of Insolvency” means the Asset Manager (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii)(A) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organization or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and such proceeding or petition is instituted or presented by a person or entity not described in clause (A) above and either (I) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (II) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (iii) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (iv) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; or (v) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 60 days thereafter.

(e)   In the event that this Agreement is terminated pursuant to Section 13(b) for Cause by the Asset Manager, the Asset Manager shall be entitled to any and all damages and legal remedies arising from or in connection therewith including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost future profits and business in the future.

(f)    If the Client terminates this Agreement pursuant to Section 13(b)(1), the Client shall pay the Asset Manager an early termination fee in one lump sum payment due upon such termination. Such fee is the present value of the amount equal to (1) the remaining time left in the current Term multiplied by (2) the Asset-based Fee for the prior one-year Term at the time of termination (“Termination Fee”). The Termination Fee shall be in addition to any other fees due under this Agreement and the Fee Schedule accruing through the date of termination.

(g)   Termination shall not affect liabilities or obligations incurred or arising from transactions initiated under this Agreement prior to such termination, including the provisions regarding arbitration, which shall survive any expiration or termination of this Agreement. Upon termination, it is the Client’s responsibility to monitor the Account Assets and it is understood and acknowledged that the Asset Manager will have no further obligation to act or advise with respect to those Account Assets.

(h)   During the term of this Agreement, Asset Manager (including any Asset Manager Affiliate as applicable) shall be the exclusive provider of asset management services to Client and its subsidiaries as contemplated hereby, other than services provided by any third party delegates of Asset Manager as Asset Manager may appoint from time to time in accordance with the terms of this Agreement.

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14.            Electronic Delivery. The Client hereby agrees and provides its consent to have the Asset Manager electronically deliver Account Communications. “Account Communications” means all current and future account statements; privacy statements; audited financial information, if applicable; this Agreement (including all supplements and amendments hereto); the Asset Manager’s Privacy Notice and updates thereto; notices and other information, documents, data and records regarding the Account Assets. Electronic communications include e-mail delivery as well as electronically making available to the Client Account Communications on the Asset Manager’s Internet site, if applicable. By signing this Agreement, the Client consents to electronic delivery as described in the preceding three sentences. It is the Client’s affirmative obligation to notify the Asset Manager in writing if the Client’s email address changes. The Client may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Asset Manager, in writing, of the Client’s intention to do so. Neither the Asset Manager nor its affiliates will be liable for any interception of Account Communications. The Client should note that no additional charge for electronic delivery will be assessed, but the Client may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

15.            General Provisions.

(a)   Assignment. This Agreement shall be binding upon and inure to the benefit of the Client, the Asset Manager and their respective successors and permitted assigns. No party to this Agreement may assign (as that term is defined and interpreted under the Advisers Act) all or any portion of its rights, obligations or liabilities under this Agreement without the consent of the other party to this Agreement.

(b)   Independent Contractor. It is understood and agreed that the Asset Manager shall be deemed to be an independent contractor of the Client and that the Asset Manager shall not have authority to act for or represent the Client in any way and shall not otherwise be deemed to be agent of the Client. Nothing contained herein shall create or constitute the Asset Manager and the Client as members of any partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other such entity.

(c)   Third Party Beneficiaries. This Agreement is not intended to and does not convey any rights to persons not a party to this Agreement.

(d)   Entire Agreement. This Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them regarding such subject matter.

(e)   Amendments. Except to the extent otherwise expressly provided herein, this Agreement may not be amended except in a writing signed by the parties hereto.

(f)    Waivers. Each party may by written consent waive, either prospectively or retrospectively and either for a specified period of time or indefinitely, the operation or effect of any provision of this Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver of any such right constitute any further waiver of such or any other right hereunder. No waiver of any right by any party hereto shall be construed as a waiver of the same or any other right at any other time.

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(g)   Notices. Except as otherwise expressly provided in this Agreement, whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class mail or sent by courier or by email (including email with an attached PDF) or other electronic transmission with confirmation of transmission to the other party at the address set forth below or to such other address as a party may from time to time specify to the other party by such notice hereunder.

If to the Asset Manager:

Alpha Sigma Capital Advisors, LLC

[omitted]

Email: [omitted]
Attn: Enzo Villani

If to the Client:

AlphaTON Capital Corp
Clarence Thomas Building,

P.O. Box 4649, Road Town

Tortola, British Virgin Islands VG1110
Email: Brittany@portagebiotech.com
Attn: Brittany Kaiser, CEO

Any such communications, notices, instructions or disclosures shall be deemed duly given when deposited by first class mail address as provided above, when delivered to such address by courier or when sent by email (including email with an attached PDF) or other electronic transmission (with the receipt confirmed).

(h)   Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of law.

(i)    Arbitration. Notwithstanding anything herein to the contrary, including the parties’ submission to jurisdiction of the courts of the State of New York pursuant to Section 15(j) below, any dispute, claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in the New York offices of the American Arbitration Association (“AAA”) before three (3) qualified arbitrators, one (1) selected by each party and one (1) selected by both parties. The arbitration shall be administered by AAA under its Commercial Arbitration Rules and Mediation Procedures (the “Rules”) in accordance with the expedited procedures in those Rules. Judgment on the arbitration award may be entered in any state or federal court sitting in New York, New York or in any other applicable court. This Section 15(i) shall not preclude the parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. In the event that this Agreement is terminated pursuant to this Section 15(i), the Asset Manager shall be entitled to any and all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost profits and business in the future. Any arbitration arising out of or related to this Agreement shall be conducted in accordance with the expedited procedures set forth in the Rules as those Rules exist on the effective date of this Agreement. The parties agree that they will give conclusive effect to the arbitrators’ determination and award and that judgment thereon may be entered in any court having jurisdiction. The arbitrators may issue awards for all damages and legal remedies arising from or in connection with such default including, but not limited to, direct, indirect, special, consequential, speculative and punitive damages, as well as lost profits and business in the future. Any party may, without inconsistency with this arbitration provision, apply to any state or federal court sitting in New York, New York and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. The arbitration will be conducted in the English language. The arbitrators shall decide the dispute in accordance with the law of New York. The arbitration provisions contained herein are self-executing and will remain in full force and effect after expiration or termination of this Agreement. The costs and expenses of the arbitration shall be funded fifty percent (50%) by the claimant and the remaining fifty percent (50%) shall be split equally among the respondent(s). All parties shall bear their own attorneys’ fees during the arbitration. The prevailing party on substantially all of its claims shall be repaid all of such costs and expenses by the non-prevailing party within ten (10) days after receiving notice of the arbitrator’s decision.

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(j)    Submission to Jurisdiction; Consent to Service of Process. Subject to Section 15(i) above, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of and consent to service of process and venue in the state and federal courts in the County of New York, State of New York in any dispute, claim, controversy, action, suit or proceeding between the parties arising out of this Agreement which are permitted to be filed or determined in such court. Subject to Section 13(i) above, the parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The parties agree that process may be served in any action, suit or proceeding by mailing copies thereof by registered or certified mail (or its equivalent) postage prepaid, to the party’s address set forth in Section 13(g) of this Agreement or to such other address to which the party shall have given written notice to the other party. The parties agree that such service shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party. Nothing in this Section 13(j) shall affect the right of the parties to serve process in any manner permitted by law.

(k)   Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects arise out of causes beyond the control and without the fault or negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, pandemics, quarantine restrictions and freight embargoes.

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(l)    Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

(m)  Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

(n)   Counterparts; Electronic Signature and Delivery. This Agreement may be executed in counterparts, including counterparts sent via PDF other electronic transmission, each of which, when taken together shall constitute one and the same instrument. This Agreement may also be executed and delivered by electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the Effective Date.

Alpha Sigma Capital, LLC

By:
Name:
Title:

AlphaTON Capital Corp

By:
Name:
Title:

SCHEDULE A

Accounts

A-1

SCHEDULE B

Fee Schedule

B-1

SCHEDULE C

The Client's List of Authorized Persons

C-1

Exhibit 10.15

TREASURY MANAGEMENT AGREEMENT

This Treasury Management Agreement (this “Agreement”) is made and entered into as of 29 August 2025 (the “Effective Date”),

BETWEEN:

  AlphaTON Capital Corp (formerly Portage Biotech Inc.), a company organized under the laws of the British Virgin Islands, with its principal office at Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110 (the “Company”); and

  DWF MaaS Limited, a company incorporated in the British Virgin Islands, with its registered office at Intershore Chambers, P.O. Box 4342, Road Town, Tortola, British Virgin Islands (the “Manager”).

The Company and the Manager are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, the Company has entered into a Securities Purchase Agreement, dated as of August 3, 2025 (the “Securities Purchase Agreement”), with certain purchasers (the “Purchasers”), including the Manager, for the sale of its Ordinary Shares;

WHEREAS, pursuant to the Securities Purchase Agreement, the Manager has agreed to subscribe for a total of fifteen million United States Dollars ($15,000,000 USD) in the Company’s Ordinary Shares (the “Manager’s Subscription”);

WHEREAS, pursuant to Section 4.7 of the Securities Purchase Agreement, the Company has agreed to allocate a significant portion of the net proceeds from the sale of its securities to establish a corporate treasury comprised of TON, the native cryptocurrency of The Open Network blockchain (the “TON Treasury”), and will publicly announce the Manager's appointment as its treasury manager in a press release;

WHEREAS, the Company requires the specialized expertise of a professional digital asset manager to acquire and manage the TON Treasury;

WHEREAS, the Manager is in the business of providing digital assets trading, and market-making services and possesses the requisite expertise, infrastructure, and experience to manage the TON Treasury;

WHEREAS, the Company desires to appoint the Manager to manage and implement its TON Treasury strategy, and the Manager is willing to provide such services on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: DEFINITIONS

Definitions. In this Agreement, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement. The following terms shall have the meanings set forth below:

“Acquisition Period” means the period of sixty (60) calendar days commencing on the date the Manager confirms receipt of the Treasury Funding.

“Assets Under Management” or “AUM” means the aggregate principal amount of TON tokens held and managed by the Manager on behalf of the Company under this Agreement.

“Audit Wallet” means a digital asset wallet address designated by the Company in writing, which is securely under the Company’s sole control, for the purpose of verifying the AUM pursuant to Section 6.1.

“Confidential Information” means all non-public information disclosed by one Party to the other, including but not limited to the terms of this Agreement, trade secrets, proprietary strategies, financial information, and operational details.

“Effective Date” has the meaning set forth in the preamble.

“Reference Price” means the daily time-weighted average price (TWAP) of the TON/USD trading pair as reported by a reputable, mutually agreed-upon third-party data provider (e.g., CoinGecko, CoinMarketCap).

“Permitted Activities” means the range of management and trading activities the Manager is authorized to conduct with the AUM, limited to market-making, buying and selling the TON tokens, and providing liquidity on decentralized or centralized exchanges. To be clear, the Manager cannot use derivatives as part of their mandate.

“Principal Token Amount” means the definitive quantity of TON tokens representing the Company's funding, calculated as the sum of: (i) any TON tokens transferred to the Manager as part of the initial Treasury Funding pursuant to Section 3.1, and (ii) the total number of TON tokens acquired by the Manager during the Acquisition Period using the stablecoin portion of the Treasury Funding.

“Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Term” has the meaning set forth in Section 5.1.

“TON” means the native cryptocurrency of The Open Network blockchain.

“Treasury Funding” means the funds designated for the TON Treasury as described in Section 3.1, which shall consist of a mix of USD-denominated stablecoins and/or TON tokens.

“Yield” has the meaning set forth in Section 4.1.

ARTICLE 2: APPOINTMENT AND SCOPE OF SERVICES

2.1. Appointment. The Company hereby appoints the Manager as a treasury manager for the acquisition and management of its TON Treasury for the duration of the Term, and the Manager hereby accepts such appointment.

2.2. Scope of Services. The Manager shall perform the following services for the Company (the “Services”):

(a) Asset Acquisition: Upon receipt of the Treasury Funding, the Manager shall use commercially reasonable efforts to purchase TON in the open market in accordance with the mandate set forth in Article 3.

(b) Treasury Management: The Manager shall actively manage the AUM by engaging in Permitted Activities with the objective of providing market liquidity in the Ton tokens and generating a return.

(c) Custody and Safekeeping: The Manager shall hold and secure the AUM using institutional-grade custody solutions, which may include qualified third-party custodians, centralised cryptocurrency exchanges, multi-party computation (MPC) wallets, and other industry-standard security protocols designed to safeguard digital assets. The Manager will provide a security policy handbook and document verifying these safeguards on an annual basis as part of the audit.

(d) Reporting: The Manager shall provide the Company with regular reports as detailed in Section 6.1.

(e) Audit and Verification Support: The Manager shall cooperate with the Company’s audit and verification requests as detailed in Section 6.1.

ARTICLE 3: FUNDING AND ASSET ACQUISITION

3.1. Treasury Funding.(a) Initial Funding and Netting. Immediately upon the closing of the transactions contemplated by the Securities Purchase Agreement, the Company shall cause an initial Treasury Funding of twenty-five million United States Dollars ($25,000,000 USD) to be delivered directly from the closing proceeds to the Manager. The Parties acknowledge that the Manager has subscribed for fifteen million United States Dollars ($15,000,000 USD) of the Company's Ordinary Shares pursuant to the Securities Purchase Agreement. Therefore, the actual amount of closing proceeds to be transferred directly to the Manager shall be ten million United States Dollars ($10,000,000 USD) in USD-denominated stablecoins (e.g., USDC, USDT), which shall be deemed for all purposes under this Agreement to constitute the receipt by the Manager of a twenty-five million United States Dollar ($25,000,000 USD) Treasury Funding. This transfer shall be made to a digital wallet address designated by the Manager in writing as set forth in Exhibit A.

(b) Additional Funding. The Company shall transfer to the Manager an additional fifty million United States Dollars ($50,000,000 USD) in Treasury Funding (the “Additional Funding”) within two (2) months following the Effective Date, with no less than twenty-five million United States Dollars ($25,000,000 USD) being transferred in each month. The Company agrees that all of the proceeds it raises shall be transferred to the Manager as Treasury Funding until the Additional Funding amount of $50,000,000 has been fully met. The Additional Funding may be delivered as either (i) USD-denominated stablecoins, or (ii) a combination of such stablecoins and TON tokens, provided that: (a) the value of the TON token portion, as determined by the Reference Price on the date of transfer, shall not exceed twenty-five million United States Dollars ($25,000,000 USD); and (b) all TON tokens delivered hereunder shall be freely transferable and not subject to any lock-up, vesting schedule, or other contractual or technical transfer restrictions.

(c) Further Treasury Amounts. The Company agrees to transfer half of any additional treasury amounts it raises subsequent to the full payment of the Additional Funding to the Manager to manage, up to an aggregate balance of two hundred twenty-five million United States Dollars ($225,000,000 USD) in total transfers under this Agreement.

3.2. Acquisition Mandate. The Manager shall be responsible for converting any stablecoin portion of the Treasury Funding into TON. This acquisition shall be executed over the Acquisition Period. The Manager shall have full discretion over the timing, size, and venue of such purchases within the Acquisition Period.

ARTICLE 4: COMPENSATION AND PROFITS

4.1. Yield. In consideration for providing the Treasury Funding, the Manager shall pay the Company a fee (the “Yield”) equal to zero percent (0%) per annum prior to the Company having transferred an aggregate balance of one hundred fifty million United States Dollars ($150,000,000) as Treasury Funding. Once the Company has transferred an aggregate balance of one hundred fifty million United States Dollars ($150,000,000), the Yield shall equal 3.00% per annum (in line with staking yields), calculated based on the average value of the AUM over the relevant period using the Reference Price.

(a) Calculation: The Yield shall be calculated and paid quarterly in arrears.

(b) Payment: The Yield shall be payable in-kind, with the Manager transferring the requisite number of TON tokens (or an equivalent value in a mutually agreed stablecoin) to a wallet designated by the Company within fifteen (15) Business Days following the end of each calendar quarter.

4.2. Retention of Profits. The Parties expressly agree that prior to the aggregate Treasury Funding transferred to the Manager reaching one hundred fifty million United States Dollars ($150,000,000 USD), the Manager is entitled to retain one hundred percent (100%) of all profits, gains, staking rewards, yield, fees, or any other revenue generated from its management of the AUM through Permitted Activities (the “Profits”). Once the aggregate Treasury Funding has reached one hundred fifty million United States Dollars ($150,000,000 USD), the Manager shall be required to pay the Company ten percent (10%) of all Profits generated thereafter, and shall be entitled to retain the remaining ninety percent (90%) of such Profits. The Company’s sole economic benefit under this Agreement consists of the Yield described in Section 4.1 and its conditional ten percent (10%) share of the Profits as set forth in this Section 4.2.

4.3. Advisory Shares. In consideration for the services provided hereunder, the Company shall issue to the Manager one hundred sixty thousand (160,000) Ordinary Shares of the Company (the “Advisory Shares”) on Closing Date under the Securities Purchase Agreement. The Advisory Shares shall vest linearly over a period of three (3) years from the date of issue to the Manager.

4.5. Manager’s Conversion Option. The Manager shall be entitled, at its sole discretion, to convert the shares it subscribed for under the Securities Purchase Agreement into an equivalent value of TON tokens from the Assets Under Management, up to a maximum value of fifteen million United States Dollars ($15,000,000 USD). This right may be exercised at any time within twelve (12) months following the Effective Date. Upon exercise, the quantity of TON tokens to be transferred to the Manager shall be calculated by dividing the United States Dollar value of the shares being converted by a price per TON token equal to the lower of: (i) the Reference Price on the date the Manager’s Subscription was made, or (ii) the Reference Price on the date the Manager elects to exercise this conversion option. Upon conversion, the corresponding shares shall be surrendered by the Manager, and the corresponding amount of TON shall be transferred from AUM to a wallet of the Manager, becoming the sole property of the Manager.

ARTICLE 5: TERM AND TERMINATION

5.1. Term. The initial term of this Agreement shall commence on the date that the aggregate Treasury Funding transferred by the Company to the Manager reaches one hundred fifty million United States Dollars ($150,000,000 USD) and shall continue for a period of three (3) years, unless terminated earlier in accordance with this Article 5 (the “Term”).

5.2. Termination by the Company. The Company shall have the right to terminate this Agreement by providing the Manager with ninety (90) days’ prior written notice. This right is subject to the following conditions:

(a) The Company shall not have the right to provide such notice of termination prior to the date that is eighteen (18) months following the commencement of the Term.

(b) A notice of termination shall only be valid if it is preceded by or delivered concurrently with a public announcement by the Company that it has definitively ceased its strategy of holding TON as a treasury asset.

5.3. Termination for Cause. Either Party may terminate this Agreement with immediate effect upon written notice to the other Party in the event of:

(a) A material breach of this Agreement by the other Party, which remains uncured for thirty (30) days after written notice of such breach is delivered;

(b) The bankruptcy, insolvency, liquidation, or dissolution of the other Party.

5.4. Effect of Termination. Upon termination or expiration of this Agreement:

(a) The Manager shall calculate and facilitate the payment of any final, pro-rated Yield due to the Company up to the effective date of termination.

(b) Within ten (10) Business Days of the termination date, the Manager shall return the Principal Token Amount in its entirety to a wallet address designated by the Company, after settlement of the final Yield.

ARTICLE 6: AUDIT

6.1. Audit and Verification. The Company shall have the right, once per calendar quarter, to request that the Manager transfer the AUM to the Audit Wallet for verification purposes.

(a) The Company must provide the Manager with at least ten (10) Business Days’ prior written notice of such a request. The Manager shall provide weekly market making reports to the Company which shall contain information including the monthly market traded volume of the Ton tokens and the Ton token inventory at each week end.

(b) The Manager shall transfer the AUM to the Audit Wallet on the agreed-upon date.

(c) The Company shall have up to three (3) Business Days to complete its audit or verification. Upon completion, the Company shall immediately provide written instruction for the Manager to return the AUM to the Manager's custody wallets.

ARTICLE 7: REPRESENTATIONS AND WARRANTIES

7.1. Mutual Representations. Each Party represents and warrants to the other that:

(a) It is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation.

(b) It has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(c) This Agreement constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

ARTICLE 8: INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1. Indemnification. The Manager agrees to indemnify, defend, and hold harmless the Company and its Affiliates, directors, officers, and employees from and against any and all losses, claims, damages, or liabilities arising directly out of the Manager's gross negligence, willful misconduct, fraud, or material breach of this Agreement.

8.2. Limitation of Liability. The Company acknowledges that the investment in and holding of TON is speculative and involves a degree of risk. The Manager shall not be liable for any losses, damages, or diminution in value of the AUM incurred by the Company resulting from market volatility, a decline in the value of TON, protocol risks, third-party malicious acts, including without limitation, hacking, security breaches, or theft of assets, or other risks inherent in the digital asset markets, provided such losses do not arise from the Manager's gross negligence, willful misconduct, or fraud. The Company shall not be liable for any special punitive exemplary or other damages including lost profits or consequential damages of the Manager.

ARTICLE 9: MISCELLANEOUS

9.1. Confidentiality. Each Party agrees to keep all Confidential Information strictly confidential and shall not disclose it to any third party without the prior written consent of the other Party, except as required by law, regulation (including SEC disclosure requirements), or court order. The Parties acknowledge that this Agreement will be filed publicly as an exhibit to a Company filing with the Commission.

9.2. Governing Law and Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

9.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by email to the addresses specified below:

* If to the Company:
Portage Biotech Inc.
Attention: Andrea Park, CFO, Enzo Villani, CIO
Email: Andrea@portagebiotech.com, e@alphaton.capital
With a copy to: Hogan Lovells US LLP

* If to the Manager:
DWF MaaS Limited
Attention: Andrei Grachev
Email: ag@dwf-labs.com

With a copy to: legal@dwf-labs.com

9.4. Entire Agreement. This Agreement, including its Exhibits, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations.

9.5. Assignment. Neither Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party.

9.6. Independent Contractor. The relationship of the Manager to the Company is that of an independent contractor, and nothing in this Agreement shall be construed as creating a partnership, joint venture, or employer-employee relationship.

9.7. Force Majeure. Neither Party shall be liable for any failure or delay in performance under this Agreement to the extent said failures or delays are proximately caused by events beyond that Party's reasonable control, including, but not limited to, acts of God, war, terrorism, fires, floods, or catastrophic, network-level disruptions to a relevant blockchain.

9.8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Treasury Management Agreement to be executed by their duly authorized representatives as of the Effective Date.

AlphaTON Capital Corp (formerly PORTAGE BIOTECH INC.)

By: /s/ Brittany Kaiser
Name: Brittany Kaiser
Title: Chief Executive Officer

DWF MAAS LIMITED

By: /s/ Andrei Grachev
Name: Andrei Grachev
Title: Authorised Signatory

EXHIBIT A

MANAGER’S DESIGNATED WALLET ADDRESS FOR TREASURY FUNDING

Exhibit 10.16

AMENDMENT NO. 1 TO THE

SUBSCRIPTION AGREEMENT

This Amendment No. 1 to the Subscription Agreement (this “Amendment No. 1”) is made and entered into as of August 19, 2025, by and between Portage Biotech Inc., a company formed under the laws of the British Virgin Islands (the “Company”), and Compedica Holdings Limited, a company formed under the laws of the Isle of Man (“Compedica”).

RECITALS

WHEREAS, the Company and Compedica are party to that certain Subscription Agreement, dated as of June 5, 2025 (the “Subscription Agreement”);

WHEREAS, pursuant to Section 10(d) of the Subscription Agreement, the Subscription Agreement may be amended only by a writing executed by all parties;

WHEREAS, the Company and Compedica wish to amend the Subscription Agreement as set forth in this Amendment No. 1; and

WHEREAS, the Company intends to register for resale certain of its securities pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended, in connection with a potential transaction (the “Upcoming Registration Statement”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the Company and Compedica hereby agree as follows:

AGREEMENT

1.               Amendment to Section 7(b). Section 7(b) of the Subscription Agreement is hereby amended effective immediately by deleting the Section in its entirety and replacing with the following:

“(b) [Reserved]”

2.               Amendment to Section 8. Section 8 of the Subscription Agreement is hereby amended effective immediately by deleting the Section in its entirety and replacing with the following:

“Section 8. [Reserved]”

3.               Acknowledgement of Registration. The Company hereby agrees to register the Portage Shares (as defined in the Subscription Agreement) for resale under the Upcoming Registration Statement in full satisfaction of its obligations under Section 7(c) of the Subscription Agreement. Compedica hereby agrees that such registration will satisfy in full any current and future obligations of the Company under Section 7(c) of the Subscription Agreement.

4.               Expense Reimbursement.

(a)	Within 3 calendar days of the date of this Amendment No. 1, the Company shall pay to Compedica US$50,000 in cash, representing the total reimbursable expenses contemplated by Section 10(a) of the Subscription Agreement; and

(b)	Within 3 calendar days of the date of this Amendment No. 1, the Company shall pay to Compedica US$15,000 in cash to reimburse Compedica for legal and professional expenses incurred (a) in the finalization of this Amendment No. 1, and (b) in the last 60 days in contemplation of (i) a distribution agreement between the parties, and (ii) a potential merger between the Company and Compedica.

Payment of the fees contemplated by this Section 4 shall be in full satisfaction of all amounts due by the Company to Compedica pursuant to the Subscription Agreement.

5.               Termination. This Amendment No. 1 (other than Section 4) shall be of no further force and effect if the transactions contemplated by that certain Securities Purchase Agreement, dated as of even date herewith, are not consummated on or before the tenth (10th) trading day following the date hereof.

6.               No Further Amendment. Except as expressly provided by this Amendment No. 1, the Subscription Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and reaffirmed. Except as expressly set forth in this Amendment No. 1, no other terms and conditions of the Subscription Agreement are hereby amended, modified, supplemented or waived.

7.               Execution. This Amendment No. 1 may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.

(Signature Pages Follow)

2

In Witness Whereof, the parties have executed this Amendment No. 1 to the Subscription Agreement as of the date first written above.

Portage Biotech Inc

By:	Alexander Pickett
Name: Alexander Pickett
Title: Chief Executive Officer

Compedica Holdings Limited

By:	Jamie Gibson
Name: Jamie Gibson
Title: Director

Exhibit 99.1

AlphaTON Capital Corp Launches TON Digital Asset Treasury Strategy for the Telegram Ecosystem

●	AlphaTON Capital Unlocks Public Market Access to Toncoin (TON) and Telegram’s Billion-User Ecosystem

●	Brittany Kaiser, pioneer in data protection, digital assets, and the public equity markets appointed Chief Executive Officer and Board Member

●	Formerly Portage Biotech Inc. (Nasdaq: PRTG), Renamed AlphaTON Capital Corp with new ticker symbol “ATON” effective as of the opening of the market on September 4, 2025

●	Initial Financing to Acquire ~$100M TON tokens and Start Corporate Treasury; expected to close on or about September 5, 2025

DOVER, Del. – September 3, 2025 (GLOBE NEWSWIRE) – AlphaTON Capital Corp. (“AlphaTON Capital” or the “Company”, formerly Portage Biotech Inc.) (Nasdaq: PRTG, ATON), today announced a financing to acquire ~$100 million TON tokens and establish a specialized digital asset treasury company dedicated to building a strategic TON reserve and providing public markets access to Telegram’s rapidly expanding ecosystem of more than a billion monthly active users.

AlphaTON Capital is executing a treasury strategy focused on acquiring TON, managing network infrastructure, and incubating leading applications within Telegram's ecosystem.

This strategic initiative represents the Company's commitment to supporting the growth of open-source, decentralized applications and infrastructure, while providing shareholders with exposure to one of the fastest-growing segments of the social media and digital asset markets.

Brittany Kaiser has been appointed Chief Executive Officer and Board Member of AlphaTON Capital. Ms. Kaiser currently serves as a director at Gryphon Digital Mining (Nasdaq: GRYP), which recently announced a merger with American Bitcoin Corp. A globally recognized entrepreneur, policy advocate, and thought leader in the blockchain and digital assets, Ms. Kaiser is co-founder of the Own Your Data Foundation and a former executive at Cambridge Analytica. She has advised more than 50 governments and organizations on responsible digital innovation, financial inclusion, and decentralized technologies. A bestselling author and sought-after public speaker, Ms. Kaiser has built a reputation as a leading advocate for data rights and ethical technology adoption. Her expertise and influence in the global crypto community uniquely position AlphaTON Capital to accelerate growth and leadership as a publicly traded digital asset treasury company.

Enzo Villani, Founder and CEO of Alpha Transform Holdings and co-founder of Nasdaq Global Corporate Solutions, who will join the Company as Executive Chairman and Chief Investment Officer, commented: "We are witnessing the natural evolution of financial markets as traditional finance converges with digital assets and blockchain infrastructure. The integration of platforms like Telegram with blockchain represents one of the most significant market opportunities since the introduction of Bitcoin. By bridging traditional markets with this emerging ecosystem, we are positioning our shareholders to participate in the next major phase of digital asset adoption."

Strategic Company Overview

As a TON treasury company, AlphaTON Capital is positioned to potentially generate significant returns through strategic management of TON validation and staking operations-core yield-generating activities that deliver predictable revenue streams while strengthening network security and participation. Leveraging this foundation, the Company will capitalize on Telegram’s global scale and engagement to accelerate adoption of TON-based initiatives, including mini apps, decentralized finance (DeFi) protocols, gaming platforms, and enterprise solutions. The Company believes that this combined strategy creates a differentiated digital asset treasury model that blends yield generation with ecosystem expansion to unlock long-term, sustainable value.

Leadership and Strategic Partnerships

AlphaTON Capital has assembled a leadership team with deep expertise across crypto, social media, data protection, and the public equity markets. The Company is further strengthened by an exceptional group of strategic advisors, including Anthony Scaramucci, CEO of SkyBridge; Michael Terpin, widely recognized as the “Godfather of Crypto” and author of The Bitcoin Supercycle; and Jaime Rogozinski, founder of Wall Street Bets.

Complementing this leadership network, AlphaTON Capital has strategic relationships with leading institutions and platforms in the digital asset ecosystem, including BitGo, Animoca Brands, Kraken, SkyBridge, TwinStakes, Crypto.com, DWF Labs, P2P, DNA, and Alpha Sigma Capital Advisors. Together, these relationships provide AlphaTON Capital with access to market expertise, institutional infrastructure, and community engagement to accelerate its growth and position as a premier digital asset treasury company.

"We are at an inflection point where digital communication, financial sovereignty, and user empowerment converge. AlphaTON Capital is more than a treasury strategy—it is our commitment to building the infrastructure that will power the next generation of decentralized applications,” said Brittany Kaiser, Chief Executive Officer of AlphaTON. “With Telegram's billion-user ecosystem and TON's robust blockchain architecture, we are investing in a future where users own their data and digital assets, developers innovate without barriers, and financial inclusion becomes a global reality. This shift from traditional corporate structures to decentralized, user-centric platforms is not only inevitable, it is essential. Our shareholders are positioned at the forefront of this transformation, and I am honored to lead AlphaTON Capital in bridging today's financial markets with tomorrow's decentralized economy."

Operational Strategy

AlphaTON Capital's operational strategy encompasses three key components:

1.	Digital Asset Treasury Build: Acquire TON tokens through volume purchases and strategic partnerships.

2.	Yield Driven Treasury Growth: Implement a yield generation organic treasury growth strategy through network validation, staking operations, and other DeFi tools that help further secure the TON infrastructure network while driving organic treasury growth in a non-dilutive manner.

3.	Ecosystem Development: Identify and develop promising projects within the Telegram mini app ecosystem, including TON-based DeFi protocols, gaming applications, and business tools.

Technology Platform Integration

The integration of the TON blockchain with Telegram’s global messaging platform unlocks new opportunities for decentralized application development and mass user adoption. Through Telegram’s familiar interface, users can seamlessly access financial services, gaming, productivity tools, and social applications without the friction of separate downloads or complex setup. This model marks a new approach to blockchain adoption by leveraging an existing billion-user ecosystem. Additional updates on TON-based acquisitions, treasury growth, and governance measures will be shared in the coming weeks.

“We are strongly bullish on TON and see massive opportunities as it evolves into a top-10 global blockchain by 2026. The combination of Telegram’s billion-user ecosystem and TON’s cutting-edge technology creates a unique platform for the next generation of crypto entrepreneurs,” commented Yury Mitin, Managing Partner at RSV Capital.

Financing Overview

AlphaTON Capital entered into securities purchase agreements in a private placement for the purchase and sale of about 6.7 million ordinary shares (or pre-funded warrants in lieu thereof) at a price of $5.73 per share (less $0.001 per pre-funded warrant), for expected aggregate gross proceeds of approximately $38.2 million, before deducting placement agent fees and other estimated offering expenses. The private placement is expected to close on or around September 5, 2025, subject to the satisfaction of customary closing conditions. AlphaTON Capital intends to primarily use the net proceeds from the private placement to fund the acquisition of cryptocurrency and the establishment of the Company’s cryptocurrency treasury operations.

The Company also entered into a loan facility with BitGo Prime, LLC for up to $35 million, before deducting any origination fee. A loan of $35 million will be disbursed at the closing of the private placement will be used to purchase TON from a third party, and will be repayable within six months (subject to potential extension) and will be collateralized by TON that will be held by BitGo or an affiliated entity as part of the Company’s strategy.

Chardan is acting as the placement agent for the private placement. Hogan Lovells US LLP served as legal advisor to the Company. Golenbock Eiseman Assor Bell & Peskoe LLP served as legal advisor to the Company. Forbes Hare LLP served as British Virgin Islands legal advisor to the Company. Lucosky Brookman LLP served as legal advisor to Chardan.

AlphaTON Capital’s ordinary shares continue to trade on the Nasdaq under the ticker “PRTG” and will trade under the new ticker symbol “ATON” effective as of the opening of the market on September 4, 2025.

Risk Considerations

The Company notes that digital asset investments and blockchain technology development involve various risks, including market volatility, regulatory uncertainty, and technological challenges. The success of AlphaTON Capital's strategy depends on multiple factors, including continued adoption of the TON platform, regulatory developments affecting digital assets, and the Company's ability to effectively implement its investment and operational strategies. Please refer to the risk factors included in the Form 6-K to be filed by the Company with the Securities and Exchange Commission on the date hereof.

The offer and sale of the foregoing securities in the private placement are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, these securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the ordinary shares (and ordinary shares underlying any pre-funded warrants) purchased in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of these securities under the resale registration statement will only be made by means of a prospectus.

About AlphaTON Capital

AlphaTON Capital is a specialized digital asset treasury company focused on building and managing a strategic reserve of TON tokens and developing the Telegram ecosystem. The Company implements a comprehensive treasury strategy that combines direct token acquisition, validator operations, and strategic ecosystem investments to generate sustainable returns for shareholders. Through its operations, AlphaTON Capital provides public market investors with institutional-grade exposure to the TON ecosystem and Telegram's billion user platform while maintaining the governance standards and reporting transparency of a Nasdaq-listed company.

Led by Chief Executive Officer Brittany Kaiser, the Company's activities span network validation and staking operations, development of Telegram-based applications, and strategic investments in TON-based decentralized finance protocols, gaming platforms, and business applications. AlphaTON Capital Corp is incorporated in the British Virgin Islands and will trade on Nasdaq under the new ticker symbol “ATON” beginning on September 4, 2025.

AlphaTON Capital, through its legacy business, is also advancing potentially first-in-class therapies that target known checkpoint resistance pathways to potentially achieve durable treatment response and improve quality of life for patients. AlphaTON Capital actively engages in the drug development process and provides strategic counsel to guide development of novel immunotherapy assets and asset combinations.

Forward-Looking Statements

All statements in this press release, other than statements of historical facts, including without limitation, statements regarding the Company’s business strategy, plans and objectives of management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “will,” “may,” “plans,” “potential,” “continues,” or similar expressions or variations on such expressions are forward-looking statements. As a result, forward-looking statements are subject to certain risks and uncertainties, including, but not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the financing, the risk that the Company may not secure additional financing, the uncertainty of the Company’s investment in TON, the uncertainty around the Company’s legacy business, the operational strategy of the Company, the Company’s executive management team, risks from Telegram’s platform and ecosystem, the potential impact of markets and other general economic conditions, the Company’s failure to realize the anticipated benefits of the financing, the risk that the Company may not be able to repay the loan, the risks related to debt service obligations, the risk that the Company may violate a covenant that could trigger immediate repayment, the risk that the Company may be required to sell the collateral to repay the balance of the loan, the risks related to any specific restrictions on operations from its credit facility, the impact of indebtedness on the Company’s financial condition and other factors set forth in “Item 3 – Key Information-Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended March 31, 2025 and included in the Company’s Form 6-K to be filed with the Securities and Exchange Commission on the date hereof. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, undue reliance should not be placed on them as actual results may differ materially from these forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, except as required by law.

Contact Information

Investor Relations: AlphaTON Capital Corp

AlphaTON@icrinc.com

(203) 682-8200

Media Inquiries: AlphaTON Capital Corp

Richard Laermer

RLM PR

AlphaTON@rlmpr.com

(212) 741-5106 X 216

Exhibit 99.2

ALPHATON CAPITAL

NASDAQ $ATON

A Public Digital Asset Company on TON

Bridging institutional capital with the Telegram-based crypto ecosystem.

AlphaTON Capital Presentation

September 2025

Strategic Relationships

BitGo | kraken | animoca BRANDS | crypto.com | Nasdaq

ALPHA SIGMA CAPITAL | SKYBRIDGE | CHARDAN | [redacted]

DWF LABS | RSV Capital | TON FACTORY

1 AlphaTON Capital Presentation September 2025 Strategic Relationships

2 2 Cautionary Note Regarding Forward - Looking Statements This presentation contains forward - looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this presentation that are not statements of historical fact are forward - looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “seek,” “could,” “intend,” “target,” “aim,” “project,” “designed to,” “estimate,” “believe,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions are intended to identify forward - looking statements, though not all forward - looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward - looking statements and you should not place undue reliance on the forward - looking statements. These forward - looking statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the results described in or implied by the forward - looking statements. Factors that may cause the Company’s actual results to differ materially from those expressed or implied in the forward - looking statements in this presentation are set forth in “Item 3 – Key Information - Risk Factors” in the Company’s Annual Report on Form 20 - F for the year ended March 31, 2025 and included in the Company’s Form 6 - K to be filed with the Securities and Exchange Commission on the date hereof, and in the Company’s other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in these forward - looking statements are reasonable, undue reliance should not be placed on them as actual results may differ materially from these forward - looking statements. The forward - looking statements contained in this presentation are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward - looking statements or information, except as required by law.

3 3 (1) Source: https://coinmarketcap.com/academy/article/venture - capital - firms - invest - dollar400 - million - in - toncoin - as - telegram - user - base - hits - 1 - billion Highlights » Telegram is the company behind one of the most widely used social networks in the world, with Telegram Messenger having surpassed 1 billion monthly active users in early 2025. » The team has secured a discount on TON for the first purchase. » Prominent venture capital firms, including Sequoia Capital, Ribbit, Benchmark 1 , Kingsway, Vy Capital, Draper Associates, Libertus Capital, CoinFund, Hypersphere, SkyBridge and Karatage, have invested over $400 million in Toncoin, the native cryptocurrency of the TON blockchain.

4 4 Compelling Entry Point Relative to mNAV (1) Excludes the debt facility from BitGo. (2) Based on mNAV at the time of announcement. (3) mNAV is calculated based on BTC contributed by Bitfinex, Tether, and Tether on behalf of SoftBank, $100 million in cash in trust, a $385 million convertible note, and a $200 million PIPE. Includes $29 million in transaction expenses and $20 million in operating expenses. (4) Based on $433 million in gross proceeds from 50 million private placement shares and 10.4 million pre - funded warrants at $6.15 per share, plus 1.4 million strategic advisory warrants at the same price. Includes $19 million in transaction expenses. Excludes subsequent capital raises. (5) mNAV is calculated based on $250 million in cash in trust, a $516.5 million convertible note, and a $235 million PIPE. (6) Based on $100 million in gross proceeds from 36.0 million private placement shares and 7.9 million pre - funded warrants, each priced at $2.28 per share. Includes placement agent fees, working capital adjustments, and additional transaction expenses. AlphaTON (2) (3) (4) (5) ProCap BTC, LLC (6) The Project TON team has secured an attractive entry point and discount to mNAV, positioning the deal to outperform recently announced DAT peers. (1)

ALPHATON CAPITAL

Forecasted Digital Asset Treasury Revenue Streams

Staking Revenue: 3% – 4%	MEV Rewards: 1% – 5%	DEX Trading Fees: 0.1% – 0.3%	Liquid Staking Revenue: 5% – 15%

Staking Revenue
MEV Rewards
DEX Trading Fees
Liquid Staking Revenue
Treasury Value
Revenue (in USD Millions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
$250
$200
$150
$100
$50
$0
+$100M Treasury Injection
Initial $100M Treasury Base
Sep 25
Oct 25
Nov 25
Dec 25
Jan 26
Feb 26

Source AlphaTON leadership team:

5

5 5 Source AlphaTON leadership team: Forecasted Digital Asset Treasury Revenue Streams Treasury Val (in USD Mill Digital Asset Treasury Revenue Streams Backed by Growing Treasury Value Liquid Staking Revenue: 5% – 15% DEX Trading Fees: 0.1% – 0.3% MEV Rewards: 1% – 5% Staking Revenue: 3% – 4% Initial $100M Treasury Base +$100M Treasury Injection Revenue (in USD Millions)

6 6 Leadership Team We have assembled a high - conviction leadership team to lead AlphaTON. The group includes seasoned capital markets executives, regulatory experts, and crypto - native operators — each bringing institutional credibility and strategic alignment with TON’s long - term growth thesis. Brittany Kaiser, Chief Executive Officer and Board Member Brittany Kaiser is a serial entrepreneur and globally recognized expert in technology and legislative reform, having spent most of her career advising governments and companies on policy and strategy . As a former whistleblower, she concentrates on the convergence of technology and ethics . Ms . Kaiser sits on multiple U . S . Congressional subcommittees on Blockchain, Fintech and Digital Innovation for the State of Wyoming, and has co - authored both state and federal bills on data, digital assets and AI ethics . She is co - founder and Chair of the Open - Source AI Foundation and the Own Your Data Foundation . She currently serves as co - CEO of Chateaushi, a Web 3 . 0 marketplace for tokenized real estate, and has taken two of her companies public on Nasdaq as Chairman and Board Member including one of the world’s largest bitcoin mining companies . Kaiser is the best - selling author of Targeted published globally by Harper Collins, and she is the main subject of Netflix original documentary "The Great Hack", nominated for an Emmy, BAFTA and shortlisted for an Oscar . As a thought leader and public speaker represented by CAA, she is a keynote speaker for Fortune 1000 boards and private governments globally . Enzo Villani, Chief Investment Officer and Board Member* Enzo Villani is the Founder, CEO, and Chief Investment Officer of Alpha Transform Holdings (ATH), a fintech, AI, media, and digital asset investment and advisory firm . Enzo also founded ATH's investment arm, Alpha Sigma Capital (ASC), a multi - strategy investment fund focused on emerging blockchain companies .. Prior to his transition into cryptocurrency and blockchain, Enzo was co - founder of Nasdaq Corporate Solutions and co - founder and Chief Strategy Officer of two strategic M&A consolidations in the areas of investor relations, proxy solicitation, corporate governance, and financial technology . His companies have managed over 10 , 000 public companies . Enzo was also CEO of Equities . com, a financial publication and social community for investors . Throughout his career, Enzo has raised over $ 600 million and created over $ 1 billion in value as a corporate strategist and M&A entrepreneur . Yury Mitin, Chief Business Development Officer* Yury Mitin is the Managing Partner at RSV Capital ( www . rsv . capital), a global investment firm based in Toronto, Canada, that specializes in late - stage investments in high - growth technology companies . With over 17 years of experience in venture capital and technology entrepreneurship, Yury focuses on identifying and supporting transformative businesses across sectors such as FinTech, Web 3 /Crypto, EdTech, AI, and other innovation - driven verticals . Throughout his career, he has led over $ 200 million in venture and secondary investments in companies like eToro, Upgrade, Robinhood, Udemy, MasterClass, and others . His background includes building business incubators, launching accelerators, and serving as a venture partner across multiple VC funds . Yury is deeply committed to partnering with founders and investors who are reshaping the future through technology and innovation . *Enzo Villani and Yury Mitin are appointed to these roles at closing of the financing

ALPHATON
CAPITAL

AlphaTON Strategic Advisors

Anthony Scaramucci
Founder & Managing Partner,
SkyBridge Capital

Michael Terpin
Founder & CEO,
Transform Ventures

Jaime Rogozinski
Founder,
WallStreetBets

Matt McKibbin
General Partner,
Hyla Fund Management

Hartej Sawhney
Founder & CEO,
Zokyo

Andrew Zubko
CTO,
Mamoru AI and Mevton

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7 7 AlphaTON Strategic Advisors Matt McKibbin General Partner, Hyla Fund Management Andrew Zubko CTO, Mamoru AI and Mevton Hartej Sawhney Founder & CEO, Zokyo Ted Moscovitz Co - Founder, DecentraNet & Former SEC Attorney in the Digital Assets Group Anthony Scaramucci Founder & Managing Partner, SkyBridge Capital Jaime Rogozinski Founder, WallStreetBets Michael Terpin Founder & CEO, Transform Ventures

ALPHATON CAPITAL

Strategic Relationships and Lead Investors

BitGo

animoca BRANDS

DWF LABS

kraken

SKYBRIDGE

ALPHA TRANSFORM HOLDINGS

WALL ST

DECENTRANET

SALT

RSVCapital

OWN YOUR DATA

mevton

Twinstake

kiln

crypto.com

zodia CUSTODY

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8 8 Strategic Relationships and Lead Investors

9 9 Why TON? The timing for this venture is considered highly opportune given TON's recent designation as the exclusive blockchain infrastructure for Telegram's Mini App ecosystem, which serves over 1 billion monthly active users . This strategic integration creates a vast and captive market for TON - based services and applications . The total addressable market (TAM) is estimated at $ 847 billion, encompassing global blockchain infrastructure and social commerce, with an immediate addressable market (IAM) of $ 12 . 4 billion, specifically within the Telegram ecosystem and validator infrastructure . These figures highlight the significant scale and potential for growth within this niche . Why TON, Why Now? • Key growth drivers include the rapid expansion of TON's network, which has grown from 35,000 accounts in 2019 to 5.2 million in 2024. • The exclusivity of TON within Telegram's Mini App ecosystem is a pivotal factor, ensuring high adoption rates. • A recent $400 million funding round for TON, backed by prominent venture capital firms, provides substantial financial backing and market validation for the ecosystem's underlying technology and growth potential. • The market cap of TON is in excess of $8 billion. • Massive Distribution: Leveraging Telegram's global user base enables widespread, frictionless crypto adoption. • Scalability: A technically robust network capable of supporting millions of users efficient

10 10 What is TON? The Open Network Origin Initially developed by the founders of Telegram, TON has since transitioned to a fully decentralized, community - led initiative. It is now stewarded by the non - profit TON Foundation. Architecture Highlights: • Layer - 1 Blockchain Features a multi - layered design with dynamic sharding, enabling high throughput and low latency. • Infinite Sharding Paradigm Shardchains can autonomously split and merge based on network activity, allowing the blockchain to scale seamlessly in response to transaction volume. • Proof - of - Stake (PoS) Consensus Employs an energy - efficient and scalable PoS model, offering a sustainable alternative to traditional Proof - of - Work (PoW) systems.

ALPHATON CAPITAL

TON vs Other Blockchains

	TON	Ethereum	Solana
Block time	5 seconds	12 seconds	1 second
Time-to-finality	Under 1 sec.	10 - 15 minutes	6.4 seconds
Simple transaction performance	High	Potentially High	High
Complex Transaction performance	High	Low	Very Low

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11 11 Source: https://pixelplex.io/blog/ton - vs - ethereum - vs - so lana/ TON vs Other Blockchains Solana Ethereum TON 1 second 12 seconds 5 seconds Block time 6.4 seconds 10 - 15 minutes Under 1 sec. Time - to - finality High Potentially High High Simple transaction performance Very Low Low High Complex Transaction performance

ALPHATON CAPITAL

ALPHATON CAPITAL

NASDAQ $ATON

Thank You

12 Thank You